As filed with the Securities and Exchange Commission on August 9, 2006
Registration No. 333-135023

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Amendment No. 1

NOVASTAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	91-1975651 (I.R.S. Employer Identification No.)

Seth Grae
8300 Greensboro Drive, Suite 800
McLean, VA 22102
(703) 287-8743
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies to:
Louis A. Bevilacqua, Esq. Joseph R. Tiano, Jr., Esq. Thelen Reid & Priest LLP 701 8th Street, N.W. Washington, D.C. 20001 (202) 508-4000	Jerry P. Peppers, Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, NY 10036-4039 (212) 858-1205

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement, dated as of February 14, 2006, described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, par value $0.001 per share	135,638,023	$0.56	$75,957,292.88	$8,127.43
Shares underlying options to be assumed in the transaction	21,122,442	$0.56	$11,828,567.52	$1,265.66
Shares underlying Common Stock Purchase Warrants to be assumed in the transaction	2,743,662	$0.56	$1,536,450.72	$164.40
Total	159,504,127	$0.56	$89,322,311.12	$9,557.49 (3)

(1)  This registration statement relates to the common stock, par value $0.001 per share, of the registrant, issuable to holders of common stock, par value $0.05 per share, of Thorium Power, Inc., and to holders of options and warrants exercisable for the purchase of Thorium Power, Inc. common stock that are being assumed by Novastar Resources Ltd., pursuant to the proposed merger. Pursuant to Rule 416(b), there shall be deemed covered hereby all additional securities resulting from antidilution adjustments, if any, required under the merger agreement.

(2)  Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. The fee for the common stock was based on the average of the closing bid and asked price of the common stock reported on the OTC Bulletin Board on June 9, 2006.

(3) The Registrant now decreases the number of shares being registered from 162,640,438 to 159,504,127. $9,745.42 was previously paid for the registration fee in connection with the filing of the initial registration statement on June 14, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and- Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue the common stock to be issued in connection with the merger described in this prospectus until the registration statement filed with the Securities and Exchange commission, of which this document is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any representation to the contrary is a criminal offense.

PROSPECTUS

Subject to completion, dated August 9, 2006

NOVASTAR RESOURCES LTD.

159,504,127 Shares of common stock
$0.001 par value per share

Novastar is registering up to 159,504,127 shares of its common stock (including 23,866,104 shares of common stock which are issuable upon the exercise of options and warrants for the purchase of Thorium Power, Inc. common stock that are being assumed by Novastar) for issuance to the stockholders and option and warrant holders of Thorium Power pursuant to the agreement and plan of merger between Novastar, TP Acquisition Corp., Novastar’s wholly owned subsidiary, and Thorium Power.

Novastar’s common stock is traded on the OTC Bulletin Board under the symbol “NVAS.OB”. The last reported bid price of the common stock on August 2, 2006 was $0.54 per share.

Investing in Novastar’s common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 to read about certain risks you should consider before buying shares of Novastar’s common stock.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory authority, has approved or disapproved any of these securities nor have any of the foregoing authorities passed upon or endorsed the merits of this plan of merger or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

NOVASTAR IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Novastar’s principal executive offices are located at 8300 Greensboro Drive, Suite 800, McLean, VA 22102. Novastar’s telephone number is (703) 287-8743.

The date of this Prospectus is ________, 2006.

TABLE OF CONTENTS

Page
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	v

SUMMARY	1

RISK FACTORS RELATING TO THE MERGER	10

AVAILABILITY OF ADDITIONAL SHARES OF NOVASTAR COMMON STOCK UPON THE CONSUMMATION OF THE MERGER COULD DEPRESS THE PRICE OF NOVASTAR COMMON STOCK	10

THE RIGHTS OF THORIUM POWER STOCKHOLDERS WILL DIFFER FROM THEIR RIGHTS AS NOVASTAR SECURITY HOLDERS, WHICH COULD PROVIDE LESS PROTECTION TO THE THORIUM POWER STOCKHOLDERS FOLLOWING THE MERGER	10

FAILURE TO COMPLETE THE MERGER COULD ADVERSELY AFFECT THE BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF NOVASTAR AND THORIUM POWER	11

NOVASTAR AND THORIUM POWER AGREED TO ENTER INTO THE AGREEMENT AND PLAN OF MERGER PURSUANT TO CERTAIN ASSESSMENTS, WHICH ARE INEXACT AND UNCERTAIN	11

THE INTEGRATION OF THE NOVASTAR AND THORIUM POWER BUSINESSES MAY BE COSTLY AND THE FAILURE OF MANAGEMENT TO SUCCESSFULLY EFFECT THE INTEGRATION MAY ADVERSELY AFFECT NOVASTAR’S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION	12

AS CERTAIN INDIVIDUALS ARE OFFICERS AND/OR DIRECTORS OF EACH OF THORIUM POWER AND NOVASTAR, CONFLICTS OF INTEREST ARE INHERENT	12

THE TIME OF INDIVIDUALS PARTICIPATING IN THE MANAGEMENT OF BOTH COMPANIES WILL BE STRETCHED THIN PENDING COMPLETION OF THE MERGER, AND THE SUBSTANTIAL EXPENSES ASSOCIATED WITH THE MERGER COULD ADVERSELY AFFECT THE FINANCIAL RESULTS OF NOVASTAR AND THORIUM POWER	12

RISK FACTORS RELATING TO NOVASTAR	13

NOVASTAR CONTINUES TO EXPERIENCE SIGNIFICANT OPERATING LOSSES	13

NOVASTAR’S LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO JUDGE ITS PROSPECTS	13

NOVASTAR’S LIQUIDITY AND CAPITAL RESOURCES ARE UNCERTAIN	13

MINERAL EXPLORATION AND DEVELOPMENT ACTIVITIES ARE SPECULATIVE IN NATURE.	14

NOVASTAR IS AN EXPLORATION STAGE COMPANY, AND THERE IS NO ASSURANCE THAT A COMMERCIALLY VIABLE DEPOSIT OR "RESERVE" EXISTS ON ANY PROPERTIES FOR WHICH NOVASTAR HAS, OR MIGHT OBTAIN, AN INTEREST	14

NOVASTAR’S BUSINESS AND FINANCIAL CONDITION ARE SUBJECT TO THE RISKS APPLICABLE TO MINING COMPANIES GENERALLY	15

NOVASTAR WILL BE SUBJECT TO OPERATING HAZARDS, COMPETITION AND DOWNWARD PRICE FLUCTUATION WHICH MAY ADVERSELY AFFECT NOVASTAR’S FINANCIAL CONDITION	15

i

NOVASTAR’S ACTIVITIES WILL BE SUBJECT TO ENVIRONMENTAL AND OTHER INDUSTRY REGULATIONS WHICH COULD HAVE AN ADVERSE EFFECT ON THE FINANCIAL CONDITION OF NOVASTAR	16

NOVASTAR WILL RELY ON SETH GRAE AND CERTAIN OTHER KEY INDIVIDUALS AND THE LOSS OF MR. GRAE OR ANY OF THESE OTHER KEY INDIVIDUALS WOULD HAVE AN ADVERSE EFFECT ON NOVASTAR	16

RISK FACTORS RELATING TO THORIUM POWER	17

THORIUM POWER’S LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO JUDGE ITS PROSPECTS	17

THORIUM POWER’S LIQUIDITY AND CAPITAL RESOURCES ARE UNCERTAIN	17

THORIUM POWER’S FUEL DESIGNS DIFFER FROM FUELS CURRENTLY LICENSED AND USED BY COMMERCIAL NUCLEAR POWER PLANTS. AS A RESULT, THE LICENSING AND APPROVAL PROCESS FOR THORIUM POWER’S FUELS MAY BE DELAYED AND MADE MORE COSTLY, AND INDUSTRY ACCEPTANCE OF THORIUM POWER’S FUELS MAY BE HAMPERED	19

THORIUM POWER’S PLANS TO DEVELOP ITS THORIUM/WEAPONS-GRADE PLUTONIUM DISPOSING FUEL ARE DEPENDENT UPON U.S. GOVERNMENT FUNDING AND SUPPORT. WITHOUT SUCH SUPPORT, THORIUM POWER IS UNLIKELY TO BE ABLE TO SERVE THIS MARKET	19

THORIUM POWER DOES NOT HAVE RIGHTS TO ALL OF THE PROCESSES AND METHODOLOGIES THAT ARE USED OR MAY BE USED OR USEFUL IN ITS BUSINESS IN THE FUTURE. IF THORIUM POWER IS UNABLE TO OBTAIN SUCH RIGHTS ON REASONABLE TERMS IN THE FUTURE, THORIUM POWER’S ABILITY TO EXPLOIT ITS INTELLECTUAL PROPERTY MAY BE LIMITED	20

THORIUM POWER RELIES UPON SETH GRAE AND THE LOSS OF MR. GRAE WOULD HAVE AN ADVERSE EFFECT ON THORIUM POWER	20

THE PRICE OF FOSSIL FUELS OR URANIUM MAY FALL, WHICH WOULD REDUCE THE INTEREST IN THORIUM FUEL BY REDUCING ECONOMIC ADVANTAGES OF UTILIZING THORIUM BASED FUELS AND ADVERSELY AFFECT THE MARKET PROSPECTS FOR THORIUM POWER’S FUEL DESIGNS	20

THORIUM POWER’S RESEARCH OPERATIONS ARE CONDUCTED PRIMARILY IN RUSSIA, MAKING THEM SUBJECT TO POLITICAL UNCERTAINTIES RELATING TO RUSSIA AND U.S.-RUSSIA RELATIONS	21

THORIUM POWER SERVES THE NUCLEAR POWER INDUSTRY, WHICH IS HIGHLY REGULATED	21

PUBLIC OPPOSITION TO NUCLEAR POWER COULD INCREASE	21

MODIFICATIONS TO EXISTING NUCLEAR FUEL CYCLE INFRASTRUCTURE AS WELL AS REACTORS MAY PROVE TOO EXTENSIVE OR COSTLY	22

THORIUM POWER’S NUCLEAR FUEL PROCESS IS DEPENDENT ON OUTSIDE SUPPLIERS OF NUCLEAR AND OTHER MATERIALS	22

RISKS RELATED TO THE OWNERSHIP OF NOVASTAR STOCK	23

THERE MAY BE VOLATILITY IN THE NOVASTAR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT INVESTMENTS, AND STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE VALUE THEY RECEIVE IN THE MERGER	23

ii

BECAUSE THE NOVASTAR SECURITIES TRADE ON THE OTC BULLETIN BOARD, THE ABILITY TO SELL SHARES IN THE SECONDARY MARKET MAY BE LIMITED	24

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS NOVASTAR’S STOCK PRICE	24

NOVASTAR WILL NOT HAVE CUMULATIVE VOTING AND A SMALL NUMBER OF EXISTING STOCKHOLDERS CONTROL NOVASTAR, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF STOCKHOLDER VOTES	25

WE DO NOT EXPECT TO DECLARE DIVIDENDS IN THE FORESEEABLE FUTURE	25

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA	26

MARKET PRICE AND DIVIDEND INFORMATION	27

APPROVAL OF THE MERGER	29

BACKGROUND OF THE MERGER	29

THORIUM POWER’S REASONS FOR THE MERGER	30

NOVASTAR’S REASONS FOR THE MERGER	31

INTERESTS OF SOME THORIUM POWER OFFICERS AND DIRECTORS IN THE MERGER	32

APPOINTMENT OF THORIUM POWER EXECUTIVE OFFICERS BY NOVASTAR	32

COMPENSATION AND EQUITY INTERESTS	33

INTERESTS OF SOME NOVASTAR OFFICERS AND DIRECTORS IN THE MERGER	34

INDEMNIFICATION AND D&O INSURANCE	35

VOTES REQUIRED FOR APPROVAL OF THE MERGER	35

THE MERGER AGREEMENT	37

GENERAL	37

MERGER CONSIDERATION	37

TREATMENT OF THORIUM POWER WARRANTS AND STOCK OPTIONS	38

PROCEDURES FOR EXCHANGE OF STOCK CERTIFICATES	38

DIRECTORS OF NOVASTAR AFTER THE MERGER	39

OFFICERS OF NOVASTAR AFTER THE MERGER	41

THE MERGER AGREEMENT	42

REGULATORY APPROVALS	49

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	49

RIGHTS OF DISSENTING STOCKHOLDERS	53

NOVASTAR RESOURCES LTD. SELECTED HISTORICAL FINANCIAL INFORMATION	54

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - NOVASTAR	56

THORIUM POWER, INC. SELECTED HISTORICAL FINANCIAL INFORMATION	66

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - THORIUM POWER	68

NOVASTAR’S BUSINESS	74

NOVASTAR EXECUTIVE COMPENSATION	79

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION	79

iii

AGGREGATED NOVASTAR OPTION EXERCISES IN LAST FISCAL YEAR-END AND FISCAL YEAR-END OPTION VALUES TABLE	81

OPTION/SAR GRANTS	81

DIRECTOR COMPENSATION	82

NOVASTAR PRINCIPAL STOCKHOLDERS	82

THORIUM POWER'S BUSINESS	83

THORIUM POWER'S MANAGEMENT	92

THORIUM POWER EXECUTIVE COMPENSATION	95

EXECUTIVE OFFICER OPTION GRANTS IN LAST FISCAL YEAR	96

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END AND FISCAL YEAR-END OPTION VALUES TABLE	96

THORIUM POWER PRINCIPAL STOCKHOLDERS	97

DESCRIPTION OF SECURITIES	100

MATERIAL CONTRACTS BETWEEN NOVASTAR AND THORIUM POWER	101

COMPARATIVE RIGHTS OF HOLDERS OF THORIUM POWER COMMON STOCK AND NOVASTAR COMMON STOCK	101

TRANSFER AGENT AND REGISTRAR	108

LEGAL MATTERS	108

EXPERTS	108

WHERE YOU CAN FIND MORE INFORMATION	109

iv

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

This prospectus and other documents incorporated by reference into this prospectus contain or may contain “forward looking statements.” These forward-looking statements include, without limitation, those statements as to:

•	the amount, timing and form of consideration to be received by Thorium Power security holders in the merger;

•	the anticipated closing date of the merger;

•	the anticipated tax treatment of the merger;

•	the benefits expected to result from the merger;

•	the future business activity, performance and financial condition of Novastar and its subsidiaries following the merger;

•	the ability to realize the synergies and other perceived advantages resulting from the merger; and

•	the ability to retain key personnel before and after the merger.

Any statements contained herein, including, without limitation, statements to the effect that Novastar or Thorium Power or their respective management “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates” or statements concerning “potential” or “opportunity” or other variations thereof or comparable terminology or the negative thereof, that are not statements of historical fact should be considered forward-looking statements. Actual results could differ materially and adversely from those anticipated in the forward-looking statements as a result of several factors, including those set forth in “Risk Factors” beginning on page 10, which you should review carefully.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Neither Novastar nor Thorium Power undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

v

SUMMARY

The following is a summary that highlights information contained in this prospectus. This summary may not contain all of the information that may be important to you and it is qualified in its entirety by the more detailed information appearing elsewhere in this document or that is incorporated by reference or attached as Annexes to this document. Page references are included in parentheses to direct you to a more complete description of the items presented in this summary. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 109 of this prospectus. Novastar has supplied all information contained in this prospectus relating to Novastar and TP Acquisition Corp. (“TP Acquisition”) and Thorium Power has supplied all information contained in this prospectus relating to Thorium Power.

THE COMPANIES

Novastar Resources Ltd. and TP Acquisition Corp.

Novastar Resources Ltd.
TP Acquisition Corp.
8300 Greensboro Drive
Suite 800
McLean, VA 22102
(703) 287-8743

Novastar is currently a mineral exploration company. Novastar has mineral leases and claims located in Alabama and North Queensland, Australia. These are exploration stage mineral properties prospective for thorium, platinum and other rare earth minerals.

Novastar’s objective is to become a global supplier of thorium to the nuclear energy industry. To this end, Novastar has acquired, and may acquire, both physical properties and rights to properties that contain monazite deposits. Properties of interest to Novastar contain both monazite stockpiles and in ground concentrations of monazite.

Novastar was incorporated under the laws of the State of Nevada on February 2, 1999. On February 2, 2001, Novastar acquired 100% of the issued and outstanding capital stock of Custom Branded Networks, Inc. (“CBN”), a Delaware corporation, in exchange for 25,000,000 shares of Novastar. Novastar then changed its name to Custom Branded Networks, Inc. on or about May 29, 2001. The business of CBN, the Delaware corporation which was Novastar’s wholly owned subsidiary, was the provision of turnkey private label Internet solutions to businesses and private organizations.

In May of 2003 Novastar began actively looking for other business opportunities that would provide superior economic opportunity, and in January 2005 it retained consultants to assist in the identification of opportunities in the nuclear sector, particularly with respect to thorium fuel and technology. Effective May 10, 2005, Novastar changed its name to Novastar Resources Ltd. During the period from September through December 2005, Novastar entered into three agreements to acquire mining interests in two properties in Alabama and one property in Queensland, Australia. In the same time frame, Novastar began discussions with Thorium Power that led to the merger agreement.

TP Acquisition Corp. is a newly formed Delaware corporation formed solely to effect the merger with Thorium Power and has no business or assets.

Thorium Power, Inc.

Thorium Power, Inc.
8300 Greensboro Drive
Suite 800
McLean, VA 22102
(703) 918-4918

Thorium Power is a Delaware corporation that was incorporated on January 8, 1992. Thorium Power has patented proprietary nuclear fuel designs for use in certain existing commercial nuclear power plants. Its designs are for fuels that will serve

•	the market for U.S. and Russian weapons grade plutonium disposition;

•	the market for disposition of plutonium in spent nuclear fuel; and

•	the market for commercial nuclear fuel.

The above designs require additional developmental work to be used in reactors, and Thorium Power plans to fully develop and commercialize these fuel designs with the cooperation of U.S. and foreign governments and other nuclear businesses.

Thorium Power has built a project structure that includes access to several hundred nuclear scientists and engineers at several nuclear research institutes and fuel fabrication plants in Russia that are developing and testing the fuel designs.

Once the fuels are further developed and tested, Thorium Power plans to license its intellectual property rights to fuel fabricators, nuclear generators, and governments for use in commercial light water nuclear reactors, or sell the technology to a major nuclear company or government contractor or some combination of the two.

Thorium Power intends to offer fuel designs that will provide for effective and safe disposition of weapons-and reactor-grade plutonium in existing nuclear power plants at a lower cost than competing technologies. Thorium Power is working with the United States government and Russian nuclear institutes to effectuate the utilization of these fuel designs. From 1995 to 1999, Thorium Power's collaborative research and development project with the Kurchatov Institute in Russia received three U.S. government matching grants totaling $1.45 million from the U.S. Department of Energy's Initiatives for Proliferation Prevention program.  Furthermore, U.S. Congress provided a $4 million appropriation for fiscal year 2004 for the Kurchatov Institute to evaluate and test the thorium/weapons-grade plutonium disposition fuel technology for application in the Russian plutonium disposition program.  Thorium Power intends to seek further funding support for the project from the U.S. government.

Thorium Power’s thorium/uranium nuclear fuel is designed to replace traditional uranium fuels currently used in commercial nuclear power plants worldwide and Thorium Power plans to adapt its fuel designs for next generation reactors, such as a high-temperature helium-cooled reactors and small light waters reactors.

THE MERGER
(See page 38)

On February 14, 2006, Novastar, its wholly owned subsidiary, TP Acquisition, and Thorium Power entered into a merger agreement, which was amended on June 12, 2006, and again on August 8, 2006 pursuant to which TP Acquisition will merge with and into Thorium Power, with Thorium Power, the surviving corporation, becoming a wholly owned subsidiary of Novastar. The merger is subject to various conditions and rights of termination described in this document and the merger agreement. We have attached a copy of the merger agreement, as amended, as Annex A to this prospectus. We encourage you to read carefully the merger agreement in its entirety because it is the legal document that governs the merger.

Reasons For The Merger
(See page 30)

The Thorium Power board of directors determined that the merger is fair to, and in the best interests of, Thorium Power and its stockholders and has approved the merger agreement and the merger based on a number of factors, including, without limitation, the following:

•	improved access to capital markets;

•	complementary business development plans relating to the promotion of thorium as a fuel for nuclear reactors;

•
Novastar’s rights to certain exploration stage properties in Queensland, Australia that may contain thorium deposits and Novastar’s rights to certain properties in Alabama that may contain thorium deposits, other rare earth minerals and platinum group metals;

•	the ability to use registered securities to make future acquisitions of assets or businesses;

•	increased visibility in the financial community;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

The Novastar board of directors determined that the merger is fair to, and in the best interests of, Novastar and its stockholders and has approved the merger agreement and the merger based on a number of factors, including, without limitation, the following:

•	Thorium Power’s promising technology, business model and prospects for growth and expansion;

•	the anticipated increase in Novastar stock value as a result of the merger; and

•
the integration resulting from the combination of Novastar’s properties that are prospective for thorium and the need of Thorium Power’s prospective customers to utilize thorium as a raw material for Thorium Power’s nuclear fuel designs.

Merger Consideration and Treatment of Thorium Power Stock Options and Warrants
(See page 38)

Upon consummation of the merger, each share of outstanding Thorium Power common stock (except shares as to which appraisal rights have been properly perfected and shares held by Novastar) shall be converted into the right to receive 25.628 shares of Novastar common stock.

Upon consummation of the merger, each holder of non-compensatory options or warrants of Thorium Power that have an exercise price of $5.00 or $1.00 will receive from Novastar the number of shares of Novastar common stock for each Thorium Power share underlying such option or warrant as set forth below:

Exercise Price	Number of shares
$1.00	22.965
$5.00	12.315

Upon consummation of the merger, all investment warrants of Thorium Power that have an exercise price of more than $5.00, and all compensatory options (regardless of exercise price) will become securities exercisable for such number of shares of Novastar common stock as the holder of such securities would have received had such holder converted such securities into Thorium Power common stock immediately prior to the closing of the merger.

For a full description of the merger consideration, see “The Merger Agreement - Merger Consideration” beginning on page 36.

Conditions to the Merger
(See page 45)

The merger will not be completed unless a number of contractual or legal conditions are either satisfied or waived by Thorium Power or Novastar. Examples of those conditions include the accuracy of the representations and warranties and the performance of the covenants and agreements of the parties under the merger agreement and applicable regulatory and third party approvals and the absence of governmental or legal action to block the merger.

In addition to these standard conditions, Novastar and Thorium Power will complete the merger only if the following additional conditions are satisfied or waived:

•	the registration statement of which this prospectus is a part becomes effective;

•
the board of directors of Novastar shall have (i) approved the merger agreement and the merger; (ii) amended and restated Novastar’s bylaws; and (iii) amended Novastar’s certificate of incorporation to (A) increase the number of authorized shares of Novastar common stock to 500,000,000 and (B) change the name of Novastar to “Thorium Power Ltd.” and (iii) make other changes as may be mutually agreed upon by the parties;

•
Novastar shall have obtained the written consent of the holders of a majority in interest of the Novastar common stock to the amendments to the certificate of incorporation of Novastar described above;

•	Seth Grae and Andrey Mushakov shall have entered into employment agreements with Novastar;

•	the total number of shares of Thorium Power’s common stock held by dissenting stockholders shall not exceed 10% of the outstanding shares of Thorium Power’s common stock;

•	requisite approval of the merger by the Thorium Power stockholders and board of directors;

•	receipt of releases from certain persons as the parties may reasonably request; and

•	the parties shall have completed their respective due diligence review to their respective satisfaction.

A number of these conditions have already been satisfied.

Covenants Included In the Merger Agreement
(See page 44)

The parties to the merger agreement agreed to take certain actions prior the closing, including, without limitation, the following:

•	the parties will give prompt written notice to each other of any material adverse development causing a breach of any of their representations and warranties;

•
Novastar will prepare and file with the SEC a registration statement and any amendment or supplement thereto relating to the merger and a separate registration statement relating to securities to be issued in the merger to affiliates of Novastar or Thorium prior to the merger and shares issued in connection with private placements prior to the merger;

•	Novastar will furnish to Thorium Power all of its filings to be made with the SEC and all materials to be mailed to Novastar’s stockholders and will solicit comments from Thorium Power;

•
the parties will operate only in the ordinary and usual course of business consistent with past practice and will use reasonable commercial efforts to preserve their respective business. In addition, Novastar has agreed not issue any securities to its employees, consultants, advisors or others in consideration for services rendered or to be rendered without the prior written consent of Thorium Power;

•
prior to issuing any public announcement or statement with respect to the merger, the parties will, subject to their respective legal obligations, consult with each other and will allow each other to review the contents of any such public announcement or statement and any such filing;

•
Thorium Power will use commercially reasonable efforts to cause the holders of its options and warrants that have an exercise price at $5.00 or less to exchange such securities for Novastar common stock pursuant to the merger agreement;

•	Novastar will appoint Seth Grae as its Chief Executive Officer and President;

•	the parties have agreed not to solicit the submission of merger proposals from any third parties;

•
on or before March 31, 2006, Novastar will use commercially reasonable efforts to raise at least $2,750,000 in an equity financing transaction and will invest at least $1,200,000 of such funds in Thorium Power for Thorium Power Common Stock at a price per share of $4.00; and

•
Novastar will use commercially reasonable efforts to amend certain mining contracts to which Novastar is a party, such that the only remedy for a breach of obligations by Novastar thereunder is termination of such contracts.

A number of the foregoing covenants have already been satisfied.

Alternative Proposals and Superior Proposals
(See page 47)

Novastar, TP Acquisition Corp. and Thorium Power are prohibited under the merger agreement from soliciting acquisition proposals, including proposals from third parties to acquire all or a majority of their capital stock or ten percent or more of their business or assets regardless of how the transaction might be structured. These proposals are referred to in the merger agreement as “Alternative Proposals”. If one of the parties to the merger agreement receives an unsolicited Alternative Proposal, however, that party may enter into discussions or negotiations with respect to that Alternative Proposal and provide information to the party making the unsolicited Alternative Proposal if:

•
the board of directors of the receiving party determines in good faith, after receiving the advice of its outside legal counsel, that action is required in order for the board of directors of the party to act in a manner consistent with its fiduciary duties under applicable law,

•	the board of directors of the party concludes in good faith, in consultation with its financial advisors, that the Alternative Proposal constitutes a Superior Proposal, and

•	the party receives from the person making the proposal a suitable confidentiality agreement.

The merger agreement defines “Superior Proposal” as an Alternative Proposal which the board of directors of a party to the merger agreement determines in good faith and after consultation with its financial advisor and after receiving the advice of its outside legal counsel to be more favorable to that party’s stockholders from a financial point of view than the merger and which is reasonably likely to be financed and otherwise completed without any undue delay.

A party that receives an unsolicited Alternative Proposal must communicate to the other parties in writing the identity of the person making an Alternative Proposal and the terms and conditions of the Alternative Proposal. The party receiving the Alternative Proposal must also keep the other parties informed about the status of any actions, including any discussions, taken with respect to an Alternative Proposal or any amendments or modifications to it.

In response to the receipt of an unsolicited written Alternative Proposal, if a party has complied with the requirements of the merger agreement and the board of directors of the party

•
determines in good faith that the Alternative Proposal is a Superior Proposal (and continues to constitute a Superior Proposal after taking into account any modifications proposed by the other parties), and

•
after receiving the advice of its outside counsel has concluded in good faith that action is required in order for the board of directors of the party receiving the Alternative Proposal to act in a manner consistent with its fiduciary duties under applicable law, then, the board of directors of the party that received the Alternative Proposal may approve and recommend the Superior Proposal and, in connection with the Superior Proposal, withdraw or modify its approval or recommendation of the merger agreement.

Termination of the Merger Agreement
(See page 48)

The agreement and plan of merger may be terminated at any time prior to the closing:

•	by the mutual written consent of the Parties;

•	by Novastar or TP Acquisition Corp.,

•	upon written notice to Thorium Power that any of the conditions have not been fulfilled or waived on or prior to October 31, 2006,

•
if there has been a breach by Thorium Power of any representation, warranty or covenant made by it in the merger agreement which has prevented the satisfaction of any condition to the obligations of Novastar and/or TP Acquisition Corp. to effect the closing and such breach has not been cured by Thorium Power or waived by Novastar and TP Acquisition Corp. within 20 business days after all other conditions to closing have been satisfied or are capable of being satisfied,

•	if an Alternative Proposal relating to Thorium Power has not been rejected within thirty (30) days after receipt of such a proposal by Thorium Power, or

•	if Novastar and/or TP Acquisition Corp. have complied with the provisions of the merger agreement relating to Superior Proposals.

•	by Thorium Power;

•	upon written notice to Novastar and TP Acquisition Corp. that any of the conditions have not been fulfilled or waived on or prior to October 31, 2006,

•
if there has been a breach by Novastar or TP Acquisition Corp. of any representation, warranty or covenant made by it in the merger agreement which has prevented the satisfaction of any condition to the obligations of Thorium Power to effect the closing and such breach has not been cured by Novastar and/or Acquisition Sub or waived by Thorium Power within 20 business days after all other conditions to closing have been satisfied or are capable of being satisfied,

•	if an Alternative Proposal relating to Novastar and/or Acquisition Sub has not been rejected within thirty (30) days after receipt thereof by Novastar and/or Acquisition Sub, or

•	if Thorium Power has complied with the provisions of the merger agreement relating to a Superior Proposal.

•
By any party to the merger agreement if a governmental authority issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and nonappealable.

If the merger agreement is terminated by a party as a result of that party's acceptance of a Superior Proposal in accordance with the merger agreement, or as a result of a party not rejecting an alternative proposal within 30 days of receipt of such alternative proposal, then such party shall be obligated to pay a termination fee of $500,000.

Risk Factors
(See page 10)

In evaluating the merger agreement and the merger, you should carefully read this prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 10.

REGULATORY REQUIREMENTS

Material United States Federal Income Tax Consequences
(See page 49)

For federal income tax purposes, the merger will be treated as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, you generally will not recognize any gain or loss on the conversion of your Thorium Power stock or non-compensatory options or warrants into shares of Novastar stock in the merger for federal income tax purposes. However, you generally will recognize gain to the extent you receive any cash in exchange for your Thorium Power stock.

This summary applies only to United States holders of Thorium Power stock, options and warrants, and is subject to the assumptions and limitations set out in “The Merger Agreement--Material United States Federal Income Tax Consequences,” which should be read for a more detailed discussion. Tax matters are complicated, and the tax consequences of the merger may vary among shareholders. We urge you to contact your own tax advisor for assistance in understanding fully how the merger will affect you.
Dissenters’ Rights
(See page 53)

Thorium Power stockholders who did not consent to the merger will have dissenters’ rights. See page 53.

Comparison of Rights of Security Holders
(See page 101)

When the merger is completed, Thorium Power stockholders will become holders of shares of Novastar common stock. After that time, their rights will be governed by Nevada corporation laws, Novastar’s articles of incorporation and Novastar’s bylaws. The material differences between the rights of Thorium Power stockholders and their rights as Novastar stockholders are described, beginning on page 101.

RISK FACTORS

The following factors should be considered together with the other information included in this prospectus, including the Annexes. Any of the following risks could materially adversely affect the business, operating results and financial condition of Thorium Power and Novastar. You should consider these factors in conjunction with the other information contained in this prospectus and the Annexes.

RISK FACTORS RELATING TO THE MERGER

AVAILABILITY OF ADDITIONAL SHARES OF NOVASTAR COMMON STOCK UPON THE CONSUMMATION OF THE MERGER COULD DEPRESS THE PRICE OF NOVASTAR COMMON STOCK.

As of August 2, 2006, Novastar had 156,411,474 shares outstanding, which includes 36,659,837 shares that were issued by Novastar in private placement transactions after the merger agreement was signed. In connection with the merger, Novastar will issue approximately 135.6 million shares of its common stock. Therefore, immediately following the merger there will be approximately 292,000,000 shares outstanding. Novastar is registering the shares to be issued in the merger under this registration statement and it will be registering the shares issued in the above mentioned private placements under a separate registration statement along with the shares to be issued in the merger to affiliates of Novastar or Thorium prior to the merger. The Novastar stock issued in the merger and to the private placement investors will be available for trading in the public market. The additional shares in the market may cause the price of Novastar common stock to decline. Also, if Novastar’s stockholders sell substantial numbers of shares of Novastar common stock in the public market following consummation of the merger, including shares issued on the exercise of outstanding options and warrants, the market price of Novastar common stock could fall. These sales might also make it more difficult for Novastar to sell equity or equity related securities at a time and price that Novastar would deem appropriate. All of the shares of Novastar common stock issued to Thorium Power stockholders in the merger will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless the shares of common stock are held by an “affiliate” of Novastar or Thorium Power prior to the merger, as that term is defined under the Securities Act.

THE RIGHTS OF THORIUM POWER STOCKHOLDERS WILL DIFFER FROM THEIR RIGHTS AS NOVASTAR SECURITY HOLDERS, WHICH COULD PROVIDE LESS PROTECTION TO THE THORIUM POWER STOCKHOLDERS FOLLOWING THE MERGER.

Upon the consummation of the merger, Thorium Power stockholders will become holders of Novastar common stock. Material differences exist between the rights of Thorium Power stockholders under Thorium Power’s charter documents, bylaws, and Delaware law and the rights of Novastar common stockholders under Novastar’s charter documents, bylaws and Nevada law, which could provide less protection to Thorium Power stockholders and give more discretion to the officers and directors of Novastar.

FAILURE TO COMPLETE THE MERGER COULD ADVERSELY AFFECT THE BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF NOVASTAR AND THORIUM POWER.

The completion of the merger is subject to numerous conditions. Novastar cannot guarantee that the merger will be completed. If the merger is not completed for any reason, Novastar and Thorium Power may be subject to a number of material risks.

One significant risk of the failure to complete the merger would be the affect of such failure on Thorium Power’s ability to raise capital. In May 2006, Novastar raised in excess of $15 million primarily from institutional investors that are interested in investing in companies that engage in the nuclear power industry, like Thorium Power. Novastar and Thorium Power believe that many of these investors invested in Novastar because it is a public company, they believed that the merger would proceed and that the combined company would primarily engage in the business of nuclear fuel development. If the merger does not close, Thorium Power believes that it will be very difficult to access capital from this same group of investors, since it is not a public company with publicly traded stock, and that the failure of the merger to close might also deter other investors from investing in Thorium Power.

Other risks that might materialize if the parties fail to consummate the merger, include the following:

•	potential partners may refrain from entering into agreements with Novastar or Thorium Power;

•	employee turnover may increase; and

•	Thorium Power, and to a lesser extent, Novastar, may require additional capital, which may not be available on terms attractive to Thorium Power and Novastar, as applicable, or at all.

The occurrence of any of these factors could result in serious harm to the business, results of operation and financial condition of Novastar or Thorium Power or both.

NOVASTAR AND THORIUM POWER AGREED TO ENTER INTO THE AGREEMENT AND PLAN OF MERGER PURSUANT TO CERTAIN ASSESSMENTS, WHICH ARE INEXACT AND UNCERTAIN.

Novastar and Thorium Power each entered into the Agreement and Plan of merger based on an assessment of the other company’s resource base, exploration potential, intellectual property rights, operating costs, potential markets for designs and products, potential environmental and other liabilities and other factors beyond the control of either Novastar or Thorium Power. These assessments are necessarily inexact and their accuracy inherently uncertain. Such a review may not have revealed all existing or potential problems, nor did it necessarily permit them to become sufficiently familiar with the properties of the other to fully assess their merits and deficiencies. If consummated, the merger could change the nature of the operations and business of both Thorium Power and Novastar due to the character of the properties owned by both companies. Therefore, the merger may not be successfully implemented and may not achieve desired objectives.

THE INTEGRATION OF THE NOVASTAR AND THORIUM POWER BUSINESSES MAY BE COSTLY AND THE FAILURE OF MANAGEMENT TO SUCCESSFULLY EFFECT THE INTEGRATION MAY ADVERSELY AFFECT NOVASTAR’S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Novastar’s ability to realize some of the anticipated benefits of the merger will depend in part on Novastar’s ability to integrate Thorium Power’s operations into Novastar’s current operations in a timely and efficient manner. The integration process may require significant efforts from each company. The integration process may distract Novastar management’s attention from the day-to-day business of the combined company. If Novastar is unable to successfully integrate the operations of the two companies or if this integration process is delayed or costs more than expected, Novastar’s business, operating results and financial condition may be negatively impacted.

AS CERTAIN INDIVIDUALS ARE OFFICERS AND/OR DIRECTORS OF EACH OF THORIUM POWER AND NOVASTAR, CONFLICTS OF INTEREST ARE INHERENT.

Seth Grae is currently the CEO of both Thorium Power and Novastar and he is also a director of both companies; Thomas Graham, Jr. is a director of both companies, the Chairman of Novastar and the interim Secretary of Novastar; and Andrey Mushakov is the Executive Vice President - International Nuclear Operations of Novastar and the Treasurer & Secretary of Thorium Power. In accordance with his employment agreement with Novastar, Mr. Grae receives a portion of his total cash compensation (equal to $275,000 per year plus bonus, in the aggregate) from both Novastar and Thorium Power and equity compensation and other benefits from both companies, for services provided to these companies. In accordance with his employment agreement with Novastar, Mr. Mushakov receives a portion of his total cash compensation (equal to $160,000 per year plus bonus, in the aggregate) from both Novastar and Thorium Power and equity compensation and other benefits from both companies, for services provided to these companies. Mr. Grae, Ambassador Graham, and Mr. Mushakov each have fiduciary duties to both Thorium Power and Novastar and their respective stockholders. The fact that they are officers and/or directors of both parties to the merger agreement creates a conflict of interest. The transactions contemplated by the merger agreement have not been consummated yet and situations will likely arise where Mr. Grae, Ambassador Graham, and Mr. Mushakov will have to make decisions that benefit one party and are a detriment to the other, such as in the interpretation of the merger agreement. For example, Mr. Grae, Ambassador Graham, and Mr. Mushakov could be called upon to interpret provisions in the merger agreement relating to the determination of the merger consideration to be paid to the Thorium Power security holders.

THE TIME OF INDIVIDUALS PARTICIPATING IN THE MANAGEMENT OF BOTH COMPANIES WILL BE STRETCHED THIN PENDING COMPLETION OF THE MERGER, AND THE SUBSTANTIAL EXPENSES ASSOCIATED WITH THE MERGER COULD ADVERSELY AFFECT THE FINANCIAL RESULTS OF NOVASTAR AND THORIUM POWER.

Management of both Novastar and Thorium Power will spend a significant amount of their business time on matters relating to the merger, including, the preparation of this registration statement, integration issues, and other matters that are customary in mergers of this type. In addition, Seth Grae, Thomas Graham, Jr. and Andrey Mushakov, who are officers and/or directors of both parties to the merger, will be required to participate in the management of the businesses of both companies pending the merger in addition to devoting their own time and other management resources to action required to complete the merger. At the same time, they must ensure that Novastar is properly administered as a public company, including the compliance with SEC reporting obligations and other requirements. There can be no assurances that the resources of Novastar are adequate to ensure that the business of Novastar and Thorium Power is not neglected as a result of these competing demands.

Novastar and Thorium Power have and will incur substantial costs in connection with the merger. These costs primarily relate to the costs associated with the fees of attorneys, accountants and other advisors. If the merger is not completed, Novastar and Thorium Power will have incurred significant costs for which they will have received little or no benefit.

RISK FACTORS RELATING TO NOVASTAR

NOVASTAR CONTINUES TO EXPERIENCE SIGNIFICANT OPERATING LOSSES.

Novastar adopted a new business model in mid-2005 to pursue the exploration of thorium and other rare earth minerals and development opportunities, and has a limited operating history in its current form. Since it reorganized its business, its operating costs have exceeded its revenue in each quarter. Novastar incurred cumulative net losses of approximately $10,899,554 from June 30, 2005 through, March 31, 2006, and anticipates a net loss of at least $13,000,000 through 2006. Novastar may not be able to obtain or maintain any level of revenues. If Novastar is unsuccessful in these efforts, it may never achieve profitability.

NOVASTAR’S LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO JUDGE ITS PROSPECTS.

Novastar is an exploration stage company that has a limited operating history upon which an evaluation of Novastar, its current business and its prospects can be based. You should consider any purchase of Novastar’s shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of corporate development.

NOVASTAR’S LIQUIDITY AND CAPITAL RESOURCES ARE UNCERTAIN.

For the twelve month period ending June 30, 2005, Novastar had an operating loss of $2,691,516. At June 30, 2005, Novastar had a working capital deficit of $224,178. During the period from July 1, 2005 through June 12, 2006, Novastar raised approximately $17,500,000 in private placement transactions. While management expects these proceeds will meet Novastar’s foreseeable needs for at least the next 12 months, Novastar may need to raise additional capital by way of an offering of equity securities, an offering of debt securities, or by obtaining financing through a bank or other entity. If Novastar needs to obtain additional financing, that financing may not be available or Novastar may not be able to obtain that financing on terms acceptable to it. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of Novastar’s outstanding common stock.

MINERAL EXPLORATION AND DEVELOPMENT ACTIVITIES ARE SPECULATIVE IN NATURE.

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from extraction. The marketability of minerals acquired or discovered by Novastar may be affected by numerous factors which are beyond the control of Novastar and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection, the combination of which factors may result in Novastar not receiving an adequate return on investment capital.

Substantial expenditures are required to establish mineral reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities and grades to justify commercial operations or that funds required for development can be obtained on a timely basis. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

NOVASTAR IS AN EXPLORATION STAGE COMPANY, AND THERE IS NO ASSURANCE THAT A COMMERCIALLY VIABLE DEPOSIT OR "RESERVE" EXISTS ON ANY PROPERTIES FOR WHICH NOVASTAR HAS, OR MIGHT OBTAIN, AN INTEREST.

Novastar is an exploration stage company and cannot be certain that a commercially viable deposit, or “reserve,” exists on any properties for which Novastar currently has or may have an interest. Therefore, determination of the existence of a reserve depends on appropriate and sufficient exploration work and the evaluation of legal, economic, and environmental factors. If Novastar fails to find a commercially viable deposit on any of its properties, its financial condition and results of operations will be materially adversely affected.

Any potential development and production of Novastar’s exploration properties depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Such programs require substantial additional funds. Any decision to further expand Novastar’s operations on these exploration properties is anticipated to involve consideration and evaluation of several significant factors including, but not limited to:

•	costs of bringing each property into production, including exploration work, preparation of production feasibility studies and construction of production facilities;

•	availability and costs of financing;

•	ongoing costs of production;

•	market prices for the minerals to be produced;

•	environmental compliance regulations and restraints; and

•	political climate and/or governmental regulation and control.

NOVASTAR’S BUSINESS AND FINANCIAL CONDITION ARE SUBJECT TO THE RISKS APPLICABLE TO MINING COMPANIES GENERALLY

Factors beyond the control of Novastar may affect the marketability of any substances discovered from any resource properties Novastar may acquire. Metal prices have fluctuated widely in recent years. Government regulations relating to price, royalties, allowable production and importing and exporting of minerals can adversely affect Novastar. There can be no certainty that Novastar will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and operations on any projects it may acquire and environmental concerns about mining in general continue to be a significant challenge for all mining companies.

NOVASTAR WILL BE SUBJECT TO OPERATING HAZARDS, COMPETITION AND DOWNWARD PRICE FLUCTUATION WHICH MAY ADVERSELY AFFECT NOVASTAR’S FINANCIAL CONDITION.

Mineral exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Novastar’s operations will be subject to all the hazards and risks normally incidental to exploration, development and production of metallic minerals, such as unusual or unexpected formations, cave-ins or pollution, all of which could result in work stoppages, damage to property and possible environmental damage. Novastar does not have general liability insurance covering its operations. Payment of any liabilities as a result could have a material adverse effect upon Novastar’s financial condition.

Significant and increasing competition exists for the limited number of mineral acquisition opportunities available. As a result of this competition, some of which is with large established mining companies with substantial capabilities and greater financial and technical resources than Novastar, Novastar may be unable to acquire attractive mineral properties on terms it considers acceptable.

Novastar has no control over the fluctuations in the prices of the thorium and other rare earth minerals that it is exploring for. A significant decline in such prices would severely reduce the value of Novastar.

NOVASTAR’S ACTIVITIES WILL BE SUBJECT TO ENVIRONMENTAL AND OTHER INDUSTRY REGULATIONS WHICH COULD HAVE AN ADVERSE EFFECT ON THE FINANCIAL CONDITION OF NOVASTAR.

Novastar’s activities are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, fines and penalties for non-compliance are more stringent. In addition to existing laws, there can be new federal, state, or local laws banning, restricting, or taxing mining activities planned by the Novastar.

Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on the financial condition of Novastar.

The operations of Novastar, including exploration and development activities and commencement of production on its properties require permits from various federal, state, provincial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

NOVASTAR WILL RELY ON SETH GRAE AND CERTAIN OTHER KEY INDIVIDUALS AND THE LOSS OF MR. GRAE OR ANY OF THESE OTHER KEY INDIVIDUALS WOULD HAVE AN ADVERSE EFFECT ON NOVASTAR.

Novastar’s success will depend upon Seth Grae and certain other key members of the management team. Mr. Grae’s knowledge of the nuclear power industry, his network of key contacts within that industry and in government and, in particular, his expertise in the potential use of thorium as a fuel in nuclear reactors, is critical to the implementation of the prospective business model of the combined company. Mr. Grae and these other individuals are a significant factor in Novastar’s future growth and success. The loss of the service of Mr. Grae or these other key members of the management team would have a material adverse effect on Novastar. Novastar does not have key man insurance policies relating to Seth Grae or any other key individuals and does not anticipate obtaining any such insurance.

RISK FACTORS RELATING TO THORIUM POWER

THORIUM POWER CONTINUES TO EXPERIENCE SIGNIFICANT OPERATING LOSSES

Thorium Power has never realized significant revenues or realized an operating profit. Since its formation, its operating costs have exceeded its revenue in each quarter. Thorium Power incurred a net loss of approximately $332,000 for the quarter ended March 31, 2006, and anticipates a net loss of at least $1,500,000 through the end of 2006; Novastar and Thorium Power anticipate a combined net loss of approximately $14,500,000 through December 31, 2006. The combined company may not be able to obtain or maintain any level of revenues. If the combined company is unsuccessful in these efforts, it may never achieve profitability.

THORIUM POWER’S LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO JUDGE ITS PROSPECTS.

Thorium Power is a developmental stage company. Its fuel design patents and technology have never been reduced to practice and it has not received any royalty or sales revenue. You should consider any purchase of Novastar’s shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of corporate development.

THORIUM POWER’S LIQUIDITY AND CAPITAL RESOURCES ARE UNCERTAIN.

For the twelve month period ending December 31, 2005, Thorium Power had an operating loss of $760,504. At December 31, 2005, Thorium Power had a working capital deficit of $982,278. During the period from July 1, 2005 through May 31, 2006, Novastar raised approximately $17,500,000 in private placement transactions. While management expects that these proceeds will be sufficient to meet the needs of the combined companies for at least the next 12 months, the combined company may need to raise additional capital by way of an offering of equity securities, an offering of debt securities, or by obtaining financing through a bank or other entity. If the combined company needs to obtain additional financing, such financing may not be available or the combined company may not be able to obtain that financing on terms acceptable to it. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of the combined company’s outstanding common stock.

THORIUM POWER’S FUEL DESIGNS HAVE NEVER BEEN TESTED IN AN EXISTING COMMERCIAL REACTOR AND ACTUAL FUEL PERFORMANCE, AS WELL AS THE WILLINGNESS OF COMMERCIAL REACTOR OPERATORS AND FUEL FABRICATORS TO ADOPT A NEW FUEL DESIGN, IS UNCERTAIN.

Nuclear power research and development entails significant technological risk. New designs must be fabricated, tested and licensed before market opportunities will exist. Thorium Power’s fuel designs are still in the research and development stage and while irradiation testing in a test reactor in Russia (which mimics the operating characteristics of an actual commercial reactor) and thermal-hydraulic experiments have been ongoing for several years, the fuel technology is yet to be tested in an existing commercial reactor. Thorium Power will not be certain about the ability of the fuel it designs to perform in actual commercial reactors until it is able to commercialize its fuel designs. It will also have to establish a relationship with a fuel fabricator to actually produce fuel using its designs. If the Thorium Power fuel designs do not perform as anticipated in commercial use, Thorium Power will not realize revenues from the licensing or other use of its fuel designs. In addition, there are several technical challenges involved in commercializing thorium based fuels. Some of the technical challenges with Thorium Power’s technology identified by the experts at the Kurchatov Institute, Westinghouse, and International Atomic Energy Agency, include:

•	Fuel fabrication: The relatively high melting point of thorium oxide will require fuel pellet manufacturing techniques that are different from those currently used for uranium pellets.

•
Fuel fabrication: Thorium Power’s fuel rod designs are greater than 3 meters long compared to conventional Russian fuel rods that are 1 meter long. The longer rods will required new equipment and experience making longer extrusions.

•	Fuel design: Thorium Power’s “seed-and-blanket” fuel assembly design has a detachable central part which is not in conventional fuel designs.

•
Fuel design: Thorium Power’s fuel design includes plutonium-zirconium fuel rods which will operate in a soluble boron environment . Current reactor operating experience is with uranium-zirconium fuel in a boron-free environment.

•
Fuel use: Thorium Power’s fuel is expected to be capable of producing more gigawatt days per ton of fuel than is allowed by current reactor licenses, so to gain full economic benefits, reactor operators will have to get regulatory approval.

•
Fuel use: Thorium Power’s fuel are expected to produce energy economically for up to 9 years in the reactor core. Current fuel demonstrates the cladding can remain corrosion-free for up to 5 years. Testing is needed to prove corrosion resistance for the longer residence time.

•
Fuel reprocessing: The IAEA has identified a number of ways that reprocessing spent thorium fuel will require technologies different from existing uranium fuel reprocessing. Management’s current marketing plans do not assume or depend on the ability to reprocess and recycle spent fuel. Management expects spent thorium fuel will go into long term storage. This is current U.S. Government policy.

THORIUM POWER’S FUEL DESIGNS DIFFER FROM FUELS CURRENTLY LICENSED AND USED BY COMMERCIAL NUCLEAR POWER PLANTS. AS A RESULT, THE LICENSING AND APPROVAL PROCESS FOR THORIUM POWER’S FUELS MAY BE DELAYED AND MADE MORE COSTLY, AND INDUSTRY ACCEPTANCE OF THORIUM POWER’S FUELS MAY BE HAMPERED.

Thorium Power's fuel designs differ significantly in some aspects from the fuel licensed and used today by commercial nuclear power plants. Some of the differences between Thorium Power’s fuels and those currently used include:

•	use of thorium instead of only uranium,

•	higher uranium enrichment level,

•	seed-and blanket fuel assembly design integrating thorium and uranium,

•	high burn-up levels of uranium,

•	use of metallic seed rods,

•	longer residence time of the blanket in the reactor, and

•
the ability of Thorium Power’s fuels to dispose of reactor-grade plutonium and/or weapons-grade plutonium through the use of a new fuel design and in reactors that have never used plutonium-bearing fresh fuels.

These differences will likely result in more prolonged and extensive review by the U.S. Nuclear Regulatory Commission and other nuclear licensing authorities and customers. Also, the nuclear industry may be hesitant to switch to another fuel with little or no history of successful commercial use because of the need for additional engineering and testing with no guarantee of success as well as investor reluctance to invest in a new technology when viable existing technologies are available.

THORIUM POWER’S PLANS TO DEVELOP ITS THORIUM/WEAPONS-GRADE PLUTONIUM DISPOSING FUEL ARE DEPENDENT UPON U.S. GOVERNMENT FUNDING AND SUPPORT. WITHOUT SUCH SUPPORT, THORIUM POWER IS UNLIKELY TO BE ABLE TO SERVE THIS MARKET.

Thorium Power’s business model and specifically its thorium/weapons-grade plutonium disposing fuel design is highly dependent upon U.S. and perhaps other government funding and acceptance as a technology appropriate to eliminate U.S. and Russian stockpiles of surplus weapons-grade plutonium. Management believes that participation in this multi-billion dollar market is a critical element in its business modeling. In the past, Thorium Power has faced resistance from some offices within the U.S. Department of Energy (DOE) that support other alternative plutonium disposing technology, particularly mixed plutonium uranium oxide (MOX) fuel designs. Thorium Power has spent a significant amount of funds to gain commercial and market acceptance for its fuel designs. Over the last two years Thorium Power has spent approximately $400,000, in the aggregate, including both cash and the fair market value of equity compensation, on third party service providers in connection with these lobbying efforts. Thorium Power expects to spend significantly more money per year than it has in the past over the next three years on these efforts to gain acceptance. These efforts may not result in funding for Thorium Power or government acceptance of Thorium Power’s technologies for plutonium disposition or other government-funded projects.

THORIUM POWER DOES NOT HAVE RIGHTS TO ALL OF THE DESIGNS, PROCESSES AND METHODOLOGIES THAT ARE USED OR MAY BE USED OR USEFUL IN ITS BUSINESS IN THE FUTURE. IF THORIUM POWER IS UNABLE TO OBTAIN SUCH RIGHTS ON REASONABLE TERMS IN THE FUTURE, THORIUM POWER’S ABILITY TO EXPLOIT ITS INTELLECTUAL PROPERTY MAY BE LIMITED.

Dr. Alvin Radkowsky invented the thorium fuel technology that Thorium Power is developing. Upon founding Thorium Power in 1992, Dr. Radkowsky assigned all of his rights in the intellectual property relating to such fuel designs to Thorium Power. Thorium Power then filed patent applications in the United States and other countries and the patents were issued and are held solely by Thorium Power. Thorium Power is currently conducting fuel assembly design work in Russia through Russian Research Centre Kurchatov Institute, an independent contractor that is closely affiliated with the government of the Russian Federation. Thorium Power does not have any licensing or other rights to acquire or utilize certain designs, methodologies or processes required for fuel assemblies. If Thorium Power desires to utilizes such processes or methodologies in the future, it must obtain a license or other right to use such technologies from the Kurchatov Institute or other entities that subcontract to the Kurchatov Institute. If Thorium Power is unable to obtain such a license or other right on terms that it deems to be reasonable, then Thorium Power may not be able to fully exploit its intellectual property and may be hindered in the sale of its products and services.

THORIUM POWER RELIES UPON SETH GRAE AND THE LOSS OF MR. GRAE WOULD HAVE AN ADVERSE EFFECT ON THORIUM POWER.

Thorium Power’s success depends upon Seth Grae. Mr. Grae’s knowledge of the nuclear power industry, his network of key contacts within that industry and in government and, in particular, his expertise in the potential markets for the company’s technologies, is critical to the implementation of Thorium Power’s business model. Mr. Grae is likely to be a significant factor in Thorium Power’s future growth and success. The loss of the service of Mr. Grae would have a material adverse effect on Thorium Power. Thorium Power does not have key man insurance policies relating to Seth Grae or any other key individuals and does not anticipate obtaining any such insurance.

THE PRICE OF FOSSIL FUELS OR URANIUM MAY FALL, WHICH WOULD REDUCE THE INTEREST IN THORIUM FUEL BY REDUCING ECONOMIC ADVANTAGES OF UTILIZING THORIUM BASED FUELS AND ADVERSELY AFFECT THE MARKET PROSPECTS FOR THORIUM POWER’S FUEL DESIGNS.

Coal, uranium and crude oil prices are currently at very high levels. Management believes the high cost of these fuels has resulted in increased interest in other sources of energy such as thorium. If prices of traditional energy sources fall, then the demand that the company expects for thorium based fuels may not materialize. A decrease in demand for thorium based fuels would negatively affect Thorium Power’s future operating results.

THORIUM POWER’S RESEARCH OPERATIONS ARE CONDUCTED PRIMARILY IN RUSSIA, MAKING THEM SUBJECT TO POLITICAL UNCERTAINTIES RELATING TO RUSSIA AND U.S.-RUSSIA RELATIONS.

Substantially all of Thorium Power’s present research activities are in Russia. Thorium Power’s research operations are subject to various political risks and uncertainties inherent in the country of Russia. If U.S.-Russia relations deteriorate, the Russian government may decide to scale back or even cease completely its cooperation with the United States on various international projects, including in the plutonium disposition program and nuclear power technology development programs. If this happened, Thorium Power's research and development program in Russia could be scaled back or shut down, which could have a significant adverse impact on Thorium Power's ability to execute its business model. Furthermore, the Russian institutes engaged in the Thorium Power project are highly regulated and, in many instances, are controlled by the Russian government. The Russian government could decide that the nuclear scientists engaged in Thorium Power's project in Russia or testing facilities employed in this project should be redirected to other high priority national projects in the nuclear sector which could lead to delays or have some other significant adverse impact on Thorium Power's project.

THORIUM POWER SERVES THE NUCLEAR POWER INDUSTRY, WHICH IS HIGHLY REGULATED.

The nuclear power industry is a highly regulated industry. Thorium Power intends to license its fuel designs to nuclear fuel fabricators, who would, in turn, sell the thorium-based nuclear fuel that is produced using Thorium Power’s intellectual property to nuclear generating companies. All nuclear companies are subject to the jurisdiction of the United States Nuclear Regulatory Commission, or its foreign equivalents, with respect to the operation of nuclear reactors, fuel cycle facilities and handling of nuclear materials and technologies. The U.S. Nuclear Regulatory Commission, and its foreign equivalents, subject nuclear facilities to continuing review and regulation covering, among other things, operations, maintenance, emergency planning, security and environmental and radiological aspects of those facilities. These nuclear regulatory bodies may modify, suspend or revoke operating licenses and impose civil penalties for failure to comply with applicable laws and regulations such as the Atomic Energy Act, the regulations under such Act or the terms of such licenses. Possession and use of nuclear materials, including thorium-based nuclear fuel, would require the approval of the United States Nuclear Regulatory Commission or its counterparts around the world and would be subject to monitoring by international agencies.

PUBLIC OPPOSITION TO NUCLEAR POWER COULD INCREASE.

Successful execution of Thorium Power's business model is dependent upon public support for nuclear power in the United States and other countries. Nuclear power faces strong opposition from certain competitive fuels, individuals and organizations. The occurrence of another major, Chernobyl-like, nuclear accident could have a significant adverse effect on public opinion about nuclear power and the favorable regulatory climate needed to introduce new nuclear technologies. Strong public opposition could hinder the construction of new nuclear power plants and lead to an early shut-down of the existing nuclear power plants. Furthermore, nuclear fuel fabrication and the use of new nuclear fuels in reactors must be licensed by the United States Nuclear Regulatory Commission and equivalent foreign governmental authorities. The licensing process includes public hearings in which opponents of the use of nuclear power might be able to cause the issuance of required licenses to be delayed or denied. In fact, since the Chernobyl nuclear accident, no new nuclear power plant has been built and opened in the United States.

MODIFICATIONS TO EXISTING NUCLEAR FUEL CYCLE INFRASTRUCTURE AS WELL AS REACTORS MAY PROVE TOO EXTENSIVE OR COSTLY.

The existing nuclear fuel cycle infrastructure is predominantly based on low-enrichment uranium oxide fuels. Introduction of thorium based fuel designs, which require relatively higher enriched uranium or plutonium as a source of reactivity, into the existing nuclear fuel cycle supply chain would necessitate certain changes to procedures, processes and equipment used by existing nuclear fuel fabrication facilities and nuclear fuel transportation companies. In addition, Thorium Power's nuclear fuel designs rely on fabrication technologies that may be different from the fabrication techniques presently utilized by existing fuel fabricators. In particular, Thorium Power's metallic seed rods must be produced using a co-extrusion fabrication process that was developed in Russia. Presently, most commercial nuclear fuel is produced using a pellet fabrication technology, whereby uranium oxide is packed into small pellets that are stacked and sealed inside metallic tubes. The co-extrusion fabrication technology involves extrusion of a single-piece solid fuel rod from a metallic matrix containing uranium or plutonium seed fuel. While the co-extrusion fabrication process has been successfully used in Russia for decades to produce one-meter long metallic nuclear fuel rods used in nuclear reactors that propel Russian icebreakers, it must be upgraded and tested to demonstrate its ability to produce longer metallic rods (approximately 3.5-meters long for Russian VVER reactors) so that Thorium Power's seed fuel can be consistent with the standard length of fuel rods used in existing commercial reactors. Full-size metallic fuel rods have not yet been produced using this fabrication process, and there are no guarantees that this new fabrication technology will be successful.

Deployment of Thorium Power's nuclear fuel designs into existing commercial reactors may require modifications to existing equipment, refueling and fuel handling procedures, and other processes utilized at existing nuclear power plants. The costs of such modifications are difficult to ascertain. While one of Thorium Power's goals is to make its fuel designs as compatible as possible with the design of existing commercial reactors in order to minimize the extent and cost of modifications that may be required, Thorium Power may not be able to achieve compatibility sufficient to reduce the extent and costs of required modifications enough to make its design economical for reactor operations.

THORIUM POWER’S NUCLEAR FUEL PROCESS IS DEPENDENT ON OUTSIDE SUPPLIERS OF NUCLEAR AND OTHER MATERIALS.

Production of fuel assemblies using Thorium Power’s nuclear fuel designs is dependent on the ability of fuel fabricators to obtain supplies of thorium oxide for the “blanket” component of its fuel assembly design. Fabricators will also need to obtain metal for components, particularly zirconium. These materials are regulated and can be difficult to obtain or may have unfavorable pricing terms. The inability of fabricators to obtain these materials could have a material adverse effect on their ability to market fuel based on Thorium Power’s technology.

THORIUM POWER MAY BE UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY, PARTICULARLY IN LIGHT OF RUSSIAN INTELLECTUAL PROPERTY LAWS.

Intellectual property rights are evolving in Russia, trending towards international norms, but are by no means fully developed. Thorium Power works closely with the Kurchatov Institute in Russia to develop some of its intellectual property and so some of its intellectual property rights derive, or are affected by, Russian intellectual property laws. If the application of these laws to Thorium Power’s intellectual property rights proves inadequate, then it may not be able to fully avail itself of its intellectual property and its business model may therefore be impeded.

RISKS RELATED TO THE OWNERSHIP OF NOVASTAR STOCK

THERE MAY BE VOLATILITY IN THE NOVASTAR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT INVESTMENTS, AND STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE VALUE THEY RECEIVE IN THE MERGER.

The market price of Novastar’s common stock may fluctuate significantly in response to a number of factors, some of which are beyond its control, including:

•	quarterly variations in operating results;

•	changes in financial estimates by securities analysts;

•	changes in market valuations of other similar companies;

•
announcements by Novastar or its competitors of new products or of significant technical innovations, contracts, receipt of (or failure to obtain) government funding or support, acquisitions, strategic partnerships or joint ventures;

•	additions or departures of key personnel;

•	any deviations in net sales or in losses from levels expected by securities analysts or any reduction in political support from levels expected by securities analysts;

•	future sales of common stock; and

•	results of analyses of mining and resources assets.

In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause the Novastar stock price to fall regardless of its performance.

BECAUSE THE NOVASTAR SECURITIES TRADE ON THE OTC BULLETIN BOARD, THE ABILITY TO SELL SHARES IN THE SECONDARY MARKET MAY BE LIMITED.

The shares of Novastar common stock have been listed and principally quoted on the NASD OTC Bulletin Board. Because Novastar securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person’s written consent to the transaction prior to sale. Consequently, these rules may adversely effect the ability of purchasers to sell Novastar securities and otherwise affect the trading market in Novastar securities.

Because Novastar shares are deemed “penny stocks,” there may be difficulty selling them in the secondary trading market. The Securities and Exchange Commission has adopted regulations, which generally define a “penny stock” to be any equity security that has a market price (as defined in the regulations) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. As Novastar common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving Novastar common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell Novastar common stock and the ability of stockholders to sell Novastar common stock in the secondary market would be limited. As a result, the market liquidity for Novastar common stock would be severely and adversely affected.

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS NOVASTAR’S STOCK PRICE.

Novastar shares that are eligible for future sale may have an adverse effect on the price of the Novastar stock. As of August 2, 2006, there were 156,411,474 shares of Novastar common stock outstanding. As of August, 2006, about 70 million shares of Novastar common stock were freely tradable without substantial restriction or the requirement of future registration under the Securities Act. The remainder of the Novastar outstanding shares, most of which are held by Novastar’s officers, directors and greater than 5% stockholders, may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act. In addition, as of August 2, 2006, an additional 19,225,000 shares were subject to outstanding stock options and approximately 22.5 million shares were subject to outstanding investor warrants.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of the Novastar common stock and could impair Novastar’s ability to raise capital through the sale of its equity securities.

NOVASTAR WILL NOT HAVE CUMULATIVE VOTING AND A SMALL NUMBER OF EXISTING STOCKHOLDERS CONTROL NOVASTAR, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF STOCKHOLDER VOTES.

Novastar stockholders do not have the right to cumulative voting in the election of Novastar directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to the Novastar board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock will be able to elect all of the members of the Novastar board of directors.

Novastar executive officers and directors, together with a small number of large stockholders will hold a majority of Novastar’s outstanding common stock. Similarly, Thorium Power officers and directors as a group together with a small number of large stockholders own a majority of Thorium Power’s outstanding common stock. As a result, these entities and individuals will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in the Novastar charter or bylaws and the approval of mergers and other significant corporate transactions.

WE DO NOT EXPECT TO DECLARE DIVIDENDS IN THE FORESEEABLE FUTURE.

Neither Novastar nor Thorium Power has historically declared or paid any dividends. Novastar does not expect that Novastar will pay dividends in the foreseeable future. Rather, Novastar plans to reinvest earnings in mining and nuclear fuel development.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following table sets forth the historical per share data of Novastar and Thorium Power.

You should read the information below along with Novastar’s and Thorium Power’s consolidated financial statements included elsewhere in this prospectus.

	NINE MONTHS ENDED MARCH 31, 2006	YEAR ENDED JUNE 30, 2005	YEAR ENDED JUNE 30, 2004
Historical - Novastar:
Basic income (loss) per share	$(0.11)	$($0.05)	$0.00
Diluted net income (loss) per share	$(0.11)	$($0.05)	$0.00
Book value per share	$0.00	$0.00	$(0.02)

	THREE MONTHS ENDED MARCH 31, 2006	YEAR ENDED DECEMBER 31, 2005	YEAR ENDED DECEMBER 31, 2004
Historical - Thorium Power:
Basic loss per share	$(0.09)	$(0.23)	$(0.30)
Diluted loss per share	$(0.09)	$(0.23)	$(0.30)
Book value per share	$0.12	$(0.23)	$(0.18)

	PRO FORMA AS OF MARCH 31, 2006	PRO FORMA AS OF JUNE 30, 2005	PRO FORMA AS OF JUNE 30, 2004
Pro Forma
Basic and Diluted loss per share:
Including effect of subsequent stock issuance (a)	$(0.02)	$(0.01)	$0.00
Excluding effect of subsequent stock issuance (b)	$(0.02)	$(0.01)	$0.00
Pro Forma Book value per share (c)	$0.06	—	—
Historical book value per share	$0.00	$0.00	$0.00

(a)    For pro forma loss per share, including effect of subsequent stock issuance, Novastar’s historical shares of common stock outstanding were increased for the additional 36,659,837 shares issued in the private placement in May 2006 and for the 135,638,023 shares issued to Thorium Power pursuant to the merger agreement.

(b)   For pro forma loss per share, excluding effect of subsequent stock issuance, Novastar’s historical shares of common stock outstanding were increased only by the 135,638,023 shares issued to Thorium Power pursuant to the merger agreement specifically excluding the additional 36,659,837 shares issued by both companies in the May 2006 private placement.

(c)    Book Value per share is computed using the adjusted equity of Novastar after the adjustments for subsequent events and elimination adjustments outlined in the unaudited consolidated pro forma balance sheet as of March 31, 2006, submitted with this registration statement.

The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of each period presented.

The merger will be accounted for as a reverse merger, recapitalization of Thorium Power, with Thorium Power treated as the accounting acquirer.

MARKET PRICE AND DIVIDEND INFORMATION

NOVASTAR. Novastar common stock is listed and traded on the OTC Bulletin Board. The following table sets forth the high and low closing per share sales prices of Novastar common stock as reported on the OTC Bulletin Board for the quarterly fiscal periods presented below. The quotations were obtained from the OTC Bulletin Board website and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

FISCAL YEAR	QUARTER ENDING	HIGH	LOW

2006	June 30, 2006	$0.74	$0.43

	March 31, 2006	$0.53	$0.51

2005	December 31, 2005	$0.31	$0.13

	September 30, 2005	$0.30	$0.11

	June 30, 2005	$0.22	$0.077

	March 31, 2005	$0.22	$0.09

2004	December 31, 2004	$0.29	$0.07

	September 30, 2004	$0.04	$0.017

	June 30, 2004	$0.09	$0.025

	March 31, 2004	$0.09	$0.009

On February 13, 2006, the last full trading day before the announcement of the execution of the merger agreement, the closing per share sales price for the Novastar common stock was $0.80 on the OTC Bulletin Board. On August 2, 2006, the most recent practicable date, the closing per share sales price for the Novastar common stock was $0.54 on the OTC Bulletin Board. As of August 2, 2006, there were approximately 154 holders of record of Novastar common stock.

THORIUM POWER. Thorium Power common stock is not publicly traded, and market price information is therefore not available.

DIVIDEND INFORMATION

Novastar has never declared or paid cash dividends on its shares of common stock. Novastar anticipates that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the near future. Novastar’s board of directors has sole discretion to pay cash dividends based on its financial condition, results of operation, capital requirements, contractual obligations and other relevant factors.

Thorium Power has never declared or paid any cash dividends on its common stock and has no intention of paying cash dividends in the foreseeable future.

APPROVAL OF THE MERGER

The following is a description of the material aspects of the merger, including the merger agreement. While Novastar and Thorium Power believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. More detailed information is contained elsewhere in this prospectus, including the annexes. A copy of the merger agreement is set forth in Annex A to this prospectus. Novastar and Thorium Power encourage you to read the merger agreement carefully for a complete description of the terms of the merger.

BACKGROUND OF THE MERGER

Thorium Power was first contacted by Novastar on May 18, 2005, when Sean Mulhearn, the former Secretary of Novastar, telephoned Seth Grae, President and CEO of Thorium Power. Sean Mulhearn had conducted a Google search on “thorium” and had found the Thorium Power web site. Sean Mullhearn asked Seth Grae about the prospective use of thorium in nuclear reactors. Novastar Resources was interested in acquiring mineral rights to properties containing thorium, in the belief that thorium would be used as a nuclear reactor fuel in the future, causing the commodity price of thorium to rise, as had happened with uranium in the past when it began to be used in reactor fuels. Sean Mulhearn was also interested in thorium as a result of having read articles claiming that thorium fuels could result in growth in nuclear power, as thorium fuels could help make reactors safer and more proliferation-resistant while also being used to eliminate existing plutonium stockpiles.

At the time of this first contact by Novastar, Thorium Power was experiencing a liquidity shortfall and was trying to raise the additional capital the company needed to fund its operations. On June 14, 2005, Seth Grae together with Andrey Mushakov, Treasurer & Secretary of Thorium Power, met with Novastar representatives Sean Mulhearn, Strato Malamas, and Seth Shaw at the Thorium Power office in McLean, VA. At the meeting, each party described to the other details about the business and future plans for each company. The discussion included ways in which the two companies’ businesses were complementary, since deployment of Thorium Power's nuclear fuels could help drive demand for thorium, a raw material to which Novastar intended to acquire mineral rights. At the end of the meeting, Thorium Power and Novastar agreed in principle to cooperate with each other in the area of promoting use of thorium as a nuclear fuel. Soon thereafter, Seth Grae was offered a position on the advisory board of Novastar, to help advise Novastar on how thorium could be used in nuclear reactors so as to help increase demand for the commodity thorium. Seth Grae accepted the position on Novastar’s advisory board on July 14, 2005 and received 1,000,000 restricted shares of Novastar common stock as compensation for acting as a Novastar advisory board member.

The first Thorium Power board of directors meeting in which Novastar was discussed occurred on June 22, 2005. At that meeting, Thorium Power decided to begin conducting due diligence on Novastar. Thereafter, on November 7, 2005, Thorium Power held a board of directors meeting at which Novastar was again discussed. At this meeting, the Thorium Power board of directors fosused on a possible business combination with Novastar.

The Thorium Power board of directors then held meetings by conference call on December 15, 2005, December 18, 2005, January 4, 2006, January 24, 2006, and February 11, 2006. At each such meeting the propriety of a business combination with Novastar was discussed. In addition, on June 22, 2005 and April 26, 2006, the board of directors of Thorium Power met in person to discuss the potential business combination with Novastar.

In December 2005, Novastar leased office space in the same office suite in McLean, Virginia, where Thorium Power leases its office space.

On January 10, 2006, Seth Grae, who was then the chief executive officer and a director of Thorium Power and an advisory board member of Novastar, met with Seth Shaw, the Director of Strategic Planning of Novastar, and Alan Gelband, who was acting as Novastar’s investment banker. At that meeting Messrs. Grae, Shaw and Gelband negotiated the principal terms of a business combination of Thorium Power and Novastar. Later that day, Mr. Grae and Charles Merchant executed and delivered on behalf of Thorium Power and Novastar, respectively, a non-binding letter of intent relating to the merger.

Thereafter, on February 14, 2006, Novastar, TP Acquisition Corp. and Thorium Power entered into the merger agreement. On June 12, 2006, the parties amended the merger agreement in order to reflect the exact distribution of the merger consideration among the Thorium Power stockholders, option holders and warrant holders. On August 8, 2006, the parties further amended the merger agreement in order to adjust the ratio of shares to be issued by Novastar to the security holders of Thorium Power as a result of the cashless exercise of some stock options by certain Thorium Power security holders.

THORIUM POWER’S REASONS FOR THE MERGER

The Thorium Power board of directors ultimately concluded that the Novastar proposal should be accepted and recommended that the stockholders approve the proposal, and that an exchange ratio that will result in the Thorium Power stockholders (along with option and warrant holders who will receive Novastar common stock at the closing in exchange for such options and warrants) owning approximately 54.5% of the combined company (before the dilution resulting from certain Novastar fundraising activities), in the aggregate, is fair to and in the best interests of Thorium Power and its stockholders. This conclusion was based on a number of factors including, without limitation, the following:

●
Following the merger, the combined company will be a public reporting company. The combined company will be able to use registered securities to effect acquisitions of assets and possibly businesses in the future. Thorium Power being a public company will result in increased visibility in the financial community. Status as a public reporting company will also result in improved transparency of operations and a perceived credibility and enhanced corporate image of being a publicly traded company.

●	Thorium Power’s existing stockholders will benefit from holding the publicly traded Novastar shares with an increase in the liquidity of their investments in Thorium Power.

●	Novastar had an existing base of institutional stockholders that were already involved in Novastar and, accordingly, had a reason to support Novastar and the proposed business combination.

●
The Thorium Power board of directors believes that the merger will be viewed favorably by private equity investors and will enhance the combined company’s ability to obtain private equity investment, both due to the prospect of a public trading market resulting from the merger and from the credibility and contacts of Novastar and its advisors in the investment community. In fact, following the execution of the merger agreement, Thorium Power received private equity financing in the aggregate amount of approximately $1,000,000 from investors other than Novastar, some of whom were introduced to Thorium Power by Novastar and its advisors. In addition, since signing the merger agreement, Novastar has raised in excess of $15 million in financing through private placements of its equity securities. This equity investment allowed Novastar to pay off its outstanding liabilities and still retain capital resources that will be available to the combined company after the merger is closed, and the Thorium Power board of directors believes that such financing would have been very difficult or impossible to obtain had the merger not been contemplated.

●	As part of the transaction, Seth Grae was to become Chief Executive Officer of Novastar, and existing Novastar management would not have a continuing leadership role.

●	The Thorium Power board of directors believes that Novastar’s investment in Thorium Power during the period preceding execution of the merger agreement, in an aggregate amount of approximately $600,000 was a concrete signal of Novastar’s commitment to Thorium Power’s goals, which would continue to the stockholders following the merger.

●	The board of directors believes that Thorium Power’s access to capital markets will be better once Thorium Power is merged with Novastar, a public company.

●	Merging with a public company may be a more efficient way of becoming publicly traded.

●
Novastar’s rights to certain exploration stage properties in Queensland, Australia that may contain thorium deposits and Novastar’s rights to certain properties in Alabama that may contain thorium deposits, other rare earth minerals and platinum group metals.

The Thorium Power board of directors approved the merger and the merger agreement based on the foregoing.

NOVASTAR’S REASONS FOR THE MERGER

The Novastar board of directors, which at the time consisted of Charles Merchant and Paul C. Carter, determined, on February 9, 2006, that the merger is fair to and in the best interests of Novastar and its stockholders and recommended that the stockholders approve the proposal, and has approved the merger agreement and the merger based on a number of factors, including, without limitation, the following:

●	Thorium Power has technology that Novastar believes is promising and Novastar believes that Thorium Power’s business model is sound and that Thorium Power has good growth and expansion prospects.

●	Novastar believes that the merger of the two companies will create synergies that will benefit the stockholders of the combined company.

●
The Novastar board of directors believes that the merger will be viewed favorably by private equity investors and will enhance the combined company’s ability to obtain private equity investment, both due to the prospect of a public trading market resulting from the merger and from the credibility and contacts of Novastar and its advisors in the investment community. Since signing the merger agreement, Novastar has raised in excess of $15 million in financing through private placements of its equity securities. This equity investment allowed Novastar to pay off its outstanding liabilities and still retain capital resources that will be available to the combined company after the merger is closed, and the Novastar board of directors believes that such financing would have been very difficult or impossible to obtain had the merger not been contemplated.

Effective April 2, 2006, Charles Merchant and Paul C. Carter each resigned from Novastar board of directors, and Seth Grae, Thomas Graham, Jr., and Cornelius J. Milmoe each became directors of Novastar.

INTERESTS OF SOME THORIUM POWER OFFICERS AND DIRECTORS IN THE MERGER

Thorium Power stockholders should be aware that certain executive officers and directors of Thorium Power have interests in the merger that may be different from, or in addition to, the interests of Thorium Power stockholders generally. The Thorium Power board of directors was aware of the interests described below and considered them, among other matters, when adopting the merger agreement and recommended that Thorium Power stockholders vote to approve the merger agreement and to approve the merger. These interests are summarized below.

APPOINTMENT OF THORIUM POWER EXECUTIVE OFFICERS BY NOVASTAR

Following the execution of the merger agreement, Seth Grae, the Chief Executive Officer of Thorium Power, entered into an employment agreement with Novastar. Mr. Grae became the Chief Executive Officer and President of Novastar on April 2, 2006, and he became a director of Novastar on April 2, 2006. He has also retained all of his positions with Thorium Power. In addition, on April 2, 2006, Thomas Graham, Jr. became a director of Novastar, and on April 3, 2006 he became the Chairman of the board of directors of Novastar, while remaining a director of Thorium Power. Also, on July 27, 2006, Andrey Mushakov, the Treasurer and Secretary of Thorium Power became the Executive Vice President - International Nuclear Operations of Novastar and continues as an officer of Thorium Power (which will become a wholly owned subsidiary of Novastar at the closing).

COMPENSATION AND EQUITY INTERESTS

On February 14, 2006, at the same time that the merger agreement was entered into among the parties, Novastar and Seth Grae entered into an employment agreement and a stock option agreement. Pursuant to the employment agreement, Novastar has agreed to pay Mr. Grae an annual salary of $275,000 for performing the duties described in the employment agreement. In addition, Novastar issued to Mr. Grae pursuant to the agreement 5,000,000 shares of restricted stock and granted to Mr. Grae 7,200,000 non-qualified stock options, with a term of ten years at an exercise price of $0.795 per share. The options vest with respect to 6/48 of the total number of shares granted on August 14, 2006 and vest 1/48 on first day of each month thereafter until all options have vested. The 5,000,000 shares of restricted stock vest immediately on issuance but 2,500,000 may not be directly or indirectly sold, transferred or otherwise disposed of for a period of one year and the remaining 2,500,000 for a period of two years, except for sales, transfers or other dispositions made to family members, for estate planning purposes, or pursuant to a qualified domestic relations order. The shares will also be subject to the provisions of Rule 144 promulgated under the Securities Act. Mr. Grae was named CEO of Novastar on March 17, 2006, though the agreement did not take effect until April 2, 2006, the date that Novastar obtained D&O liability insurance coverage, and the agreement terminates on April 2, 2011 the fifth anniversary of the date of the agreement. Prior to entering into the employment agreement with Novastar, Mr. Grae was on the Novastar advisory board. He had received a total of 1,000,000 shares of Novastar common stock for agreeing to be on Novastar’s advisory board. Therefore, Mr. Grae owns a total of 6,000,000 shares of Novastar common stock and he has options to purchase an additional 7,200,000 shares of Novastar’s common stock. In addition, Mr. Grae currently owns 313,698 shares of Thorium Power common stock and options to purchase an additional 208,000 shares of Thorium Power common stock at exercise prices ranging from $4 to $10. Upon consummation of the merger, these Thorium Power securities will be converted into Novastar securities. Upon consummation of the merger, Mr. Grae will own a total of 14,039,452 shares of Novastar common stock and he will also own the options to purchase an additional 12,530,624 shares of Novastar common stock that are described above.

Thomas Graham, Jr. has been a director of Thorium Power since July 1, 1997 and he became a director of Novastar on April 2, 2006. On July 27, 2006, Ambassador Graham entered into an employment and stock option agreement with Novastar. Under the employment agreement, Mr. Graham acts as the Chairman and Secretary of Novastar. Pursuant to the employment agreement, Novastar has agreed to pay Ambassador Graham an annual salary of $130,000 for part-time employment of an average of three out of five business days per week or 24 hours of his business time per week. In addition, Novastar granted to Ambassador Graham non-qualified stock options for the purchase of 1,500,000 shares, with a term of ten years at an exercise price of $0.49. The options vest in equal monthly installments over a three year period. Ambassador Graham owns a total of 40,025 shares of Thorium Power common stock and options to purchase 100,000 shares of Thorium Power common stock at a exercise price of $10 per share. Ambassador Graham owns 190,000 shares of Novastar common stock. Upon consummation of the merger, Ambassador Graham will own a total of 1,215,761 shares of Novastar common stock and he will own options to purchase 4,062,800 shares of Novastar common stock.

Andrey Mushakov has been the Treasurer of Thorium Power since April 2002 and Treasurer and Secretary of Thorium Power since July 2003. On July 27, 2006, Mr. Mushakov entered into an employment and stock option agreement with Novastar. Under the employment agreement, Mr. Mushakov was appointed as the Executive Vice President - International Nuclear Operations. Pursuant to the employment agreement, Novastar has agreed to pay Mr. Mushakov an annual salary of $160,000 for performing the duties described in the agreement. In addition, Novastar issued to Mr. Mushakov, pursuant to the agreement, 1,500,000 shares of restricted stock and granted Mr. Mushakov 2,250,000 non-qualified stock options with a term of ten years at an exercise price of $0.49 per share. On July 27, 2006, 234,375 options vested and the remaining 2,015,625 options will vest in equal monthly installments. The 1,500,000 shares of restricted stock vest immediately on issuance, but 750,000 may not be directly or indirectly sold, transferred or otherwise disposed of for a period of one year and the remaining 750,000 for a period of two years, except for sales, transfers or other dispositions made to family members for estate planning purposes or pursuant to a qualified domestic relations order. Mr. Mushakov owns options to purchase a total of 37,500 shares of Thorium Power common stock. Upon consummation of the merger, Mr. Mushakov will own 1,500,000 shares of Novastar common stock and 3,211,050 options to purchase shares of Novastar common stock.

INTERESTS OF SOME NOVASTAR OFFICERS AND DIRECTORS IN THE MERGER

As of April 2, 2006, Messrs. Grae and Graham, who are members of the board of directors of Thorium Power, became members of the board of directors of Novastar while retaining their position as members of the board of directors of Thorium Power. In addition, on such date, Cornelius J. Milmoe became a director of Novastar and on April 4, 2006 he became Novastar’s Chief Operating Officer. Further, on July 27, 2006, Andrey Mushakov became the Executive Vice President - International Nuclear Operations while retaining his position as Treasurer & Secretary of Thorium Power. Paul Carter, who was the President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Novastar since 2002 has resigned from all of such positions with Novastar and no longer holds any positions with Novastar. Charles Merchant, who was the Chief Operating Officer and Interim Chief Executive Officer and a director of Novastar has resigned from all of such positions with Novastar and no longer holds any positions with Novastar. Sean Mulhearn, the Secretary of Novastar has resigned from such position effective March 17, 2006 and no longer is an officer of Novastar. Seth Shaw, the Director of Strategic Planning of Novastar, continues to hold such position and will remain in such position following the merger.

For information regarding the interests in the merger of Seth Grae, Thomas Graham, Jr. and Andrey Mushakov, who are directors and/or officers of both Novastar and Thorium Power, see the disclosure above under “INTERESTS OF SOME THORIUM POWER OFFICERS AND DIRECTORS IN THE MERGER.”

Cornelius J. Milmoe has been a director of Novastar since April 2, 2006 and he became the Chief Operating Officer of Novastar on April 4, 2006. Mr. Milmoe owns a total of 75,000 shares of Novastar common stock, which were issued by the Company upon Mr. Milmoe’s employment with the Company. However, 37,500 of these shares may not be directly or indirectly sold, transferred or otherwise disposed of for a period of one year and the remaining 37,500 for a period of two years, except for sales, transfers or other dispositions made to family members, for estate planning purposes, or pursuant to a qualified domestic relations order. The shares will also be subject to the provisions of Rule 144 promulgated under the Securities Act. In connection with his employment with Novastar, Mr. Milmoe is entitled to receive a compensation package that included the following: an annual base salary of $200,000; a stock option grant to acquire 525,000 shares of Novastar common stock pursuant to the Novastar 2006 Stock Plan; an annual incentive bonus to be determined by the board of directors of Novastar; reimbursement for all reasonable and necessary expenses incurred in connection with Mr. Milmoe’s employment with Novastar; and four weeks of paid vacation per year. Mr. Milmoe will also be permitted to participate in all employee benefit plans, policies and practices now or hereafter maintained by or on behalf of Novastar commensurate with Mr. Milmoe’s position with Novastar. Upon consummation of the merger, Mr. Milmoe will own a total of 75,000 shares of Novastar common stock and he will own options to purchase 525,000 shares of Novastar common stock.

Larry Goldman became Novastar’s Treasurer and Acting Chief Financial Officer on June 13, 2006. Mr. Goldman owns a total of 75,000 restricted shares of Novastar Common Stock, which were issued by Novastar upon Novastar’s entry into a consulting agreement with Mr. Goldman. Pursuant to the consulting agreement, Mr. Goldman receives hourly compensation of $170.00 for services provided to Novastar, subject to a maximum of ten hours per day. The contract includes payment for a minimum of 40 hours per month. The contract can be terminated by Novastar at any time, but Novastar must provide at least 180 days advance written notice. Pursuant to the consulting agreement, Mr. Goldman was granted nonqualified options for the purchase of an additional 350,000 shares of Novastar common stock pursuant to Novastar’s 2006 stock plan. Upon consummation of the merger, Mr. Goldman will own a total of 75,000 shares of Novastar common stock and options to purchase a total of 350,000 shares of Novastar common stock.

INDEMNIFICATION AND D&O INSURANCE

Novastar's bylaws provide that its directors and officers will be indemnified to the fullest extent permitted under the laws of Nevada. Pursuant to Nevada General Corporation law, a corporation may indemnify any of its directors and officers if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. In addition, Novastar has obtained a Directors and Officers’ Insurance Policy with AIG for a coverage limit of $5 million and excess coverage with Hartford for an additional $5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

VOTES REQUIRED FOR APPROVAL OF THE MERGER

In order for the merger to close, the merger must be approved by holders of a majority of Thorium Power’s outstanding shares of voting stock. By written consent dated April 12, 2006 holders of the requisite number of Thorium Power’s voting stock approved the merger. No further Thorium Power stockholder action is required to consummate the merger.

The Novastar stockholders are not required to vote on the merger. However, one of the conditions to the merger is that Novastar must amend its certificate of incorporation to increase the number of authorized shares of Novastar common stock to 500,000,000 and change the name of Novastar to “Thorium Power Ltd.” Novastar expects to obtain the written consent of the holders of a majority in interest of its common stock, which is required in order to effectuate such charter amendments. Novastar does not anticipate soliciting any proxies for this purpose nor does Novastar expect to have a stockholders meeting relating to the charter amendments. Upon obtaining the requisite written consents, Novastar will distribute an information statement to its stockholders that describes these charter amendments and the related written consent.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement, as amended. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to this prospectus as Annex A and is incorporated by reference into this prospectus, and we encourage you to read it carefully in its entirety for a complete understanding of the merger agreement.

GENERAL

On February 14, 2006, Novastar, TP Acquisition Corp. and Thorium Power entered into the merger agreement, which, as amended, provides for the merger of Thorium Power with TP Acquisition Corp., pursuant to which Thorium Power will be the surviving corporation in the merger. After the merger the charter of the surviving corporation will be the certificate of incorporation of TP Acquisition Corp. and the by-laws of the surviving corporation will be those of TP Acquisition Corp.

If the merger is completed, stockholders of Thorium Power will no longer hold any interest in Thorium Power. They will become security holders of Novastar and their rights will be governed by Novastar’s articles of incorporation and by-laws and by the laws of Nevada. See “Comparative Rights of Holders of Thorium Power Common Stock and Novastar common stock” for information about the relative rights of Thorium Power and Novastar security holders.

MERGER CONSIDERATION

Upon consummation of the merger, each share of outstanding Thorium Power common stock (except shares as to which appraisal rights have been properly perfected and shares owned by Novastar) shall be converted into the right to receive 25.628 shares of Novastar common stock.

As a result of the merger, the shares of Thorium Power capital stock will no longer be outstanding, will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing such share immediately prior to the merger will cease to have any rights with respect to such certificate, except the right to receive the shares of the Novastar common stock described above.

Fractional Shares

No fraction of any share of Novastar common stock will be issued to any former holder of Thorium Power capital stock. Each holder of Thorium common stock who would otherwise have been entitled to a fraction equal to one-half or more of a share of Novastar common stock will receive a full share of Novastar common stock, and fractional interests of less than one-half of a share of Novastar common stock will be canceled.

TREATMENT OF THORIUM POWER WARRANTS AND STOCK OPTIONS

Upon consummation of the merger, each holder of non-compensatory options or warrants of Thorium Power that have an exercise price of $5.00 or $1.00 will receive from Novastar the number of shares of Novastar common stock for each Thorium Power share underlying such option or warrant as set forth below:

Exercise Price	Number of shares
$1.00	22.965
$5.00	12.315

Upon consummation of the merger, all investment warrants of Thorium Power that have an exercise price of more than $5.00, and all compensatory options (regardless of exercise price) will become securities exercisable for such number of shares of Novastar common stock as the holder of such securities would have received had such holder converted such securities into Thorium Power common stock immediately prior to the closing of the merger.

PROCEDURES FOR EXCHANGE OF STOCK CERTIFICATES

Novastar will enter into an agreement with a bank or trust company who will act as exchange agent for the exchange of the certificates formerly representing shares of Thorium Power common stock for certificates representing shares of the Novastar common stock issued in the merger. At the closing, Novastar will deposit with the exchange agent certificates representing the number of shares of Novastar common stock issuable in the merger. Novastar will cause the Exchange Agent to mail to each Thorium Power stockholder at the time of the merger a letter of transmittal and instructions for exchange of Thorium Power stock certificates for certificates representing shares of Novastar common stock. Upon surrender of a certificate to the exchange agent together with a duly executed letter of transmittal, the holder will be entitled to receive a certificate representing the number of shares of Novastar common stock that the holder has the right to receive in the merger. Until surrendered, each certificate formerly representing Thorium Power common stock will be deemed after the merger to represent ownership of the number of shares of Novastar common stock (and any rights derivative thereof) into which the number of shares of Thorium Power common stock represented thereby have been converted in the merger.

No certificate or scrip representing fractional shares of Novastar common stock will be issued in the merger. Each holder of Certificates who would otherwise have been entitled to a fraction equal to one-half or more of a share of Novastar common stock will receive a full share of Novastar common stock, and fractional interests of less than one-half of a share of Novastar common stock will be canceled.

Until the certificates are surrendered, Thorium Power stockholders will not be entitled to vote on matters submitted to Novastar stockholders, transfer or dispose of the Novastar common stock or receive dividends, if any, declared by Novastar.

DIRECTORS OF NOVASTAR AFTER THE MERGER

Effective April 2, 2006, Charles Merchant and Paul Carter resigned from the board of directors of Novastar and Seth Grae, Cornelius J. Milmoe and Thomas Graham, Jr. were appointed as directors of Novastar. Messers. Grae, Milmoe and Graham are expected to remain as directors following the closing of the merger. The board of directors of Thorium Power will have the same members as the board of directors of Novastar following the closing of the merger

Following is biographical information regarding each of Novastar’s directors:

SETH GRAE. Mr. Grae, age 43, was named the Chief Executive Officer and President of Novastar on March 17, 2006, and effective April 2, 2006, became a director of Novastar.

Mr. Grae is the President, the Chief Executive Officer and a director of Thorium Power. Mr. Grae has played an active role in all business activities of Thorium Power since its inception in 1992. Mr. Grae led the efforts that resulted in Thorium Power’s project at the Kurchatov Institute becoming one of the first grant recipients from the United States Department of Energy (“DOE”) for nuclear non-proliferation-related work in Russia. He is a member of the board of directors of the Bulletin of the Atomic Scientists and has served as co-chair of the American Bar Association’s Committee on Arms Control and Disarmament. As a former member of the board of directors of the Lawyers Alliance for World Security, Mr. Grae helped advise on the drafting of nuclear export control regulations in China and Belarus, and he participated in consultations with the government of India on nuclear power and weapons. On a pro bono basis, he represented refuseniks, who were nuclear scientists, in securing exit visas from the Soviet Union. Mr. Grae obtained his B.A. from Brandeis University cum laude, J.D. from American University, LL.M. in International Law with honors from Georgetown University and M.B.A. from Georgetown University. He has been admitted to the bars of New York, Connecticut, and Florida (all now inactive).

THOMAS GRAHAM, JR. Ambassador Graham, age 72, became the Interim Secretary and a director of Novastar on April 2, 2006, and chairman of the board of directors on April 4, 2006.

Ambassador Graham is one of the world’s leading experts in nuclear non-proliferation. He is Chairman of the Board of the Cypress Fund for Peace and Security. Ambassador Graham has served as a senior U.S. diplomat involved in the negotiation of every major international arms control and non-proliferation agreement for the past 35 years, including the Strategic Arms Limitations Talks (SALT), Strategic Arms Reduction Talks (START Treaties), Anti-Ballistic Missile (ABM) Treaty, Intermediate Nuclear Forces (INF) Treaty, Nuclear Non-Proliferation Treaty (NPT), Conventional Armed Forces in Europe (CFE) Treaty and Comprehensive Test Ban Treaty (CTBT). In 1993, Ambassador Graham served as the Acting Director of the U.S. Arms Control and Disarmament Agency (ACDA), and for seven months in 1994 served as the Acting Deputy Director. From 1994 through 1997, he served as the Special Representative of the President of the United States for Arms Control, Non-Proliferation and Disarmament, and in this capacity successfully led U.S. government efforts to achieve the permanent extension of the NPT. He also served for 15 years as the general counsel of ACDA. Ambassador Graham worked on the negotiation of the Chemical Weapon Convention and the Biological Weapons Convention. He drafted the implementing legislation for the Biological Weapons Convention and managed the Senate approval of the ratification of the Geneva Protocol banning the use in war of chemical and biological weapons. He is also Chairman of the Board of Mexco Energy Corporation, an oil and gas exploration company listed on the American Stock Exchange (stock ticker symbol MXC). Ambassador Graham received an A.B. in 1955 from Princeton and a J.D. in 1961 from Harvard University. He is a member of the Kentucky, the District of Columbia and the New York Bars and is a member of the Council on Foreign Relations. He chaired the Committee on Arms Control and Disarmament of the American Bar Association from 1986-1994. Ambassador Graham received the Trainor Award for Distinction in Diplomacy from Georgetown University in 1995.

CORNELIUS J. MILMOE. Mr. Milmoe, age 59, became a director of Novastar on April 2, 2006 and he was appointed the Chief Operating Officer of Novastar on April 4, 2006.

Mr. Milmoe served as General Counsel for General Electric’s nuclear fuel business that provided nuclear fuel fabrication, software and design services to 50 nuclear reactors in the U.S., Europe, Japan, Mexico and Taiwan. At GE Nuclear Fuel, Mr. Milmoe led legal negotiations for all reactor reload contracts (valued at $30 to $300 million each), created a joint venture with Hitachi and Toshiba to build a $70 million modern fuel processing plant that reduced costs by 30% and environmental effluents by 90%, and created a marketing joint venture with ENUSA that led to GE Nuclear Fuel’s first fuel sales at plants in Germany and Finland. Since leaving GE in 2000, Mr. Milmoe has run his own consulting firm that has included GE as a major client, focusing on international energy transactions. Mr. Milmoe formed a project team to recover low enriched uranium for fuel fabrication from uranium concentrates at the Ulba Metallurgical plant in Kazakhstan. The DOE-supported project team included GE, Brookhaven National Laboratory, Massachusetts Institute of Technology, Kazatomprom and RWE Nukem. Mr. Milmoe’s other projects include construction of a copper-beryllium alloy processing plant in Kazakhstan, sourcing zirconium components in Russia for Western nuclear power plants and R&D agreements for advanced nuclear technologies. Mr. Milmoe’s firm has also received contracts to improve DOE reporting and management of all projects relating to the implementation of President Bush’s National Energy Policy and DOE’s international energy agreements, particularly science and technology agreements and nuclear non-proliferation agreements. Mr. Milmoe earned his B.A. from Colgate University in 1969 and earned his J.D. from Columbia University Law School and was admitted to the bar in 1974. From 1974 to 1980, Mr. Milmoe served as Staff Attorney and Special Assistant to the New York Public Service Commission. From 1980 to 1994, Mr. Milmoe served as a counsel in the following divisions of General Electric: GE Naval & Small Steam Turbines, GE Aircraft Engines, GE Government Services, GE Automated Systems, GE Aircraft Instruments, GE Armament Systems and GE Silicones.

Neither the board of directors of Thorium Power nor the board of directors of Novastar has established an audit committee, compensation committee or nominating committee, or any committees performing similar functions, and neither has designated an audit committee financial expert. After the merger, all such applicable functions will continue to be handled by the board of directors as a whole.

OFFICERS OF NOVASTAR AFTER THE MERGER

From and after the closing of the merger, the officers of Novastar and Thorium Power (which will then be a wholly owned subsidiary of Novastar) will be identical and will be as follows:

Title	Name	Pre-Merger Affiliation
Chief Executive Officer, President and Director	Seth Grae	Thorium Power
Chief Operating Officer and Director	Cornelius J. Milmoe	Novastar
Interim Secretary and Director	Thomas Graham, Jr.	Thorium Power
Executive Vice President - International Nuclear Operations	Andrey Mushakov	Thorium Power
Treasurer and Acting Chief Financial Officer	Larry Goldman	Neither Company

Messrs. Grae and Graham were appointed to their respective offices on March 17, 2006, effective on April 2, 2006. Mr. Milmoe was appointed to his office on April 4, 2006. Mr. Goldman was appointed to his office on June 9, 2006 and Mr. Mushakov was appointed to his office on July 27, 2006.

LARRY GOLDMAN. Mr. Goldman became the Treasurer and Acting Chief Financial Officer of Novastar on June 13, 2006.

Mr. Goldman is a certified public accountant with over 20 years of auditing, consulting and technical experience as a partner in a mid-size New York City based accounting firm, working with a wide variety of companies, assisting them in streamlining their operations and increasing profitability. Prior to joining Novastar, Mr. Goldman worked as the Chief Financial Officer, Treasurer and Vice President of Finance of WinWin Gaming, Inc. (OTCBB: WNWN), a multi-media developer and publisher of sports, lottery and other games. Prior to joining WinWin, in October 2004, Mr. Goldman was a partner at Livingston Wachtell & Co., LLP and had been with that firm for the past 19 years. Mr. Goldman is also an independent director and audit committee chairman of Winner Medical Group Inc. (OTCBB: WMDG.OB), a China based manufacturer of medical disposable products and surgical dressings. Mr. Goldman has extensive experience in both auditing and consulting with public companies, and has experience providing accounting and consulting services to the Asian marketplace, having audited several Chinese public companies.

ANDREY MUSHAKOV. Mr. Mushakov became the Executive Vice President - International Nuclear Operations of Novastar on July 27, 2006. For information regarding Mr. Mushakov see “THORIUM POWER’S MANAGEMENT.”

THE MERGER AGREEMENT

Representations, Warranties and Covenants

The merger agreement contains customary representations and warranties of the parties. Novastar’s and TP Acquisition’s representations and warranties to Thorium Power relate to, among other things:

•	organization, standing, corporate power and similar corporate matters;

•	authorization, execution, deliver and enforceability of the merger agreement;

•	valid issuance of Novastar common stock;

•	capital structure;

•	accuracy of financial statements and other information;

•	absence of certain adverse changes;

•	absence of litigation not previously disclosed;

•	absence of liabilities or claims not previously disclosed;

•	timely filing of all required tax returns;

•	delivery of all requested information;

•	material contracts;

•	whether any brokers were retained in connection with the merger transaction;

•	status of employees and compliance with labor laws;

•	compliance with the federal securities laws and the accuracy of all information filed with the SEC;

•	compliance with environmental laws; and

•	absence of any untrue statement of a material fact.

Thorium Power’s representations and warranties to Novastar and TP Acquisition relate to, among other things:

•	organization, standing, corporate power and similar corporate matters;

•	authorization, execution, deliver and enforceability of the merger agreement;

•	capital structure;

•	accuracy of financial statements and other information;

•	absence of certain adverse changes;

•	absence of litigation not previously disclosed;

•	absence of liabilities or claims not previously disclosed;

•	timely filing of all required tax returns;

•	delivery of all requested information;

•	material contracts;

•	no brokers;

•	status of employees and compliance with labor laws;

•	compliance with environmental laws; and

•	absence of any untrue statement of a material fact.

None of the representations or warranties in the merger agreement will survive the closing.

Covenants Made By the Parties

The parties to the merger agreement have agreed to take certain actions prior the closing, including, among other things, the following:

•
the parties will use their commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the merger agreement;

•	the parties are entitled to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the other parties;

•	the parties will give prompt written notice to the other parties of any material adverse development causing a breach of any of their representations and warranties;

•
Novastar will prepare and file with the SEC this registration statement on Form S-4 and any amendment or supplement thereto, in addition to a separate registration statement relating to securities to be issued in the merger to affiliates of Novastar or Thorium prior to the merger and shares issued in connection with private placements prior to the merger. The parties have agreed to use their commercially reasonable efforts to have such registration statements declared effective by the SEC as promptly as practicable after the filing. Thorium Power has agreed to cooperate with Novastar in the preparation of these registration statements, which includes, among other things, the delivery to Novastar of such audited financial statements as are required by the rules and regulations of the SEC for inclusion in the registration statement;

•
subject to the terms and conditions of the merger agreement, Thorium Power has agreed to proceed diligently and in good faith to, as promptly as practicable, obtain all required consents, make any other filings with and give any other notices to governmental entities or any other public or private third parties required to consummate the merger;

•	Novastar must furnish to Thorium Power all of their filings to be made with the SEC and all materials to be mailed to Novastar’s stockholders and will solicit comments from Thorium Power;

•
the parties will operate only in the ordinary and usual course of business consistent with past practice and will use reasonable commercial efforts to preserve their respective business. In addition, Novastar has agreed not issue any securities to its employees, consultants, advisors or others in consideration for services rendered or to be rendered without the prior written consent of Thorium Power;

•
prior to issuing any public announcement or statement with respect to the merger, the parties will, subject to their respective legal obligations, consult with each other and will allow each other to review the contents of any such public announcement or statement and any such filing;

•
Thorium Power will use commercially reasonable efforts to cause the holders of its options and warrants that have an exercised price at $5.00 or less to exchange such securities for Novastar common stock pursuant to the merger agreement;

•	Novastar will appoint Seth Grae as its Chief Executive Officer and President;

•	the parties have agreed not to solicit the submission of merger proposal from any third parties;

•
on or before March 31, 2006, Novastar will use commercially reasonable efforts to raise at least $2,750,000 in an equity financing transaction and will invest at least $1,200,000 of such funds in Thorium Power for Thorium Power Common Stock at a price per share of $4.00; and

•
Novastar will use commercially reasonable efforts to amend certain contracts to which Novastar is a party, such that the only remedy for a breach of obligations by Novastar thereunder is termination of such contracts.

A number of the foregoing covenants have already been satisfied.

Conditions to the Completion of the Merger

The respective obligations of Thorium Power, Novastar and TP Acquisition to complete the merger are subject to the satisfaction or waiver of various conditions, including normal and customary closing conditions such as:

•	the accuracy of all representations and warranties;

•	the performance and compliance with all covenants, agreements and conditions;

•	the delivery of certificates, documents and legal opinions; and

•	the ability to complete the merger under applicable state laws.

In addition to the foregoing, Thorium Power’s and Novastar’s obligations to complete the merger are also subject to the satisfaction or waiver of, among other things, the following conditions:

•	this registration statement must become effective and no stop order suspending the effectiveness of this registration statement can be issued or remain in effect;

•
the board of directors of Novastar must approve (i) the merger agreement and the merger; (ii) amended and restated bylaws; and (iii) an amendment to Novastar’s Certificate of Incorporation to (a) increase the number of authorized shares of Novastar Common Stock to 500,000,000, (b) change the name of Novastar to “Thorium Power Ltd.” and (iii) make other changes as may be mutually agreed upon by the parties;

•	Novastar shall have obtained the written consent of the holders of a majority in interest of the Novastar Common Stock to the amendments to the Certificate of Incorporation of Novastar;

•
all directors of Novastar shall have resigned from their positions as directors and the persons designated by Thorium Power shall comprise the entire board of Novastar. In addition, Novastar shall have filed an information statement that complies with Rule 14f-1 of the Securities Exchange Act of 1934;

•	Seth Grae and Andrey Mushakov shall have entered into an employment agreement with Novastar;

•	the total number of shares of Thorium Power common stock held by dissenting stockholders shall not exceed 10% of the outstanding shares of its common stock;

•
holders of Thorium Power options and warrants that have an exercise price at $5.00 or less shall have agreed to exchange their securities for Novastar Common Stock in accordance with the merger agreement;

•	requisite approval of the merger by Thorium Power’s stockholders and board of directors;

•	receipt of releases from certain persons as the parties may reasonably request;

•
absence of any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a material adverse effect (financial or otherwise) on the business, assets, liabilities, condition, property, prospects or results of operations of the other party; and

•	the parties shall have completed their respective due diligence review of each other.

A number of these conditions have already been satisfied.

Alternative Proposals and Superior Proposals

Novastar, TP Acquisition Corp. and Thorium Power are prohibited under the merger agreement from soliciting acquisition proposals, including proposals from third parties to acquire all or a majority of their capital stock or ten percent or more of their business or assets regardless of how the transaction might be structured. These proposals are referred to in the merger agreement as “Alternative Proposals”. If one of the parties to the merger agreement receives an unsolicited Alternative Proposal, however, that party may enter into discussions or negotiations with respect to that Alternative Proposal and provide information to the party making the unsolicited Alternative Proposal if

•
the board of directors of the receiving party determines in good faith, after receiving the advice of its outside legal counsel, that action is required in order for the board of directors of the party to act in a manner consistent with its fiduciary duties under applicable law,

•	the board of directors of the party concludes in good faith, in consultation with its financial advisors, that the Alternative Proposal constitutes a Superior Proposal, and

•	the party receives from the person making the proposal a suitable confidentiality agreement.

The merger agreement defines “Superior Proposal” as an Alternative Proposal which the board of directors of a party to the merger agreement determines in good faith and after consultation with its financial advisor and after receiving the advice of its outside legal counsel to be more favorable to that party’s stockholders from a financial point of view than the merger and which is reasonably likely to be financed and otherwise completed without any undue delay

A party that receives an unsolicited Alternative Proposal must communicate to the other parties in writing the identity of the person making an Alternative Proposal and the terms and conditions of the Alternative Proposal. The party receiving the Alternative Proposal must also keep the other parties informed about the status of any actions, including any discussions, taken with respect to an Alternative Proposal or any amendments or modifications to it.

In response to the receipt of an unsolicited written Alternative Proposal, if a party has complied with the requirements of the merger agreement and the board of directors of the party

•
determines in good faith that the Alternative Proposal is a Superior Proposal (and continues to constitute a Superior Proposal after taking into account any modifications proposed by the other parties), and

•
after receiving the advice of its outside counsel has concluded in good faith that action is required in order for the board of directors of the party receiving the Alternative Proposal to act in a manner consistent with its fiduciary duties under applicable law, then, the board of directors of the party that received the Alternative Proposal may approve and recommend the Superior Proposal and, in connection with the Superior Proposal, withdraw or modify its approval or recommendation of the merger agreement.

Termination of the Merger Agreement

The agreement and plan of merger may be terminated at any time prior to the closing:

•	By the mutual written consent of the Parties.

•	By Novastar or TP Acquisition Corp.,

•	upon written notice to Thorium Power that any of the conditions have not been fulfilled or waived on or prior to October 31, 2006,

•
if there has been a breach by Thorium Power of any representation, warranty or covenant made by it in the merger agreement which has prevented the satisfaction of any condition to the obligations of Novastar and/or TP Acquisition Corp. to effect the closing and such breach has not been cured by Thorium Power or waived by Novastar and TP Acquisition Corp. within 20 business days after all other conditions to closing have been satisfied or are capable of being satisfied,

•	if an Alternative Proposal relating to Thorium Power has not been rejected within thirty (30) days after receipt of such a proposal by Thorium Power, or

•	if Novastar and/or TP Acquisition Corp. have complied with the provisions of the merger agreement relating to Superior Proposals.

•	By Thorium Power,

•	upon written notice to Novastar and TP Acquisition Corp. that any of the conditions have not been fulfilled or waived on or prior to October 31, 2006,

•
if there has been a breach by Novastar or TP Acquisition Corp. of any representation, warranty or covenant made by it in the merger agreement which has prevented the satisfaction of any condition to the obligations of Thorium Power to effect the closing and such breach has not been cured by Novastar and/or Acquisition Sub or waived by Thorium Power within 20 business days after all other conditions to closing have been satisfied or are capable of being satisfied,

•	if an Alternative Proposal relating to Novastar and/or Acquisition Sub has not been rejected within thirty (30) days after receipt thereof by Novastar and/or Acquisition Sub, or

•	if Thorium Power has complied with the provisions of the merger agreement relating to a Superior Proposal.

•
By any party to the merger agreement if a governmental authority issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and nonappealable.

If the merger agreement is terminated by a party as a result of that party's acceptance of a Superior Proposal in accordance with the merger agreement, or as a result of a party not rejecting an alternative proposal within 30 days of receipt of such alternative proposal, then such party shall be obligated to pay a termination fee of $500,000.

REGULATORY APPROVALS

No filings are required to be made and no approvals are required to be obtained pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. However, any time before or after the consummation of the merger, the Department of Justice, the Federal Trade Commission, state attorneys general, the antitrust regulatory agencies of various foreign countries or a private person or entity could challenge the merger under antitrust laws and seek, among other things, to enjoin the merger or to cause Novastar to divest itself, in whole or in part, of Thorium Power or other businesses conducted by Novastar. Based on the information available to them, Novastar and Thorium Power believe that the merger will not violate the United States federal or state antitrust laws.

Thorium Power and Novastar conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. Thorium Power and Novastar are currently in the process of reviewing whether other filings or approvals may be required or desirable in these other jurisdictions. Some of these filings may not be completed prior to closing and some of these approvals, which are not as a matter of practice required to be obtained prior to effectiveness of a merger transaction, may not be obtained prior to closing.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

In General

The following discussion is a general summary of the U.S. federal income tax considerations in connection with the merger anticipated to be material to a holder of Thorium Power stock, options or warrants, as the case may be, who is a U.S. person (collectively, a “Thorium Power Holder”). Generally, a U.S. person is:

•	an individual citizen or resident of the United States;

•
a corporation (including an entity other than a corporation which is treated as a corporation for U.S. federal income tax purposes), a partnership or a limited liability company, that is created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if, in general, a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust in existence on August 20, 1996 if such trust has elected to continue to be treated as a U.S. person and met certain other requirements.

THE TAX CONSEQUENCES TO THORIUM POWER HOLDERS WHO ARE NOT U.S. PERSONS (INCLUDING INDIVIDUALS WHO WERE U.S. PERSONS IN THE PAST) INVOLVE TAX CONSIDERATIONS THAT ARE BEYOND THE SCOPE OF THIS DISCUSSION. IT IS THEREFORE ADVISED THAT EACH SUCH HOLDER CONSULT ITS TAX ADVISOR TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER AND OWNERSHIP OF NOVASTAR STOCK OR SECURITIES APPLICABLE TO SUCH HOLDER.

The discussion herein does not intend to be exhaustive of all possible tax considerations; for example, the discussion does not contain a description of any state, local or foreign tax considerations. In addition, this summary discussion is intended to address only those U.S. federal income tax considerations that are generally applicable to a Thorium Power Holder who holds Thorium Power stock, options or warrants, as the case may be, as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)), and this summary does not discuss all aspects of U.S. federal income taxation that might be relevant to a specific Thorium Power Holder in light of such person’s particular investment or tax circumstances.

In particular, the discussion does not purport to deal with all aspects of taxation that may be relevant to Thorium Power Holders that are subject to special treatment under the U.S. federal income tax laws, including, without limitation, individual retirement and other tax-deferred accounts; banks and other financial institutions; insurance companies; tax-exempt organizations; dealers, brokers or traders in securities or currencies; persons subject to the alternative minimum tax; persons who hold their Thorium Power stock or securities as part of a straddle, hedging, synthetic security, conversion transaction or other integrated investment consisting of Thorium Power or Novastar stock or securities, and one or more other investments; persons whose functional currency is other than the U.S. dollar; persons who received their Thorium Power stock, options or warrants as compensation in connection with the performance of services or on exercise of options received as compensation in connection with the performance of services; persons eligible for tax treaty benefits; and foreign corporations, foreign partnerships, other foreign entities and individuals who are not citizens or residents of the United States.

The information in this discussion is based on the federal income tax laws as of the date of this document, which include:

•	the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•
current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as expressed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling; and

•	court decisions.

There is a risk that future legislation, Treasury regulations, administrative interpretations and/or court decisions may change the current law or adversely affect existing interpretations of the U.S. federal income tax laws. Any change could apply retroactively to transactions preceding the date of the change and neither Novastar nor Thorium Power undertake to inform Thorium Power Holders of any change. In addition, there is a risk that the statements set forth in this summary discussion (which do not bind the IRS or the courts) may be challenged by the IRS and may not be sustained by a court if so challenged.

THE DISCUSSION HEREIN IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED BY ANY THORIUM POWER HOLDER AS BEING, TAX ADVICE. THEREFORE, EACH THORIUM POWER HOLDER IS URGED TO CONSULT WITH ITS TAX ADVISOR TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP OF NOVASTAR STOCK OR SECURITIES, INCLUDING THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO SUCH HOLDER.

United States Federal Income Tax Consequences to Thorium Power Holders

At closing, TP Acquisition Corp. will be merged with and into Thorium Power and Thorium Power Holders (other than holders of Thorium Power options and warrants which will be assumed by Novastar in the merger) will receive shares of Novastar common stock in exchange for their Thorium Power stock, options and warrants as set forth in the merger agreement.

Provided the transactions described herein are completed in accordance with the terms of the merger agreement, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Subject to the limitations and qualifications referred to herein, the merger described in the preceding paragraph should result in the following U.S. federal income tax consequences:

(1) None of Novastar, TP Acquisition Corp. or Thorium Power will recognize any gain or loss as a result of the merger.

(2) A Thorium Power Holder will not recognize gain or loss on receipt of shares of Novastar stock at closing in exchange for Thorium Power stock and non-compensatory options or warrants surrendered in the merger.

(3) The basis of the Novastar stock received by each Thorium Power Holder in the merger will be the same as the basis of the Thorium Power stock and non-compensatory options and warrants surrendered in exchange therefore.

(4) The holding period for Novastar stock received by each Thorium Power Holder in the merger in exchange for such holder’s Thorium Power stock and non-compensatory options or warrants will include such holder’s holding period for the Thorium Power stock and non-compensatory options or warrants surrendered in exchange therefore.

(5) A Thorium Power Holder who (i) perfects their dissenters’ rights under applicable law and receives a cash payment for their Thorium Power stock and (ii) does not own any Novastar stock or securities (either actually or constructively within the meaning of Section 318 of the Code) following the receipt of the cash, will generally recognize capital gain or loss measured by the difference between the amount of cash received and the holder’s adjusted tax basis in the surrendered Thorium Power stock.

Each Thorium Power Holder will be required to attach a statement to its federal individual income tax return for the taxable year in which the merger takes place. Such statement must contain the information listed in Treasury Regulation section 1.368-3(b). The statement must include, among other things, the holder’s adjusted tax basis in the stockholder’s Thorium Power stock, options or warrants and the number of shares and the value of the Novastar stock received.

The treatment of the merger for U.S. federal income tax purposes summarized immediately above cannot be guaranteed by either Novastar or Thorium Power and it is possible that the IRS may take a different position. If the IRS were to successfully assert that the merger is not a reorganization within the meaning of Section 368(a) of the Code, each Thorium Power Holder would be required to recognize gain or loss in the year of the closing based on the difference between the fair market value of the Novastar stock or options received by such holder, and the holder’s adjusted tax basis in the surrendered Thorium Power stock, options or warrants. In such an event, each Thorium Power Holder’s aggregate basis in any Novastar stock or options received (including any Novastar stock held in the Exchange Fund which is constructively received by such holder) would equal the fair market value of the stock or options at the time of receipt and the holding period for the stock or options would begin on the date of receipt.

Under the Code, a Thorium Power Holder in some circumstances may be subject to backup withholding with respect to the amount of cash, if any, received in the merger, unless the holder provides proof of an applicable exemption or a correct taxpayer identification number to Novastar and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be credited against the Thorium Power Holder’s U.S. federal income tax liability for the appropriate taxable year, provided the required information is furnished to the IRS.

Thelen Reid & Priest LLP has delivered an opinion to Thorium Power incorporating the preceding discussion. The opinion has been filed as an exhibit to the registration statement of which this prospectus is a part. The opinion is based, in part, on assumptions and on representations made by Thorium Power’s management.

An opinion of counsel only represents counsel’s best legal judgment, and has no binding effect or official status of any kind. No assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues. Neither Thorium Power nor Novastar has requested or will request a ruling for the IRS with regard to the U.S. federal income tax consequences of the merger.

RIGHTS OF DISSENTING STOCKHOLDERS

Upon completion of the merger, holders of Thorium Power common stock who did not consent to the adoption of the merger agreement and who follow the procedures specified in Section 262 of the Delaware General Corporation Law or DGCL within the appropriate time periods will be entitled to have their shares of Thorium Power common stock appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares in cash as determined by such court in lieu of the consideration that such stockholders would otherwise be entitled to receive pursuant to the merger agreement.

On April 12, 2006, Thorium Power distributed an information statement to its stockholders that informed the Thorium Power stockholders of the annual meeting that occurred on April 26, 2006. The information statement also notified the stockholders of Thorium Power that stockholders of Thorium Power holding the requisite number of shares to approve the merger signed a written consent that approved the merger agreement and the transactions contemplated thereby. The meeting was held solely for informational purposes and no vote was taken at the meeting. The information statement included detailed instructions about how to exercise appraisal rights. Stockholders who intended to exercise appraisal rights were required to submit written notice of this intent to Thorium Power prior to May 2, 2006, the twentieth day following the mailing of the information statement to the Thorium Power stockholders.

NOVASTAR RESOURCES LTD.
SELECTED HISTORICAL FINANCIAL INFORMATION

The data for the years ended June 30, 2004 and 2005 have been derived from Novastar’s consolidated financial statements that have been audited by Telford Sadovnick, P.L.L.C., independent auditors, which are contained elsewhere in this prospectus. The data for the nine months ended March 31, 2006 and 2005 and the balance sheet data as of March 31, 2006 have been derived from Novastar’s accounting records and have not been audited. This interim data contains all adjustments that are of a normal recurring nature necessary to present fairly the financial position and results of operations for the interim reporting period. Operating results for the nine-month period ended March 31, 2006 and the years ended June 30, 2005 and 2004 are not necessarily indicative of results that may be expected for any future periods. Please read the selected financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Novastar”, Novastar’s financial statements and related notes contained elsewhere in this prospectus, Novastar’s Form 10-KSB for the fiscal year ended June 30, 2005 and Novastar’s Form 10-QSB for the nine months ended March 31, 2006.

	NINE MONTHS ENDED MARCH 31,		YEARS ENDED JUNE 30,
	2006 (unaudited)	2005 (unaudited)	2005 (audited)	2004 (audited)
STATEMENT OF OPERATIONS DATA
Revenue	$0	$0	$0	$0
Expenses
Consulting	$3,362,399	$833,048	$2,303,533	$23,635
Interest attributable to beneficial conversion feature for notes payable	—	$442,813	$442,813	$55,178
Interest - other	—	—	$0	$678
Public relations	$132,785	—	$68,899	$0
Legal	$273,776	—	$27,654	$8,912
Administrative	$69,994	$80,526	$15,929	$3,996
Accounting	$50,113	—	$2,506	$3,031
Forgiveness of debt	—	—	$(169,818)	$0
Mineral property acquisition costs	$1,720,544	—	$0	$0
Mineral property exploration expenses	$269,608	—	$0	$0
Write down of equipment	—	—	$0	$0
Stock-based compensation	$5,020,335	—	—	—
Net Loss	$(10,899,554)	$(1,356,387)	$(2,691,516)	$(95,430)
Loss Per Share	$(0.11)	$(0.03)	($0.05)	$0.00
Weighted Average Number of Shares Outstanding	103,148,271	50,110,123	57,188,970	38,372,532

	AS OF March 31,	AS OF June 30,
	2006 (unaudited)	2005 (audited)	2004 (audited)
BALANCE SHEET DATA

Total Current Assets	$324,960	$802	$0
Long Term Investment	$700,000	$0	$0
Exploration Equipment	$55,290	$0	$774
Total Assets	$1,080,250	$802	$774
Total Current Liabilities	$691,505	$224,980	$323,663
Total Liabilities	$691,505	$224,980	$772,969

Total Stockholders’ Equity (Deficiency)	$388,745	($224,178)	($772,195)

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - NOVASTAR

The following discussion should be read in conjunction with Novastar’s financial statements, together with the notes to those statements, included elsewhere in this report. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of Novastar’s plans, objectives, expectations, and intentions. Novastar’s actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events.

Overview

Novastar has engaged in the acquisition, exploration and evaluation of mineral rights in properties containing thorium.   All commercially viable thorium metal is extracted from monazite.  The phosphate mineral monazite exists as a sand and may contain concentrations of 3.0% -12.0% thorium oxide as well as other rare earth minerals such as cerium, lanthanum, yttrium and neodymium, and platinum group metals (“platinum group metals”).

In the future, Novastar may acquire rights to properties that contain monazite deposits. Properties of interest to Novastar would be both monazite stockpiles and in ground concentrations of mineral monazite.

The current market for thorium is very limited. Novastar's objective has been to become a supplier of thorium to be used in the future as fuel in nuclear energy industry. Thorium can be used to power existing nuclear reactors using designs developed by Thorium Power. Thorium based nuclear fuels are believed to have several important advantages over conventional nuclear fuels, such as non-proliferation benefits, environmental benefits and possible cost and safety benefits.

Novastar expects to generate revenues in the future through the sale of thorium, platinum group metals and other rare earth minerals, but we have not done so to date.

Outlook

As of the date of this prospectus, there is not any significant global demand for thorium as a source of nuclear fuel. Novastar believes that there will be significant increases in demand for thorium at some future point; however, Novastar is unable to predict when or if this will occur.

The International Atomic Energy Agency (IAEA), a United Nations organization, submitted an official report on the thorium nuclear fuel cycle in May of 2005. On July 6, 2005 Novastar issued a press release commenting on this report. The IAEA report publicly promotes the significant benefits of thorium as a nuclear fuel. In addition, on page # 91 of its report, the IAEA recommended that companies augment the exploration and mining of thorium to insure the availability of sufficient supplies of reactor grade thorium.

To date, Novastar has invested approximately $1,350,000 in Thorium Power and upon consummation of the merger, Novastar will acquire Thorium Power and it will become Novastar’s wholly-owned subsidiary.

Seth Grae, the CEO of Thorium Power became Novastar’s CEO on March 17, 2006 pursuant to the terms of the merger agreement. He and Thomas Graham, Jr., a board member of Thorium Power, also became members of Novastar’s board of directors on April 2, 2006. Cornelius Milmoe became a director of Novastar on April 2, 2006 and its COO on April 4, 2006.

Novastar has worked with the government relations firm Capitol Project Partners, LLC. To inform government officials on the value of thorium and a thorium nuclear fuel cycle.

In addition to the acquisition of thorium properties and mineral rights, Management believes Novastar may have potential revenue opportunities to supplement its business since other metals of commercial significance can be extracted from Novastar’s properties. These would include platinum group metals and rare earth minerals of the yttrium group. Rare earth minerals can be divided into two groups: the yttrium group, containing yttrium, lanthanum, cerium, neodymium, and the dysprosium group, containing europium, gadolinium, terbium, dysprosium, holmium, and erbium. Mineral monazite only contains concentrations of rare earth minerals classified in the yttrium group.

Management believes that Novastar’s properties may also contain zirconium oxide. Zirconium metal is used as an alloy to coat metal parts to provide heat and corrosion resistance. It is widely used in nuclear reactors and management believes that there may be a growing use in the automotive industry to replace chrome. Management believes that platinum may also be present on Novastar’s properties. Platinum may be used to coat machinery parts to impart wear resistance and to electronic components to enhance electrical conductivity. Platinum is also widely used in the automotive industry for catalytic converters and in the jewelry industry.

Novastar Resources may process and stockpile rare earth minerals as a by-product of mining and refining mineral monazite into thorium oxide. Novastar intends to identify potential buyers of rare earth minerals both in the United States and abroad. With approximately 80% of world rare earth metals production sourced from the Peoples' Republic of China and no rare earth mineral mines operating in North America, rare earth minerals may become an important strategic commodity. Novastar believes that there may be short and intermediate term revenue generating opportunities from sales of rare earth minerals. Some of the commercial applications for rare earth minerals include, but are not limited to:

•	industrial super alloys used in the aerospace and nuclear industries

•	crystals manufactured for the production of lasers

•	the refining of petroleum products

•	in magnetic refrigeration technology

•	as catalysts used in the manufacture of fuel-cells

•	in cellular phones and other wireless equipment

•	magnetic plastic technology used in computer data memory devices

•	fiber-optic lines and to color, polarize and polish glass

•	the creation of high temperature superconductors

•	catalytic converters for the automotive industry

Results of Operations - Fiscal Year Ended June 30, 2005 and 2004

Summary

The following table summarizes the results of Novastar’s operations during the fiscal year ended June 30, 2005 and 2004 and provides information regarding the dollar and percentage increase or (decrease) from the 2005 fiscal year to the 2004 fiscal year.

Line Item	6/30/05	6/30/04	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$0.00	$0.00	$0.00	0%
Operating Expenses	$2,248,703	$39,574	$2,209,129	5582%
Interest Expense	$442,813	$55,856	$386,957	693%
Net Loss	$2,691,516	$95,430	$2,596,086	2720%
Loss per common share	($0.05)	$0.00	$0.05	—

Novastar's consolidated net loss for the fiscal year ended June 30, 2005 was $2,691,516 or $.05 per share compared to the previous year's consolidated net loss of $95,430 or $0.00 per share for a net loss increase of $2,596,086. The largest new expense was related to consulting services, totaling $2,303,533 for the year ended June 30, 2005, performed by consultants whose services included research into prospective business venues, seeking out business opportunities, making introductions and other business consulting. This increase in consulting expense was $2,279,898, which accounted for approximately 88% of the increase in Novastar’s net loss for the year ended June 30, 2005.

Corporate administration and public relations

Corporate administrative and public relations costs totaled $84,828 in the 2005 fiscal year compared to $3,996 in the previous year, representing an increase of $80,832. Included in these costs are the costs of a public relations program started in the year and business development costs in association with seeking mineral interest opportunities and promoting the use of Thorium based nuclear fuels. Also included are travel expenses for executives and geologists, travel to various conferences and other miscellaneous office expenses.

Legal and accounting costs

Legal and accounting costs totaled $30,160 in the 2005 fiscal year compared to $11,943 in the previous year, representing an increase of $18,217 or 152%. This increase reflects primarily the company’s business activity in the current year in lead up to the property acquisitions, pre-merger activities and financing achieved subsequent to fiscal year-end.

Cash Flows - Fiscal Year Ended June 30, 2005 and 2004

Cash provided by Operations

Cash provided by operations was $7,079 in the 2005 fiscal year compared to cash used of $10,294 in the previous year.

The increase of $17,373 can be attributed to an increase in Novastar’s expenses.

During the 2005 fiscal year $2,239,533 of consulting services were provided to Novastar for which Novastar paid in common shares in lieu of cash. A further $1,000,000 of consulting services were provided for debt which converted to common shares and common stock purchase warrants. This compares to $22,500 of services in the prior fiscal year paid for by the issuance of shares in lieu of cash.

Including the effect of $169,818 in debt forgiven, accounts payable and accrued liabilities increased by $71,135 as compared to $7,265 in the prior year.

The above-noted increases and increases in other costs arise from increased business activity as Novastar embarked on its new business model of acquiring, exploring and developing thorium and rare earth mineral properties and rights thereto, and its alliance and merger negotiations with Thorium Power.

During the 2005 fiscal year interest attributable to the beneficial conversion of notes payable totaled $442,813 as compared to $55,178 in the prior year. This increase is attributable to the conversion of notes payable in the current year to shares and warrants.

Financing Activities

Novastar received from its noteholders cash from financing activities of $7,881 in its fiscal year ended June 30, 2005, compared to $9,400 in the previous year.

In addition Novastar received proceeds of $94,140 in the 2005 fiscal year through a private placement which was to close subsequent to year-end; this placement was terminated after year-end and the proceeds returned to the subscribers.

Results of Operations - Nine Months Ended March 31, 2006 and 2005

Summary

The following table summarizes the results of Novastar’s operations during the nine month period ended March 31, 2006 and 2005 and provides information regarding the dollar and percentage increase or (decrease) from the 2006 period to the 2005 period.

Line Item	3/31/06	3/31/05	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$0.00	$0.00	$0.00	0%
Operating Expenses	$10,899,554	$913,574	$9,985,980	1090%
Interest Expense	—	$442,813	($442,813)	(100)%
Net Loss	$10,899,554	$1,356,387	$9,543,167	700%
Loss per common share	($0.11)	($0.03)	$0.08	270%

Novastar's consolidated net loss for the nine month period ended March 31, 2006 was $10,899,554 or $0.11 per share compared to the same period of the previous year consolidated net loss of $1,356,387 or $0.03 per share for a net loss increase of $9,543,167. The largest expense was related to stock-based compensation expenses of $4,150,000 to Novastar’s new director and CEO issued in accordance to an employment agreement Novastar entered into in February 2006. Novastar also issued stock for consulting services performed by consultants whose services included research into prospective business venues, seeking out business opportunities, making introductions and other business consulting. Total consulting and stock-based compensation issued to officers, consultants and others totaled approximately $8,400,000, or approximately 77% of Novastar’s total net loss for the nine month period ended March 31,2006.

Mineral production and revenue

As Novastar is in the exploration stage regarding its mineral interests (leases located in Alabama, acquired on September 14 and December 31 2005, from entities controlled by former CEO Charles Merchant, and claims located in North Queensland, Australia, acquired on September 30, 2005), Novastar has not, as of yet, produced any minerals revenues nor produced any minerals.

Exploration, property evaluation and holding costs

As of its fiscal year-end, Novastar held no mineral interests. It subsequently acquired three mineral leases. A mineral lease in Clay County, Alabama was assigned to Novastar on September 14, 2005. The agreement is more completely described in the section captioned “NOVASTAR’S BUSINESS - Properties.”

On December 31, 2005, Novastar acquired a 51% interest in mineral leases in Clay and Cleburne Counties in Alabama. The assignment agreement is more completely described in the section captioned “NOVASTAR’S BUSINESS - Properties.”

On September 30, 2005, Novastar acquired certain North Queensland, Australia mineral interests. The acquisition agreement is more completely described in the section captioned “NOVASTAR’S BUSINESS - Properties.”

Corporate administration and public relations

Corporate administrative and public relations costs totaled $202,779 during the nine month period ended March 31, 2006 compared to $80,526 in the same period of the previous year, representing an increase of $122,253. Included in these costs are the costs of a public relations program started in the year and business development costs in association with seeking mineral interest opportunities and promoting the use of thorium based nuclear fuels. Also included are travel expenses for executives and scientists, travel to various conferences and other miscellaneous office expenses.

Legal and accounting costs

Legal and accounting costs totaled $323,889 during the nine month period ended March 31, 2006 compared to none in the previous year, representing an increase of $323,889. This increase reflects primarily legal fees incurred in connection with the entry into the merger agreement with Thorium Power and related transactions, the company’s business activity in the current year in lead up to the property acquisitions and financing achieved during the nine month period ended March 31, 2006.

Cash Flows - Nine Months Ended March 31, 2006 and 2005

Cash provided by Operations

Cash used by operations was $622,572 during the nine month period ended March 31, 2006 as compared to cash used of $107,881 in the same period of the previous year.

The change can be attributed to an increase in Novastar’s period end accounts payable and accrued liabilities and other payables of $504,025. This increase was offset by a decrease in prepaid expenses at period end of $258,444.

The above-noted increases and increases in other costs (namely, public relations and legal) arise from increased business activity as Novastar embarked on its new business model of acquiring, exploring and developing thorium, platinum group metals and rare earth mineral properties and rights thereto. Additional costs were incurred in connection with the entry by Novastar into the merger agreement with Thorium Power and the actions taken in connection with the merger agreement.

Investing Activities

Cash used by investing activities increased $758,200 during the nine month period ended March 31, 2006. This increase was due primarily to an investment of $700,000 Novastar made to purchase 175,000 shares of Thorium Power at $4 per share. The remaining $58,200 was spent on exploration equipment.

Financing Activities

Novastar received cash from financing activities of $1,446,486 during the nine month period ended March 31, 2006, compared to $107,881 in the same period of the previous year.

In addition Novastar received proceeds of $631,000 in the nine month period ended March 31, 2006 through a private placement. The placement was an offering of 4,209,998 units at a price of $0.15 per unit. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.30 per share and has an expiry date of twelve months from the closing date of the subscription.

The company also received $1,262,500 through another private placement, offering 4,208,331 units at $0.30 per unit. There are also warrants that were issued that entitle the holder to purchase one additional share of stock at a price of $0.50 per share.

On February 20, 2006, Novastar repurchased 5,000,000 shares of its common stock from Walter Doyle, the prior owner of Novastar’s North Queensland, Australia property, for $400,000 or $0.08 per share.

Liquidity and Capital Resources

At March 31, 2006, Novastar's total assets were $1,080,250. Liabilities as of March 31, 2006 totaled $691,505. Novastar had working capital deficiency of $366,545 at March 31, 2006.

Novastar recently closed a $15,000,000 private placement, for the purpose of acquiring, exploring and developing Thorium and rare earth minerals properties as well as assist Novastar in connection with the planned acquisition of Thorium Power and the development of Thorium Power’s business.

Major cash commitments in the next fiscal year are related to the funding of Thorium Power’s business, corporate administration and operations, and proposed exploration activities.

Off Balance Sheet Arrangements

Novastar does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on Novastar’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in Novastar’s securities.

Seasonality

Novastar’s business has not been subject to any material seasonal variations in operations, although this may change in the future.

Inflation

As a development stage company, Novastar’s business, revenues and operating results have not been affected in any material way by inflation. If and when it begins marketing thorium and other minerals, Management expects its business will be affected by inflation and commodity price volatility.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, Novastar has identified the following significant policies as critical to the understanding of its financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Novastar’s management expects to make judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although Novastar believes that its estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on Novastar’s results of operation and/or financial condition. Novastar has identified certain accounting policies that it believes are most important to the portrayal of its current financial condition and results of operations. Novastar’s significant accounting policies are disclosed in Note 2 to the Consolidated Financial Statements included in its Annual Report on Form 10-KSB.

Mineral Property Exploration and Acquisition Costs

Costs of acquiring property concessions and exploration costs will be capitalized by project area when a production decision is made in respect to the project and Novastar is reasonably assured that it will receive regulatory approval to permit mining operations. Costs to maintain the property concessions and leases are expensed as incurred. When a property concession reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves. To date no property concessions have reached production stage.

Property concessions will be periodically assessed for impairment of value and any diminution in value is charged to operations at the time of impairment. Should a property concession be abandoned, its capitalized costs will be charged to operations. Novastar charges to operations the allocable portion of capitalized costs attributable to property concessions sold. Capitalized costs will be allocated to property concessions abandoned or sold based on the proportion of claims abandoned or sold to the claims remaining within the project area.

Deferred tax assets and liabilities

Novastar will recognize the expected future tax benefit from deferred tax assets when the tax benefit is considered to be more likely than not of being realized. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted cash flows and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of Novastar to realize deferred tax assets could be impacted. Additionally, future changes in tax laws in the jurisdictions in which Novastar operates could limit Novastar’s ability to obtain the future tax benefits.

Property and equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line or accelerated methods over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years for equipment, and 39 years for buildings.

Novastar evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. Novastar determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

Accounting for Stock Based Compensation, Stock Options and Warrants Granted to Employees and Nonemployees

Novastar currently reports stock issued to employees under the rules of SFAS No. 123R.

The options were valued using the Black-Scholes option pricing model. The assumptions used were as follows: volatility of 284%, a risk-free interest rate of 4.33% and an exercise term of ten years.

Environmental Matters

When it is probable that costs associated with environmental remediation obligations will be incurred and they are reasonably estimable, Novastar will accrue such costs at the most likely estimate. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study for such facility and are charged to provisions for closed operations and environmental matters. Novastar periodically reviews its accrued liabilities for such remediation costs as evidence becomes available indicating that its remediation liability has potentially changed. Costs of future expenditures for environmental remediation are not discounted to their present value unless subject to a contractually obligated fixed payment schedule. Such costs are based on Novastar’s current estimate of amounts that are expected to be incurred when the remediation work is performed within current laws and regulations. Recoveries of environmental remediation costs from other parties will be recorded as assets when their receipt is deemed probable.

Future remediation costs for inactive mines will be accrued based on management’s best estimate at the end of each period of the undiscounted costs expected to be incurred. Such costs estimates include, where applicable, ongoing care, maintenance and monitoring costs. Changes in estimates are reflected in earnings in the period an estimate is revised.

Accounting for reclamation and remediation obligations requires management to make estimates unique to each mining operation of the future costs Novastar will incur to complete the reclamation and remediation work required to comply with existing laws and regulations. Actual costs incurred in future periods could differ from amounts estimated. Additionally, future changes to environmental laws and regulations could increase the extent of reclamation and remediation work required. Any such increases in future costs could materially impact the amounts charged to earnings. At March 31, 2005 and the years ended June 30,2005 and 2004, Novastar has no accrual for reclamation and remediation obligations because management cannot make a reasonable estimate. Any reclamation or remediation costs related to abandoned concessions has been previously expensed.

THORIUM POWER, INC.
SELECTED HISTORICAL FINANCIAL INFORMATION

You should read the following summary financial data together with the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Thorium Power” and Thorium Power’s financial statements and related notes contained elsewhere in this prospectus.

The data for the years ended December 31, 2005 and 2004 have been derived from Thorium Power’s financial statements that have been audited by Child Van Wagoner and Bradshaw, PLLC, independent auditors, which are contained elsewhere in this prospectus. The data for the three months ended March 31, 2006 and the balance sheet data as of March 31, 2006 has been derived from Thorium Power’s accounting records and have not been audited. However, in the opinion of management, all adjustments (which are of a normal recurring nature) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2006 and for all periods presented, have been made. Operating results for the three month period ended March 31, 2006 and the years ended December 31, 2005 and 2004 are not necessarily indicative of results that may be expected for any future periods.

	FOR THE THREE MONTHS ENDED MARCH 31		YEARS ENDED DECEMBER 31		Cumulative from January 8, 1992 (inception) through March 31, 2006
	2006 (unaudited)	2005 (unaudited)	2005 (unaudited)	2004 (unaudited)
STATEMENT OF OPERATIONS DATA

Revenues	$0	0	$0	0	$624,985
Operating Expenses	330,973	113,272	457,503	623,526	16,457,320
Operating Loss	330,973	113,272	457,503	623,526	15,832,335
Other Income (Loss)	(866)	0	(303,001)	(351,1480)	30,834
Net Loss	331,839	113,272	760,504	974,674	15,801,501

Basic and diluted net loss per share	(0.09)	(0.03)	(0.23)	(0.30)
Weighted average shares outstanding	3,558,395	3,289,463	3,314,862	3,249,421

	AS OF MARCH 31	AS OF DECEMBER 31
	2006	2005	2004
BALANCE SHEET DATA

Cash and cash equivalents	$673,653	$283	462
Working capital	233,791	(982,278)	(844,196)
Total Assets	911,732	246,556	247,718
Long-term debt	13,746	14,818	0
Stockholders’ equity	454,832	(757,103)	(603,746)

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS - THORIUM POWER

The following discussion should be read in conjunction with Thorium Power’s financial statements, together with the notes to those statements, included elsewhere in this report. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of Thorium Power’s plans, objectives, expectations, and intentions. Thorium Power’s actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events.

Overview

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992, changed its name to Thorium Power, Inc. in April 2001. Thorium Power is engaged in the development of nuclear fuel designs into three markets: (1) weapons-grade plutonium disposition, (2) reactor-grade plutonium disposition, and (3) nuclear fuel for commercial nuclear fuel designs. These fuel designs are for use in existing light water reactors. Presently, Thorium Power is focusing most of its efforts primarily on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel designs for the Russian VVER reactors.

Thorium Power’s future customers may include nuclear fuel fabricators and/or nuclear power plants, and/or U.S. or foreign governments.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. Thorium Power, therefore, prepares its financial statements as a Development Stage Company.

Material Opportunities and Challenges

A major opportunity for Thorium Power is the possibility that its fuel designs may be used in many existing light water reactors in the future. Thorium Power is developing nuclear fuel designs for use in Russian VVER-1000 light water reactors. Management believes that these designs can later be used in Western reactors. Light water reactors are the dominant reactor types in the world and fuels for such reactors constitute the majority of the commercial market for nuclear fuel. Thorium Power’s focus is on three different types or variants of thorium fuel designs. The first is a thorium fuel designed to dispose of weapons-grade plutonium that is stockpiled in Russia. The second is designed to dispose of reactor-grade plutonium that has been extracted from spent fuel from commercial rectors and stockpiled in Russia, Western Europe, the U.S. and Japan. The third is a fuel designed not to dispose of plutonium, but rather to provide reactor owner-operators with an economically alternative fuel that will not generate spent fuel containing weapons-usable plutonium. All three of these fuel variants are also expected to have additional benefits, including reduced volume and long-term radio-toxicity of spent fuel for the same amount of electricity generated as compared with uranium fuels that are currently used in light water reactors.

Management believes its greatest challenge is that nuclear power plant operators are hesitant to be the first to use a new type of nuclear fuel. For this reason, it is important to Thorium Power that the United States and Russian governments cooperate with each other and with Thorium Power in using Thorium Power’s fuel design to dispose of weapons-grade plutonium in Russia. Management believes that use of this fuel can help the governments meet their policy goal of eliminating this plutonium, so the plutonium can never be stolen and used by others to make nuclear weapons. If the United States and Russian governments cooperate and this fuel is used, then management believes that it will be less difficult for Thorium Power to introduce its reactor-grade plutonium disposing fuel design to governments and companies that operate nuclear power plants. If, on the other hand, Thorium Power’s weapons-grade plutonium disposing fuel is not used in Russia, it will be more difficult to have the reactor-grade plutonium disposing fuel used. If the reactor-grade plutonium disposing fuel is used, management believes that it will be less difficult to interest reactor operators and governments to use Thorium Power’s commercial fuel design. Management believes that it will be less difficult because the three fuel variants are quite similar, so demonstrating any one of them in a nuclear power plant could help show that the other designs can also be used in commercial nuclear power plants.

Thorium Power is focusing on the fuel variant to dispose of weapons-grade plutonium in Russia because it can help the United States and Russian government meet their national security goal of disposing of this plutonium. For this reason, management believes that it will be less difficult to have this fuel used first, before the other fuel variants are demonstrated.

Thorium Power has been developing relations with the United States and Russian governments for over ten years. Thorium Power, in cooperation with these governments, has been demonstrating its fuel concepts in a research reactor in Russia for over three years. Thorium Power has helped cause independent analyses of the technology to be performed, including a May 2005 report by the International Atomic Energy Agency and a Spring 2005 report by Westinghouse Electric Company, and these analyses are positive and management believes can help lead to deployment of these nuclear fuels.

Thorium Power also is working with Russian scientific institutes to have all three of the fuel variants demonstrated simultaneously in a Russian VVER-1000 rector as soon as three years from now if adequate support and funding levels are provided by the United States government and the Russian government provides necessary support. Management believes that it will be necessary to have a working relationship with a major nuclear fuel fabricator and vendor to have its fuel designs widely deployed in global markets.

Thorium Power’s nuclear fuel designs have never been demonstrated in a full size commercial reactor powering a city. The plans for demonstrating the fuels in a VVER-1000 reactor in Russia would provide that operating experience that is important to reactor owners and regulatory authorities. If the project is adequately funded by a public-private partnership, the fuels can be demonstrated in the VVER-1000 reactor, which can help convince other light water reactor operators around the world to accept thorium fuel designs.

Thorium Power has been building relationships with companies and organizations in the nuclear power industry for several years. These companies and organizations can work in a consortium with Thorium Power as government contractors to dispose of weapons-grade plutonium. If Thorium Power is unable to obtain contracts to dispose of plutonium from weapons or spent fuel, or make arrangements with companies in the nuclear power industry to seek these contracts, it will be more difficult to have the fuel designs deployed beyond the VVER-1000 market. The companies that Thorium Power is discussing these matters with can have opportunities to sell into the commercial nuclear power industry nuclear fuel branded with their name. Thorium Power would need to enter into an agreement with one or more of these companies. Without such an arrangement with a nuclear fuel fabricator, it would be more difficult for Thorium Power’s fuels to be sold. In addition to the reputations, guarantees, service, and other benefits that these companies provide when selling fuel to nuclear power plant operators, they also often have multi-year fuel supply contracts with the reactor operators, so it can be almost impossible to penetrate some markets for nuclear fuel without working with a nuclear fuel supplier that can support long term contracts. If Thorium Power is successful in demonstrating the nuclear fuel designs in Russia and in continuing to build relationships with nuclear fuel fabricators, management believes it may lead to competition among these major companies in the nuclear power industry to work with Thorium Power in producing and selling the nuclear fuels to governments and commercial reactor operators.

Results of Operations - Fiscal Year Ended December 31, 2005 and 2004

Summary

The following table summarizes the results of Thorium Power’s operations during the fiscal year ended December 31, 2005 and 2004 and provides information regarding the dollar and percentage increase or (decrease) from the 2005 fiscal year to the 2004 fiscal year.

Line Item	12/31/05	12/31/04	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	-	-	-	-
Operating Expenses	$760,558	$947,779	$(214,221)	(34.4)%
Other Expenses (Income)	$(54)	$(105)	$(51)	(49)%
Net Loss	$760,504	$974,674	$(214,170)	(21.9)%
Loss per common share	$0.23	$0.30	$(0.07)	23.3%

Thorium Power's net loss for the fiscal year ended December 31, 2005 was $760,504 or $0.23 per share compared to the previous year's net loss of $974,674 or $0.30 per share for a net loss decrease of $214,170.

This decrease in loss per common share is primarily attributed to a significant reduction in general and administrative expenses due to lower marketing and depreciation expenses.

Cash Flows - Fiscal Year Ended December 31, 2005 and 2004

Cash provided by Operations

Net cash used by operations was $287,597 in the 2005 fiscal year compared to cash used of $265,564 in the previous year.

The change of $22,033 can be attributed to an increase in research and development costs and salaries.

Financing Activities

Thorium Power received net cash from financing activities of $313,375 in its fiscal year ended December 31, 2005, compared to $268,950 in the previous year.

The change of $44,425 can be attributed to an increase in loans advanced to Thorium Power by related parties and proceeds from a long term note.

Results of Operations - Three Months Ended March 31, 2006 and 2005

Summary

The following table summarizes the results of Thorium Power’s operations during the three month period ended March 31, 2006 and 2005 and provides information regarding the dollar and percentage increase or (decrease) from the 2006 period to the 2005 period.

Line Item	3/31/06	3/31/05	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	—	—	—	—
Operating Expenses	$330,973	$113,272	$217,701	192%
Other Expenses	$866	—	$866	—
Net Loss	$331,839	$113,272	$218,567	193%
Loss per common share	$(0.09)	$(0.03)	$0.06	200%

Thorium Power's net loss for the three month period ended March 31, 2006 was $331,839 or $(0.09) per share compared to the same period of the previous year net loss of $113,272 or $(0.03) per share for a net loss increase of $0.06. The largest new expense was related to professional fees incurred in preparation for Thorium Power’s upcoming merger with Novastar.

Cash Flows - Three Months Ended March 31, 2006 and 2005

Cash provided by Operations

Cash used by operations was $839,606 during the three month period ended March 31, 2006 as compared to cash used of $31,736 in the previous year.

The change of $807,870 can be primarily attributed to a reduction or payment of Thorium Power’s accrued liabilities.

Financing Activities

Thorium Power received cash from financing activities of $1,514,333 during the three month period ended March 31, 2006, compared to $56,457 in the same period of the previous year.

This increase is due to an increase in the proceeds from the issuance of Thorium Power’s common stock of $1,532,075. This increase was offset by a decrease or repayment of loans from related parties of $24,330.

Liquidity and Capital Resources

At March 31, 2006, Thorium Power's total assets were $911,732. Total liabilities as of March 31, 2006 totaled $456,900. Thorium Power had working capital of $233,791 at March 31, 2006.

Thorium Power anticipates, prior to and following the merger, that it will continue to have access to the cash that was raised by Novastar in its Private Placement in May, 2005. Thorium Power is in the process of creating a plan to develop and deploy its technology. While Thorium Power presently expects that the proceeds raised in the Private Placement transactions will be sufficient to meet its general operating needs for the next 12 months, Thorium Power will need additional capital to deploy its technology. At this stage of Thorium Power’s development, it is difficult to estimate the total costs to fully develop and deploy its technology

On February 22, 2006, Thorium Power entered into a teaming agreement with numerous institutions in the University of Texas System, the City of Andrews, Texas, Midland Development Corporation and the Odessa Development Corporation pursuant to which Thorium Power committed $1,250,000 for the purpose of developing a conceptual design nuclear reactor research facility.

Off Balance Sheet Arrangements

Thorium Power does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on Thorium Power’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that are material to an investor in Thorium Power’s securities.

Seasonality

Management does not expect that Thorium Power’s business will not be subject to any material seasonal variations in operations.

Inflation

Management does not expect that Thorium Power’s business, revenues and operating results will not be affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, Thorium Power has identified the following significant policies as critical to the understanding of its financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires Thorium Power’s management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any.  Thorium Power considers its critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

●	Accounting for expenses in connection with stock options and warrants by using the Black-Scholes option pricing method;

●	Valuation of intangible assets;

●	Valuation of contingent liabilities

Management relies on historical experience, legal advice and on assumptions believed to be reasonable under the circumstances in making its judgment and estimates. Actual results could differ materially from those estimates.

NOVASTAR’S BUSINESS

General Overview

Novastar is currently a mineral exploration company. As of fiscal year-end June 30, 2005, Novastar had no mineral properties, but subsequently acquired mineral leases and claims located in Alabama, USA and North Queensland, Australia, respectively. These are exploration stage mineral properties prospective for thorium, platinum group metals (platinum group metals) and other rare earth minerals (REM).

Novastar's objective is to become a global supplier of thorium to the nuclear energy industry.

The phosphate mineral monazite, which exists as a sand, contains concentrations of thorium oxide as well as other REM. All commercially viable thorium metal is extracted from monazite.

Utilizing thorium based nuclear fuels has several important societal benefits, such as safety benefits, environmental benefits, and non-proliferation benefits. Thorium is more abundant, more efficient and safer to use as a reactor fuel than uranium. Also important, thorium fueled reactors leave behind very little weapons grade plutonium.

To this end, Novastar has acquired, and may acquire, both physical properties and rights to properties that contain monazite deposits. Properties of interest to Novastar contain both monazite stockpiles and in ground concentrations of monazite.

Corporate History

Novastar Resources Ltd. was incorporated under the laws of the state of Nevada on February 2, 1999, under the name of Aquistar Ventures (USA) Inc. Novastar was organized for the purpose of exploring for and, if possible, developing mineral properties primarily in the province of Ontario, Canada, through its wholly owned subsidiary, Aquistar Ventures Inc. ("Aquistar Canada"). Aquistar Canada was incorporated under the laws of the province of British Columbia, Canada, on April 13, 1995 and is now inactive.

On February 2, 2001, Novastar acquired 100% of the issued and outstanding capital stock of Custom Branded Networks, Inc. or CBN, a Delaware corporation, in exchange for 25,000,000 common shares of Novastar. Novastar then changed its name to Custom Branded Networks, Inc. on or about May 29, 2001. The business of CBN, the Delaware corporation which was Novastar’s wholly owned subsidiary, was the provision of turnkey private label Internet solutions to businesses and private organizations.

In May of 2003 Novastar began actively looking for other business opportunities that would provide superior economic opportunity, and in January 2005 it retained consultants to assist in the identification of opportunities in the nuclear sector, particularly with respect to thorium fuel and technology. Effective May 10, 2005, Novastar changed its name to Novastar Resources Ltd. During the period from September through December 2005, Novastar entered into three agreements to acquire mining interests in two properties in Alabama and one property in Queensland, Australia. In the same time frame, Novastar began discussions with Thorium Power that led to the merger agreement.

Employees

As of August 7, 2006 Novastar, operating in conjunction with Thorium Power, had six employees, five of whom are full-time employees.. Novastar believes that its relationship with its employees is satisfactory.

Novastar uses consultants with specific skills to assist with various business functions including evaluation, due diligence, acquisition initiatives, corporate governance and business development.

Government Regulation

Mining operations and exploration activities are subject to various national, state, provincial and local laws and regulations in the United States, Canada and Australia, as well as other jurisdictions, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. Directly, or through a service contractor, Novastar has pending or will make applications for those licenses, permits and other authorizations required to conduct its exploration activities on its leases and claims located in Alabama, USA and North Queensland, Australia, respectively.

Such approval may involve many levels of government (i.e. Federal, State, Provincial, County and/or City approval), and Novastar cannot predict whether all such approvals will be successfully obtained.

Novastar’s exploration projects are subject to various regulations governing protection of the environment, both in North America and in Australia. These laws are continually changing and, as a general matter, are becoming more restrictive. Management intends to conduct business in a way that safeguards public health and the environment.

Novastar believes that it is and will continue to be in compliance in all material respects with applicable statutes and regulations.

Changes to laws and regulations in the jurisdictions where Novastar owns property or may operate in the future could require additional capital expenditures and increased operating costs. Novastar is unable to predict what additional legislation or regulatory requirements, if any, might be proposed or enacted, and how such laws could impact the economics of its projects.

Management expects that it will not incur material capital expenditures for environmental control facilities until it determines that the market for its minerals will support these and all costs of mining.

Competition

Novastar competes with other mining companies in connection with the acquisition of prospective properties and mineral rights. There is competition for the limited number of opportunities, some of which is with other companies having substantially greater financial resources than Novastar. As a result, Novastar may have difficulty acquiring attractive projects at reasonable prices.

Novastar believes no single company has sufficient market power to affect the price or supply of thorium, rare earth minerals, platinum group metals or other minerals in the world market.

Properties

Mineral Property Descriptions and Mining Contracts

On September 14, 2005, Novastar entered into an Assignment of Specific Mineral Rights agreement (the “AGH Assignment Agreement”) with Charles Merchant, Novastar’s former Chief Executive Officer, who was conducting business under the name American Graphite Holdings (“AGH”), an Alabama sole proprietorship, under which Novastar was assigned all of his mineral rights located on certain properties located in Clay County, Alabama and commonly referred to as the Ashland Graphite Properties. In consideration of the assigned rights, Novastar paid to AGH $100,000 in cash and issued 1,000,000 Novastar restricted shares to AGH, at a deemed issued price of $0.001 per share. In addition, AGH is to receive a $15.00 per ton net royalty of Thorium/monazite removed from the leased properties. In March of 2006, as contemplated by the Merger Agreement, the parties entered into Amendment No. 1 to the AGH Assignment Agreement, whereby the parties agreed that the sole remedy available to AGH for breach of the AGH Assignment Agreement by Novastar shall be the termination of the AGH Assignment Agreement, and that no further relief or recourse, whether in law, in equity or otherwise, will be available to AGH.

On September 30, 2005 Novastar entered into a Mining Acquisition Agreement (the “Acquisition Agreement”) with Walter Doyle whereby Novastar agreed to acquire an undivided 100% interest in and to any deposits of thorium, monazite and other rare earth minerals on certain mining properties in North Queensland, Australia. The consideration paid by Novastar to Mr. Doyle consisted of 5,000,000 restricted shares of common stock of Novastar. In February, 2006, Novastar purchased all such shares from Mr. Doyle for $400,000 and such shares were cancelled. Under the Acquisition Agreement, Novastar is to operate the property subject to the agreement, and is granted the right to prospect, explore, develop and engage in other mining work on and under the property as it deems necessary and desirable, including bringing and erecting buildings, plants, machinery and equipment. Novastar is further permitted to remove all metals and minerals derived from its operations as necessary for testing. Pursuant to the terms of the Acquisition Agreement, Mr. Doyle is to retain 2.5% of the gross proceeds received by Novastar in any year from the sale of thorium, monazite or rare earth minerals of commercial economic value mined from the property, and any concentrates or other materials or products derived therefrom, less (i) the cost of transportation to a smelter or other place of treatment and (ii) any smelter or other treatment charges. In addition, Novastar is to incur its proportionate share of the following amounts spent on or with respect to exploration activities, to total not more than $695,000 as follows: (i) expenditures of $125,000 by December 31, 2006; (ii) expenditures of an additional $150,000 by December 31, 2007; (iii) expenditures of an additional $140,000 by December 31, 2008; (iv) expenditures of an additional $140,000 by December 31, 2009 and (v) expenditures of an additional $140,000 by December 31, 2010. In March of 2006, as contemplated by the Merger Agreement, the parties entered into Amendment No. 1 to the Acquisition Agreement, whereby the parties agreed that the sole remedy available to Mr. Doyle for breach of the Acquisition Agreement by Novastar shall be the termination of the Acquisition Agreement, and that no further relief or recourse, whether in law, in equity or otherwise, will be available to Mr. Doyle.

On December 31, 2005 Novastar entered into an Assignment of Mineral Lease agreement with CM Properties, a sole proprietorship of Charles H. Merchant (the “CMP Assignment Agreement”), under which Novastar was assigned mineral rights located on certain properties located in Cleburne and Clay Counties, Alabama. Under the CMP Assignment Agreement, Novastar acquired a 51% interest in the leased claims on the properties in return for the issuance of 2,000,000 restricted shares of Novastar common stock to Mr. Merchant. In addition, Novastar is required to incur $1,500,000 in expenditures on exploration activities. For each additional $100,000 spent on exploration activities in excess of the initial $1,500,000 expenditure, Novastar is to receive an additional 4% interest in the leased claims on the properties, up to a maximum of $1,000,000 for an additional 40% interest. If Novastar acquires a 91% interest in the leased claims on the properties, CM Properties shall retain a 9% interest in the leased claims upon such acquisition and shall receive $17.50 per ounce of pure Platinum Group Metal (“platinum group metals”) produced. For each 2,500 ounces of platinum group metals produced, CM Properties shall receive an additional 1,000,000 restricted shares, up to a maximum of 8,000,000 shares, for a period of two years from the acquisition of the 91% interest being obtained. In March of 2006, as contemplated by the Merger Agreement, the parties entered into Amendment No. 1 to the CMP Assignment Agreement, whereby the parties agreed that the sole remedy available to CM Properties for breach of the CMP Assignment Agreement by Novastar shall be the termination of the CMP Assignment Agreement, and that no further relief or recourse, whether in law, in equity or otherwise, will be available to CM Properties.

Core drilling samples have been taken at the two Alabama properties, although they have not been assayed. Novastar has not taken any core samples from the properties located in Australia. No further mineral property descriptions are available for public dissemination at this time.

Other Property Descriptions

Novastar is obligated to pay approximately $5,000 per month for office rent and approximately another $1,000 per month for other fees for the rented office space located at 8300 Greensboro Drive, Suite 800, McLean, Virginia 22102.  The space is used by Novastar's executives for administrative purposes.  The term of the lease expires for one office on April 30, 2007 and for the other offices in the summer of 2007.

Legal Proceedings

Except as set forth below, there are no currently threatened or pending claims against Novastar.

On March 31, 2006, Novastar, Thorium Power and their respective officers were served, through their counsel, with a verified complaint by Raj Pamnani. Mr. Pamnani alleges that Novastar and Thorium Power and their respective officers breached an oral consulting agreement he alleges was entered into between Mr. Pamnani and Novastar and demands a combination of shares of unrestricted common stock of Novastar and payment of monetary damages in the amount of $10 million plus an additional $5 million in punitive damages. Management believes the lawsuit is without merit. The action was filed in the Supreme Court of the State of New York, County of New York, and Novastar filed a Motion to Dismiss the complaint on May 23, 2006.  On August 8, 2006, the parties entered into a Settlement Agreement whereby Mr. Pamnani irrevocably and forever waived and released any and all claims against Novastar, Thorium Power and the other defendants named in the complaint, through the date of execution of the Settlement Agreement, in return for the issuance of 215,000 shares of common stock of Novastar, as well as warrants to purchase 107,500 shares of Novastar common stock at a price of $0.48 per share.

NOVASTAR'S MANAGEMENT

The following table sets forth the name, age and position of each of Novastar's officers and directors:
NAME	AGE	POSITION
Seth Grae	43	Chief Executive Officer, President, and Director
Thomas Graham, Jr.	72	Interim Secretary, Director and Chairman of the Board
Cornelius J. Milmoe	59	Chief Operating Officer and Director
Larry Goldman	49	Treasurer and Acting Chief Financial Officer
Andrey Mushakov	29	Executive Vice President - International Nuclear Operations

Under Novastar's Certificate of Incorporation, the authorized number of directors of Novastar is set at no fewer than 1 and no more than 5 directors. Novastar currently has a board of directors with three members. Each director serves for a term of one year that expires at the following annual stockholders meeting. Each officer serves at the pleasure of the board of directors and until a successor has been qualified and appointed. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer. Set forth below is certain biographical information regarding each of Novastar's directors and executive officers:

SETH GRAE. Mr. Grae, age 43, became the Chief Executive Officer and President of Novastar on March 17, 2006, and he became a director of Novastar on April 2, 2006. Mr. Grae’s biographical information is provided above under the heading THE MERGER AGREEMENT—DIRECTORS OF NOVASTAR AFTER THE MERGER.

THOMAS GRAHAM, JR. Ambassador Graham, age 72, became the Interim Secretary and a director of Novastar on April 2, 2006, and chairman of the board of directors on April 4, 2006. Ambassador Graham’s biographical information is provided above under the heading THE MERGER AGREEMENT—DIRECTORS OF NOVASTAR AFTER THE MERGER.

CORNELIUS J. MILMOE. Mr. Milmoe, age 59, became a director of Novastar on April 2, 2006 and he was appointed the Chief Operating Officer of Novastar on April 4, 2006. Mr. Milmoe’s biographical information is provided above under the heading THE MERGER AGREEMENT—DIRECTORS OF NOVASTAR AFTER THE MERGER.

LARRY GOLDMAN. Mr. Goldman, age 49, became the Treasurer and Acting Chief Financial Officer of Novastar on June 13, 2006. Mr. Goldman’s biographical information is provided above under the heading THE MERGER AGREEMENT—OFFICERS OF NOVASTAR AFTER THE MERGER.

ANDREY MUSHAKOV. Mr. Mushakov, age 29, became the Executive Vice President - International Nuclear Operations of Novastar on July 27, 2006. Mr. Mushakov’s biographical information is provided below under the heading THORIUM POWER’S MANAGEMENT.

INDEMNIFICATION

Novastar's bylaws provide that its directors and officers will be indemnified to the fullest extent permitted under the laws of Nevada. Pursuant to Nevada General Corporation law, a corporation may indemnify any of its directors and officers if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

NOVASTAR EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following sets forth the annual and long-term compensation for services in all capacities to Novastar for the fiscal years ended June 30, 2005, 2004 and 2003 paid to the Novastar's Chief Executive Officer ("CEO") and other two executive officers who were serving as executive officers at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

					LONG TERM COMPENSATION
		ANNUAL COMPENSATION			AWARDS		PAYOUTS
Name And Principal Position	Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation ($) (3)	Restricted Stock Award(s) ($)	Securities Under-Lying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Paul Carter (1)	2005	$0	$0	$40,000	$0	$0	$0	$0
Chief Executive	2004	$0	$0	$0	$0	$0	$0	$0
Officer, President, Chairman and Director	2003	$0	$0	$0	$0	$0	$0	$0

Charles H. Merchant	2005	$0	$0	$0	$0	$0	$0	$0
Interim Chief Executive Officer and Chief Operating Officer	2004	$0	$0	$0	$0	$0	$0	$0
Secretary	2003	$0	$0	$0	$0	$0	$0	$0

(1)	Mr. Carter served as Novastar’s Chief Executive Officer from 2002 until December 1, 2005.

(2)	Mr. Merchant served as Novastar’s interim Chief Executive Officer from December 1, 2005 until March 17, 2006.

(3)
The value of perquisites and other personal benefits, securities and property for the named executive officers that do not exceed the lesser of $1,000 or 10% of the total of the annual salary and bonus is not reported herein.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted To Employees in the Fiscal Year	Exercise Price	Expiration Date
Paul Carter	0	N/A	N/A	N/A

Charles H. Merchant	0	N/A	N/A	N/A

AGGREGATED NOVASTAR OPTION EXERCISES IN LAST FISCAL YEAR-END
AND FISCAL YEAR-END OPTION VALUES TABLE

The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officers during fiscal 2005 and the number of unexercised options held by the named executive officers at March 31, 2006.

			Number of Shares of Common Stock Underlying Unexercised Options at Year End June 30, 2005		Value of Unexpected In-The-Money Options at Year End June 30, 2005 (1)
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul Carter	0	N/A	N/A	N/A	N/A	N/A

Charles H. Merchant	0	N/A	N/A	N/A	N/A	N/A

(1)	Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option.

Novastar has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but the board of directors may recommend one or more such programs for adoption in the future.

OPTION/SAR GRANTS

Effective February 14, 2006, Novastar adopted its 2006 Stock Plan. The 2006 Stock Plan provides for grants of restricted shares of common stock and grants of stock options. Under the terms of the 2006 Stock Plan, as amended, Novastar Resources may grant a maximum of 75 million shares of common stock, to consist of no more than 75 million shares issuable under incentive stock options and no more than 37.5 million restricted shares of common stock. The maximum number of restricted shares that may be granted to one individual in any fiscal year is five million shares, and the maximum number of options that may be granted to one individual in any fiscal year is eight million shares. Since adopting the 2006 Stock Plan, Novastar has granted a total of 19,225,000 options to its officers, directors and advisory board members. See “INTERESTS OF NOVASTAR OFFICERS AND DIRECTORS IN THE MERGER” for more information regarding awards that have been granted to officers and directors of Novastar under the 2006 Stock Plan.

Prior to the 2006 Stock Plan, the Novastar board of directors chose to make option or warrant awards to select officers, directors, consultants, or stockholder/investors in order to induce them to assist it in implementing its business model and to provide long term additional incentive. These options or warrants, as awarded, were not awarded pursuant to a plan but were specific individual awards with varying terms and conditions. In some instances, the board of directors reserved the right to cancel these awards for non-performance or other reasons, or established a vesting schedule pursuant to which the award is earned.

DIRECTOR COMPENSATION

Novastar does not currently have any independent directors. All of Novastar’s current directors are also officers of Novastar and are compensated for the services that they provide to Novastar in their capacity as officers. The current directors of Novastar do not receive any additional compensation for the services they provide to Novastar as directors. Directors are reimbursed for out of pocket expenses incurred as a result of their participation on Novastar’s board. Novastar intends to compensate independent directors that are elected or appointed to Novastar’s board in the future.

NOVASTAR PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of Novastar’s common stock as of August 1, 2006 by:

●	each securityholder known by Novastar to be the beneficial owner of more than 5% of Novastar’s outstanding common stock;

●	each current director;

●	each of the named executive officers of Novastar listed in the table under the caption “Executive Compensation” and

●	all current directors and executive officers as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Novastar Resources Ltd., 8300 Greensboro Drive, Suite 800, McLean, VA 22102.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock(2)
Seth Grae	7,050,000	4.5%
Andrey Mushakov	1,828,125	1.2%
Thomas Graham, Jr.	273,333	*
Cornelius J. Milmoe	75,000	*
Larry Goldman	75,000	*
OTC Investments Ltd. 1710-1177 West Hastings Street Vancouver, BC V6E 2L3 Canada	15,000,000	9.6%
Directors and Officers as a Group (four people)	9,301,458	5.9%

* Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Novastar common stock.
(2) A total of 156,411,474 shares of Novastar common stock are considered to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

THORIUM POWER'S BUSINESS

General Overview

Thorium Power is a Delaware corporation that was incorporated on January 8, 1992. Thorium Power has patented proprietary nuclear fuel designs for use in certain existing commercial nuclear power plants. Its designs are for fuels that will serve

•	the market for U.S. and Russian weapons grade plutonium disposition;

•	the market for disposition of plutonium in spent nuclear fuel; and

•	the market for commercial nuclear fuel.

The above designs require additional developmental work to be used in reactors, and Thorium Power plans to fully develop and commercialize these fuel designs with the cooperation of U.S. and foreign governments and other nuclear businesses.

In 1994 Thorium Power began working with the Russian Research Centre Kurchatov on the development and testing of thorium fuel designs. At this time, Thorium Power also began working with Brookhaven National Laboratory on the development of thorium fuel designs. In 1995, 1996 and 1999, the U.S. government provided grants for work on the thorium fuel project at the Kurchatov Institute. Each of these three grants were matching grants where the US government and Thorium Power each provided funding. As a result of these grants, contracts between the U.S. government and the Kurchatov Institute and arrangements directly between Thorium Power and such institute, Thorium Power has obtained access to several hundred nuclear scientists and engineers at the Kurchatov Institute and other nuclear research institutes and fuel fabrication facilities in Russia that are developing and testing the fuel designs.

Once the fuel designs are further developed and tested, Thorium Power intends to license its patent and other intellectual property rights to fuel fabricators, nuclear generators, and governments for use in nuclear reactors, or sell the technology to major nuclear companies or government contractors. Thorium Power plans to remain a technology company. It has no plans to own or operate nuclear facilities or otherwise handle nuclear materials.

Thorium Power’s thorium/weapons-grade plutonium and thorium/reactor-grade plutonium disposing fuels are designed for effective and safe disposition of weapons-and reactor-grade plutonium in existing nuclear power plants at a lower cost than other approaches.

Thorium Power’s thorium/uranium nuclear fuel is designed to replace uranium fuels that are currently used in commercial nuclear power plants worldwide. Management believes that thorium fuel could have significant non-proliferation, reactor safety, and environmental benefits compared to conventional uranium fuel. In addition to thorium-based nuclear fuel designs for existing light water reactors, Thorium Power is exploring the development of advanced nuclear fuel designs for use in the next generation reactors, such as a high-temperature helium-cooled reactor and small light water reactors, which are primarily intended to power commercial facilities and provide electricity for small towns located in remote areas across the globe.

Thorium Power’s Mission

Thorium Power has two missions. The first is to develop the fastest, cheapest, and most effective means of disposing of weapons-grade and reactor-grade plutonium by using the plutonium combined with thorium as reactor fuel. The second is to be the world’s leading developer of proliferation resistant nuclear fuel designs and to design and patent these designs and coordinate their development and commercialization with large commercial entities and governments worldwide. These designs will allow nuclear power plants to produce electricity without producing weapons-usable plutonium.

The Thorium Power Story

Before World War II, a then young professor Dr. Edward Teller taught a student named Alvin Radkowsky. Dr. Teller later became one of the greatest nuclear weapons designers, at the Manhattan Project, and then a lead developer of the hydrogen bomb. Dr. Radkowsky, who never worked on bombs, was the leader of the teams that developed the nuclear reactors that propel submarines and other ships, as well as the first commercial nuclear power plant.

In 1948, H.G. Rickover, who would later be known as the legendary Admiral Rickover, proposed the creation of a U.S. nuclear-powered naval fleet. Admiral Rickover believed that the advantages of using nuclear power to propel naval vessels would include the ability of submarines to stay under water for longer periods of time making detection more difficult. Submarines and surface ships, including aircraft carriers, powered by nuclear generators, could also enter combat areas without any need to refuel, obviating the need for refueling tankers to be sent into war zones. Admiral Rickover’s dream had many disbelievers. The idea, which at the time seemed grandiose, would require the design of a nuclear reactor that could fit into a relatively small space within a naval vessel.

By this time, Dr. Teller was one of the most legendary names in physics. When asked by Dr. Teller for a recommendation for Admiral Rickover’s project, Teller referred Dr. Radkowsky, his former student. In 1948 Admiral Rickover hired Dr. Radkowsky as the first Chief Scientist of the Naval Reactors programs. Dr. Radkowsky held that position from the program’s founding in 1948 until he retired from the program in 1972.

In July 1951, the United States Congress authorized the construction of the world’s first nuclear powered submarine. Two and a half years later, on January 21, 1954, First Lady Mamie Eisenhower broke the traditional bottle of champagne across the bow of the ship, that had been named the Nautilus, as it slid into the Thames River in Groton, Connecticut, as the world’s first nuclear powered ship. Dr. Radkowsky was the Chief Scientist for the Naval Reactors project that designed the nuclear power plant of that ship, and all other nuclear powered naval vessels produced during his tenure. The Nautilus shattered all submerged speed and distance records for naval vessels.

In 1953, President Eisenhower asked Admiral Rickover to work on a project that later became known as Atoms for Peace. The project involved the design of the first commercial nuclear power plant on land that could generate electricity. Dr. Radkowsky was asked to lead the project. The reactor was built just outside Pittsburgh, in Shippingport, Pennsylvania, and it began operating on December 2, 1957. It was in operation until October 1982. The groundbreaking for the plant was held in May 1954, with President Eisenhower in attendance, and on May 26, 1958, President Eisenhower opened the plant as the cornerstone of his Atoms for Peace program and marked the beginning of the commercial nuclear power industry. The Shippingport reactor was a light water breeder reactor, and in many ways would be the prototype of all commercial nuclear power plants to follow. Dr. Radkowsky’s name was on the key patents as the inventor of the reactor, including the invention of key technologies, without which commercial nuclear power or nuclear propulsion of ships would not be practical. Dr. Radkowsky also designed a thorium-based fuel, in a novel seed-and-blanket configuration, as the original fuel for this first nuclear power plant.

In 1983, Dr. Edward Teller contacted Alvin Radkowsky to seek Dr. Radkowsky’s assistance in developing a nuclear fuel that could work in the world’s existing commercial nuclear power plants, but that would not produce nuclear weapons-usable plutonium. Dr. Teller was concerned that plutonium taken from spent fuels could be used to create nuclear weapons. Thereafter, Dr. Radkowsky immediately began working on nuclear fuel designs using thorium.

In 1991, Dr. Radkowsky contacted Seth Grae, the current Chief Executive Officer of Thorium Power, and asked Mr. Grae to assist him in the development of a company that could create and exploit these fuel designs. At the time, Mr. Grae was a business attorney and Dr. Radkowsky had heard of Mr. Grae’s work with emerging companies and asked Mr. Grae to assist in the establishment of a new company that would become Thorium Power. In the 1980s, while in law school, Mr. Grae had represented Soviet refuseniks, who had been scientists at nuclear institutes in Russia, on a pro bono basis. Mr. Grae was interested in high technology development and international cooperation in technology development. Mr. Grae’s father, Joel Grae, met Dr. Radkowsky soon thereafter in New York, and Joel Grae and Dr. Radkowsky founded Radkowsky Thorium Power on January 8, 1992 to develop Dr. Radkowsky’s technology.

In 1993, Thorium Power became one of the first Western companies to have discussions with the Russian Kurchatov Institute, where the Soviet Union’s first atomic bomb had been developed, and much of its nuclear reactor technology had been developed. In 1995, Thorium Power’s project at the Kurchatov Institute became one of the first recipients of a grant from the US Department of Energy for nuclear work in Russia. Since its founding in 1992, Thorium Power has been a privately held company developing the nuclear fuel designs originally invented by Dr. Alvin Radkowsky.

The Nuclear Power Industry

Presently, nuclear power provides 7% of the world’s energy, including 17% of the world’s electricity. According to the International Atomic Energy Agency, there are 443 nuclear power plants in operation today, mostly light water reactors, with the most dominant types being pressurized water reactors (PWRs), boiling water reactors (BWRs) and VVER reactors (a Russian equivalent of PWRs).

The commercial nuclear power industry customers are nuclear power generators, who convert nuclear energy into electricity. The industry serving these customers includes both large vertically-integrated nuclear companies that provide a complete array of reactor services and niche providers. The services include reactor design, construction, servicing, and decommissioning; front-end nuclear fuel services (nuclear fuel materials procurement and processing; nuclear fuel design (Thorium Power’s market of interest) and fuel fabrication); back-end nuclear fuel services (spent fuel management and reprocessing), transportation, and various other services.

Today the vast majority of commercial nuclear power plants around the world use uranium oxide fuel. This uranium oxide fuel is comprised of uranium enriched up to 5% by uranium-235, with the remaining 95% or more being uranium-238. During irradiation inside a reactor core, some of the uranium-238 isotopes capture a neutron and become plutonium-239, a long-lived fissionable element that can be used to make nuclear weapons. Each year, an average 1,000-megawatt PWR produces over 200 kilograms of reactor-grade plutonium in its spent fuel. The plutonium-bearing spent fuel may be buried in a repository such as the US Department of Energy facility at Yucca Mt., Nevada, recycled so the plutonium is “burned” as nuclear fuel, or used to make nuclear weapons.

All three options raise environment, safety, or non-proliferation issues. One recycling technology, used by a small number of nuclear power plants, is mixed oxide (MOX) fuel, a mixture of uranium oxide and recovered plutonium oxide. MOX fuel has never been used in Russian VVER reactors and, due to its higher cost, MOX fuel has never caught on among most nuclear power generators, who prefer the ‘once through” and burial cycle. Because it contains uranium, MOX fuel generates a significant amount of weapons-usable plutonium.

Competition

Thorium Power’s market of interest is the supply of thorium-based nuclear fuel designs. The world's nuclear fuel fabrication market is controlled by a handful of large nuclear fuel fabricators who develop proprietary uranium-based fuel designs. The key world nuclear fuel market players are, in order of magnitude of fuel fabrication: (1) Areva of France, owned by the French government, (2) Westinghouse, owned by the British government, which has recently agreed to sell Westinghouse to Toshiba, (3) Global Nuclear Fuel, a joint venture of three companies, General Electric, Hitachi and Toshiba, and (4) Russian fuel companies supplying fuel primarily to Russian-type reactors.

Each of these companies has its own fuel design capabilities and also has the ability to fabricate nuclear fuels. Thorium Power, on the other hand, only intends to provide fuel design services. Thorium Power does not intend to fabricate fuels. Accordingly, these companies will be Thorium Power’s competitors in that they may design alternatives to its fuel designs, however, they will also be potential licensees of Thorium Power’s fuel designs and may fabricate nuclear fuels using Thorium Power’s fuel design technology.

Thorium Power faces different competition for each of its three markets for its proprietary nuclear fuel designs:

Thorium/weapons-grade plutonium disposing fuel

This fuel design (the Radkowsky Thorium Plutonium Incinerator, or “RTPI”) was developed to meet the needs of the U.S.-Russia plutonium disposition program. It is the policy of those countries to eliminate their extensive stockpiles of surplus weapons grade plutonium. In 2000, the U.S. and Russia signed a bi-lateral agreement, committing each country to dispose of 34 metric tons of surplus weapons-grade plutonium. Originally, a mixed oxide (MOX) fuel technology, promoted by Areva, was selected by the U.S. Department of Energy (DOE) for both the United States and Russia to accomplish this mission.  However, over the past several years, the implementation of the 2000 plutonium disposition agreement has been delayed due to political, financial, and technical issues experienced by the MOX program.  During the fiscal years from 1999-2005, Congress appropriated a total of over $3 billion for the MOX program. Despite such significant funding levels, the MOX program has experienced substantial schedule slippage and has made little progress since 1999 toward accomplishing the goal of plutonium disposition. In the consideration of FY07 appropriations, several members of Congress and Committees have publicly expressed doubts the MOX program should continue.

Management believes that Thorium Power's thorium/weapons-grade plutonium disposing fuel could offer a faster, cheaper, and more effective means to dispose of excess quantities of weapons-grade plutonium by “burning” it using the RTPI fuel design in existing VVER nuclear power plants in Russia (a similar design may be usable in the US and other Western countries). Thorium plans to educate government officials and key decision-makers to convince them to use this technology for the plutonium disposition mission.

Thorium/reactor-grade plutonium disposing fuel

This fuel technology is designed to provide an effective means to dispose of separated reactor-grade plutonium. As of 2004, there were 274 metric tons of separated reactor-grade plutonium (equivalent of 15,000-20,000 nuclear weapons) stored at various locations around the world. According to No Future Plutonium? by Spiez Laboratory, The Swiss NBC Defense Establishment, dated November 2002, another 1,400 metric tons of this potentially weapons useable material are embedded in spent fuel and stored at hundreds of commercial reactor sites around the globe.

Management believes that Thorium Power’s thorium/reactor-grade plutonium disposing fuel technology may offer a more economically viable way to dispose of separated reactor-grade plutonium than the mixed oxide (MOX) fuel or burial alternatives. MOX fuel costs more than conventional uranium fuel, even if separated plutonium is treated as sunk cost and is not included in the fuel cost. Thorium Power’s fuel design, which management expects to be cost competitive with conventional uranium fuel designs, could offer a viable alternative to such reactor operators.

The burial alternative faces substantial opposition from the communities chosen as sites, such as Yucca Mt. Nevada, on grounds of environments and safety risks. Also, the long life of plutonium means that the buried spent fuel will be a proliferation risk for centuries. The United States and many countries have been committed to the burial alternative for a number of years. In early 2006, in announcing its Global Nuclear Energy Partnership (GNEP), the United States announced that it would work with other countries to develop proliferation-resistant environmentally compatible technologies and processes to promote recycling and reduce the need for burial in long term repositories.

Management believes that benefits offered by thorium/reactor-grade plutonium fuel designs include enhanced proliferation resistance, improved reactor safety, and significantly reduced volume, weight and long-term radio-toxicity of spent fuel.

Thorium Power's marketing strategy with respect to thorium/reactor-grade plutonium disposing fuel is to educate reactor operators, who presently own stockpiles of separated reactor-grade plutonium and are forced to pay ongoing plutonium storage fees, about the benefits offered by this fuel technology to convince them to recycle these plutonium stockpiles in their reactors using thorium/reactor-grade plutonium disposing fuel. This strategy is attuned with GNEP and the strategies of countries that wish to recycle but are not committed to MOX technology.

Thorium/uranium fuel

Management believes that Thorium Power's thorium/uranium nuclear fuel will offer significant advantages over uranium fuel, including: (1) enhanced proliferation resistance of spent fuel, (2) improved reactor safety, (3) significantly reduced volume, weight and long-term radio-toxicity of spent fuel, and (4) cost savings in the back-end operations (spent fuel management) of the nuclear fuel cycle. Thorium Power expects the front-end costs (cost of fresh thorium/uranium fuel) to be cost competitive with conventional uranium fuel. At the same time, the back-end (waste handling) costs are expected to be less than that for conventional uranium fuel due to significantly reduced volume and weight of spent thorium/uranium fuel.

The primary barrier to industry adoption of Thorium Power fuel designs is that the entire industry infrastructure is based on uranium fuel with enrichments of 3-5%. Thorium Power’s designs require plutonium or more highly enriched uranium (up to 20%). Although the designs can be accommodated by most existing reactors, there are no existing fuel fabrication facilities licensed and capable of fabricating commercial lots of fuel containing the more highly enriched uranium and plutonium. There are also transportation and logistics issues with the fuel that must be addressed.

The primary marketing strategy Thorium Power intends to pursue with respect to its thorium/uranium fuel product is to first demonstrate the fuel design under the plutonium disposition program. It will then form an alliance or alliances with existing nuclear fuel fabricators, to whom Thorium Power would license its intellectual property rights to Thorium Power's thorium/uranium nuclear fuel. An alternative marketing strategy Thorium Power may pursue is to form an international consortium that may involve government and/or private sectors to build “green field” nuclear fuel fabrication facilities. In that case, Thorium Power would license its intellectual property rights to the thorium/uranium fuel to the consortium that would own and/or operate the new nuclear fuel fabrication facilities.

Advanced Reactor Fuel

On February 22, 2006, Thorium Power entered into a teaming agreement with The University of Texas System, the University of Texas of the Permian Basin (UTPB) in Odessa, Texas and General Atomics (GA), for the pre-conceptual design phase (PCD) to build a next generation high-temperature reactor in Andrews County, Texas.

Under the terms of the teaming agreement, Thorium Power will be responsible for contributing to the specific thorium fuel designs that will be addressed in the PCD. In addition, to the extent that the PCD may address issues particular to the use of thorium fuel experiments in conjunction with hydrogen generation experiments, Thorium Power will provide its expertise to General Atomics. Thorium Power will contribute $1.25 million toward the PCD phase of the project.

Sources and Availability of Raw Materials

Thorium Power is a fuel designer that intends to license its technology to fuel fabricators. Accordingly, Thorium Power does not plan to utilize any raw materials in the conduct of its operations. However, the fuel fabricators who potentially will license Thorium Power’s fuel designs in the future will need thorium and uranium to fabricate thorium-based fuels.

All of Thorium Power's nuclear fuel designs require both thorium and uranium in the oxide form which are the main raw materials for the blanket rods. The seed rods can contain either enriched uranium or plutonium. In addition, both the blanket and the seed rods are designed to be made of zirconium metal as will other fuels assembly components.

The current demand for thorium is very low. Thorium is sometimes used in government flares, camping lantern wicks and in other products in small quantities. If thorium based fuels become commercially accepted in the nuclear power industry, there would be a significant increase in the demand for thorium. Thorium is over three times more naturally abundant than uranium and is found in large quantities in monazite sands in many countries, including, Australia, India, the United States of America, and China. Several companies that process monazite sands to extract rare earth minerals for use in other markets have stockpiled thorium as a byproduct with no significant current market. Currently, there is no large supplier of thorium. Thorium Power believes that Novastar is the first company that has acquired rights to properties containing thorium in anticipation of providing large quantities of thorium for use in nuclear fuels or otherwise.

Uranium and zirconium are available to the fuel fabricators from various suppliers at market driven prices. Weapons-grade plutonium, which would be used to fabricate Thorium Power’s weapons grade plutonium disposing fuel, is generally unavailable. However, if government support is obtained, weapons-grade plutonium would be obtained from governments that have developed nuclear weapons capabilities. Reactor-grade plutonium is available in Europe, Russia and Japan from reprocessed spent fuel. The transfer and use of reactor-grade plutonium is highly regulated.

Dependence Upon Government Funding

Successful development and deployment of Thorium Power's thorium/weapons-grade plutonium disposing fuel technology is largely dependent upon government funding and support. This fuel design is being developed for application in the U.S.-Russia plutonium disposition mission that is a government program run by the National Nuclear Security Administration (NNSA) of the U.S. Department of Energy (DOE) and its Russian government counterparts pursuant to the plutonium disposition agreement the United States and Russia entered into in 2000. The total cost to carry out the plutonium disposition mission will be in the billions of dollars. To date, the plutonium disposition program in the United States and Russia has been funded primarily by the U.S. government. The G-8 countries have made funding commitments for approximately $800 million toward the Russian part of the plutonium disposition program but have not yet provided the funds.

In the fiscal year 2004 federal budget cycle, the U.S. Congress appropriated $4 million for testing and evaluation of Thorium Power's thorium/weapons-grade plutonium disposing fuel technology for the plutonium disposition mission in Russia. Additional funding support is required from the U.S. and other governments to complete the development, testing, demonstration and deployment of Thorium Power’s thorium/weapons-grade plutonium disposing fuel.

While the other two nuclear fuel designs (thorium/reactor-grade plutonium disposing fuel and thorium/uranium fuel) that are being developed by Thorium Power are intended for commercial applications and are not as dependent on government funding as the thorium/weapons-grade plutonium disposing fuel, they too could benefit from government support for the thorium/weapons-grade plutonium disposing fuel. In particular, deployment of the thorium/weapons-grade plutonium disposing fuel into commercial 1,000-megawatt light water reactors through a government program would provide operating experience. Due to many similarities in the design of the three Thorium Power nuclear fuel designs, this operating experience could be invaluable to other reactor operators considering switching to one of Thorium Power's other two fuels. There are also some potential synergies that could be achieved in the development and testing phase that may be able to reduce the overall research and development cost and shorten the product development cycle for Thorium Power's three nuclear fuel designs.

Intellectual Property

Thorium Power's nuclear fuel technologies are protected by several U.S. and international patents. The company's current patent portfolio is comprised of the following patents:

U.S. patents:

•	Patent No. 6,026,136, a seed-blanket unit fuel assembly for a nuclear reactor

•	Patent No. 5,949,837, a nuclear reactor having a core including a plurality of seed-blanket units

•	Patent No. 5,864,593, a method for operating a nuclear reactor core comprised of at least first and second groups of seed-blanket units

•	Patent No. 5,737,375, a nuclear reactor having a core including a plurality of seed-blanket units

The U.S. patents expire August 16, 2014.

International patents:

•	Russia - Patent No. 2,176,826

•	Russia - Patent No. 2,222,837

•	South Korea - Patent No. 301,339

•	South Korea - Patent No. 336,214

•	China - Patent No. ZL 96196267.4

The international patents expire August 16, 2014.

Presently, Thorium Power is in the process of preparing new patent applications that will cover intellectual property that has been developed since the original patent applications were filed.

Over the past two years, most of the funding for research and development activities came from the U.S. government. Since mid-2004, the U.S. Department of Energy has paid approximately $2.5 million to Kurchatov Institute and other Russian institutes for development and testing work they have performed on Thorium Power’s fuel designs. Thorium Power has paid approximately $30,000 of its own funds to these Russian contractors within the same time period.

Regulation

No safety regulatory approval is required to design thorium-based nuclear fuels, although certain technology transfers may be subject to national and international export controls. However, the testing, fabrication and use of nuclear fuels by Thorium Power’s future partners and licensees is heavily regulated. The Kurchatov Institute and other locations where Thorium Power’s fuel designs may be initially tested require governmental approvals from the host country’s nuclear regulatory authority to test fuel in research reactors and other nuclear testing facilities. The Kurchatov Institute has obtained such approvals from the Russian nuclear regulatory authorities for the ongoing tests of Thorium Power’s fuel designs that are taking place at Russian facilities. Nuclear fuel fabricators, who will potentially fabricate fuel using Thorium Power’s technology under licenses from Thorium Power, are similarly regulated. Nuclear power plants that may utilize the fuel produced by these fuel fabricators require specific licenses relating to possession and use of nuclear materials as well as numerous other governmental approvals for the ownership and operation of nuclear power plants.

Employees

As of August 7, 2006, Thorium Power had 2 full-time employees.

Thorium Power uses consultants with specific skills to assist with various aspects of its project evaluation, due diligence and business development.

Properties

Thorium Power is obligated to pay $3,234 per month for office rent and approximately another $700-1000 per month for utilities and other fees for the rented office space located at 8300 Greensboro Drive, Suite 800, McLean, Virginia 22102.  The total size of the leased space is 280 square feet, and is used by Thorium Power's executives for administrative purposes.  The term of the lease expires on December 31, 2006.

Additionally, in 2004, Thorium Power subleased its old office space located at 1901 Pennsylvania Ave, NW, Suite 202, Washington, DC 20006.  The total size of the sub-leased space is 2,093 square feet. Pursuant to the sublease agreement, which expires on December 31, 2006 (the expiration date of the underlying lease agreement), the sublessee pays the entire fixed rent amount for the space and  Thorium Power is obligated to pay a portion of the total monthly rent payment equal to the prorated portion of the operating expenses and real estate taxes for the building. Thorium Power estimates the total remaining balance owed by Thorium Power under this sublease agreement through December 31, 2006 is about $3,300-4,000 (as of June 14, 2006).

THORIUM POWER'S MANAGEMENT

The following table sets out certain information regarding the directors and executive officers of Thorium Power:

NAME	AGE	POSITION

Seth Grae	43	President, Chief Executive Officer and Director

Andrey Mushakov	29	Treasurer and Secretary

Harold Welch	77	Chairman and Director

Thomas Graham, Jr.	72	Director

Daniel Barstow Magraw	59	Director

Alfred Rubin	75	Director

There are no family relationships between any of the foregoing individuals. None of Thorium Power's officers or directors have been involved in legal proceedings of the type that are required to be disclosed.

The Thorium Power Bylaws set the number of directors in the range from five to fifteen. There are currently five directors. Thorium Power has an Audit Committee comprised of two directors: Alfred Rubin (Chairman of the Audit Committee) and G. Harold Welch, Jr.

The Thorium Power Board does not have a designated audit committee financial expert.

Biographical information about Thorium Power's officers, directors and key consultants follows.

SETH GRAE. Mr. Grae has been involved with Thorium Power since it was founded in 1992. Mr. Grae is the President, the Chief Executive Officer and a director of Thorium Power. Mr. Grae also became the Chief Executive Officer and President of Novastar on March 17, 2006, and he became a director of Novastar on April 2, 2006.

Mr. Grae’s biographical information is provided above under the heading THE MERGER AGREEMENT—DIRECTORS OF NOVASTAR AFTER THE MERGER.

ANDREY MUSHAKOV. Mr. Mushakov is Treasurer and Secretary of Thorium Power and has held these positions since April 2002 and July 2003 respectively. He is the primary liaison between Thorium Power and the Kurchatov Institute in Moscow. Mr. Mushakov has expertise in financial analysis, financial planning and budgeting, financial reporting and accounting, structuring business transactions, and government contract negotiations. In 2004, Mr. Mushakov led successful negotiations with officials from the National Nuclear Security Administration and Oak Ridge National Laboratory (ORNL) that resulted in signing of a $3.5 million government contract between ORNL and Kurchatov Institute for work relating to the Thorium Power's nuclear fuel development effort in Russia. His prior experience includes finance-related work in the banking and construction sectors. Mr. Mushakov has the following degrees: PhD in Economics from St. Petersburg State University of Economics and Finance (Russia), MS in Management with excellence (MBA equivalent) from Hult International Business School (formerly the Arthur D. Little School of Management), where he was enrolled as a recipient of the Russian President's Scholarship, and BS in Banking and Finance with honors from the Finance Academy of Russia .

G. HAROLD WELCH, JR. Mr. Welch served as Chairman of the board of directors of Thorium Power from 1992 to 1995, and resumed the role of Chairman of the Board in 2005. From 1979 to 1990, he was the Chairman and President of Yale New Haven Medical Center, Inc. From 1990 to 1999, he was Chairman of the Board of the South Central Connecticut Regional Water Authority, of which he was a member since 1978. Mr. Welch also was a member of the Board of Biocraft Laboratories, Inc., a New York Stock Exchange listed generic drug company. Mr. Welch is a graduate of Yale University and the Stonier Graduate School of Banking at Yale University.

THOMAS GRAHAM, JR. Ambassador Graham has been a member of the board of directors of Thorium Power since July 1, 1997. He also became the Interim Secretary and a director of Novastar on April 2, 2006, and chairman of the board of directors of Novastar on April 4, 2006.

Ambassador Graham’s biographical information is provided above under the heading THE MERGER AGREEMENT—DIRECTORS AND OFFICERS OF NOVASTAR AFTER THE MERGER.

DANIEL BARSTOW MAGRAW, JR. Mr. Magraw has been a member of the board of directors of Thorium Power since April 7, 1996. He is one of the world’s leading expert on international environmental law and policy. Mr. Magraw is President and CEO of the Center for International Environmental Law (CIEL). From 1992-2001, he was Director of the International Environmental Law Office of the US Environmental Protection Agency. He is a member of the US Department of State Study Group on International Business Transactions and was Chair of the 15,000-member Section of International Law and Practice of the American Bar Association. He practiced international law, constitutional law, and bankruptcy law at Covington & Burling in Washington, DC from 1978-1983. Mr. Magraw is a widely-published author in the field of international environmental law. He is a graduate of Harvard University and the University of California, Berkley Law School.

ALFRED RUBIN. Mr. Rubin has been a director of Thorium Power since April 10, 2003. Mr. Rubin brings to the Board expertise in government contracting and the management of technology projects. As Chairman and CEO of System Automation Corporation, a company he founded in 1968, he provided systems analysis and software development services to Federal agencies and state and local governments. System Automation clients include Federal agencies such as  DOD, State, NRC, and NIH,  and over twenty States. Mr. Rubin received his B.S. degree (Mathematics and Physics) and an M.S. (Mathematics)  followed by a graduate fellowship in Mathematics from Wayne State University in Detroit.

Mr. Rubin lectured in Mathematics at the City College of New York from 1961 to 1965 when he joined industry in the field of computer science.

Indemnification

Pursuant to the certificate of incorporation of Thorium Power, no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

•	for a breach of such director’s duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or which involve the intentional misconduct or a knowing violation of law,

•	under Section 174 of the General Corporation Law of the State of Delaware, or

•	for any transaction from which the director derived an improper personal benefit.

Thorium Power’s bylaws provide that Thorium Power, to the fullest extent permitted or required by applicable law, shall indemnify, and advance expenses to, each and every person who is or was a director, officer, employee, agent or fiduciary of the corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which such person is or was serving at the request of the corporation and who, because of any such position or status, is directly or indirectly involved in any action, suit, arbitration on, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, provided that such indemnification is to conduct within such person’s scope of duties as had been requested by the corporation, and provided that any person requesting advancement of expenses shall provide a statement that the conduct was within the scope of his or her duties to the corporation.

Thorium Power also has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted under these provisions, Thorium Power has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THORIUM POWER EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the annual and long-term compensation for services in all capacities to Thorium Power for the fiscal years ended December 31, 2005, 2004 and 2003 paid to the Thorium Power's Chief Executive Officer ("CEO") and its Treasurer and Secretary.

SUMMARY COMPENSATION TABLE

					LONG TERM COMPENSATION
		ANNUAL COMPENSATION			AWARDS		PAYOUTS
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Seth Grae, President and CEO	2005	158,333	-			150,000
	2004	150,000	-			-
	2003	158,333	-			-

None of Thorium Power's other executive officers received annual salary and bonuses in excess of $100,000 during the past three fiscal years.

(1) Mr. Grae’s aggregate salary in 2005, 2004 and 2003 includes $145,833, $125,000 and $75,000 of accrued, but unpaid, salary. All of such accrued salary was paid to Mr. Grae in the first quarter of 2006.

EXECUTIVE OFFICER OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth the options granted to Thorium Power's executive officers during the year 2005.

Name	Name of Securities Underlying Options Granted	% of Total Options Granted to Employees in the Fiscal Year	Exercise Price	Expiration Date
Seth Grae	150,000	66	$4.00	July 2010

On August 17, 2005, Seth Grae was awarded a bonus of 150,000 stock options for shares of Thorium Power. The option was fully vested upon grant and exercisable for up to 5 years, with an exercise price of $4.00 (four US dollars) per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END
AND FISCAL YEAR-END OPTION VALUES TABLE

The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officers during fiscal 2005 and the number of unexercised options held by the named executive officers at December 31, 2005.

			Number of Shares of Common Stock Underlying Unexercised Options at Year End (December 31, 2005)		Value of Unexercised In-The-Money Options at Year End (December 31, 2005) (1) ($)
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Seth Grae	N/A	N/A	208,000	—	0	—

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. Thorium Power's common stock does not have an active trading market. For purposes of this calculation a market price of $4.00 was used because Thorium Power issued common stock at $4.00 per share pursuant to a stock purchase made in February, 2006. Because of the lack of liquidity, the true market value may be lower.

Thorium Power has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees to which it contributes, but the board of directors may recommend one or more such programs for adoption in the future. Thorium Power does not maintain a 401(k) plan or similar plan.

Employee Stock Option Plan

Thorium Power does not maintain any equity incentive or stock option plans, however, Thorium Power has made individual option grants to employees, officers, directors and consultants.

Contracts with Officers

None.

THORIUM POWER PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of Thorium Power’s equity securities as of August 8, 2006 by:

•	each security holder known by Thorium Power to be the beneficial owner of more than 5% of Thorium Power’s outstanding securities;

•	each current executive officer of Thorium Power;

•	each current director of Thorium Power; and

•	all current directors and executive officers of Thorium Power as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Thorium Power, Inc., 8300 Greensboro Drive, Suite 800, McLean, VA 22102.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Thorium Power (2)	Percent of Thorium Power’s Common Stock
Thunder Investors, LLC 200 West Madison Street Chicago, IL 60606	1,012,500 (6)	20.8%
Seth Grae 1249 Beverly Road McLean, VA 22102	521,698 (3)	11.8%
Gilliette Lee Chukat and/or Annette M. Radkowsky 10 Hameah Ve echad Street Ramat Chen 52234 Israel	458,810 (7)	10.9%
G. Harold Welch, Jr. 307 St. Ronan Street New Haven, CT 06511	234,166 (8)	5.6%
Thomas Graham, Jr. 7609 Glenbrook Road Bethesda, MD 20814	140,025 (4)	3.3%
Andrey Mushakov 1701 East West Hwy., Apt. 401 Silver Spring, MD 20910	37,500 (5)	0.9%
Daniel Barstow Magraw, Jr. 8564 Horseshoe Lane Potomac, MD 20854	35,573 (9)	0.8%
Alfred Rubin 3411 Fallstaff Road Baltimore, MD 21215	30,750	0.7%
Mark Mamolen 1759 W. 28th Street Sunset Island #1 Miami Beach, FL 33140	487,500 (10)	10.8%
Craig Robins 1632 Pennsylvania Avenue Miami, FL 33139	291,000 (11)	6.6%
Officers and Directors as a group (6 people)	999,712	21.8%

 (1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Thorium Power common stock and Novastar’s common stock, respectively.

(2) A total of 4,198,066 shares of Thorium Power common stock are considered outstanding pursuant to SEC Rule 13d-3(d)(1).  For each Beneficial Owner above, any options held by such Owner that are exercisable within 60 days have been included in both the numerator and added to the denominator.

(3) Includes 208,000 shares underlying Thorium Power stock options.

(4) Includes 100,000 shares underlying Thorium Power stock options.

(5) Includes 37,500 shares underlying Thorium Power stock options.

(6) Includes 675,000 shares underlying Thorium Power warrants.

(7) Includes 30,000 shares underlying Thorium Power stock options.

(8)  Includes 20,000 shares underlying Thorium Power stock options.

(9)  Includes 25,000 shares underlying Thorium Power stock options.

(10)  Includes 325,000 shares underlying Thorium Power stock options.

(11)  Includes 194,000 shares underlying Thorium Power stock options.

DESCRIPTION OF SECURITIES

Novastar's authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of August 2, 2006, Novastar had 156,411,474 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of Novastar's liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

PREFERRED STOCK

Novastar's board of directors may, without stockholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that Novastar's Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by stockholders.

No other classes of preferred stock are outstanding.

ELECTION AND REMOVAL OF DIRECTORS

Each of Novastar's directors serves for a term of one year or until his successor is elected and qualified if there is no annual meeting. At each annual meeting of stockholders, the successors to the then current directors whose terms are expiring are elected to serve for one-year terms. Incumbent directors may be removed at any special meeting of Novastar's stockholders upon a vote of 2/3 of the outstanding shares of stock entitled to vote for directors.

NOVASTAR RESOURCES LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been prepared to reflect the effect of the proposed merger between Novastar and Thorium Power. The March 31, 2006 condensed consolidated pro forma financial statements include Novastar's balance sheet as of March 31, 2006 and the results of its operations for the nine months ended March 31, 2006 and Thorium Power's balance sheet as of March 31, 2006 and the results of its operations for the nine months ended March 31, 2006. The historical financial data of Novastar and Thorium Power used in the December 31, 2005 pro forma condensed consolidated statements of operations have been derived from Thorium Power's audited financial statements presented for the twelve months ended December 31, 2005 and from Novastar's annual report on Form 10-K for the twelve months ended June 30, 2005.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on combined results. The pro forma financial statements of operations assume that the combination occurred at the beginning of the periods presented in the statements. All intercompany accounts and transactions have been eliminated.

This information is provided to aid in the analysis of the financial aspects of the merger. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Novastar and Thorium Power, included elsewhere in this prospectus.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not yet been finalized, Novastar is not able to reasonably quantify the costs for such activities. You should not rely on the pro forma condensed consolidated financial statements as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

MATERIAL CONTRACTS BETWEEN NOVASTAR AND THORIUM POWER

There are no currently effective material contracts between Novastar and Thorium Power, other than the merger agreement.

COMPARATIVE RIGHTS OF HOLDERS OF THORIUM POWER COMMON STOCK AND
NOVASTAR COMMON STOCK

After consummation of the merger, holders of Thorium Power common stock will become holders of Novastar common stock. As stockholders of Thorium Power, their rights are presently governed by Delaware law and the Certificate of Incorporation and Bylaws of Thorium Power (the "Thorium Power Charter Documents"). As stockholders of Novastar, their rights will be governed by Nevada law and by Novastar's Articles of Incorporation and Bylaws (the "Novastar Charter Documents"). The following discussion summarizes the material differences between the rights of holders of the capital stock of a Delaware corporation such as Thorium Power and the rights of the holders of the capital stock of a Nevada corporation, such as Novastar.

Authorized Capital Stock

The authorized capital stock of Novastar, upon closing of the merger with Thorium Power, will consist of 500,000,000 shares of common stock, $0.001 par value per share. Each share of the common stock of Novastar will have one vote per share, and the right to notice of stockholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the common stockholders is required or requested. Stockholders will not have a right to cumulate their votes for the election of directors.

Fiduciary Duties of Directors

Both Delaware and Nevada law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Nevada and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve and the stockholders of those corporations.

With respect to fiduciary duties, Nevada corporate law may provide broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties, particularly in the context of a change in control. Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in performing their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation. A director of a Nevada business corporation must perform his or her duties as a director in good faith and with a view to the interests of the corporation.

Delaware corporate law does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging their duties, to consider the interests of any constituencies other than the corporation or its stockholders. Nevada corporate law, on the other hand, provides that in discharging their duties, the board of directors, committees of the board and individual directors may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation. Furthermore, the officers and directors may consider the long-term and short-term interests of the corporation and its stockholders.

Under Delaware corporate law, directors of a Delaware corporation are presumed to have acted on an informed basis, in good faith and in the honest belief that their actions were in the best interest of the corporation. This presumption may be overcome, if a preponderance of the evidence shows that the directors’ decision involved a breach of fiduciary duty such as fraud, overreaching, lack of good faith, failure of the board to inform itself properly or actions by the board to entrench itself in office. Delaware courts have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. The heightened standard has two elements: the board must demonstrate some basis for concluding that a proper corporate purpose is served by implementation of any defensive measure and that measure must be reasonable in relation to the perceived threat posed by the change in control.

Under Nevada corporate law, unless there is a breach of fiduciary duty or a lack of good faith, any act of the board of directors, any committee of the board or any individual director is presumed to be in the corporation’s best interest. No higher burden of proof or greater obligation to justify applies to any act relating to or affecting an acquisition or a potential or proposed acquisition of control of the corporation than to any other action. Nevada corporate law imposes a heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation, if such action impedes the exercise of the stockholders’ right to vote for or remove directors.

Anti-Takeover Laws

Section 203 of the DGCL contains certain “anti-takeover” provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provisions in its Certificate of Incorporation or by-laws. Section 203 prohibits a corporation from engaging in any “business combination” with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation’s assets. The 3-year waiting period does not apply, however, if any of the following conditions are met:

•
the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained such ownership;

•
after the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

•
at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation’s stock if it was as a result of action taken solely by the corporation.

Nevada corporate law contains certain “anti-takeover” provisions that apply to a Nevada corporation, unless the corporation elects not to be governed by such provisions in its Articles of Incorporation or By-laws. Nevada corporate law prohibits a corporation from engaging in any “business combination” with any person that owns 10% or more of its outstanding voting stock for a period of 3 years following the time that such stockholder obtained ownership of more than 10% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation’s assets. The 3-year waiting period does not apply, however, if the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 10% of such stock before the stockholder obtained such ownership.

Dividend Rights and Repurchase of Shares

Under the DGCL, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits, for the fiscal year in which the dividends are declared and/or for its preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Surplus is defined as net assets minus stated capital. Delaware corporate law applies different tests to the payment of dividends and the repurchase of shares. Delaware corporate law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

Under Nevada corporate law, a corporation is prohibited from making a distribution (including dividends on, or redemption or repurchase of, shares of capital stock) to its stockholders if, after giving effect to the distribution:

•	the corporation would be unable to pay its debts as they become due in the usual course of business; or

•
the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if that corporation were then dissolved, to satisfy the rights of stockholders having superior preferential rights upon dissolution to the stockholders receiving the distribution.

The board of directors of a Nevada corporation may base the above determination on financial statements prepared on the basis of accounting principals, fair valuation, including without limitation unrealized appreciation or depreciation, or any other method that is reasonable under the circumstances.

Liability of Directors and Officers

The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

•	a breach of the duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of Delaware corporate law; or

•	any transaction from which the director derived an improper personal benefit.

The Nevada General Corporation Law or NGCL permits a corporation to adopt any provision in its Articles of Incorporation that are not contrary to the laws of Nevada, and there is no restriction on a corporation’s ability to limit the personal liability of a director or officer to the corporation. Under Nevada corporate law, a director or officer is not individually liable to a corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proved that:

•	his act or failure to act constituted a breach of his fiduciary duties; and

•	his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

Both Thorium Power’s Certificate of Incorporation and Novastar’s Articles of Incorporation contain the above permissible limitations on liability of their respective corporate officers and directions.

Indemnification of Directors and Officers

Both Delaware and Nevada, in a substantially similar manner, permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe that their conduct was unlawful. Both companies provide for such indemnifications under their respective corporate statutes.

Annual Meetings

Under the DGCL, if the annual meeting for the election of directors is not held on the designated date, or action by written consent to elect directors in lieu of an annual meeting has not been taken, the directors are required to cause that meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the designated date for the annual meeting, or if no date has been designated for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the NGCL, if the annual meeting is not held within 18 months after the last election of directors, the district court has jurisdiction to order the election of directors, upon application of any one or more stockholders holding at least 15% of the voting power.

Adjournment of Stockholder Meetings

Under the DGCL, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Under the NGCL, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

Amendments to Bylaws

Under the DGCL, bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon. A corporation may, in its certificate of incorporation, confer this power upon the directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power. The Certificate of Incorporation of Thorium Power gives the board of directors authority to adopt, amend or repeal the Bylaws.

The NGCL provides that the board of directors of a corporation may make the bylaws, but that such bylaws are subject to those adopted by the stockholders, if any. Further, although not part of Nevada corporate law, an opinion of the Nevada Attorney General also provides that directors may adopt bylaws for a corporation if the stockholders do not. Stockholders nevertheless retain the right to adopt bylaws superseding those adopted by the board of directors.

Interested Director Transactions

Under the DGCL, contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest, if certain conditions are met. To meet these conditions, either (i) the stockholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (ii) the contract or transaction must have been fair as to the corporation at the time it was approved. Under the DGCL, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

The NGCL does not automatically void contracts or transactions between a corporation and one of the corporation’s directors. Under Nevada corporate law, a contract or transaction may not voided solely because:

•	the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;

•	an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

•	the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

Removal of Directors

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the majority vote of the stockholders then entitled to vote at an election of directors. The Thorium Power Certificate of Incorporation provides that a director may be removed with by a majority vote taken at a meeting called for that purpose with the unanimous consent of the stockholders.

A director of a Nevada corporation or the entire board of directors may be removed with or without cause during their term of office only by a vote of 2/3s of the voting power of the then outstanding shares entitled to vote in an election of directors.

Stockholders’ Rights to Examine Books and Records

The DGCL provides that any stockholder of record may, in a written demand made under oath, demand to examine a corporation’s books and records for a proper purpose reasonably related to such person’s interest as a stockholder. If management of the corporation refuses, the stockholder can compel an examination by court order.

The NGCL permits any person who has been a stockholder of record for at least 6 months, or any person holding at least 5% of all outstanding shares, to inspect and copy the stockholders’ list, articles of incorporation or by-laws, if the stockholder gives at least 5 business days’ prior written notice. The corporation may deny inspection if the stockholder refuses to furnish an affidavit that the inspection is not desired for a purpose or object other than the business of the corporation and that he or she has not at any time offered for sale or sold any stockholders’ lists of any corporation or aided and abetted any person in procuring a list for that purpose. In addition, a Nevada corporation must allow stockholders who own or represent at least 15% of the corporation’s outstanding shares the right, upon at least 5 days’ written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

Duration of Proxies

The DGCL, a proxy executed by a stockholder will remain valid for a period of 3 years, unless the proxy provides for a longer period. Under the NGCL, a proxy is effective only for a period of 6 months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed 7 years.

Differences in Franchise Taxes

Nevada does not have a corporate franchise tax. The Delaware franchise tax is based on a formula involving the number of authorized shares or the asset value of the corporation, whichever would impose a lesser tax.

Blank Check Preferred Stock

The certificate of incorporation of Novastar authorizes Novastar’s boards of directors to issue shares of preferred stock in series with such preferences as designated at the time of issuance. The Thorium Power certificate of incorporation contains no such authorization. Novastar’s board of directors does not currently intend to seek stockholder approval prior to any issuance of shares of preferred stock, except as required by law or regulation.

It should be noted that the voting rights and other rights to be accorded to any unissued series of preferred stock of Novastar remain to be fixed by the board. Accordingly, if the board of directors so authorizes, the holders of preferred stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions or might be given a disproportionately large number of votes. Such preferred stock could also be convertible into a large number of shares of Novastar common stock under certain circumstances or have other terms that might make acquisition of a controlling interest in Novastar more difficult or more costly, including the right to elect additional directors to the board of directors. Potentially, preferred stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of Novastar. Also, preferred stock could be privately placed with purchasers who might side with the management of Novastar opposing a hostile tender offer or other attempt to obtain control.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Novastar's common stock is Computershare Investor Services, Shareholder Communications Department, 2 LaSalle Street, 3rd Floor, Chicago, IL 60602. Its telephone number is 888-243-5445 and facsimile is 212-701-7664.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for Novastar by Gary Henrie, 8275 S. Eastern Ave, Suite 200, Las Vegas, Nevada 89123.

The tax consequences of the merger as described above under “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” has been passed upon for Thorium Power by Thelen Reid & Priest LLP.

EXPERTS

Novastar's financial statements for the year ending June 30, 2005 appearing in this prospectus have been audited by the accounting firm of Telford Sadovnick, P.L.L.C., independent registered public accounting firm, 114 W. Magnolia Street, Suite 423, Bellingham, Washington 98225, and Novastar’s financial statements for the year ending June 30, 2004 appearing in this prospectus have been audited by the accounting firm of Morgan and Company, Chartered Accountants, Suite 1488, 700 West Georgia Street, Vancouver, British Columbia V7Y 181 Canada. The Novastar financial statements are included in this Prospectus in reliance upon the said report, given upon such firms’ authority as experts in auditing and accounting. Thorium Power's financial statements for the years ending December 31, 2005 and 2004 appearing in this prospectus have been audited by the accounting firm of Child, Van Wagoner & Bradshaw, PLLC, independent registered public accounting firm, 5296 South Commerce Drive, Suite 300, Salt Lake City, Utah 84107. The Thorium Power financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Novastar has filed a registration statement on Form S-4 to register with the SEC the Novastar common stock to be issued to Thorium Power stockholders in the merger. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Novastar Resources Ltd. and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov. Novastar is subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files periodic reports, proxy statements or information statements, and other information with the SEC. These reports can also be reviewed by accessing the SEC's Internet site.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form S-4 of which this prospectus is a part, as such registration statement is amended and in effect with the SEC. Novastar has not authorized anyone else to provide you with different information. Novastar is not making an offer of these securities in any state where the offer is not permitted. Novastar should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION OF LIABILITY OF DIRECTORS, OFFICERS AND OTHERS.

Section 78.7502 of the Nevada Revised Statutes provides:

Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Pursuant to Novastar’s Certificate of Incorporation and Bylaws, Novastar shall indemnify, to the full extent and in the manner permitted under the laws of Nevada and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of this corporation or served any other enterprise as a director or officer at the request of this corporation; such right of indemnification shall also be applicable to the executors, administrators and other similar legal representative of any such director of officer, but the foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of the Certificate of Incorporation and Bylaws.

The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Novastar under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Novastar Resources Ltd., Novastar has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference from Novastar’s Registration Statement on Form 10-SB filed on December 17, 1999).

3.2	By-laws (incorporated by reference from Novastar’s Registration Statement on Form 10-SB filed on December 17, 1999).

5*	Opinion of Gary Henrie, as to the validity under Nevada law of the Securities being registered hereunder

4.1
2005 Compensation Plan for Outside Consultants of Custom Brand Networks, Inc. dated March 1, 2005 (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on March 10, 2005).

4.2
2005 Augmented Compensation Plan for Outside Consultants of Novastar Resources Ltd. dated August 15, 2005 (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on August 19, 2005).

4.3	2006 Stock Plan (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed February 21, 2006)

8*	Tax opinion of Thelen Reid & Priest LLP

10.1
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Walter Doyle (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.2
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Adam Harrison (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.3
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Tim Lelek (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.4
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Bruce Fearn (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.5
Compensation Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Paul G. Carter (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.6
Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Walter Doyle (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on January 27, 2005).

10.7
Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Sanjeev Pamnani (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on January 27, 2005).

10.8
Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Seth Shaw (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on January 27, 2005).

10.9
Assignment of Specific Mineral Rights dated September 14, 2005 between American Graphite Holdings and Novastar Resources Ltd. (incorporated by reference from Novastar’s Current Report on Form 8-K filed on October 11, 2005).

10.10
Amendment No. 1, dated March 5, 2006, to Assignment of Specific Mineral Rights between American Graphite Holdings and Novastar Resources Ltd. (incorporated by reference from Exhibit 10.10 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.11	Mining Acquisition Agreement dated September 30, 2005 between Walter Doyle and Novastar Resources Ltd. (incorporated by reference from Novastar’s Current Report on Form 8-K filed on October 11, 2005).

10.12
Amendment No. 1, dated March 5, 2006, to Mining Acquisition Agreement between Walter Doyle and Novastar Resources Ltd. (incorporated by reference from Exhibit 10.12 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.13
Agreement and Plan of Merger dated as of February 14, 2006, between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. (incorporated by reference from Novastar’s Current Report on Form 8-K filed on June 13, 2006).

10.14
Amendment No. 1, dated June 9, 2006, to Agreement and Plan of Merger between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.15	Employment Agreement, dated as of February 14, 2006, between Novastar and Seth Grae (incorporated by reference to Exhibit 10.2 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.16	Stock Option Agreement, dated as of February 14, 2006, between Novastar and Seth Grae (incorporated by reference to Exhibit 10.3 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.17
Subscription Agreement, dated as of February 14, 2006, between Novastar and Thorium Power (incorporated by reference to Exhibit 10.4 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.18
Amended and Restated Consulting Agreement, dated February 6, 2006, between Novastar and Alan Gelband (incorporated by reference to Exhibit 10.5 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.19
Form of Subscription Agreement between Novastar and the investors in the private placement closed on February 14, 2006 (incorporated by reference to Exhibit 10.6 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.20
Assignment of Minerals Lease, dated December 31, 2005, between CM Properties and Novastar Resources Ltd. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed January 10, 2006)

10.21
Amendment No. 1 to Assignment of Minerals Lease, dated March 5, 2006 between CM Properties and Novastar Resources Ltd. (incorporated by reference from Exhibit 10.21 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.22
Office Service Renewal Agreement, dated September 21, 2005, between Tysons Business Center, LLC and Thorium Power (incorporated by reference from Exhibit 10.22 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.23
Sublease Agreement, dated May 28, 2004, between Thorium Power and Carmen & Muss, P.L.L.C. (incorporated by reference from Exhibit 10.23 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.24
Office Building Lease, dated August 14, 2001, between Washington Real Estate Investment Trust and Thorium Power (incorporated by reference from Exhibit 10.24 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.25
Teaming Agreement dated February 22, 2006 between The University of Texas System, The University of Texas of the Permian Basin, The University of Texas at Austin, The University of Texas at Arlington, The University of Texas at Dallas, The University of Texas at El Paso, The City of Andrews, Texas, Andrews County, Texas, the Midland Development Corporation, the Odessa Development Corporation, Thorium Power and General Atomics (incorporated by reference from Exhibit 10.25 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.26
Amendment No. 1 to Amended and Restated Consulting Agreement, dated June 12, 2006, among Novastar Resources, Ltd., Alan Gelband and Alan Gelband Company, Inc. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.27
Employment Agreement, dated June 6, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.28
Stock Option Agreement, dated June 6, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.29
Consulting Agreement, dated June 12, 2006, between Novastar Resources, Ltd. and Larry Goldman (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.30
Stock Option Agreement, dated June 12, 2006, between Novastar Resources, Ltd. and Larry Goldman (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.31
Office Service Agreement, dated April 19, 2006, between Tysons Business Center LLC and Novastar Resources Ltd. (incorporated by reference from Exhibit 10.31 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.32
Employment Agreement, dated July 27, 2006, between Novastar Resources, Ltd. and Andrey Mushakov (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed August 4, 2006).

10.33
Stock Option Agreement, dated July 27, 2006, between Novastar Resources, Ltd. and Andrey Mushakov (incorporated by reference to Exhibit 10.2 of the current report of Novastar on Form 8-K filed August 4, 2006).

10.34
Employment Agreement, dated July 27, 2006, between Novastar Resources, Ltd. and Thomas Graham, Jr. (incorporated by reference to Exhibit 10.3 of the current report of Novastar on Form 8-K filed August 4, 2006).

10.35
Stock Option Agreement, dated July 27, 2006, between Novastar Resources, Ltd. and Thomas Graham, Jr. (incorporated by reference to Exhibit 10.4 of the current report of Novastar on Form 8-K filed August 4, 2006).

10.36
Amendment No. 2, dated August 8, 2006, to Agreement and Plan of Merger between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed August 9, 2006).

14.1	Code of Ethics (incorporated by reference from Novastar’s Annual Report on Form 10-KSB filed on October 13, 2004).

16.1	Letter from Morgan and Company dated September 14, 2005 regarding change in independent accountant (incorporated by reference from Novastar’s Current Report on Form 8-K filed on October 11, 2005).

23.1*	Consent of Thelen Reid & Priest LLP (included in Exhibit 8)

23.2*	Consent of Gary Henrie, Esq. (included in Exhibit 5)

23.3*	Consent of Telford Sadovnick, P.L.L.C.

23.4*	Consent of Morgan and Company, Chartered Accountants

23.5*	Consent of Child, Van Wagoner & Bradshaw, PLLC

24*	Power of Attorney (included on the signature page to this registration statement)

* filed herewith

(b)  Financial Statement Schedules

Not applicable.

ITEM 22. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(6)
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

(7)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8)
That every prospectus (i) that is filed pursuant to paragraph (h)(1) of Item 512 of Regulation S-K, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on August 9, 2006.

NOVASTAR RESOURCES LTD.

By:	/s/ Seth Grae
Seth Grae, Chief Executive Officer

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Seth Grae and Thomas Graham, Jr., and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on August 9, 2006:

SIGNATURE	TITLE

/s/ Seth Grae Seth Grae	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Larry Goldman Larry Goldman	Acting Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Thomas Graham, Jr. Thomas Graham, Jr.	Director

/s/ Cornelius J. Milmoe Cornelius J. Milmoe	Director

S-1

INDEX TO FINANCIAL STATEMENTS

Page

UNAUDITED CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS - NOVASTAR

Novastar Consolidated Balance Sheets as of March 31, 2006 and June 30, 2005	F-1

Novastar Consolidated Statements of Operations for the three months and nine months ended March 31, 2006 and 2005 and from the period from June 28, 1999 (inception) to March 31, 2006	F-2

Novastar Consolidated Statements of Cash Flows for the nine months ended March 31, 2006 and 2005 and from the period from June 28, 1999 (inception) to March 31, 2006	F-3

Novastar Consolidated Statement of Stockholders Equity (Deficiency) for the period from the period from June 28, 1999 (inception) to March 31, 2006	F-4

Notes to Unaudited Consolidated Quarterly Financial Statements	F-7

AUDITED CONSOLIDATED FINANCIAL STATEMENTS - NOVASTAR

Report of Telford Sadovnick P.L.L.C., Independent Auditor of Novastar	F-20

Report of Morgan & Company, Independent Auditor of Novastar	F-21

Novastar Audited Consolidated Balance Sheets as of June 30, 2005 and 2004	F-22

Novastar Audited Consolidated Statements of Operations for the year ended June 30, 2005 and 2004 and from the period from June 28, 1999 (inception) to June 30, 2005	F-23

Novastar Audited Consolidated Statements of Cash Flows for the year ended June 30, 2005 and 2004 and from the period from June 28, 1999 (inception) to June 30, 2005	F-24

Novastar Audited Consolidated Statement of Stockholders Equity (Deficiency) for the period from the period from June 28, 1999 (inception) to June 30, 2005	F-25

Notes to Audited Consolidated Financial Statements	F-28

UNAUDITED QUARTERLY FINANCIAL STATEMENTS - THORIUM POWER

Thorium Power Balance Sheet as of March 31, 2006	F-41

Thorium Power Statements of Operations for the three months and nine months ended March 31, 2006 and 2005 and for the period from January 8, 1992 (inception) to March 31, 2006	F-42

Thorium Power Statement of Stockholders Equity for the period from January 8, 1992 (inception) to March 31, 2006	F-43

Thorium Power Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to March 31, 2006	F-44

Thorium Power Statements of Cash Flows for the three months ended March 31, 2006 and 2005 and for the period from January 8, 1992 (inception) to March 31, 2006	F-47

Notes to Unaudited Quarterly Financial Statements	F-49

AUDITED FINANCIAL STATEMENTS - THORIUM POWER

Report of Child Van Wagoner and Bradshaw, PLLC, Independent Auditor to Thorium Power	F-62

Thorium Power Audited Balance Sheets as of December 31, 2005 and 2006	F-63

Thorium Power Audited Statements of Operations for the year ended December 31, 2005 and 2004	F-65

Thorium Power Audited Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to December 31, 2006	F-66

Thorium Power Audited Statements of Cash Flows for the years ended December 31, 2005 and 2004 and for the period from January 8, 1992 (inception) to December 31, 2006	F-69

Notes to Audited Financial Statements	F-71

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page

UNAUDITED CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS - NOVASTAR

Novastar Consolidated Balance Sheets as of March 31, 2006 and June 30, 2005	F-1

Novastar Consolidated Statements of Operations for the three months and nine months ended March 31, 2006 and 2005 and from the period from June 28, 1999 (inception) to March 31, 2006	F-2

Novastar Consolidated Statements of Cash Flows for the nine months ended March 31, 2006 and 2005 and from the period from June 28, 1999 (inception) to March 31, 2006	F-3

Novastar Consolidated Statement of Stockholders Equity (Deficiency) for the period from the period from June 28, 1999 (inception) to March 31, 2006	F-4

Notes to Unaudited Consolidated Quarterly Financial Statements	F-7

AUDITED CONSOLIDATED FINANCIAL STATEMENTS - NOVASTAR

Report of Telford Sadovnick P.L.L.C., Independent Auditor of Novastar	F-20

Report of Morgan & Company, Independent Auditor of Novastar	F-21

Novastar Audited Consolidated Balance Sheets as of June 30, 2005 and 2004	F-22

Novastar Audited Consolidated Statements of Operations for the year ended June 30, 2005 and 2004 and from the period from June 28, 1999 (inception) to June 30, 2005	F-23

Novastar Audited Consolidated Statements of Cash Flows for the year ended June 30, 2005 and 2004 and from the period from June 28, 1999 (inception) to June 30, 2005	F-24

Novastar Audited Consolidated Statement of Stockholders Equity (Deficiency) for the period from the period from June 28, 1999 (inception) to June 30, 2005	F-25

Notes to Audited Consolidated Financial Statements	F-28

UNAUDITED QUARTERLY FINANCIAL STATEMENTS - THORIUM POWER

Thorium Power Balance Sheet as of March 31, 2006	F-41

Thorium Power Statements of Operations for the three months and nine months ended March 31, 2006 and 2005 and for the period from January 8, 1992 (inception) to March 31, 2006	F-42

Thorium Power Statement of Stockholders Equity for the period from January 8, 1992 (inception) to March 31, 2006	F-43

Thorium Power Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to March 31, 2006	F-44

Thorium Power Statements of Cash Flows for the three months ended March 31, 2006 and 2005 and for the period from January 8, 1992 (inception) to March 31, 2006	F-47

Notes to Unaudited Quarterly Financial Statements	F-49

AUDITED FINANCIAL STATEMENTS - THORIUM POWER

Report of Child Van Wagoner and Bradshaw, PLLC, Independent Auditor to Thorium Power	F-62

Thorium Power Audited Balance Sheets as of December 31, 2005 and 2006	F-63

Thorium Power Audited Statements of Operations for the year ended December 31, 2005 and 2004	F-65

Thorium Power Audited Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to December 31, 2006	F-66

Thorium Power Audited Statements of Cash Flows for the years ended December 31, 2005 and 2004 and for the period from January 8, 1992 (inception) to December 31, 2006	F-69

Notes to Audited Financial Statements	F-71

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Stated in U.S. Dollars)

	MARCH 31 2006	JUNE 30 2005
ASSETS
Current
Cash	$66,516	$802
Restricted cash	-	94,140
Less: Refundable to subscribers of common stock	-	(94,140)
Prepaid expenses	258,444	-
	324,960	802
Long Term Investment	700,000	-
Exploration Equipment	55,290	-

	$1,080,250	$802

LIABILITIES
Current
Accounts payable	$306,581	$121,438
Accrued liabilities	378,061	103,542
Due to related party	6,863	-
	691,505	224,980

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Share Capital
Authorized:
250,000,000 voting common shares with a par value of $0.001 per share
50,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
112,015,606 common shares (June 30, 2005 -
86,072,532)	112,015	86,073

Additional paid-in capital	11,259,343	3,832,247

Share Subscriptions Received	250,000	-
Common Share Purchase Warrants	352,918	495,834
Shares Committed For Issuance	4,150,000	-
Accumulated Deficit	(15,037,919)	(4,138,365)
Deferred Stock Compensation	(697,612)	(499,967)
	388,745	(224,178)
	$1,080,250	$802

The accompanying notes are an integral part of these financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

	THREE MONTHS ENDED MARCH 31		NINE MONTHS ENDED MARCH 31		CUMULATIVE PERIOD FROM INCEPTION JUNE 18 1999 TO MARCH 31
	2006	2005	2006	2005	2006

Revenue	$-	$-	$-	$-	$184,162

Expenses
Consulting	1,219,379	833,048	3,362,399	833,048	5,860,312
Interest attributable to
beneficial conversion
feature for notes
payable	-	411,693	-	442,813	579,379
Interest - other	-	-	-	-	678
Public relations	37,167	-	132,785	-	276,128
Legal	246,704	-	273,776	-	483,372
General and
administrative	58,488	77,439	69,994	80,526	990,117
Accounting	7,811	-	50,113	-	128,981
Forgiveness of debt	-	-	-	-	(169,818)
Mineral property
acquisition costs	-	-	1,720,544	-	1,770,544
Mineral property
exploration
expenses	224,946	-	269,608	-	269,608
Cancellation costs	(1,754,166)	-	-	-	-
Stock based
compensation	5,020,335	-	5,020,335	-	5,020,335
Write down of
equipment	-	-	-	-	12,445
	5,060,664	1,322,180	10,899,554	1,356,387	15,222,081

Net Loss For The Period	$(5,060,664)	$(1,322,180)	$(10,899,554)	$(1,356,387)	$(15,037,919)

Net Loss Per Common
Share, Basic and diluted	$(0.04)	$(0.02)	$(0.11)	$(0.03)

Weighted Average
Number Of Shares Outstanding	130,887,505	65,722,532	103,148,271	50,110,123

The accompanying notes are an integral part of these financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

	NINE MONTHS ENDED MARCH 31		CUMULATIVE PERIOD FROM JUNE 28, 1999(INCEPTION) TO MARCH 31
	2006	2005	2006

Cash provided by (used in):
Operating Activities
Loss for the period	$(10,899,554)	$(1,356,387)	$(15,037,919)
Items not involving cash:
Shares issued for other than cash	10,028,491	733,048	12,413,024
Interest attributable to beneficial conversion feature for notes payable	-	442,813	579,379
Amortization of equipment	2,910	117	6,723
Forgiveness of debt	-	-	(169,818)
Write down of equipment	-	-	12,445
Changes in non-cash operating working capital items:
Accounts payable and accrued liabilities	459,662	72,528	854,460
Due to related party	44,363	-	44,363
Prepaid expenses	(258,444)	-	(258,444)
Net Cash Used In Operating Activities	(622,572)	(107,881)	(1,555,787)

Investing Activities
Purchase of equipment	(58,200)	-	(60,008)
Acquisition of long term investment	(700,000)	-	(700,000)
Net Cash Used In Investing Activities	(758,200)	-	(760,008)

Financing Activities
Proceeds from loan payable to shareholder	-	-	16,097
Issue of common shares	1,596,486	-	1,615,436
Share subscriptions received	250,000	-	250,000
Cash paid for redemption of shares	(400,000)	-	(400,000)
Advances on notes payable	-	107,881	900,000
Cash acquired on acquisition of subsidiary	-	-	778
Net Cash Provided By Financing Activities	1,446,486	107,881	2,382,311

Net Increase (Decrease) In Cash	65,714	-	66,516

Cash, Beginning Of Period	802	-	-

Cash, End Of Period	$66,516	$-	$66,516

Supplemental Disclosure of Cash Flow Information
Cash paid during the period:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

PERIOD FROM JUNE 28, 1999 (INCEPTION) TO MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK		COMMON STOCK PURCHASE WARRANTS		ADDITIONAL PAID-IN	DEFERRED	SHARE SUBSCRIPTIONS	SHARES COMMITTED FOR	ACCUMULATED
	SHARES	AMOUNT	WARRANTS	AMOUNT	CAPITAL	COMPENSATION	RECEIVED	ISSUANCE	DEFICIT	TOTAL
Issuance of shares to founders	3,465	$3	-	$-	$18,947	$-	$-	$-	$-	$18,950
Net loss for the period	-	-	-	-	-	-	-	-	(159,909)	(159,909)

Balance, June 30, 2000	3,465	3	-	-	18,947	-	-	-	(159,909)	(140,959)

Repurchase of common stock by
consideration of forgiveness of loan	(1,445)	(1)	-	-	16,098	-	-	-	-	16,097
payable to shareholder
	2,020	2	-	-	35,045	-	-	-	(159,909)	(124,862)
Adjustment to number of shares issued and
outstanding as a result of the reverse
take-over transaction -
Custom Branded Networks, Inc.	(2,020)	(2)	-	-	2	-	-	-	-	-
Aquistar Ventures (USA) Inc.	15,463,008	15,463	-	-	(15,463)	-	-	-	-	-
	15,463,008	15,463	-	-	19,584	-	-	-	(159,909)	(124,862)
Shares allotted in connection with the
acquisition of Custom Branded Networks,	25,000,000	25,000	-	-	(9,772)	-	-	-	-	15,228
Inc.
Less: Allotted and not yet issued	(8,090,476)	(8,090)	-	-	8,090	-	-	-	-	-
Common stock conversion rights	-	-	-	-	421,214	-	-	-	-	421,214
Net loss for the year	-	-	-	-	-	-	-	-	(723,239)	(723,239)

Balance, June 30, 2001	32,372,532	32,373	-	-	439,116	-	-	-	(883,148)	(411,659)

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY) (Continued)

PERIOD FROM JUNE 28, 1999 (INCEPTION) TO MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK		COMMON STOCK PURCHASE WARRANTS		ADDITIONAL PAID-IN CAPITAL	DEFERRED COMPENSATION	SHARE SUBSCRIPTIONS RECEIVED	SHARES COMMITTE FOR ISSUANCE	ACCUMULATED DEFICIT	TOTAL
	SHARES	AMOUNT	WARRANTS	AMOUNT
Balance, June 30, 2001	32,372,532	$32,373	-	$-	$439,116	$-	$-	$-	$(883,148)	$(411,659)

Additional shares issued in connection with
the acquisition of Custom Branded
Networks, Inc.	1,500,000	1,500	-	-	(1,500)	-	-	-	-	-
Common stock conversion rights	-	-	-	-	109,748	-	-	-	-	109,748
Net loss for the year	-	-	-	-	-	-	-	-	(326,038)	(326,038)

Balance, June 30, 2002	33,872,532	33,873	-	-	547,364	-	-	-	(1,209,186)	(627,949)

Issue of common stock for deferred
compensation expense	4,500,000	4,500	-	-	40,500	(45,000)	-	-	-	-
Amortization of deferred compensation	-	-	-	-	-	22,500	-	-	-	22,500
Common stock conversion rights	-	-	-	-	45,116	-	-	-	-	45,116
Net loss for the year	-	-	-	-	-	-	-	-	(142,233)	(142,233)

Balance, June 30, 2003	38,372,532	38,373	-	-	632,980	(22,500)	-	-	(1,351,419)	(702,566)

Amortization of deferred compensation	-	-	-	-	-	22,500	-	-	-	22,500
Common stock conversion rights	-	-	-	-	3,301	-	-	-	-	3,301
Net loss for the year	-	-	-	-	-	-	-	-	(95,430)	(95,430)

Balance, June 30, 2004	38,372,532	38,373	-	-	636,281	-	-	-	(1,446,849)	(772,195)

Issue of common stock for services	14,800,000	14,800	-	-	901,200	-	-	-	-	916,000
Issue of common stock and warrants for
convertible notes	20,000,000	20,000	20,000,000	495,834	484,166	-	-	-	-	1,000,000
Issue of common stock for services	11,600,000	11,600	-	-	1,583,900	(598,000)	-	-	-	997,500
Issue of common stock for services	1,300,000	1,300	-	-	226,700	-	-	-	-	228,000
Amortization of deferred compensation	-	-	-	-	-	98,033	-	-	-	98,033
Net loss for the year	-	-	-	-	-	-	-	-	(2,691,516)	(2,691,516)

Balance, June 30, 2005	86,072,532	86,073	20,000,000	495,834	3,832,247	(499,967)	-	-	(4,138,365)	(224,178)

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY) (Continued)

PERIOD FROM JUNE 28, 1999 (INCEPTION) TO MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK		COMMON STOCK PURCHASE WARRANTS		ADDITIONAL PAID-IN	DEFERRED	SHARE SUBSCRIPTIONS	SHARES COMMITTED FOR	ACCUMULATED
	SHARES	AMOUNT	WARRANTS	AMOUNT	CAPITAL	COMPENSATION	RECEIVED	ISSUANCE	DEFICIT	TOTAL
Balance, June 30, 2005	86,072,532	$86,073	20,000,000	$495,834	$3,832,247	$(499,967)	$-	$-	$(4,138,365)	$(224,178)

Issuance of common stock for services	17,358,078	17,358	-	-	3,578,443	-	-	-	-	3,595,801
Issuance of common
stock and warrants for settlement debt	249,999	250	124,999	7,569	29,681	-	-	-	-	37,500
Issuance of common stock for property
acquisition	6,000,000	6,000	-	-	1,604,000	-	-	-	-	1,610,000
Private placement for issuance of common
stock, warrants and subscriptions
received	7,334,997	7,334	3,667,499	345,349	1,243,803	-	250,000	-	-	1,846,486
Cancellation of warrants	-	-	(20,000,000)	(495,834)	495,834	-	-	-	-	-
Issuance of shares as compensation for
warrants cancelled by shareholder	15,000,000	15,000	-	-	1,739,166	-	-	-	-	1,754,166
Amortization of deferred compensation	-	-	-	-	-	499,967	-	-	-	499,967
Deferred compensation	-	-	-	-	-	(697,612)	-	-	-	(697,612)
Repurchase of issued shares	(5,000,000)	(5,000)	-	-	(395,000)	-	-	-	-	(400,000)
Shares returned to treasury	(15,000,000)	(15,000)	-	-	(1,739,166)	-	-	-	-	(1,754,166)
Shares committed for issuance	-	-	-	-	-	-	-	4,150,000	-	4,150,000
Stock based compensation	-	-	-	-	870,335	-	-	-	-	870,335
Net loss for the period	-	-	-	-	-	-	-	-	(10,899,554)	(10,899,554)

Balance, March 31, 2006	112,015,606	$112,015	3,792,498	$352,918	$11,259,343	$(697,612)	$250,000	$4,150,000	$(15,037,919)	$388,745

Deficit accumulated during the
development stage										$(1,351,419)
Deficit accumulated during the
exploration stage										(13,686,500)

Balance, March 31, 2006										$(15,037,919)

The accompanying notes are an integral part of these financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are necessary to fairly state the Company’s interim financial position and the results of its operations for the periods presented. This report on Form 10-QSB should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form 10-KSB/A for the fiscal year ended June 30, 2005. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s Form 10-KSB/A for the fiscal year ended June 30, 2005, has been omitted. The results of operations for the nine-month period ended March 31, 2006 are not necessarily indicative of results for the entire fiscal year ending June 30, 2006.

2.	NATURE OF OPERATIONS AND GOING CONCERN

Novastar Resources Ltd. (the “Company”) was previously a development stage company engaged in the business of providing turnkey private label internet services to organizations throughout the domestic United States and Canada. Commencing July 1, 2003 the Company became an exploration stage company engaged in the acquisition and exploration of mineral claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

During the year ended June 30, 2005 the Company changed its name from Custom Branded Networks, Inc. and increased its authorized common shares from 50,000,000 shares to 250,000,000 shares and also authorized 50,000,000 preferred shares for issuance at a par value of $0.001.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

2.	NATURE OF OPERATIONS AND GOING CONCERN (Continued)

As shown in the accompanying financial statements, the Company has incurred a net loss of $15,037,919 since inception, and has had minimal sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Management has plans to seek additional capital through a private placement or public offering of its common stock (See Note 14 (a)). The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

3.	RESTRICTED CASH

During the year ended June 30, 2005 proceeds totaling $94,140 were received in accordance with a planned private placement of common stock scheduled to close subsequent to the year end. This private placement was terminated and no shares of the Company were issued. During the period ended March 31, 2006, $89,140 was reimbursed to the subscribers in cash, while the balance was used, with the consent of the subscribers, towards a private placement that closed in the period .

4.	LONG TERM INVESTMENT

As disclosed in Note 13, as at March 31, 2006 the Company has invested a total of $700,000 in Thorium Power Inc. (“Thorium Power”). The investment consists of 175,000 common shares of Thorium Power purchased at $4.00 per share. The Company’s investment of less than 5% of the common stock of Thorium Power is carried at cost because the Company does not exercise influence over Thorium Power’s operating and financial activities.

5.	MINERAL PROPERTIES

a)
On September 14, 2005 the Company entered into an agreement whereby certain mineral leases in the Clay County District of Alabama were assigned to the Company. The Company assumed a lease held by the lessee, who has subsequently become an officer of the Company, for consideration of $100,000 cash (paid as at March 31, 2006), 1,000,000 restricted common shares of the Company at a deemed price of $160,000 (issued on October 21, 2005) and a $15 per ton net royalty of Thorium/monazite removed from the leased properties.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

5.	MINERAL PROPERTIES (Continued)

b)
On May 1, 2005 the Company entered into an agreement to purchase a 92.25% interest in three mineral interests located in the state of North Queensland, Australia. This agreement was replaced and superceded by an agreement dated September 30, 2005, to increase the Company’s purchase to a 100% interest. As consideration, the Company issued 5,000,000 restricted common shares of the Company to the vendor at a deemed value price of $1,450,000 (issued on October 21, 2005). In addition, the Company must incur the following exploration expenditures, not to exceed $695,000:

i)	$125,000 by December 31, 2006;
ii)	an additional $150,000 by December 31, 2007;
iii)	an additional $140,000 by December 31, 2008;
iv)	an additional $140,000 by December 31, 2009;
v)	an additional $140,000 by December 31, 2010.

The vendor retains a 2.5% net smelter return royalty on the property.

On February 20, 2006 the Company repurchased the 5,000,000 common shares from the vendor for cash consideration of $400,000. The Company can still acquire the 100% interest by incurring the exploration expenditures disclosed above. Once returned to the Company’s treasury, the 5,000,000 shares were cancelled.

c)
On December 31, 2005 the Company entered into an agreement whereby certain mineral leases in the Cleburne and Clay County Districts of Alabama are to be assigned to the Company. The Company will assume 51% of a lease held by the lessee, who subsequently become an officer of the Company but no longer served as an officer as at March 31, 2006, for consideration of 2,000,000 restricted common shares of the Company (not issued as at March 31, 2006). In addition, the Company must incur $1,500,000 on property expenditures and for each $100,000 in additional expenditures, the Company will receive an additional 4% interest in the lease up to a maximum of an extra 40% interest. Upon reaching a 91% interest, the lessee shall retain a 9% interest and shall receive $17.50 per ounce of pure Platinum Group Metal (PGM) produced. For each 2,500 ounces of PGM produced, the lessee shall receive an additional 1,000,000 restricted common shares of the Company, up to a maximum of 8,000,000 shares, for a period of two years from the acquisition of the Company’s 91% interest being obtained.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

6.	CONVERTIBLE NOTE PAYABLE

On January, 31, 2002 the Company executed $1,000,000 aggregate principal amount of convertible notes due not earlier than January 31, 2009. These notes were secured by the assets of the Company. The Company received $1,000,000 in advances through to June 20, 2005 (2004 - $892,119), including in-kind consideration of $100,000. The notes bore no interest until the maturity date.

On January 20, 2005 the Company issued 20,000,000 common shares at a price of $0.05 per share, and 20,000,000 warrants, for the purchase of 20,000,000 shares of common stock of the Company, to the holder on conversion of the notes. The warrants are exercisable at a price of $0.05 per share until January 20, 2008. The warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 3 years, volatility of 284%, rate of quarterly dividends - $nil, risk free interest rate of 3.5%. The $1,000,000 consideration was allocated to the common stock and share purchase warrants based upon their relative fair values on the date of conversion. The amount allocated to the common shares issued was $504,166. The amount allocated to the share purchase warrants was $495,834.

Because the market interest rate on similar types of notes was approximately 14% per annum the day the notes were issued, the Company had recorded a discount of $579,378 related to the beneficial conversion feature. During the year ended June 30, 2005, $442,813 (2004 - $55,170) was amortized and recorded as interest expense. The discount was fully amortized as interest expense upon conversion.

During the period ended March 31, 2006 the share purchase warrants were cancelled by mutual agreement of the holder and the Company, in return for 15,000,000 shares of the Company’s common stock.

On February 20, 2006 the holder returned all 15,000,000 shares to the Company’s treasury for cancellation. The Company did not compensate the holder for the return of the shares.

7.	SHARE CAPITAL

	i)	Common Stock

a)
On August 3, 2005 the Company issued 800,000 restricted shares of common stock to its advisory board as compensation for consulting services performed (Note 11(c)). The value attributed to these shares was $128,000 ($0.16 per share).

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	i)	Common Stock (Continued)

b)
On September 22, 2005 the Company issued a total of 4,187,500 shares of common stock to outside consultants as payment for services rendered. Of the total issuance, 4,000,000 were issued pursuant to the March 2005 Compensation Plan (Note 11(a)), while 187,500 were issued pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)). The value attributed to these shares was $462,828 ($0.11 per share).

c)
On September 30, 2005 the Company issued 300,000 shares of common stock to an outside consultant as payment for services rendered. These shares were issued pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)), and the value attributed was $51,000 ($0.17 per share).

		d)	On October 21, 2005 the Company issued 1,000,000 restricted common shares with value of $160,000 ($0.16 per share) for mineral property acquisition costs, as described in note 5(a).

		e)	On October 21, 2005 the Company issued 5,000,000 restricted common shares with value of $1,450,000 ($0.29 per share) for mineral property acquisition costs, as described in note 5(b).

f)
On November 1, 2005 the Company issued 300,000 shares of common stock to an outside consultant as payment for his services rendered. These shares were issued pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)) and the value attributed to these shares was $51,000 ($0.17 per share).

g)
On November 23, 2005 the Company closed a private placement of $631,500, consisting of an offering of 4,209,998 units of at a price of $0.15 per unit. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.30 per share and have an expiry date of twelve months from the closing date of the subscription. The warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 1 year, volatility of 141%, rate of quarterly dividends - $Nil, risk free interest rate of 3.61%. The amount allocated to the share purchase warrants was $127,467. Of the 4,209,998 units issued in the private placement, 249,999 units were issued as settlement of debt of $37,500. The remainder of the units were issued for total cash proceeds of $594,000.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	i)	Common Stock (Continued)

h)
On December 1, 2005 the Company issued 15,000,000 shares of common stock as compensation for the cancellation of 20,000,000 share purchase warrants, which were issued during the year ended June 30, 2005 with a value of $495,834. The total value attributable to the compensating shares was $2,250,000 ($0.15 per share). On February 20, 2006, all 15,000,000 of these shares were returned to the Company’s treasury for cancellation.

i)
On December 1, 2005 the Company issued 4,158,333 shares of common stock to various outside consultants as payment for services rendered. The total issuance was pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)). The value attributed to these shares was $706,916 ($0.17 per share).

j)
On December 1, 2005 the Company issued 1,000,000 shares of common stock to an outside consultant as payment for their services rendered. The value attributable to these shares was $150,000 ($0.15 per share).

k)
On December 1, 2005 the Company issued 300,000 shares of common stock to an outside consultant as payment for his services rendered. These shares were issued pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)) and the value attributed to these shares was $51,000 ($0.17 per share).

l)
On January 9, 2006 the Company issued 355,714 shares of common stock to 3West LLC for drilling services in the Clay County District of Alabama. These shares were issued pursuant to a drilling agreement at $0.293 per share for total consideration of $104,173.

m)
On January 11, 2006 the Company issued 3,100,000 shares of common stock to various outside consultants as payment for services rendered. The total issuance was pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)). The value attributed to these shares was $527,000 ($0.17 per share).

n)
On January 24, 2006 the Company issued 181,428 shares of common stock to 3West LLC for drilling services in the Clay County District of Alabama. The shares were issued pursuant to a drilling agreement at $0.293 per share for total consideration of $53,132.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	i)	Common Stock (Continued)

		o)	On January 27, 2006 the Company issued 150,000 shares of common stock to an outside consultant as payment for his services rendered. The value attributed to these shares was $94,500 ($0.63 per share).

p)
On February 2, 2006 the Company issued 135,545 shares of common stock to 3West LLC for drilling services in the Clay County District of Alabama. The shares were issued pursuant to a drilling agreement at $0.293 per share for total consideration of $39,695.

q)
On February 13, 2006 the Company issued 2,389,558 shares of common stock to an outside consultant as payment for services rendered, and a portion for services to be rendered. The value attributed to these shares was $955,823 ($0.40 per share).

		r)	On February 20, 2006 15,000,000 shares at the Company’s common stock were returned to treasury for cancellation, as described in Note 6.

		s)	On February 20, 2006 5,000,000 shares of the Company’s common stock were returned to treasury for cancellation, as described in Note 5(b).

t)
On March 30, 2006 3,374,998 shares of the Company’s common stock were issued pursuant to a private placement whereby the Company offered 4,208,331 units at $0.30 per unit for cash proceeds of $1,262,500. The proceeds are to be used to complete the proposed merger with Thorium Power Inc. as described in Note 12. Each unit consists of one share of common stock and one-half of a non-transferable share purchase warrant. Each whole warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.50 per share and expires twelve months from the closing date of the subscription. The warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 1 year, volatility of 148%, rate of quarterly dividends $Nil, risk free interest rate of 2.86%. The amount allocated to the share purchase warrants was $225,450. As at March 31, 2006, the Company has an obligation to issue a further 833,333 units to various subscribers pursuant to this private placement (issued subsequently).

The Company valued all shares issued in the nine month period ended March 31, 2006 using exchange amounts of the Company’s common stock as of the agreement dates.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	ii)	Stock Options

On February 14, 2006 the Company approved the 2006 Stock Option Plan (the “Plan”) for directors, employees and consultants of the Company. The Company has reserved up to 20,000,000 shares of common stock of its unissued share capital for the Plan. Other limitations are as follows:

		a)	No more than 10,000,000 options can be granted for the purchase of restricted common shares.

		b)	No more than 8,000,000 options can be granted to any one person.

		c)	No more than 5,000,000 options can be granted to any one person for the purchase of restricted common shares.

The following is a summary of the stock option activity for the period ended March 31, 2006:
	NUMBER OF SHARES	WEIGHTED AVERAGE EXERCISE PRICE

Outstanding, June 30, 2005	-	$-

Granted	7,200,000	0.80
Expired	-	-

Outstanding, March 31, 2006	7,200,000	$0.80

The following is a summary of the status of stock options exercisable at March 31, 2006:

NUMBER OF OPTIONS	EXERCISE PRICE	WEIGHTED AVERAGE REMAINING CONTRACTUAL LIFE (YEARS)

1,050,000	$ 0.80	9.917

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	iii)	Stock Based Compensation

During the period ended March 31, 2006 the Company granted options to purchase 7,200,000 shares at $0.80 per share. The options will vest over a period of 42 months; with 6/48 vesting immediately and 1/48 vesting each month thereafter.

The fair value of options granted has been estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of options granted during the year is $0.83 (2004 - $Nil).

Assumptions used in the option-pricing model are as follows:

2005

Average risk-free interest rate	4.33%
Average expected life	5 years
Expected volatility	284%
Expected dividends	Nil

During the period ended March 31, 2006, $870,335 was recorded as stock based compensation expense to the statement of operations as the result of stock option grants.

8.	DEFERRED COMPENSATION

a)
On June 1, 2005 the Company entered into a consulting agreement with two consultants whereby the consultants were issued 4,600,000 common shares at $0.13 per share. The terms of the agreements are for 6 months. Amortization is taken on a monthly basis over the term of the agreement. As at March 31, 2006, this amount was fully amortized.

	b)	On August 15, 2005 the Company entered into consulting agreements with two consultants, whereby the consultants were to be issued shares on certain dates over the 8 month terms of the agreements.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

8.	DEFERRED COMPENSATION (Continued)

On December 1, 2005 these consultants were issued 1,060,000 common shares at $0.17 per share on an accelerated basis. Amortization is taken on a monthly basis over the remainder of the terms. As at March 31, 2006, $21,250 has yet to be amortized from this accelerated issuance.

c)
On January 11, 2006 the Company issued an aggregate of 3,100,000 common shares to various consultants at $0.17 per share pursuant to various consulting agreements. A portion of these shares were issued on an accelerated basis. Amortization is taken on a monthly basis over the remainder of the terms. As at March 31, 2006, $676,362 has yet to be amortized from this accelerated issuance.

9.	RELATED PARTIES

a)
During the nine month period ended March 31, 2006 an officer and director of the Company made payments on behalf of the Company in the amount of $51,613. These amounts were advanced without interest and are due on demand. A total of $50,000 was reimbursed to this individual through cash payment and the issuance of common stock. As at March 31, 2006 this individual was no longer an officer of the Company.

Pursuant to the consulting agreement disclosed in Note 12(a), the Company incurred $9,000 in consulting fees to this individual for the period ended March 31, 2006. $6,000 was paid in cash, while the remainder was owing as at March 31, 2006, such that the outstanding balance payable to this individual as at March 31, 2006 is $4,613.

During the nine month period ending March 31, 2006 this individual was issued on aggregate of 2,050,000 common shares of the Company for consulting services rendered. The value of these services totaled $348,500 ($0.17 per share).

b)
During the nine month period ended March 31, 2006 an officer and director of the Company was paid $100,000 in cash and issued 1,000,000 restricted common shares of the Company pursuant to the mineral property agreement discussed in Note 5(a). As at March 31, 2006 this individual was no longer an officer of the Company.

Pursuant to the consulting agreement disclosed in Note 12(b), the Company incurred $26,250 in consulting fees to this individual for the period ended March 31, 2006. $24,000 was in paid in cash, while the remainder was owing as at March 31, 2006, such that the outstanding balance payable to this individual as at March 31, 2006 is $2,250.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

9.	RELATED PARTIES (Continued)

During the nine month period ended March 31, 2006 this individual was issued an aggregate 1,000,000 common shares of the Company for consulting services rendered. The value of these services totalled $170,000 ($0.17 per share).

10.	SUPPLEMENTAL DISCLOSURE ON NON-CASH FINANCING AND INVESTING ACTIVITIES

During the nine month period ended March 31, 2006 the Company had the following non- cash financing and investing activities:

	a)	The Company issued 16,685,391 common shares to consultants for consulting services provided to the Company with value of $3,398,802.

	b)	The Company issued 6,000,000 common shares to two individuals for mineral property acquisition costs with value of $1,610,000 as described in Notes 5(a) and 5(b).

On February 20, 2006, 5,000,000 of these shares were returned to the Company’s treasury for cancellation.

c)
The Company issued 15,000,000 common shares to an individual as compensation for 20,000,000 share purchase warrants that were cancelled as described in Note 7(h). On February 20, 2006 all 15,000,000 of these shares were returned to the Company’s treasury for cancellation.

11.	CONSULTING AGREEMENTS

a)
On March 3, 2005 the Company filed a registration statement dated March 10, 2005, relating to the offer and sale of up to 20,000,000 shares of its common stock to outside consultants in payment for services rendered, pursuant to the 2005 Compensation Plan for Outside Consultants that was approved by the board of directors. At March 31, 2006, all of the shares have been issued under this prospectus.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

11.	CONSULTING AGREEMENTS (Continued)

b)
On August 18, 2005 the Company filed a registration statement relating to the offer and sale of up to 20,000,000 shares of its common stock to outside consultants in payment of services rendered, pursuant to the 2005 Augmented Compensation Plan for Outside Consultants as approved by the board of directors. It then entered into various consulting agreements with outside consultants to provide certain consulting services to the Company. Compensation is by way of issuance of an aggregate of 11,875,000 shares of common stock of the Company over the term of the agreements. As at March 31, 2006, 8,345,833 shares have been issued, having a value of $1,418,523 ($0.17 per share).

	c)	On September 30, 2005 the Company issued 800,000 restricted shares of common stock to its advisory board, having a value of $128,000 ($0.16 per share).

12.	COMMITMENTS AND CONTRACTUAL OBLIGATIONS

a)
On January 1, 2006 the Company entered into a consulting agreement with an officer and a director whereby the Company is obligated to pay $3,000 per month for a period of six months. This individual resigned as an officer on March 17, 2006.

b)
On August 15, 2005 the Company entered into a consulting agreement with an officer and a director whereby the Company is obligated to pay $3,500 per month for a period of eight months. This individual resigned as an officer on March 17, 2006.

	c)	On February 1, 2006 the Company entered into an employment contract with an individual whereby the Company is obligated to pay $600 per week for a period of one year.

	d)	On January 24, 2006 the Company entered into an employment contract with an individual whereby the Company is obligated to pay $600 per week for a period of one year.

e)
On February 14, 2006 the Company entered into an employment contract with an individual whereby the Company is obligated to pay an annual salary of $275,000, issue 5,000,000 shares of the Company’s common stock, and grant 7,200,000 stock options (granted as at March 31, 2006). A total value of $4,150,000 has been attributed to the common shares committed for issuance, which was recorded as stock based compensation to the statement of operations. This individual was appointed an officer of the Company on March 17, 2006.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

13.	DEFINITIVE MERGER AGREEMENT

On February 14, 2006 the Company entered into a Definitive Merger Agreement (“Agreement and Plan of Merger”) for a business combination with Thorium Power, Inc. (“Thorium Power”). Under the Agreement and Plan of Merger, each common share of Thorium Power will be converted into securities of the Company pursuant to a conversion ratio formula. The combined company will operate under the name of Thorium Power Ltd. The merger transaction is subject to certain conditions precedent, including an increase in the Company’s authorized share capital and the declaration of the effectiveness of a registration statement by the Securities and Exchange Commission. Other conditions precedent include that since January 1, 2006 Novastar shall have raised at least $2,750,000 in an equity financing transaction (raised as at March 31, 2006), and shall have invested at least $1,350,000 in Thorium Power common stock at a price per share of $4.00 ($700,000 invested as at March 31, 2006).

In conjunction with the Agreement and Plan of Merger, the Company entered into a consulting agreement to issue 2,389,558 common shares as consideration for services received in connection with the business combination (issued as at March 31, 2006).

Subsequent to the period ended March 31, 2006, a majority of the shareholders of Thorium Power voted in favor of the business combination.

14.	SUBSEQUENT EVENTS

Subsequent to March 31, 2006 the Company:

a)
Closed a 36,659,837 unit private placement at $0.425 per unit for cash proceeds of $15,580,434. Each unit consists of one share of common stock and one-half of a non- transferable share purchase warrant. Each whole warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.65 per share and expires twelve months from the closing date of the subscription.

b)
Granted 2,000,000 stock options to a member of the Company’s advisory board pursuant to the 2006 stock option plan. The first 500,000 options will vest October 1, 2006 and the remainder will vest in monthly increments of 41,667. The options are exercisable at a price of $0.64 for a period of ten years from the date of grant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Novastar Resources Ltd.
(formerly Custom Branded Networks, Inc.)
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheet of Novastar Resources Ltd. (formerly Custom Branded Networks, Inc.)(the “Company”) (an Exploration Stage Company) as at June 30, 2005, the related consolidated statements of operations, stockholders’ deficiency and cash flows for the year ended June 30, 2005 and for the cumulative period from June 28, 1999 (inception) to June 30, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the Company’s consolidated financial statements as of and for the year ended June 30, 2004, and the cumulative data from June 28, 1999 (inception) to June 30, 2004 in the consolidated statements of operations, stockholders’ deficiency and cash flows, which were audited by other auditors whose report, dated September 27, 2004, which expressed an unqualified opinion, has been furnished to us. Our opinion, insofar as it relates to the amounts included for cumulative data from June 28, 1999 (inception) to June 30, 2004, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Novastar Resources Ltd. (formerly Custom Branded Networks, Inc.)(an Exploration Stage Company) as at June 30, 2005 and the results of its operations and its cash flows for the year then ended, and for the period from June 28, 1999 (inception) to June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
October 11, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Custom Branded Networks, Inc.
(An exploration stage company)

We have audited the consolidated balance sheet of Custom Branded Networks, Inc. (an exploration stage company) as at June 30, 2004 and the consolidated statements of operations, cash flows and stockholders’ deficiency for the year then ended, and for the period from inception on June 28, 1999 to June 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2004 and the results of its operations, cash flows, and changes in stockholders’ deficiency for the year then ended, and for the period from inception on June 28, 1999 to June 30, 2004 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                                                                          /s/ “Morgan & Company”
September 27, 2004	Chartered Accountants

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED BALANCE SHEET
(Audited)
(Stated in U.S. Dollars)
	JUNE 30
	2005	2004

ASSETS
Current
Cash	$802	$-
Restricted cash	94,140	-
Less: refundable to subscribers of common stock	(94,140)	-
	802
Equipment, net	-	774

	$802	$774

LIABILITIES

Current
Accounts payable and accrued liabilities	$224,980	$323,663

Convertible Notes Payable,net of discount	-	449,306
	224,980	772,969

STOCKHOLDERS’ DEFICIENCY

Share Capital
Authorized:
250,000,000 (2004 - 50,000,000) common shares with a par value of $0.001 per share
50,000,000 (2004 - nil) preferred shares with a par value of $0.001 per share

Issued and outstanding:
86,072,532 common shares at June 30, 2005 and
38,372,532 common shares at June 30, 2004	86,073	38,373

Additional paid-in capital	3,832,247	636,281

Share Purchase Warrants	495,834	-

Accumulated Deficit	(4,138,365)	(1,446,849)

Deferred Compensation	(499,967)	-
	(224,178)	(772,195)

	$802	$774

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Audited)
(Stated in U.S. Dollars)

	YEAR ENDED		CUMULATIVE FROM JUNE 28, 1999 (INCEPTION) TO
	JUNE 30		JUNE 30,
	2005	2004	2005

Revenue	$-	$-	$184,162

Expenses
Consulting	2,303,533	23,635	2,497,913
Interest attributable to beneficial conversion feature for notes payable	442,813	55,178	579,379
Interest - other	-	678	678
Public relations	68,899	-	143,343
Legal	27,654	8,912	209,596
Administrative	15,929	3,996	920,123
Accounting	2,506	3,031	78,868
Forgiveness of debt	(169,818)	-	(169,818)
Mineral property payment	-	-	50,000
Write down of equipment	-	-	12,445
	2,691,516	95,430	4,322,527

Net Loss For The Period	$(2,691,516)	$(95,430)	$(4,138,365)

Net Loss Per Common Share, Basic And Diluted	$(0.05)	$(0.00)

Weighted Average Number Of Common Shares Outstanding, Basic and Diluted	57,188,970	38,372,532

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Audited)
(Stated in U.S. Dollars)

	YEAR ENDED			CUMULATIVE PERIOD FROM JUNE 28, 1999 (INCEPTION) TO
	JUNE 30			JUNE 30,
	2005		2004	2005
Cash provided by (used in):
Operating Activities
Loss for the period	<3trong>$	(2,691,516)	$(95,430)	$(4,138,365)
Items not involving cash:
Shares issued for other than cash		2,339,533	22,500	2,384,533
Interest attributable to beneficial conversion feature for notes payable		442,813	55,178	579,379
Amortization of equipment		774	193	3,813
Forgiveness of debt		(169,818)	-	(169,818)
Write down of equipment		-	-	12,445
		(78,214)	(17,559)	(1,328,013)
Changes in non-cash operating working capital items:
Accounts payable and accrued liabilities		71,135	7,265	394,798
		7,079	(10,294)	(933,215)
Investing Activity
Purchase of equipment		-	-	(1,808)

Financing Activities
Proceeds from loan payable to shareholder		-	-	16,097
Issue of common shares		-	-	18,950
Advances on notes payable		7,881	9,400	900,000
Cash acquired on acquisition of subsidiary		-	-	778
		7,881	9,400	935,825

Increase (Decrease) In Cash		802	(894)	802

Cash, Beginning Of Period		-	894	-

Cash, End Of Period		$802	$-	$802

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest paid		$-	$-	$-
Income taxes paid		$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

			COMMON STOCK			ADDITIONAL
	COMMON STOCK		PURCHASE WARRANTS			PAID-IN	DEFERRED	ACCUMULATED
	SHARES	AMOUNT	WARRANTS		AMOUNT	CAPITAL	COMPENSATION	DEFICIT	TOTAL
Issuance of shares to founders	3,465	$3	-	$$	-	18,947	$-	$-	$18,950
Net loss for the period	-	-	-		-	-	-	(159,909)	(159,909)

Balance, June 30, 2000	3,465	3	-		-	18,947	-	(159,909)	(140,959)

Repurchase of common stock by consideration of forgiveness of loan payable to shareholder	(1,445)	(1)	-		-	16,098	-	-	16,097
	2,020	2	-		-	35,045	-	(159,909)	(124,862)
Adjustment to number of shares issued and outstanding as a result of the reverse take-over transaction -
Custom Branded Networks, Inc.	(2,020)	(2)	-		-	2	-	-	-
Aquistar Ventures (USA) Inc.	15,463,008	15,463	-		-	(15,463)	-	-	-
	15,463,008	15,463	-		-	19,584	-	(159,909)	(124,862)
Shares allotted in connection with the acquisition of Custom Branded Networks, Inc.	25,000,000	25,000	-		-	(9,772)	-	-	15,228
Less: Allotted and not yet issued	(8,090,476)	(8,090)	-		-	8,090	-	-	-
Common stock conversion rights	-	-			-	421,214	-	-	421,214
Net loss for the year	-	-	-		-	-	-	(723,239)	(723,239)
Balance, June 30, 2001	32,372,532	$32,373	-	$$	-	439,116	$-	$(883,148)	$(411,659)

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY (Continued)
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

			COMMON STOCK			ADDITIONAL
	COMMON STOCK		PURCHASE WARRANTS			PAID-IN	DEFERRED	ACCUMULATED
	SHARES	AMOUNT	WARRANTS		AMOUNT	CAPITAL	COMPENSATION	DEFICIT	TOTAL
Balance, June 30, 2001	32,372,532	$32,373	-	$$	-	439,116	$-	$(883,148)	$(411,659)

Additional shares issued in connection with the acquisition of Custom Branded Networks, Inc.	1,500,000	1,500	-		-	(1,500)	-	-	-
Common stock conversion rights	-	-	-		-	109,748	-	-	109,748
Net loss for the year	-	-	-		-	-	-	(326,038)	(326,038)

Balance, June 30, 2002	33,872,532	33,873	-		-	547,364	-	(1,209,186)	(627,949)

Issue of common stock for deferred compensation expense	4,500,000	4,500	-		-	40,500	(45,000)	-	-
Amortization of deferred compensation	-	-	-		-	-	22,500	-	22,500
Common stock conversion rights	-	-	-		-	45,116	-	-	45,116
Net loss for the year	-	-	-		-	-	-	(142,233)	(142,233)
Balance, June 30, 2003	38,372,532	$38,373	-	$$	-	632,980	$(22,500)	$(1,351,419)	$(702,566)

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY (Continued)
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

					ADDITIONAL
	COMMON STOCK		PUHASE WARRANTS		PAID-IN	DEFERRED	ACCUMULATED
	SHARES	AMOUNT	WARRANTS	AMOUNT	CAPITAL	COMPENSATION	DEFICIT	TOTAL
Balance, June 30, 2003	38,372,532	$38,373	-	$-	$632,980	$(22,500)	$(1,351,419)	$(702,566)

Amortization of deferred compensation	-	-	-	-	-	22,500	-	22,500
Common stock conversion rights	-	-	-	-	3,301	-	-	3,301
Net loss for the year	-	-	-	-	-	-	(95,430)	(95,430)

Balance, June 30, 2004	38,372,532	38,373	-	-	636,281	-	(1,446,849)	(772,195)
-
Issue of common stock for services	16,100,000	16,100	-	-	1,127,900	-	-	1,144,000
Issue of common stock and warrants for convertible notes	20,000,000	20,000	20,000,000	495,834	484,166	-	-	1,000,000
Issue of common stock for services	11,600,000	11,600	-	-	1,583,900	(598,000)	-	997,500
Amortization of deferred compensation	-	-	-	-	-	98,033	-	98,033
Net loss for the year	-	-	-	-	-		(2,691,516)	(2,691,516)
Balance, June 30, 2005	86,072,532	$86,073	20,000,000	$495,834	$3,832,247	$(499,967)	$(4,138,365)	$(224,178)
Deficit accumulated during the development stage						$(1,351,419)
Deficit accumulated during the exploration stage						(2,786,946)

Balance, June 30, 2005						$(4,138,365)

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

Novastar Resources Ltd. (the “Company”) was previously engaged in the business of providing turnkey private label internet services to organizations throughout the domestic United States and Canada. During the year ended June 30, 2003, the Company became an exploration staged company engaged in the acquisition and exploration of mineral claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. During the year ended June 30, 2005, the Company changed its name from Custom Branded Networks, Inc. and increased its authorized common shares from 50,000,000 shares to 250,000,000 shares and also authorized 50,000,000 preferred shares for issuance at a par value of $0.001.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.
As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $4,138,365 since inception, and currently has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation

These consolidated financial statements include the accounts of the Company (a Nevada corporation) and its wholly-owned subsidiary, Custom Branded Networks, Inc. (a Delaware corporation).

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management’s best estimates as additional information becomes available in the future.

Equipment

Equipment is recorded at cost and is amortized over its useful life at a rate of 20% on a declining balance basis. As of June 30, 2005, the equipment has been fully amortized.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - “Accounting for Income Taxes” (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion of all of a deferred tax asset will not be realized, a valuation allowance is recognized.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mineral Property Option Payments and Exploration Expenditures

The Company follows a policy of expensing exploration expenditures until a production decision is made in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations which may include the receipt of a legally binding project approval certificate.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion. The Company has no mineral property interest as at June 30, 2005.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

The Company’s financial instruments consist of cash, restricted cash on deposit, accounts payable and accrued liabilities and refundable to subscribers of common stock.

Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

Stock-Based Compensation

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion (“APB”) No. 25 (“APB”), “Accounting for Stock Issued to Employees”, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock-based compensation is accounted for using the fair value method in accordance with Statement of Financial Accounting Standard No. 123 (“SFAS 123”), “Accounting for Stock-based Compensation.

The Company has not granted any stock options during the years ended June 30, 2005 and 2004.

Basic and Diluted Loss Per Share

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard No. 128 (“SFAS 128”), “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2005, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment of Disposal of Long-lived Assets”. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)	monetary items at the rate prevailing at the balance sheet date;
ii)	non-monetary items at the historical exchange rate;
iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Revenue Recognition

Revenue from the sale of minerals is recognized when the risks and rewards of ownership pass to the purchaser, including delivery of the product the selling price is fixed or determinable and collectibility is reasonably assured. Settlement adjustments, if any, are reflected in revenue when the amounts are known.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 (“SFAS 130”) “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognizable over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

Environmental Protection and Reclamation Costs

The operations of the Company have been, and may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs. Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. The Company does not anticipate any material capital expenditures for environmental control facilities because it has no mineral property holdings as at June 30, 2005.

Intangible Assets

The Company has adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”, which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over their useful life. The Company does not have any goodwill nor intangible assets with indefinite or definite life since inception.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

Advertising costs are expensed as incurred. No advertising costs were incurred in fiscal year 2005.

Exploration Stage Enterprise

The Company’s consolidated financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” as it devotes substantially all of its efforts to acquiring and exploring mineral properties. Until such properties are acquired and developed, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with entities in the exploration stage.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

a)
In November 2004, FASB issued Statement of Financial Accounting Standards No. 151 (“SFAS 151”), “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, “to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006. The Company has determined that the adoption of SFAS 151 does not have an impact on its results of operations of financial position.

b)
In December 2004, FASB issued Statement of Financial Accounting Standards No. 153 (“SFAS 153”), “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29”. This Statement amended APB Opinion 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has determined that the adoption of SFAS 153 does not have an impact on its results of operations or financial position.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

c)
In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123 Revised”), “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces FASB Statement No. 123 “Accounting for Stock-Based Compensation” and supercedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning its fiscal year ending 2007. The Company has determined that the adoption of SFAS 123 (Revised) does not have an impact on its results of operations or financial position.

4.	RESTRICTED CASH

During the year ended June 30, 2005, proceeds totaling $94,140 were received through a private placement of common stock that was to close subsequent to the year end. This private placement was terminated and no shares of the Company were issued. The full amount of proceeds received from this private placement was reimbursed to subscribers subsequent to the Company’s year end.

5.	CONVERTIBLE NOTES PAYABLE

On January 31, 2002, the Company executed $1,000,000 aggregate principal amount of convertible notes due not earlier than January 31, 2009. These notes were secured by the assets of the Company. The Company received $1,000,000 in advances through to June 30, 2005 (2004 - $892,119), including in-kind consideration of $100,000. The notes bore no interest until the maturity date.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

5.	CONVERTIBLE NOTES PAYABLE (Continued)

On January 20, 2005, the Company issued 20,000,000 common shares at a price of $0.05 per share, and 20,000,000 warrants, for the purchase of 20,000,000 shares of common stock of the Company, to the holder on conversion of the notes. The warrants are exercisable at a price of $0.05 per share until January 20, 2008. The warrants was valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 3 years, volatility of 24%, rate of quarterly dividends - $nil, risk free interest rate of 3.5%. The $1,000,000 consideration was allocated to the common stock and share purchase warrants based upon their relative fair values on the date of conversion. The amount allocated to the common shares issued is $504,166. The amount allocated to the share purchase warrants is $495,834.

Because the market interest rate on similar types of notes was approximately 14% per annum the day the notes were issued, the Company had recorded a discount of $579,378 related to the beneficial conversion feature. During the year ended June 30, 2005, $442,813 (2004 - $55,170) was amortized and recorded as interest expense. The discount was fully amortized as interest expense upon conversion.

6.	MINERAL PROPERTIES

 On February 5, 2003, the Company entered into an agreement to acquire 100% interest in mineral properties located in outer Mongolia by making a cash payment of $50,000 (paid) and issuing 5,000,000 common shares, as such time as legal title to the mineral property is delivered. The shares were not issued and title was not transferred. The Company does not intend to further pursue the acquisition of these properties.

On May 1, 2005, the Company entered into an agreement with a shareholder of the Company to purchase a 92.25% interest in three mineral properties in North Queensland, Australia. To obtain the interest, the Company must either:

i)	raise $1,000,000 and deposit the funds in a separate bank account on or before May 1, 2006, such funds to be used for testing and/or developing the properties, or
ii)
if the Company fails to raise the $1,000,000 in development funds and deposit such funds into a separate bank account by May 1, 2006, then the Company has an option to acquire the 92.25% interest in the property by issuing common shares of the Company the aggregate number of which will be equal to the aggregate share price (defined as an amount equal to $1,000,000 less the aggregate amount of funds deposited into the separate development bank account (if any)) divided by the value of the individual shares of the Company (defined as an amount equal to the greater of (a) the closing price per share for the sale of Company shares on the OTC bulletin board on May 1, 2006 and (b) the amount of $0.10 per common share).

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

7.	DEFERRED COMPENSATION

On June 1, 2005, the Company entered into consulting agreements with two consultants whereby the consultants were issued 4,600,000 common shares at $0.13 per share. The terms of the agreements are for 6 months. Amortization is taken on a monthly basis over the term of the agreement. Accordingly, $98,033 was expensed in 2005.

8.	RELATED PARTIES

During the year ended June 30, 2005, two former directors and officers forgave $169,818 of accounts payable owed to them, relating to consulting fees, rent, payroll and benefits.

During the year ended June 30, 2005, the Company issued 2,000,000 common shares to a director for consulting services rendered at a value of $40,000, which was based on exchange amounts, representing the amounts established and agreed upon by the related parties.

9.	INCOME TAX LOSSES

The Company’s provision for income taxes differs from the amounts computed by applying the United States federal statutory income tax rates to the loss as a result of the following:

	2005	2004
Statutory rates	35%	35%

Recovery of income taxes computed at statutory rates	$(942,031)	$(33,000)
Mineral property	(315)	1,000
Tax benefit not recognized on current year’s losses	942,346	32,000

	$-	$-
The tax effects of temporary timing differences that give rise to significant components of the future tax assets and future tax liabilities are as follows:

	2005	2004

Net operating loss carry forward	$1,442,031	$500,000
Mineral property	945	4,000
Less: Valuation allowance	(1,442,976)	(504,000)

Deferred tax asset	$-	$-

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

9.	INCOME TAX LOSSES (Continued)

At June 30, 2005, the Company has net operating losses of approximately $4,098,000, which may be carried forward to apply against future years’ income for tax purposes expiring as follows:

2020	$159,000
2021	$723,000
2022	$326,000
2023	$102,000
2024	$96,000
2025	$2,692,000

10.	2005 COMPENSATION PLAN FOR OUTSIDE CONSULTANTS

On March 3, 2005 the Company filed a prospectus dated March 10, 2005, relating to the offer and sale of up to 20,000,000 shares of its common stock to outside consultants in payment for services rendered, pursuant to the 2005 Compensation Plan for Outside Consultants that was approved by the board of directors. At June 30, 2005, 16,000,000 shares had been issued under this prospectus. The balance of 4,000,000 shares was issued subsequently.

11.	SUPPLEMENTAL DISCLOSURE ON NON-CASH FINANCING AND INVESTING ACTIVITIES

During the year ended June 30, 2005, the Company had the following non-cash financing and investing activities:

a)
The Company issued 16,900,000 common shares to consultants pursuant to consulting agreements entered into with the Company with value of $1,144,000, which was based on exchange amounts, representing the amounts established and agreed upon by the parties.

b)	The Company issued 20,000,000 common shares and 20,000,000 common stock purchase warrants with a value of $1,000,000 pursuant to the exercise of convertible notes payable referred to in Note 5.

c)
The Company issued 11,600,000 common shares to consultants pursuant to consulting agreements entered into with the Company with a value of $1,595,500. Of this amount, $598,000 was recorded as deferred compensation to be amortized over the life of the consulting contracts as described in Note 7.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

11.	SUPPLEMENTAL DISCLOSURE ON NON-CASH FINANCING AND INVESTING ACTIVITIES (Continued)

d)	Two former directors of the Company forgave a total of $169,818 relating to accrued vacation payable, payroll liabilities and other accrued expenses incurred.

12.	CONSULTING AGREEMENTS

The Company had entered into various consulting agreements with certain outside consultants. Duties of the consultants included providing consulting services to the Company as directed by the board of directors from time to time. Services included research into prospective business venues that may be beneficial to the Company, seeking out such business opportunities and the making of introductions and all other business consultations on matters that may be of intrinsic value to the Company in developing and promoting the business enterprises of the Company. Compensation comprised the issuance of shares of the common shares, as disclosed in these financial statements.

13.	COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the current year’s presentation.

14.	COMMITMENTS AND CONTRACTUAL OBLIGATIONS

Except as noted, the Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters. Rental of premises is on a month-to-month basis.

15.	SUBSEQUENT EVENTS

Subsequent to June 30, 2005, the Company:

a)
entered into an agreement whereby certain mineral leases in the Clay County District of Alabama were assigned to the Company. The Company assumed a lease held by the lessee for the consideration of $100,000 cash (paid), 1,000,000 restricted common shares of the Company at a deemed issue price of $0.001 per share and a $15 net royalty per ton of Thorium/monazite removed from the leased properties;

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

15.	SUBSEQUENT EVENTS(Continued)

b)
filed a prospectus dated August 18, 2005, relating to the offer and sale of up to 20,000,000 shares of its common stock to outside consultants in payment of services rendered, pursuant to the 2005 Augmented Compensation Plan for Outside Consultants as approved by the board of directors. It then entered into various consulting agreements with outside consultants to provide certain consulting services to the Company. Compensation is by way of issuance of an aggregate of 11,875,000 shares of common stock of the Company over the term of the agreements. Subsequent to June 30, 2005,
4,527,500 shares have been issued, having a value of $747,000. The Company also issued 800,000 shares of common stock to its advisory board, having a value of $128,000.

c)
cancelled the agreement entered into on May 1, 2005 to purchase a 92.25% interest in three mineral properties in North Queensland, Australia. It then entered into a new agreement to purchase a 100% undivided interest in these mineral interests. As consideration, the Company must issue 5,000,000 restricted common shares to the vendor. In addition, the Company must incur the following exploration expenditures, not to exceed $695,000:

i)	$125,000 by December 31, 2006;
ii)	an additional $150,000 by December 31, 2007;
iii)	an additional $140,000 by December 31, 2008;
iv)	an additional $140,000 by December 31, 2009;
v)	an additional $140,000 by December 31, 2010.

The vendor shall retain a 2.5% net smelter return royalty on the property;

d)	cancelled the 20,000,000 warrants, for the purchase of 20,000,000 shares of common stock of the Company, that had been issued on January 20, 2005;

e)	returned proceeds to subscribers of $94,140 received relating to a private placement that was cancelled.

f)
closed a private placement of $631,500, consisting of an offering of 4,209,998 units at a price of $0.15 per unit. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.30 per share and having an expiry date of twelve months from the closing date of the subscription.

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
March 31, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$673,653
Prepaid expenses and other current assets:	3,293
Total Current Assets	676,946

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	37,153
Accumulated depreciation	(17,185)

Total Property, Plant and Equipment	19,968

OTHER ASSETS
Patent costs - net of accumulated amortization of $198,054	207,251
Security deposits	7,567

Total Other Assets	214,818

TOTAL ASSETS	$911,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable:	$85,631
Accrued salaries - officers	-
Other accrued expenses	329,945
Notes payable - related party	17,500
Current portion of long-term debt	4,196
Other current liabilities	5,882

Total Current Liabilities	443,154

LONG-TERM LIABILITIES
Note payable	13,746

Total Liabilities	456,900

STOCKHOLDERS' EQUITY
Common Stock-$.05 par value-authorized 20,000,000 shares issued and outstanding 3,690,019 shares	184,501
Common stock and warrants - Additional paid-in capital	16,071,832
Deficit accumulated during the development stage	(15,801,501)

Total Stockholders' Equity	454,832

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$911,732

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Operations

	For the three months ended March 31,		Cumulative From January 8, 1992 Through March 31,
	2006	2005	2006
Revenue
License revenue	$-	-	$624,985

Total Revenue	-	-	624,985

Costs and expenses
Research and development	-	-	3,892,158
Salaries	73,700	57,000	3,578,714
Professional fees	138,144	32,098	2,201,269
Stock based compensation	-	-	2,229,871
Other selling, general and administrative expenses	119,128	24,174	4,555,308

Total operating expenses	330,972	113,272	16,457,320
Loss from operations	330,972	113,272	15,832,335

Other (income) expenses
Interest (income) expense - net	566	-	(107,576)
Other (income) expense	(200)	-	(359)
Foreign currency translation loss	501	-	501
Settlement costs	-	-	76,600

Net Loss	$331,839	113,272	$15,801,501

Basic and diluted net loss per share	$(0.09)	(0.03)
Number of shares used to comput% per share data	3,558,395	3,289,463

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated (Deficit)	Stockholders’ Equity
	Shares	Amount
Inception - January 8, 1992
Authorized 2,500,000 shares - $.05 par value	-	$-	$-	$-	$-
Issuance of common stock for technology and service	1,200,000	60,000	-	-	60,000
Net (loss) for the period ended	-	-	-	(60,000)	(60,000)

Balance - January 1, 1993	1,200,000	60,000	-	(60,000)	-
Issuance of common stock and warrants for cash	258,500	12,925	535,030	-	547,955
Issuance of stock in exchange for services	47,000	2,350	20,000	-	22,350
Exercise of stock options and warrants	10,000	500	99,500		100,000
Net (loss) for the year ended December 31, 1993	-	-	-	(81,526)	(81,526)

Balance - January 1, 1994	1,515,500	75,775	654,530	(141,526)	588,779
Authorized 10,000,000 shares - $.05 par value
Issuance of common stock and warrants for cash	26,200	1,310	260,690	-	262,000
Issuance of stock in exchange for services	10,000	500	9,500	-	10,000
Issuance of options to non-employees for services	-	-	15,400	-	15,400
Net (loss) for the year ended December 31, 1994	-	-	-	(639,861)	(639,861)

Balance - January 1, 1995	1,551,700	77,585	940,120	(781,387)	236,318
Issuance of common stock and warrants for cash	41,500	2,075	412,925	-	415,000
Issuance of stock in exchange for services	7,800	390	7,410	-	7,800
Exercise of stock options and warrants	10,000	500	9,500	-	10,000
Net (loss) for the year ended December 31, 1995	-	-	-	(1,088,082)	(1,088,082)

Balance - January 1, 1996	1,611,000	80,550	1,369,955	(1,869,469)	(418,964
Issuance of common stock for cash	30,300	1,515	301,485	-	303,000
Issuance of common stock for services	8,000	400	7,600	-	8,000
Exercise of stock options and warrants	34,000	1,700	32,300	-	34,000
Issuance of options to non-employees for services	-	-	7,950	-	7,950
Net (loss) for the year ended December 31, 1996	-	-	-	(763,179)	(763,179)

Balance Forward	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)

 Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated (Deficit)	Stockholders’ Equity
	Shares	Amount

Balance - January 1, 1997	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)
Issuance of common stock and warrants for cash	56,700	2,835	564,165	-	567,000
Exercise of stock options and warrants	51,000	2,550	79,450	-	82,000
Issuance of options to non-employees for services	-	-	15,960	-	15,960
Net (loss) for the year ended December 31, 1997	-	-	-	(598,718)	(598,718)

Balance - January 1, 1998	1,791,000	89,550	2,378,865	(3,231,366)	(762,951)
Issuance of common stock and warrants for cash	66,536	3,327	662,033	-	665,360
Exercise of stock options and warrants	280,000	14,000	456,000	-	470,000
Issuance of options to non-employees for services			1,325		1,325
Net (loss) for the year ended December 31, 1998	-	-	-	(792,185)	(792,185)

Balance - January 1, 1999	2,137,536	106,877	3,498,223	(4,023,551)	(418,451)
Issuance of common stock for cash	35,675	1,784	354,966	-	356,750
Exercise of stock options and warrants	35,250	1,762	180,738	-	182,500
Net (loss) for the year ended December 31, 1999	-	-	-	(822,803)	(822,803)

Balance - January 1, 2000	2,208,461	110,423	4,033,927	(4,846,354)	(702,004)
Issuance of common stock for cash	284,600	14,230	2,831,770	-	2,846,000
Issuance of common stock for services	102,000	5,100	449,900	-	455,000
Net (loss) for the year ended December 31, 2000	-	-	-	(1,487,354)	(1,487,354)

Balance - January 1, 2001	2,595,061	129,753	7,315,597	(6,333,708)	1,111,642
Issuance of common stock and warrants for cash	350,000	17,500	3,468,031	-	3,485,531
Issuance of common stock for settlement	10,000	500	36,100	-	36,600
Exercise of stock options and warrants	28,600	1,430	139,570	-	141,000
Modification of options	-	-	28,500	-	28,500
Net (loss) for the year ended December 31, 2001	-	-	-	(2,606,466)	(2,606,466)

Balance Forward	2,983,661	$149,183	$10,987,798	$(8,940,174)	$2,196,807

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated (Deficit)	Stockholders’ Equity
	Shares	Amount

Balance - January 1, 2002	2,983,661	149,183	10,987,798	(8,940,174)	2,196,807
Issuance of common stock and warrants for cash	5,000	250	49,750	-	50,000
Exercise of stock options and warrants	5,000	250	22,750	-	23,000
Issuance of common stock not previously recognized	1,000	50	(50)	-	-
Net (loss) for the year ended December 31, 2002	-	-	-	(2,224,775)	(2,224,775)

Balance - January 1, 2003	2,994,661	149,733	11,060,248	(11,164,949)	45,032
Issuance of common stock and warrants for cash	115,000	5,750	604,250		610,000
Exercise of stock options and warrants	106,300	5,315	157,685		163,000
Modifications of options and warrants	-	-	1,506,427		1,506,427
Issuance of common stock not previously recognized	5,000	250	(250)		-
Net (loss) for the year ended December 31, 2003	-	-	-	(2,569,534)	(2,569,534)

Balance - January 1, 2004	3,220,961	$161,048	$13,328,360	$(13,734,483)	$(245,075)
Issuance of common stock and warrants for cash	63,500	3,175	254,576		257,751
Loan conversion into stock	1,750	88	6,913		7,000
Issuance of options to non-employees for services	-	-	351,253	-	351,253
Net (loss) for the year ended December 31, 2004	-	-	-	(974,674)	(974,674)

Balance - January 1, 2005	3,286,211	$164,311	$13,941,101	$(14,709,158)	$(603,746)
Issuance of common stock and warrants for cash	65,998	3,300	257,692		260,992
Loan conversion into stock	10,775	539	42,561		43,100
Issuance of options to non-employees for services	-	-	303,055	-	303,055
Net (loss) for the year ended December 31, 2005	-	-	-	(760,504)	(760,504)

Balance Forward	3,362,984	$168,149	$14,544,410	$(15,469,662)	$(757,103)

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated (Deficit)	Stockholders’ Equity
	Shares	Amount

Balance - January 1, 2006	3,362,984	$168,149	$14,544,410	$(15,469,662)	$(757,103)
Issuance of common stock and warrants for cash	326,010	16,301	1,523,373		1,539,674
Loan conversion into stock	1,025	51	4,049		4,100
Issuance of options to non-employees for services	-	-	-	-	0
Net (loss) for the quarter ended March 31, 2006	-	-	-	(331,839)	(331,839)

Balance Forward	3,690,019	$184,501	$16,071,832	$(15,801,501)	$454,832

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the three months ended March 31		Cumulative From January 8, 1992 Through March 31,
	2006	2005	2006

Cash flows from operating activities:
Net loss	$(331,839)	$(113,272)	$(15,801,501)
Adjustments to reconcile net (loss) to net cash
provided by (used by) operating activities:
Write-off of foreign patent, including amortization	-	-	75,000
Depreciation and amortization	6,564	5,467	277,889
(Gain) loss on disposition of assets	-	-	86,855
Issuance of stock in exchange for technology and services	-	-	88,250
Stock based compensation	-	-	2,229,870
(Increase) decrease in prepaid and other expenses	2,987	3,486	(3,293)
Increase (decrease) in accrued expenses	(517,318)	72,583	421,459

Net cash used by operating activities	(839,606)	(31,736)	(12,625,471)

Cash flows from investing activities:
Patent costs	(300)	(2,310)	(405,305)
Security deposits	-	32	(7,567)
Purchase of equipment	(1,057)	(22,217)	(275,241)
Loans granted - related parties	-	-	(160,365)
Repayment of loans - related parties	-	-	160,365
Proceeds from sale of property and equipment	-	-	13,583

Net cash used by investing activities	(1,357)	(24,495)	(674,530)

Cash flows from financing activities:
Proceeds from issuance of stock	1,543,774	7,599	13,938,212
Proceeds from loans - related parties	-	26,640	384,690
Repayment of loans - related parties	(28,430)	-	(268,089)
Conversion of related party loans to stock	-	-	(99,100)
Proceeds from loan from payroll service	-	-	42,663
Repayment of loan from payroll service	-	-	(42,663)
Proceeds from issuance of long-term debt	61	22,218	22,278
Principal repayments of long-term debt	(1,072)	-	(4,337)

Net cash provided by financing activities	1,514,333	56,457	13,973,654

Net increase (decrease) in cash and cash equivalents	673,370	226	673,653

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the quarters ended March 31		Cumulative From January 8, 1992 Through March 31,
	2006	2005	2006

Cash and cash equivalents - beginning	283	462	-

Cash and cash equivalents - end	$673,653	$688	$673,653

Supplemental disclosures
Cash paid - interest	$566	$143	$5,376
Cash paid - taxes	$-	$-	$-
Non-Cash Transactions:
Conversion of debt to equity	$4,100	$26,200	$103,200

 The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

1.	The Company and Business Operations

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992 (“Inception”), changed its name to Thorium Power, Inc. in Apri1 2001. Thorium Power, Inc. (the “Company”) is engaged in the development, promotion and marketing of its three patented nuclear fuel designs: (1) Thorium/weapons-grade plutonium disposing fuel, (2) Thorium/reactor-grade plutonium disposing fuel, and (3) Thorium/uranium nuclear fuel. These fuels are designed to be used in existing light water reactors. Presently, the Company is focusing most of its efforts on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel for the Russian VVER-1000 reactors.

Once the fuels are further developed and tested, Thorium Power plans to license its intellectual property rights to fuel fabricators, nuclear generators, and governments for use in commercial light water nuclear reactors, or sell the technology to a major nuclear company or government contractor or some combination of the two.

Substantially all of the Company’s present research activities are in Russia. The Company’s research operations are subject to various political, economic, and other risks and uncertainties inherent in the country of Russia.

The Company’s nuclear fuel process is dependent on the ability of suppliers of the mineral Thorium, to provide it to the Company’s future customers on a timely basis and also on favorable pricing terms. The loss of certain principal suppliers of Thorium or a significant reduction in Thorium availability from principal suppliers could have a material adverse effect on the future operations of the Company.

The Company participates in a highly regulated industry that is characterized by governmental regulation. The Company’s results of operations are affected by a wide variety of factors including general economic conditions, decreases in the use or public favor of nuclear power, the ability of its technology, the ability to safeguard the production of nuclear power and safeguarding its patents and intellectual property from competitors. Due to these factors, the Company may experience substantial period-to-period fluctuations in future operating results.

The Company in the future may be designated as a potentially responsible party (PRP) by federal and state agencies with respect to certain sites with which the Company may have direct or indirect future involvement. Such designations can be made regardless of the extent of the Company’s involvement.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. The Company, therefore, prepares its financial statements as a Development Stage Enterprise.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Merger Agreement

On February 14, 2006, Novastar Resources Ltd. (“Novastar Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and TP Acquisition Corp., a direct wholly-owned subsidiary of Novastar Resources formed in connection with the transactions contemplated by the Merger Agreement. Concurrently therewith, Novastar Resources (1) adopted its 2006 Stock Plan, (2) entered into an employment agreement with Seth Grae, President and Chief Executive Officer of Thorium Power, (3) granted certain nonqualified stock options to Mr. Grae and (4) entered into a subscription agreement with Thorium Power for the purchase of 150,000 shares of common stock of Thorium Power for $4.00 per share.

Under the Merger Agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company, and each share of Novastar Resources common stock will remain outstanding. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

The merger is conditioned upon completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals.

2.	Summary of Significant Accounting policies

A summary of significant accounting policies follows:

a. Revenue Recognition -

All of the Company’s revenue to date had been derived from licensing fees from nuclear industry commercial partners.

Once the company’s technology has advanced to the level when it is funded by the US Government on an ongoing basis as part of the plutonium disposition program, the company will seek to license its technology to major government contractors or nuclear companies, working for the US and other governments. We expect that our revenue from license fees will be recognized on a straight-line basis over the expected period of the related license term.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The Company may receive employment and research grants from various U.S. governmental agencies, and these grants will be recognized in earnings in the period in which the related expenditures are incurred. Capital grants for the acquisition of equipment will be recorded as reductions of the related equipment cost and reduce future depreciation expense.

Total subsidies and grants from the US government totaled $5.45 million, cumulative from inception to March 31, 2006. These amounts were not paid to us but paid directly from the US government to third party research and development companies that work on our project, as well as other projects.

b.
Patent Costs - Patent costs represent legal fees and filing costs capitalized and amortized over their estimated useful lives of 20 years. Amortization expense for Patents was $4,259 and $4,261 for the three month periods ended March 31, 2006 and March 31, 2005 and $198,504 for the cumulative period from Inception to March 31, 2006.

c.	Cash Equivalents - Cash equivalents consist of cash and cash investments with maturities of three months or less at the time of purchase.

d.
Start-Up Costs - The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities”, expenses all start-up and organizational costs as they are incurred.

e.
Property, Plant and Equipment - Property, Plant and Equipment is comprised of leasehold improvements, an automobile, and office equipment and is stated at cost less accumulated depreciation. Depreciation of furniture, computer and office equipment is computed over the estimated useful life of the asset, generally five and seven years respectively, utilizing the double declining balance methodology. Depreciation for the leasehold improvements is computed using the straight-line method over the 5 year term of the lease. Upon disposition of assets, the related cost and accumulated depreciation are eliminated and any gain or loss is included in the statement of income. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred.

f.
Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. We measure the impairment loss based on the difference between the carrying amount and estimated fair value.

g.
Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to contingencies, and the valuation of stock options, stock warrants and stock issued for services. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

h.
Stock-based Compensation - Employees. When stock based compensation is issued to employees and directors, in connection with their services as directors, the revised Statement of Financial Accounting Standards No. 123 ‘Accounting for Stock Based Compensation’ (“SFAS 123(R)”) requires companies to record compensation cost for stock based employee compensation plans at fair value. From inception through 2003, the Company accounted for stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ‘Accounting for Stock Issued to Employees’ (“APB No. 25”). APB No. 25 requires no recognition of compensation expense for the stock based compensation arrangements provided by the Company where the exercise price is equal to the market price at the date of the grants.

Non-Employees - When stock based compensation is issued to non-employees, the Company records these transactions at the fair market value of the equity instruments issued or the goods or services received whichever is more reliably measurable.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (FAS-123R). This statement replaces FAS-123, Accounting for Stock-Based Compensation, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FAS-95, Statement of Cash Flows. FAS-123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of FAS-123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

FAS-123R is effective for our Company January 1, 2006, however the Company has decided to adopt FAS-123R in 2004. Companies are permitted to apply the modified retrospective method either (a) to all prior periods presented for which FAS-123 was effective or (b) to prior interim periods of the year in which FAS-123R is adopted. Under the modified retrospective method, the recognition of compensation cost under FAS-123R is generally the same as the accounting under the modified prospective method discussed previously for (a) awards granted, modified, or settled subsequent to the adoption of FAS-123R, and (b) awards granted prior to the date of adoption of FAS-123R for which the requisite service period has not been completed (i.e., unvested awards). There were no restatements or transition adjustments recorded.

i.
Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

j.
Earnings per Share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

k.
New Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS 153 is not expected to have a material impact on our results of operations or financial position.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (FIN 47). FIN 47 is an interpretation of SFAS No. 143, “Asset Retirement Obligations,” which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than December 31, 2005 for our company. The Company is currently evaluating the impact of the adoption of FIN 47 on its financial statements.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

3.	Status of the Company

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained operating losses while not generating steady revenues. However, the Company’s business plan anticipates the Company’s current products will become ready for market and revenue generating sometime between 2008 and 2009. Therefore, the Company makes use of issuances of stock to provide funds for operations.

Until such time as the Company’s products become ready for market and revenue generating, the Company’s ability to operate is dependent upon receiving additional corporate funding in the form of issuances of stock, new debt, or government funding.

The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to meet its current obligations and, therefore, be unable to continue as a going concern.

4.	Research and Development Costs

Research and development costs amounted to $- for the three months ended March 31, 2006 and March 31, 2005 and $3,892,158 cumulative from inception date through March 31, 2006

5.	Property Plant and Equipment

The following represents the detail of Thorium Power’s property, plant and equipment at March 31, 2006:

	Original Costs	Accumulated Depreciation	Net Book Value

Furniture, computer and office equipment	$14,935	$12,235	$2,700
Automobile	22,218	4,950	17,268
	$37,153	$17,185	$19,968

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

6.	Stock Options and Warrants

The Company maintains no formal plan for stock options and warrants. Options are issued to employees, directors and others for services provided to the Company. Warrants are issued in connection with sales of stock. Since the Company’s stock is not publicly traded, there is insufficient historical information about the past volatility of the Company’s stock, and there are no similar public entities for which stock information is available. We have estimated the expected volatility of the Company’s stock using a fair value method, as shown below. As a result, options granted to both employees and non-employees for services are accounted for under the calculated value method, as described in paragraphs A43-A48 of SFAS 123(R), using a Black-Scholes option-pricing model with the following weighted average assumptions:

	2002 and prior	2003	2004-2005
Expected life of options	Actual life	Actual life	Actual life
Risk-free interest rate	5%	4%	4%
Volatility of stock	100%	100%	32%
Expected dividend yield	-	-	-

The calculated value method under SFAS 123(R) permits for non-public companies substitution of the historical volatility of an appropriate industry sector index for the expected volatility of the Company’s stock price as an assumption in the valuation model. The Company identified and selected the Standard & Poor’s 600 small-cap index for the U.S. energy sector as the one most closely reflecting the present size of the Company and the industry in which the Company operates. The volatility in the Black-Scholes valuation model used by the Company is calculated based on the historical volatility of the above industry sector index, as measured by the standard deviation of daily historical closing values for the period of time prior to the grant date of stock options that is equal in length to the expected term of the granted stock options. If historical closing values of the above index are not available for the entire expected term, then the Company uses the closing values for the longest period of time available.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Presented below is a summary of the options and warrants activity since January 1, 1993:

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
1/1/1993								12/31/1993

$1 per share	0	1,040,000	35,000	15,000	(10,000)			1,080,000
$5 per share	0		220,000					220,000
$10 per share	0							0
								1,300,000

1/1/1994								12/31/1994

$1 per share	1,080,000	95,000						1,175,000
$5 per share	220,000	50,000	25,000					295,000
$10 per share	0	55,000	36,100					91,100
								1,561,100

1/1/1995								12/31/1995

$1 per share	1,175,000				(10,000)		25,000	1,190,000
$5 per share	295,000	155,000					(25,000)	425,000
$10 per share	91,100	30,000	41,500	5,000				167,600
								1,782,600

1/1/1996								12/31/1996

$1 per share	1,190,000				(34,000)		100,000	1,256,000
$5 per share	425,000	60,000					(82,500)	402,500
$10 per share	167,600	25,000	30,300	14,000			(17,500)	219,400
								1,877,900

1/1/1997								12/31/1997

$1 per share	1,256,000				(47,500)		81,000	1,289,500
$5 per share	402,500						(42,500)	360,000
$10 per share	219,400	118,000	56,700		(3,500)		(38,500)	352,100
								2,001,600

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
01/01/1998								12/31/1998

$1 per share	1,289,500				(232,500)	(95,000)	55,000	1,017,000
$5 per share	360,000				(47,500)	(172,500)	(50,000)	90,000
$10 per share	352,100	2,500	9,500				(5,000)	359,100
								1,466,100

01/01/1999								12/31/1999

$1 per share	1,017,000				(5,000)	(20,000)		992,000
$5 per share	90,000				(25,000)			65,000
$10 per share	359,100				(5,250)	(26,850)		327,000
								1,384,000

01/01/2000								12/31/2000

$1 per share	992,000				(60,000)			932,000
$5 per share	65,000		600,000		(5,000)			660,000
$10 per share	327,000				(37,000)	(13,500)		276,500
								1,868,500

01/01/2001								12/31/2001

$1 per share	932,000				(5,000)			927,000
$5 per share	660,000				(20,000)			640,000
$10 per share	276,500	223,000	700,000	625,000	(3,600)	(51,200)		1,769,700
								3,336,700

01/01/2002								12/31/2002

$1 per share	927,000	-	-	-	(3,000)	(7,000)	-	917,000
$5 per share	640,000	-	-	-	-	-	-	640,000
$10 per share	1,769,700	-	10,000	(625,000)	(2,000)	(97,700)	-	1,055,000
								2,612,000

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
01/01/2004								12/31/2004

$1 per share	2,017,000	-	-	-	-	-	-	2,017,000
$4 per share	0	250,000	-	-	-	-	-	250,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.73-$10 per share	412,495	-	-	600	-	-	-	413,095
								2,760,095

01/01/2005								12/31/2005

$1 per share	2,017,000	-	-	-	(1,000)	-	-	2,016,000
$4 per share	250,000	225,000	-	-	-	-	-	475,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.60-$10 per share	413,095	-	-	705	-	-	-	413,800
								2,984,800

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The 625,000 incentive warrants issued in 2001 were contingent upon achieving certain goals, including raising private capital. By December 31, 2002, these goals had not been met and, therefore, the warrants were voided. In addition, included in the 223,000 options issued in 2001, 100,000 are to a director of which all 100,000 have vested at December 31, 2005.

In September 2003, the Company reached an agreement with certain shareholders whereby, in exchange for certain concessions and a release of claim against the company, 1,200,000 warrants at $5 and $10 exercise price were repriced to $1. In addition, 300,000 of those warrants had their expiration date extended three years from December 2004 to 2007. In connection with this repricing, the Company recorded a non-cash expense in the amount of $1,506,427 in 2003. The Company also acknowledged certain prior obligations in connection with government negotiation and raising of capital totalling approximately $130,000. The Company also gave antidilution rights to these shareholders for a period of three years from September 2003.

Also in 2003, pursuant to an antidilutive agreement with a shareholder, 50,000 options were repriced from $10 to $9.84 and 1,590 stock options were issued. 795 of these stock options expired in 2003. In 2004 and 2005, the price of those warrants was further reduced from $9.84 to $9.73 and from $9.73 to $9.60 and an additional 600 and 705 stock options were issued respectively. In the three months ended March 31, 2006, the price of those warrants was further reduced from $9.60 to $9.17 and an additional 2,458 stock options were issued.

The following summarizes information for options and warrants currently outstanding and exercisable at March 31, 2006:

March 31, 2006	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,016,000	1.5 years	$1.00
$4.00	475,000	4.0 years	$4.00
$5.00	80,000	1.4 years	$5.00
$9.6017-10.00	416,258	0.9 years	$9.89

	2,987,258		$2.82

Of the total number of stock options and warrants outstanding at March 31, 2006, 1,662,700 were stock options and the remaining 1,322324,100 558 were warrants. All of the stock options and warrants outstanding at March 31, 2006 have vested.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting and the amounts recognized for income tax purposes. The significant components of deferred tax assets as of March 31, 2006 are as follows:

Assets
Approximate net operating loss	13,182,000
Less: valuation allowance	(13,182,000)
$-

Management believes that it is more likely than not that forecasted taxable income will not be sufficient to utilize the tax carryforwards before their expiration in 2012 and 2025 to fully recover the asset. As a result, the amount of the deferred tax assets considered realizable was reduced 100% by a valuation allowance. In the near term, if estimates of future taxable income are increased, such an increase will change the valuation allowance. The Company has no other deferred tax assets or liabilities.

8.	Profit Sharing Plan

The Company established and maintained until the end of 2003 a profit-sharing plan that covered all employees who had attained twenty-one years of age and satisfied a one-year service requirement. Contributions to the plan were at the discretion of the board of directors; however, the contribution could not exceed 15% of compensation for the eligible employees in any single tax year. Since inception through the end of 2003, profit sharing expense amounted to $51,000. This plan was dissolved in 2003, and all contributions were distributed back to the plan’s participants.

9.	Research Agreement

The Company is party to an agreement whereby certain research is being performed by the Russian Research Centre, known as the Kurchatov Institute (“RRC”), on the Company’s fuel designs. All the funding under this agreement is supplied by the Company. The Company is also a party to another agreement whereby research relating only to thermal-hydraulic testing is performed by the Brookhaven National Laboratory in cooperation with the RRC. The funding is supplied by the United States Department of Energy Initiatives for Proliferation Prevention Program (DOE-IPP) and the Company directly to Brookhaven National Laboratory. At March 31, 2006, the Company fulfilled its funding obligation in full with respect to this agreement.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

10.	Commitments and Contingencies

Firm Price Commitments

The Company entered into a firm price commitment agreement in connection with its participation in the pre-conceptual design phase for the construction of a high-temperature test and research reactor in Texas. The agreement has created a firm commitment by the Company for a minimum of $1.25 million financial contribution toward the project. A minimum payment of $50,000 on the agreement was due and paid on February 22, 2006, with 10 additional payments totaling $1.2 million due by December 31, 2006.

The Company also executed an amendment to its cooperative research agreement with Kurchatov Institute, expanding the scope of work and committing $65,000 (paid $10,000) toward those research and development activities. The work to be performed under this amendment is to be completed by July 31, 2006.

Lease Commitments

The Company leases office space. Future estimated rental payments under these operating leases are as follows:

Dollars

Year ending December 31, 2006	4,500

11.	Related Parties

The Company has both made loans to and received loans from related parties since its inception. In 2001, Thorium Power made a $50,000 loan, which was repaid during the year, to a related party. Thorium Power received $1,361 in interest income from the related party associated with this loan. Since inception, Thorium Power has made approximately $285,000 in loans to related parties. Of this amount, $125,000 was a note received from a related party in exchange for the purchase of the Company’s stock. These loans, which generated $1,648 of interest income from related parties, were repaid, with the exception of approximately $1,000 written off in 1998. At March 31, 2006, $17,500 was due to related parties.

12.     Capital Stock Transactions

For the three month period ended March 31, 2006, we sold 327,035 shares of our common stock in a private placement to 27 accredited investors and received proceeds from the sale of these shares totalling $1,539,674.

Child, Van Wagoner & Bradshaw, PLLC
A PROFESSIONAL LIMITED LIABILITY COMPANY OF CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037                              PHONE: (801) 927-1337 FAX: (801) 927-1344
5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107                        PHONE: (801) 281-4700 FAX: (801) 281-4701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Thorium Power, Inc.
Washington, DC

We have audited the accompanying balance sheets of Thorium Power, Inc.(a development stage enterprise) as of December 31, 2005 and 2004, and the related statements of operations, statement of changes in stockholders’ equity, and cash flows for the years then ended and for the period from January 1, 2002 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements from January 8, 1992 (date of inception), to December 31, 2001. Those statements were audited by other auditors, whose report dated March 29, 2002, gave an unqualified opinion thereon.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thorium Power, Inc. (a development stage enterprise) as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years then ended and for the period from January 1, 2002 to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
April 5, 2006

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2005 and December 31, 2004

	2005	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$283	$462
Prepaid expenses and other current assets:
Prepayment of premium for directors & officers liability insurance	3,881	3,881
Prepayment of premium for life insurance	911	911
Other prepaid expenses and current assets	1,488	2,014

Total Current Assets	6,563	7,268

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	36,096	31,235
Accumulated depreciation	(14,881)	(22,156)

Total Property, Plant and Equipment	21,215	9,079

OTHER ASSETS
Patent costs - net of accumulated amortization of $193,794 and $176,524 respectively	211,211	223,959
Security deposits	7,567	7,412

Total Other Assets	218,778	231,371

TOTAL ASSETS	$246,556	$247,718

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2005 and December 31, 2004

	2005	2004
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Current portion of long-term debt	4,135	-
Accrued expenses and accounts payable:
Accrued salaries	387,500	205,000
Accrued legal fees	207,276	238,405
Other accrued expenses and accounts payable	338,090	346,560
Note payable	45,930	55,600
Other current liabilities	5,910	5,899

Total Current Liabilities	988,841	851,464

LONG-TERM LIABILITIES
Note payable	14,818

Total Liabilities	1,003,659	851,464

STOCKHOLDERS' DEFICIENCY
Common Stock-$.05 par value-authorized 20,000,000 shares; issued and outstanding 3,362,984 shares and 3,286,211 shares, respectively	168,149	164,311
Common stock and warrants - Additional paid-in capital	14,544,410	13,941,101
Deficit accumulated during the development stage	(15,469,662)	(14,709,158)

Total Stockholders' Deficiency	(757,103)	(603,746)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$246,556	$247,718

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Operations

	For the years ended December 31		Cumulative From January 8, 1992
	2005	2004	Through December 31, 2005
Revenue
License revenue	$-	-	$624,985

Total Revenue	-	-	624,985

Costs and expenses
Research and development	17,500	-	3,892,158
Salaries	257,383	231,271	3,505,014
Professional fees	14,527	32,257	2,063,125
Stock based compensation	303,055	351,253	2,229,871
Other selling, general and administrative expenses	168,093	359,998	4,436,180

Total operating expenses	760,558	974,779	16,126,348
Loss from operations	760,558	974,779	15,501,363

Other (income) expenses
Interest income	-	0	(108,142)
Other income	(54)	(105)	(159)
Settlement costs	-	0	76,600

Net Loss	$760,504	974,674	$15,469,662

Basic and diluted net loss per share	0.23	0.30
Number of shares used to compute per share data	3,314,862	3,249,421

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity
Inception - January 8, 1992
Authorized 2,500,000 shares - $.05 par value	-	$-	$-	$-	$-
Issuance of common stock for technology and service	1,200,000	60,000	-	-	60,000
Net (loss) for the period ended	-	-	-	(60,000)	(60,000)

Balance - January 1, 1993	1,200,000	60,000	-	(60,000)	-
Issuance of common stock and warrants for cash	258,500	12,925	535,030	-	547,955
Issuance of stock in exchange for services	47,000	2,350	20,000	-	22,350
Exercise of stock options and warrants	10,000	500	99,500		100,000
Net (loss) for the year ended December 31, 1993	-	-	-	(81,526)	(81,526)

Balance - January 1, 1994	1,515,500	75,775	654,530	(141,526)	588,779
Authorized 10,000,000 shares - $.05 par value
Issuance of common stock and warrants for cash	26,200	1,310	260,690	-	262,000
Issuance of stock in exchange for services	10,000	500	9,500	-	10,000
Issuance of options to non-employees for services	-	-	15,400	-	15,400
Net (loss) for the year ended December 31, 1994	-	-	-	(639,861)	(639,861)

Balance - January 1, 1995	1,551,700	77,585	940,120	(781,387)	236,318
Issuance of common stock and warrants for cash	41,500	2,075	412,925	-	415,000
Issuance of stock in exchange for services	7,800	390	7,410	-	7,800
Exercise of stock options and warrants	10,000	500	9,500	-	10,000
Net (loss) for the year ended December 31, 1995	-	-	-	(1,088,082)	(1,088,082)

Balance - January 1, 1996	1,611,000	80,550	1,369,955	(1,869,469)	(418,964)
Issuance of common stock for cash	30,300	1,515	301,485	-	303,000
Issuance of common stock for services	8,000	400	7,600	-	8,000
Exercise of stock options and warrants	34,000	1,700	32,300	-	34,000
Issuance of options to non-employees for services	-	-	7,950	-	7,950
Net (loss) for the year ended December 31, 1996	-	-	-	(763,179)	(763,179)

Balance Forward	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)
Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity

Balance - January 1, 1997	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)
Issuance of common stock and warrants for cash	56,700	2,835	564,165	-	567,000
Exercise of stock options and warrants	51,000	2,550	79,450	-	82,000
Issuance of options to non-employees for services	-	-	15,960	-	15,960
Net (loss) for the year ended December 31, 1997	-	-	-	(598,718)	(598,718)

Balance - January 1, 1998	1,791,000	89,550	2,378,865	(3,231,366)	(762,951)
Issuance of common stock and warrants for cash	66,536	3,327	662,033	-	665,360
Exercise of stock options and warrants	280,000	14,000	456,000	-	470,000
Issuance of options to non-employees for services			1,325		1,325
Net (loss) for the year ended December 31, 1998	-	-	-	(792,185)	(792,185)

Balance - January 1, 1999	2,137,536	106,877	3,498,223	(4,023,551)	(418,451)
Issuance of common stock for cash	35,675	1,784	354,966	-	356,750
Exercise of stock options and warrants	35,250	1,762	180,738	-	182,500
Net (loss) for the year ended December 31, 1999	-	-	-	(822,803)	(822,803)

Balance - January 1, 2000	2,208,461	110,423	4,033,927	(4,846,354)	(702,004)
Issuance of common stock for cash	284,600	14,230	2,831,770	-	2,846,000
Issuance of common stock for services	102,000	5,100	449,900	-	455,000
Net (loss) for the year ended December 31, 2000	-	-	-	(1,487,354)	(1,487,354)

Balance - January 1, 2001	2,595,061	129,753	7,315,597	(6,333,708)	1,111,642
Issuance of common stock and warrants for cash	350,000	17,500	3,468,031	-	3,485,531
Issuance of common stock for settlement	10,000	500	36,100	-	36,600
Exercise of stock options and warrants	28,600	1,430	139,570	-	141,000
Modification of options	-	-	28,500	-	28,500
Net (loss) for the year ended December 31, 2001	-	-	-	(2,606,466)	(2,606,466)

Balance Forward	2,983,661	$149,183	$10,987,798	$(8,940,174)	$2,196,807

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity

Balance - January 1, 2002	2,983,661	149,183	10,987,798	(8,940,174)	2,196,807
Issuance of common stock and warrants for cash	5,000	250	49,750	-	50,000
Exercise of stock options and warrants	5,000	250	22,750	-	23,000
Issuance of common stock not previously recognized	1,000	50	(50)	-	-
Net (loss) for the year ended December 31, 2002	-	-	-	(2,224,775)	(2,224,775)

Balance - January 1, 2003	2,994,661	149,733	11,060,248	(11,164,949)	45,032
Issuance of common stock and warrants for cash	115,000	5,750	604,250		610,000
Exercise of stock options and warrants	106,300	5,315	157,685		163,000
Modifications of options and warrants	-	-	1,506,427		1,506,427
Issuance of common stock not previously recognized	5,000	250	(250)		-
Net (loss) for the year ended December 31, 2003	-	-	-	(2,569,534)	(2,569,534)

Balance - January 1, 2004	3,220,961	$161,048	$13,328,360	$(13,734,483)	$(245,075)
Issuance of common stock and warrants for cash	63,500	3,175	254,576		257,751
Loan conversion into stock	1,750	88	6,913		7,000
Issuance of options to non-employees for services	-	-	351,253	-	351,253
Net (loss) for the year ended December 31, 2004	-	-	-	(974,674)	(974,674)

Balance - January 1, 2005	3,286,211	$164,311	$13,941,101	$(14,709,158)	$(603,746)
Issuance of common stock and warrants for cash	65,998	3,300	257,692		260,992
Loan conversion into stock	10,775	539	42,561		43,100
Issuance of options to non-employees for services	-	-	303,055	-	303,055
Net (loss) for the year ended December 31, 2005	-	-	-	(760,504)	(760,504)

Balance Forward	3,362,984	$168,149	$14,544,410	$(15,469,662)	$(757,103)

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the years ended December 31		Cumulative From January 8, 1992
	2005	2004	Through December 31, 2005

Cash flows from operating activities:
Net loss	$(760,504)	$(974,674)	$(15,469,662)
Adjustments to reconcile net (loss) to net cash
provided by (used by) operating activities:
Write-off of foreign patent, including amortization	-	-	75,000
Depreciation and amortization	22,704	40,700	271,325
(Gain) loss on disposition of fixed assets	3,710	80,227	86,855
Issuance of stock in exchange for technology and services	-	-	88,250
Stock based compensation	303,055	351,253	2,229,870
(Increase) decrease in prepaid and other expenses	525	38,651	(6,280)
Increase (decrease) in accrued and other expenses	142,913	198,279	938,777

Net cash used by operating activities	(287,597)	(265,564)	(11,785,865)

Cash flows from investing activities:
Patent costs	(4,523)	(40,238)	(405,005)
Security deposits	(154)	(1,520)	(7,567)
Purchase of equipment	(22,217)	-	(274,184)
Loans granted - related parties	-	-	(160,365)
Repayment of loans - related parties	-	-	160,365
Proceeds from sale of property and equipment	937	12,596	13,583

Net cash used by investing activities	(25,957)	(29,162)	(673,173)

Cash flows from financing activities:
Proceeds from issuance of stock	260,992	257,750	12,295,338
Proceeds from loans - related parties	85,227	26,750	384,690
Repayment of loans - related parties	(51,796)	(15,550)	(239,659)
Proceeds from loan from payroll service	-	-	42,663
Repayment of loan from payroll service	-	-	(42,663)
Net changes in current portion of long-term debt	4,135	-	4,135
Proceeds from issuance of long-term debt	18,082	-	18,082
Principal repayments of long-term debt	(3,265)	-	(3,265)

Net cash provided by financing activities	313,375	268,950	12,459,321

Net increase (decrease) in cash and cash equivalents	(179)	(25,776)	283

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the years ended December 31		Cumulative From January 8, 1992
	2005	2004	Through December 31, 2005

Cash and cash equivalents - beginning	462	26,238	-

Cash and cash equivalents - end	$283	$462	$283

Supplemental disclosures
Cash paid - interest	$2,621	$-	$4,810

Non-Cash Transactions:
Conversion of debt to equity	43,100	7,000	99,100

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

1.	The Company and Business Operations

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992, changed its name to Thorium Power, Inc. in Apri1 2001. Thorium Power, Inc. (the “Company”) is engaged in the development, promotion and marketing of its three patented nuclear fuel designs: (1) Thorium/weapons-grade plutonium disposing fuel, (2) Thorium/reactor-grade plutonium disposing fuel, and (3) Thorium/uranium nuclear fuel. These fuels are designed to be used in existing light water reactors. Presently, the Company is focusing most of its efforts on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel for the Russian VVER-1000 reactors.

The Company’s future customers may include nuclear fuel fabricators and/or nuclear power plants, and/or U.S. or foreign governments.

Substantially all of the Company’s present research activities are in Russia. The Company’s research operations are subject to various political, economic, and other risks and uncertainties inherent in the country of Russia.

The Company’s nuclear fuel process is dependent on the ability of suppliers of the mineral Thorium, to provide it to the Company’s future customers on a timely basis and also on favorable pricing terms. The loss of certain principal suppliers of Thorium or a significant reduction in Thorium availability from principal suppliers could have a material adverse effect on the future operations of the Company being able to license its patent.

The Company participates in a highly regulated industry that is characterized by governmental regulation. The Company’s results of operations are affected by a wide variety of factors including general economic conditions, decreases in the use or public favor of nuclear power, the ability of its technology, the ability to safeguard the production of nuclear power and safeguarding its patents and intellectual property from competitors. Due to these factors, the Company may experience substantial period-to-period fluctuations in future operating results.

The Company in the future may be designated as a potentially responsible party (PRP) by federal and state agencies with respect to certain sites with which the Company may have direct or indirect future involvement. Such designations can be made regardless of the extent of the Company’s involvement.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. The Company, therefore, prepares its financial statements as a Development Stage Enterprise.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

2.	Summary of Significant Accounting policies

A summary of significant accounting policies follows:

a.	Revenue Recognition -

All of the Company’s prior revenue had been derived from licensing fees from nuclear industry commercial partners.

Once the company’s technology has advanced to the level when it is funded by the US Government on an ongoing basis as part of the plutonium disposition program, the company will seek to license its technology to major government contractors or nuclear companies, working for the US and other governments. We expect that our revenue from license fees will be recognized on a straight-line basis over the expected period of the related license term.

The Company may receive employment and research grants from various U.S. governmental agencies, and these grants will be recognized in earnings in the period in which the related expenditures are incurred. Capital grants for the acquisition of equipment will be recorded as reductions of the related equipment cost and reduce future depreciation expense.

Total subsidies and grants from the US government totaled $5.45 million cumulative from inception to December 31, 2005. These amounts were paid directly from the US government to third party research and development companies and were not recognized in income because of the direct payment from the US Government to third party researchers on the Thorium project.

b.
Patent Costs - Patent costs represent legal fees and filing costs capitalized and amortized over their estimated useful lives of 20 years. Amortization expense for Patents was $17,270 and $17,044 for the years ended December 31, 2005 and 2004 and $193,794 for the cumulative period from Inception to December 31, 2005.

c.	Cash Equivalents - Cash equivalents consist of cash and cash investments with maturities of three months or less at the time of purchase.

d.
Start-Up Costs - The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities”, expenses all start-up and organizational costs as they are incurred.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

e.
Property, Plant and Equipment - Property, Plant and Equipment is comprised of leasehold improvements, an automobile, and office equipment and is stated at cost less accumulated depreciation. Depreciation of furniture, computer and office equipment is computed over the estimated useful life of the asset, generally five and seven years respectively, utilizing the double declining balance methodology. Depreciation for the leasehold improvements is computed using the straight-line method over the 5 year term of the lease. Upon disposition of assets, the related cost and accumulated depreciation are eliminated and any gain or loss is included in the statement of income. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred.

f.
Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. We measure the impairment loss based on the difference between the carrying amount and estimated fair value.

g.
Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to contingencies, and the valuation of stock options, stock warrants and stock issued for services. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

h.
Stock-based Compensation - Employees. When stock based compensation is issued to employees and directors, in connection with their services as directors, the revised Statement of Financial Accounting Standards No. 123 ‘Accounting for Stock Based Compensation’ (“SFAS 123(R)”) requires companies to record compensation cost for stock based employee compensation plans at fair value. From inception through 2003, the Company accounted for stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ‘Accounting for Stock Issued to Employees’ (“APB No. 25”). APB No. 25 requires no recognition of compensation expense for the stock based compensation arrangements provided by the Company where the exercise price is equal to the market price at the date of the grants.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Non-Employees - When stock based compensation is issued to non-employees, the Company records these transactions at the fair market value of the equity instruments issued or the goods or services received whichever is more reliably measurable.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (FAS-123R). This statement replaces FAS-123, Accounting for Stock-Based Compensation, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FAS-95, Statement of Cash Flows. FAS-123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of FAS-123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

FAS-123R is effective for our Company January 1, 2006, however the Company has decided to adopt FAS-123R in 2004 as reflected in its financial position at December 31, 2005 and 2004 for its results of operations for the years then ended. Companies are permitted to apply the modified retrospective method either (a) to all prior periods presented for which FAS-123 was effective or (b) to prior interim periods of the year in which FAS-123R is adopted. Under the modified retrospective method, the recognition of compensation cost under FAS-123R is generally the same as the accounting under the modified prospective method discussed previously for (a) awards granted, modified, or settled subsequent to the adoption of FAS-123R, and (b) awards granted prior to the date of adoption of FAS-123R for which the requisite service period has not been completed (i.e., unvested awards). There were no restatements or transition adjustments recorded.

i.
Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

j.
Earnings per Share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

k.
New Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS 153 is not expected to have a material impact on our results of operations or financial position.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (FIN 47). FIN 47 is an interpretation of SFAS No. 143, “Asset Retirement Obligations,” which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than December 31, 2005 for our company. The Company is currently evaluating the impact of the adoption of FIN 47 on its financial statements.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

3.	Status of the Company

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained operating losses while not generating steady revenues. However, the Company’s business plan anticipates the Company’s products will become ready for market and revenue generating sometime between 2010 and 2012. Therefore, the Company makes use of issuances of stock to provide funds for operations.

Until such time as the Company’s products become ready for market and revenue generating, the Company’s ability to operate is dependent upon receiving additional corporate funding in the form of issuances of stock, new debt, or government funding.

The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to meet its current obligations and, therefore, be unable to continue as a going concern.

4.	Research and Development Costs

Research and development costs amounted to $17,500 and nil for the years ended December 31, 2005 and 2004 respectively and $3,892,158 cumulative from inception date through December 31, 2005.

5.	Property Plant and Equipment

The following represents the detail of Thorium Power’s property, plant and equipment at December 31, 2005 and 2004:

December 31, 2005	Original Costs	Accumulated Depreciation	Net Book Value

Furniture, computer and office equipment	13,879	11,821	2,058
Automobile	22,217	3,060	19,157
	$36,096	$14,881	$21,215

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

December 31, 2004	Original Costs	Accumulated Depreciation	Net Book Value

Furniture, computer and office equipment	31,235	22,156	9,079
	$31,235	$22,156	$9,079

6.	Stock Options and Warrants

The Company maintains no formal plan for stock options and warrants. Options are issued to employees, directors and others for services provided to the Company. Warrants are issued in connection with sales of stock. Since the Company’s stock is not publicly traded, there is insufficient historical information about the past volatility of the Company’s stock, and there are no similar public entities for which stock information is available. We have estimated the expected volatility of the Company’s stock using a fair value method, as shown below. As a result, options granted to both employees and non-employees for services are accounted for under the calculated value method, as described in paragraphs A43-A48 of SFAS 123(R), using a Black-Scholes option-pricing model with the following weighted average assumptions:

	2002 and prior	2003	2004-2005
Expected life of options	Actual life	Actual life	Actual life
Risk-free interest rate	5%	4%	4%
Volatility of stock	100%	100%	32%
Expected dividend yield	-	-	-

The calculated value method under SFAS 123(R) permits for non-public companies substitution of the historical volatility of an appropriate industry sector index for the expected volatility of the Company’s stock price as an assumption in the valuation model. The Company identified and selected the Standard & Poor’s 600 small-cap index for the U.S. energy sector as the one most closely reflecting the present size of the Company and the industry in which the Company operates. The volatility in the Black-Scholes valuation model used by the Company is calculated based on the historical volatility of the above industry sector index, as measured by the standard deviation of daily historical closing values for the period of time prior to the grant date of stock options that is equal in length to the expected term of the granted stock options. If historical closing values of the above index are not available for the entire expected term, then the Company uses the closing values for the longest period of time available.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Presented below is a summary of the options and warrants activity since January 1, 1993:

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
1/1/1993								12/31/1993

$1 per share	0	1,040,000	35,000	15,000	(10,000)			1,080,000
$5 per share	0		220,000					220,000
$10 per share	0							0
								1,300,000

1/1/1994								12/31/1994

$1 per share	1,080,000	95,000						1,175,000
$5 per share	220,000	50,000	25,000					295,000
$10 per share	0	55,000	36,100					91,100
								1,561,100

1/1/1995								12/31/1995

$1 per share	1,175,000				(10,000)		25,000	1,190,000
$5 per share	295,000	155,000					(25,000)	425,000
$10 per share	91,100	30,000	41,500	5,000				167,600
								1,782,600

1/1/1996								12/31/1996

$1 per share	1,190,000				(34,000)		100,000	1,256,000
$5 per share	425,000	60,000					(82,500)	402,500
$10 per share	167,600	25,000	30,300	14,000			(17,500)	219,400
								1,877,900

1/1/1997								12/31/1997

$1 per share	1,256,000				(47,500)		81,000	1,289,500
$5 per share	402,500						(42,500)	360,000
$10 per share	219,400	118,000	56,700		(3,500)		(38,500)	352,100
								2,001,600

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
01/01/1998								12/31/1998

$1 per share	1,289,500				(232,500)	(95,000)	55,000	1,017,000
$5 per share	360,000				(47,500)	(172,500)	(50,000)	90,000
$10 per share	352,100	2,500	9,500				(5,000)	359,100
								1,466,100

01/01/1999								12/31/1999

$1 per share	1,017,000				(5,000)	(20,000)		992,000
$5 per share	90,000				(25,000)			65,000
$10 per share	359,100				(5,250)	(26,850)		327,000
								1,384,000

01/01/2000								12/31/2000

$1 per share	992,000				(60,000)			932,000
$5 per share	65,000		600,000		(5,000)			660,000
$10 per share	327,000				(37,000)	(13,500)		276,500
								1,868,500

01/01/2001								12/31/2001

$1 per share	932,000				(5,000)			927,000
$5 per share	660,000				(20,000)			640,000
$10 per share	276,500	223,000	700,000	625,000	(3,600)	(51,200)		1,769,700
								3,336,700

01/01/2002								12/31/2002

$1 per share	927,000	-	-	-	(3,000)	(7,000)	-	917,000
$5 per share	640,000	-	-	-	-	-	-	640,000
$10 per share	1,769,700	-	10,000	(625,000)	(2,000)	(97,700)	-	1,055,000
								2,612,000

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
01/01/2004								12/31/2004

$1 per share	2,017,000	-	-	-	-	-	-	2,017,000
$4 per share	0	250,000	-	-	-	-	-	250,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.73-$10 per share	412,495	-	-	600	-	-	-	413,095
								2,760,095

01/01/2005								12/31/2005

$1 per share	2,017,000	-	-	-	(1,000)	-	-	2,016,000
$4 per share	250,000	225,000	-	-	-	-	-	475,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.60-$10 per share	413,095	-	-	705	-	-	-	413,800
								2,984,800

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The 625,000 incentive warrants issued in 2001 were contingent upon achieving certain goals, including raising private capital. By December 31, 2002, these goals had not been met and, therefore, the warrants were voided. In addition, included in the 223,000 options issued in 2001, 100,000 are to a director of which all 100,000 have vested at December 31, 2004.

In September 2003, the Company reached an agreement with certain shareholders whereby, in exchange for certain concessions and a release of claim against the company, 1,200,000 warrants at $5 and $10 exercise price were repriced to $1. In addition, 300,000 of those warrants had their expiration date extended three years from December 2004 to 2007. In connection with this repricing, the Company recorded a non-cash expense in the amount of $1,506,427 in 2003. The Company also acknowledged certain prior obligations in connection with government negotiation and raising of capital totalling approximately $130,000. The Company also gave antidilution rights to these shareholders for a period of three years from September 2003.

Also in 2003, pursuant to an antidilutive agreement with a shareholder, 50,000 options were repriced from $10 to $9.84 and 1,590 stock options were issued. 795 of these stock options expired in 2003. In 2004 and 2005, the price of those warrants was further reduced from $9.84 to $9.73 and from $9.73 to $9.60 and an additional 600 and 705 stock options were issued respectively.

The following summarizes information for options and warrants currently outstanding and exercisable at December 31, 2005 and 2004:

December 31, 2005	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,016,000	1.8 years	$1.00
$4.00	475,000	4.3 years	$4.00
$5.00	80,000	1.7 years	$5.00
$9.60-10.00	413,800	1.1 years	$9.95
	2,984,800		$2.83

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

December 31, 2004	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,017,000	2.8 years	$1.00
$4.00	250,000	5.0 years	$4.00
$5.00	80,000	2.7 years	$5.00
$9.73-10.00	413,095	2.1 years	$9.97
	2,760,095		$2.73

Of the total number of stock options and warrants outstanding at December 31, 2005, 1,662,700 were stock options and the remaining 1,322,100 were warrants. All of the stock options and warrants outstanding at December 31, 2005 have vested.

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting and the amounts recognized for income tax purposes. The significant components of deferred tax assets as of December 31, 2005 are as follows:

Assets
Net operating loss	12,850,000
Less: Valuation allowance	(12,850,000)
$-

Management believes that it is more likely than not that forecasted taxable income will not be sufficient to utilize the tax carryforwards before their expiration in 2012 and 2025 to fully recover the asset. As a result, the amount of the deferred tax assets considered realizable was reduced 100% by a valuation allowance. In the near term, if estimates of future taxable income are increased, such an increase will change the valuation allowance. The Company has no other deferred tax assets or liabilities.

8.	Profit Sharing Plan

The Company established and maintained until the end of 2003 a profit-sharing plan that covered all employees who had attained twenty-one years of age and satisfied a one-year service requirement. Contributions to the plan were at the discretion of the board of directors; however, the contribution could not exceed 15% of compensation for the eligible employees in any single tax year. Since inception through the end of 2003, profit sharing expense amounted to $51,000. This plan was dissolved in 2003, and all contributions were distributed to the plans participants.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

9.	Research Agreement

The Company is party to an agreement whereby certain research is being performed by the Russian Research Centre, known as the Kurchatov Institute (“RRC”), on the Company’s fuel designs. All the funding under this agreement is supplied by the Company. The Company is also a party to another agreement whereby research relating only to thermal-hydraulic testing is performed by the Brookhaven National Laboratory in cooperation with the RRC. The funding is supplied by the United States Department of Energy Initiatives for Proliferation Prevention Program (DOE-IPP) and the Company directly to Brookhaven National Laboratory. At December 31, 2005, the Company fulfilled its funding obligation in full with respect to this agreement.

10.	Commitments and Contingencies

The Company leases office space. Future estimated rental payments under these operating leases are as follows:

Dollars
Year ending December 31, 2006	6,000

11.	Related Parties

The Company has both made loans to and received loans from related parties since its inception. In 2001, Thorium Power made a $50,000 loan, which was repaid during the year, to a related party. Thorium Power received $1,361 in interest income from the related party associated with this loan. Since inception, Thorium Power has made approximately $285,000 in loans to related parties. Of this amount, $125,000 was a note received from a related party in exchange for the purchase of the Company’s stock. These loans, which generated $1,648 of interest income from related parties, were repaid, with the exception of approximately $1,000 written off in 1998.

Since inception, Thorium Power has received approximately $385,000 in loans from related parties. Of this amount, $240,000 has been repaid, $99,100 was converted into capital and $45,930 remains outstanding at December 31, 2005.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

12.	Subsequent Events

a.	Merger Agreement

On February 14, 2006, Novastar Resources Ltd. (“Novastar Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and TP Acquisition Corp., a direct wholly-owned subsidiary of Novastar Resources formed in connection with the transactions contemplated by the Merger Agreement. Concurrently therewith, Novastar Resources (1) adopted its 2006 Stock Plan, (2) entered into an employment agreement with Seth Grae, President and Chief Executive Officer of Thorium Power, (3) granted certain nonqualified stock options to Mr. Grae and (4) entered into a subscription agreement with Thorium Power for the purchase of 150,000 shares of common stock of Thorium Power for $4.00 per share.

Under the Merger Agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company, and each share of Novastar Resources common stock will remain outstanding. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

The merger is conditioned upon, among other things, approvals by stockholders of Novastar Resources and Thorium Power of certain corporate matters, no legal impediment to the merger, the absence of any material adverse effect on Novastar Resources or Thorium Power, completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals.

b.	Firm Price Commitments

The Company entered into a firm price commitment agreement in connection with its participation in the pre-conceptual design phase for the construction of a high-temperature test and research reactor in Texas. The agreement has created a firm commitment by the Company for a minimum of $1.25 million financial contribution toward the project. A minimum payment of $50,000 on the agreement was due and paid on February 22, 2006, with 10 additional payments totaling $1.2 million due by December 31, 2006.

The Company also executed an amendment to its cooperative research agreement with Kurchatov Institute, expanding the scope of work and committing $65,000 toward those research and development activities. The work to be performed under this amendment is to be completed by July 31, 2006.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

c.	Private equity financing

Subsequently to December 31, 2005, the Company has raised a total of $1.54 million in private equity investments. Of the $1.54 million, $550,000 was invested by Novastar Resources Ltd. and the remaining approximately $990,000 came from a private equity placement that was conducted in January 2006.

NOVASTAR RESOURCES, LTD.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Basis of Presentation

On February 14, 2006, Novastar Resources Ltd., entered into a Share Exchange Agreement with Thorium Power, Inc. and its stockholders, pursuant to which Novastar Resources Ltd. acquired all of the issued and outstanding capital stock of Thorium Power, Inc. in exchange for a total of 117,249,321shares of our common stock, constituting 54.5% shares of Novastar Resources Ltd. issued and outstanding common stock at the time of the merger agreement, $0.001 par value per share.

Novastar Resources Ltd expects to complete the acquisition of Thorium Power, Inc., pursuant to the Merger Agreement, sometime in 2006. The acquisition will be accounted for as a reverse merger effected by a share exchange, wherein Thorium Power, Inc. is considered the acquirer for accounting and financial reporting purposes.

The unaudited pro forma consolidated financial statements of Novastar Resources Ltd in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreement. The unaudited pro forma consolidated balance sheet reflects the financial position of the company had the merger occurred on March 31, 2006. The pro forma consolidated statements of operations were prepared as if the transactions were consummated on March 31, 2006. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

Novastar Resources Ltd.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2006

Note: This merger will be accounted for as a recapitalization of Thorium Power, Inc.

				Pro Forma	PPM
	Novastar	Thorium		Adjustment	Equity Raise	Pro Forma
ASSETS

Currrent Assets
Cash	66,516	673,653	1	0	15,580,434	16,320,603
Prepaid Expenses	258,444	3,293		0		261,737
Total Current Assets	324,960	676,946		0	15,580,434	16,582,340

Property Plant and Equipment -net	55,290	19,968				75,258

Other Assets
Investment in Thorium Power	700,000	0	2	(700,000)		0
Patent Costs - net	0	207,251				207,251
Security Deposits	0	7,567				7,567
Total Other Assets	700,000	214,818		(700,000)	0	214,818

Total Assets	1,080,250	911,732		-700,000	15,580,434	16,872,416

Liabilities and Stockholdes Equity

Current Liabilities
Current portion long term debt	0	4,196				4,196
Accounts Payable	306,581	85,631				392,212
Accrued Liabilities	378,061	329,945				708,006
Due to related party	6,863	17,500				24,363
Other current liabilities	0	5,882				5,882
Total Current Liabilities	691,505	443,154		0		1,134,659

Notes Payable - long term	0	13,746		0		13,746

Total Liabilites	691,505	456,900		0		1,148,405

Stockholders Equity

Common Stock	112,015	184,501	1		36,660	284,313
			2	(8,750)
			3	135,638
			5	(175,751)
Additional Paid in Capital - Stock and Warrants	11,612,261	16,071,832	1		15,543,774	27,538,811
			2	(691,250)
			3	(135,638)
			4	(15,037,919)
			5	175,751
Common stock subscribed	250,000	0				250,000
Common stock reserved for issuance	4,150,000	0				4,150,000
Accumulated deficit - development stage	(15,037,919)	(15,801,501)	4	15,037,919		(15,801,501)
Deferred stock compensation	(697,612)	0				(697,612)

Total Stockholders Equity	388,745	454,832		-700,000	15,580,434	15,724,011

Total Liabilities and Stockholders Equity	1,080,250	911,732		-700,000	15,580,434	16,872,416

Pro-Forma Adjustments

Pro-Forma Adjustment - 1	Debit	Credit

Cash	15,580,434
Common Stock		36,660
Additional Paid In Capital		15,543,774

To record private placement sale of 36,659,837 shares at $.425 per share, money raised due to the merger
Note for pro-forma purposes only, this PPM equity raise is for accounting purposes deemed to be raised subsequent to the recapitalization of Thorium

Pro-Forma Adjustment - 2

Common Stock - Thorium	8,750
Additonal Paid in Capital - Thorium	691,250
Investment - Thorium Power		700,000
To eliminate Novastar's investment in Thorium
175,000 shares at $4 per share

Pro-Forma Adjustment - 3

Additional paid in Capital	135,638
Common Stock		135,638

To record the issuance of Novastar stock pursuant to the merger agreement
Novastar will issue 135,638,023 common shares at $.001 par value granting Thorium
Sharholders a 54.5% interest in Novastar, prior to the private placement (Adjustment 1) above. In addition, Thorium management will control the combined entity and Board of Directors, therefore this will be accounted for as a recapitalization of Thorium Power, Inc.
Novastar was a shell with minimal assets prior to the merger agreement

Pro-Forma Adjustment - 4

Additional Paid in Captial - Novastar	15,037,919
Retained Earnings - Novastar		15,037,919
To eliminate Novastar's retained earnings

Pro-Forma Adjustment - 5

Common Stock - Thorium	175,751
Additonal Paid In Capital		175,751
To eliminate Thorium's capital stock - recapitalization
March 31, 2006 Balance 184,501
Elimin. Of Novastar Invest (8,750)

Novastar Resources Ltd.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Fiscal Year Ended June 30, 2005

				Pro Forma
	Novastar	Thorium		Adjustment	Pro Forma

Revenue	0	0			0

Operating Expenses	2,691,516	540,515			3,232,031

Other Income and Expense	-	327,129			327,129

Net Loss	2,691,516	867,644			3,559,160

Basic and Dilluted Loss Per Share	0.05	0.26			0.02

Weighted Avg. Shares Outstanding	57,188,970	3,282,142	1	135,638,023	192,826,993

Proforma Adjustment - 1

Novastar outstanding shares are restated to reflect the shares to be issued in the reverse merger, 135,638,023

Novastar Resources Ltd.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Nine Months Ended March 31, 2006

Pro Forma

Novastar
Thorium
Adjustment
Pro Forma

 Revenue
-

 Operating Expenses
10,899,554
675,204
11,574,758

 Other Income and Expense
0
303,867
303,867

 Net Loss
10,899,554
979,071
11,878,625

 Basic and Dilluted Loss Per Share
0.11
0.28
0.05

 Weighted Avg. Shares Outstanding
103,148,271
3,436,629
135,638,023
238,786,294

 Proforma Adjustment - 1

 Novastar outstanding shares are restated to reflect the shares to be issued in the reverse merger, 135,638,023

 See outstanding shares on 3/31/06 pro forma balance sheet

ANNEX A

AGREEMENT AND PLAN OF MERGER

DATED AS OF FEBRUARY 14, 2006

BY AND AMONG

NOVASTAR RESOURCES LTD.,

TP ACQUISITION CORP.,

AND

THORIUM POWER, INC.

i

	3.13	No Undisclosed Liabilities	26
	3.14	Employee Benefit Plans; ERISA	26
	3.15	Intellectual Property	26
	3.16	Material Contracts	27
	3.17	Taxes	28
	3.18	Affiliated Party Transactions	28
	3.19	Environmental Matters	29
	3.20	No Brokers	29
	3.21	Assets Utilized in The Business	29
	3.22	Insurance	29
	3.23	Delivery of Documents; Corporate Records	30
	3.24	Labor And Employment Matters	30
	3.25	Restrictive Covenants	31
	3.26	Directors, Officers And Certain Employees	31
	3.27	Continuity of Business Enterprise	31
4.	CONDITIONS TO OBLIGATIONS OF THORIUM POWER TO CLOSE		31
	4.1	Correctness of Representations And Warranties	31
	4.2	Performance of Covenants And Agreements	32
	4.3	Effectiveness of Registration Statement	32
	4.4	No New Proceedings	32
	4.5	Board of Directors Approvals	32
	4.6	Stockholder Approval of Charter Amendment	32
	4.7	Receipt of Releases	33
	4.8	Employment Agreements	33
	4.9	Dissenting Stockholders	33
	4.10	Financing	33
	4.11	14F-1 Information Statement	33
	4.12	Amendment of Novastar Material Contracts	33
	4.13	Absence of Material Adverse Change	33
	4.14	Due Diligence	34
	4.15	Consents And Approvals	34
	4.16	Delivery of Secretary’s Certificate	34
	4.17	Exchange Agent	34
	4.18	Exchangeable Securities	34
	4.19	Novastar Tax Returns	34
	4.20	Other Closing Documents	34
5.	CONDITIONS TO OBLIGATIONS OF NOVASTAR AND ACQUISITION SUB TO CLOSE		34
	5.1	Correctness of Representations And Warranties	35
	5.2	Performance of Covenants And Agreements	35
	5.3	Board Approval of Merger	35
	5.4	Stockholder Approval of Merger	35
	5.5	Board of Directors Approvals	35
	5.6	Stockholder Approval of Charter Amendment	35
	5.7	Receipt of Releases	36
	5.8	Employment Agreements	36

ii

	5.9	Effectiveness of Registration Statement	36
	5.10	No New Proceedings	36
	5.11	Dissenting Stockholders	36
	5.12	Consents And Approvals	36
	5.13	Absence of Material Adverse Change	36
	5.14	14F-1 Information Statement	36
	5.15	Exchangeable Securities	36
	5.16	Delivery of Secretary’s Certificate	37
	5.17	Due Diligence	37
	5.18	Other Closing Documents	37
6.	PRE-CLOSING COVENANTS		37
	6.1	General	37
	6.2	Full Access	37
	6.3	Notice of Developments	38
	6.4	Preparation of Registration Statement	38
	6.5	Regulatory And Other Approvals	38
	6.6	Periodic Reports	39
	6.7	Preservation of Business	39
	6.8	Publicity	41
	6.9	Thorium Power Exchangeable Securities	41
	6.10	Appointment of Seth Grae as CEO and President of Novastar	41
	6.11	Continuity of Business Enterprise	41
	6.12	No Solicitation	41
	6.13	Financing	43
	6.14	Amendment of Novastar Material Contracts	43
7.	INDEMNIFICATION		44
	7.1	Indemnification By Thorium Power	44
	7.2	Indemnification By Novastar	44
	7.3	Limitations Period	44
	7.4	Procedures For Resolution And Payment of Claims For Indemnification	44
	7.5	Limitation on Indemnification	45
	7.6	Exclusive Remedy	45
8.	CONFIDENTIAL INFORMATION		46
9.	TERMINATION		46
	9.1	Ability to Terminate	46
	9.2	Procedure and Effect of Termination	47
	9.3	Remedies upon Termination	47
	9.4	Liquidated Damages	47
10.	MISCELLANEOUS PROVISIONS		48
	10.1	Construction; Governing Law	48
	10.2	Notices	48
	10.3	Assignment	49
	10.4	Amendments And Waivers	50
	10.5	Attorneys’ Fees	50
	10.6	Binding Nature of Agreement	50
	10.7	Expenses	50

iii

10.8	Entire Agreement	50
10.9	Severability	50
10.10	Counterparts; Signatures; Section Headings	51
10.11	Waiver of Jury Trial	51
10.12	Submission to Jurisdiction	51

iv

SCHEDULES

Schedule 2.2	-	Thorium Power - Capitalization
Schedule 2.4	-	Thorium Power - No Violations; Consents and Approvals
Schedule 2.5	-	Thorium Power - Financial Statements
Schedule 2.6	-	Thorium Power - Operation of Business
Schedule 2.7	-	Thorium Power - No Undisclosed Liabilities
Schedule 2.8	-	Thorium Power - Litigation; Compliance With Law; Licenses And Permits
Schedule 2.9	-	Thorium Power - Employee Benefit Plans; ERISA
Schedule 2.10	-	Thorium Power - Intellectual Property
Schedule 2.11	-	Thorium Power - Material Contracts
Schedule 2.12	-	Thorium Power - Taxes
Schedule 2.13(a)	-	Thorium Power - Affiliated Party Transactions
Schedule 2.13(b)	-	Thorium Power - Affiliated Party Transactions
Schedule 2.14	-	Thorium Power - Environmental Matters
Schedule 2.15	-	Thorium Power - No Brokers
Schedule 2.17	-	Thorium Power - Insurance
Schedule 2.19	-	Thorium Power - Labor And Employment Matters
Schedule 2.20	-	Thorium Power - Restrictive Covenants
Schedule 2.21	-	Thorium Power - Directors, Officers And Certain Employees
Schedule 3.3	-	Novastar - No Violations; Consents And Approvals
Schedule 3.6	-	Novastar - Litigation; Compliance With Law; Licenses And Permits
Schedule 3.10	-	Novastar - Capitalization
Schedule 3.11	-	Novastar - Financial Statements
Schedule 3.12	-	Novastar - Operation of Business
Schedule 3.13	-	Novastar - No Undisclosed Liabilities
Schedule 3.14	-	Novastar - Employee Benefit Plans; ERISA
Schedule 3.15	-	Novastar - Intellectual Property
Schedule 3.16	-	Novastar - Material Contracts
Schedule 3.17	-	Novastar - Taxes
Schedule 3.18(a)	-	Novastar - Affiliated Party Transactions
Schedule 3.18(b)	-	Novastar - Affiliated Party Transactions
Schedule 3.19	-	Novastar - Environmental Matters
Schedule 3.20	-	Novastar - No Brokers
Schedule 3.22	-	Novastar - Insurance
Schedule 3.24	-	Novastar - Labor and Employment Matters
Schedule 3.25	-	Novastar - Restrictive Covenants
Schedule 3.26	-	Novastar - Directors, Officers And Certain Employees
Schedule 4.4	-	Novastar - No New Proceedings
Schedule 4.12	-	Amendment of Novastar Material Contracts
Schedule 5.10	-	Thorium Power - No New Proceedings
Schedule 6.7	-	Preservation of Business

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of February 14, 2006, by and among Novastar Resources Ltd., a Nevada corporation (“Novastar”), TP Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Novastar (“Acquisition Sub”), and Thorium Power, Inc., a Delaware corporation (“Thorium Power”). Novastar, Acquisition Sub, and Thorium Power are each referred to herein as a “Party” or collectively as the “Parties”.

BACKGROUND

Novastar is the owner of certain rights to properties that Novastar believes may contain Thorium deposits and other rare earth minerals. Thorium Power designs proliferation resistant thorium based nuclear fuels. The boards of directors of Novastar and Thorium Power believe that a business combination of Novastar and Thorium Power would be in the best interests of the stockholders of both companies.

This Agreement contemplates a transaction in which Novastar will acquire one hundred percent (100%) of the outstanding common stock of Thorium Power through a reverse merger (the “Merger”) of Acquisition Sub with and into Thorium Power.

As a result of the Merger, Thorium Power will become a wholly-owned subsidiary of Novastar and the stockholders of Thorium Power will become stockholders of Novastar.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, intending to be legally bound hereby, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

AGREEMENT

1.  THE MERGER AND CONSIDERATION; CERTAIN DEFINITIONS.

1.1  The Merger.

(a)  Structure. Subject to the terms and provisions of this Agreement, and in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Acquisition Sub shall be merged with and into Thorium Power. Thorium Power will be the surviving corporation of the Merger (sometimes hereinafter called the “Surviving Corporation”) and will continue its corporate existence under the laws of the State of Delaware as a subsidiary of Novastar. At the Effective Time, the separate corporate existence of Acquisition Sub shall cease. For federal income tax purposes, the parties intend that the Merger shall qualify as a tax-free reorganization under Section 351 and Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)  The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Pillsbury Winthrop Shaw Pittman, 1540 Broadway, New York, New York 10036, commencing at 10:00 a.m. local time on the later to occur of (a) the business day following the date on which all the conditions set forth in Sections 4 and 5 have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself); or (b) such other date as the parties may mutually determine (in each case, the “Closing Date”).

(c)  Actions At The Closing. At the Closing, (i) Novastar and Acquisition Sub will deliver to Thorium Power the various certificates, instruments, and documents referred to in Section 4 below, (ii) Thorium Power will deliver to Novastar the various certificates, instruments, and documents referred to in Section 5 below, and (iii) the Surviving Corporation shall file with the Secretary of State of the State of Delaware a properly executed Certificate of Merger.

(d)  Effect of Merger.

(i)  General. The Merger shall become effective at the time (the “Effective Time”) the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the DGCL.

(ii)  Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation will be the Certificate of Incorporation of Acquisition Sub in effect immediately prior to the Merger.

(iii)  Bylaws. The Bylaws of the Surviving Corporation will be the Bylaws of Acquisition Sub in effect immediately prior to the Merger.

(iv)  Conversion of Capital Stock of Acquisition Sub. At and as of the Effective Time, each issued and outstanding share of capital stock of Acquisition Sub will be canceled and retired and shall cease to exist and neither shares of capital stock of the Surviving Corporation nor any cash, property, rights, other securities or obligations of the Surviving Corporation shall be issued therefor, except as provided in Section 1.2 below.

(v)  Directors and Officers. The directors and officers of Thorium Power will be the directors and officers of the Surviving Corporation as of the Effective Time (retaining their respective positions and terms of office).

1.2  Merger Consideration.

(a)  Purchase Price. At the Closing, each issued and outstanding share of Thorium Power’s common stock, $0.05 par value per share (the “Thorium Power Common Stock”) other than shares of Thorium Power Common Stock held by Novastar shall be converted into the right to receive a number of shares of Novastar’s common stock, $0.001 par value per share (the “Novastar Common Stock”) equal to the Conversion Ratio and each Exchangeable Security shall be converted into the right to receive a number of shares of Novastar Common Stock as specified in a resolution to be adopted by the board of directors of Thorium Power prior to the Closing; provided, however, that the total number of shares of Novastar Common Stock issued to the holders of Exchangeable Securities, in the aggregate, will not exceed 50% of the number represented by “X” in the definition of Conversion Ratio. All shares of Thorium Power Common Stock and all Exchangeable Securities converted in accordance with this paragraph will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Thorium Power Common Stock or certificate or other instrument evidencing any such Exchangeable Securities shall cease to have any rights with respect thereto, except the right to receive the shares of Novastar Common Stock to be issued in consideration therefor upon the surrender of such certificate or other instrument in accordance with Section 1.2(c), without interest. Any securities convertible into or exercisable for shares of Thorium Power Common Stock (the “Thorium Power Convertible Securities”) immediately prior to the Effective Time (other than the Exchangeable Securities) will become, at the Effective Time, securities convertible into or exercisable for such number of shares of Novastar Common Stock as the holder of such securities would have received had such holder converted such securities into Thorium Power Common Stock immediately prior to the Effective Time. Appropriate adjustment will be made to any exercise or conversion price of such securities.

2

(b)  Cancellation of Thorium Power Common Stock; Issuance of Thorium Power Common Stock To Novastar. At and as of the Effective Time, each issued and outstanding share of Thorium Power Common Stock, the Exchangeable Securities, the other Thorium Power Convertible Securities, and any other equity interest in Thorium Power issued and outstanding or held in Thorium Power’s treasury shall automatically be canceled and extinguished and no payment shall be made in respect thereof except according to the provisions of this Agreement. No share of Thorium Power Common Stock or Exchangeable Security outstanding prior to the Effective Time shall be deemed to be outstanding or to have any rights after the Effective Time. After the Effective Time, there shall be no further registration of transfers of Thorium Power Common Stock or Exchangeable Securities outstanding immediately prior to the Effective Time on Thorium Power’s security transfer books. At the Effective Time, Thorium Power shall issue a stock certificate to and in the name of Novastar for ten shares of Thorium Power Common Stock.

(c)  Exchange of Certificates.

(i)  As of the Effective Time, Novastar shall enter into an agreement (the terms of which shall be reasonably satisfactory to Thorium Power) with such bank or trust company as may be designated by Novastar (the “Exchange Agent”), which will provide that Novastar shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Thorium Power Common Stock and the Exchangeable Securities, for exchange in accordance with this Section 1, through the Exchange Agent, certificates representing the number of duly authorized whole shares of Novastar Common Stock issuable in connection with the Merger (such shares of Novastar Common Stock being referred to herein as the “Exchange Fund”).

3

(ii)  As soon as reasonably practicable after the Effective Time, and in any event within ten business days after the Effective Time, Novastar shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates or other instrument or instruments which immediately prior to the Effective Time represented outstanding shares of Thorium Power Common Stock or Exchangeable Securities (the “Certificates”) whose shares are converted pursuant to Section 1.2(a) a letter of transmittal in customary form, and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Novastar Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Novastar Common Stock, which such holder has the right to receive pursuant to the provisions of this Agreement and the Certificate so surrendered shall forthwith be cancelled. The Exchange Agent shall have discretion to determine and apply reasonable rules and procedures relating to the surrender for exchange of a Certificate that is lost or destroyed. In no event shall the holder of any Certificate be entitled to receive any fractional shares or interest on any funds to be received in the Merger.

(iii)  Until surrendered as contemplated by Section 1.2(c)(ii), and subject to the rights of appraisal of any stockholder, each Certificate shall be deemed at any time after the Effective Time to represent ownership of the number of shares of Novastar Common Stock (and any rights derivative thereof) into which the number of shares of Thorium Power Common Stock or Exchangeable Securities represented thereby have been converted as contemplated by this Agreement.

(iv)  No certificate or scrip representing fractional shares of Novastar Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and any such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Novastar. Each holder of Certificates who would otherwise have been entitled to a fraction equal to one-half or more of a share of Novastar Common Stock will receive a full share of Novastar Common Stock, and fractional interests of less than one-half of a share of Novastar Common Stock will be canceled.

1.3  Appraisal Rights.

(a)  Notwithstanding Section 1.2 above, shares of Thorium Power Common Stock which are held by a holder of Thorium Power Common Stock immediately prior to the Effective Time who has properly preserved and perfected appraisal rights with respect to such shares pursuant to Section 262 of the DGCL (“Dissenting Stockholder”), shall not be converted into Novastar Common Stock as specified in Section 1.2 hereof, and instead shall be treated in accordance with that provision of the DGCL, unless and until the right of such Dissenting Stockholder under Section 262 of the DGCL to payment for such Dissenting Stockholder’s shares shall cease.

4

(b)  If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) such Dissenting Stockholder’s right to payment for any of such Dissenting Stockholder’s shares under Section 262 of the DGCL, as the case may be, such Dissenting Stockholder’s shares shall automatically be converted into Novastar Common Stock on the terms specified in Section 1.2 above.

(c)  Each Dissenting Stockholder who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment of the fair value of any such Dissenting Stockholder’s shares shall receive payment therefor from Thorium Power, and following the Merger, Novastar.

1.4  Certain Definitions.

As used in this Agreement:

(a)  “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person.

(b)  “Confidential Information” means (whether disclosed in writing or orally) any and all non-public and/or proprietary information with respect to the business, services, operations, assets, properties, financial condition, plans and prospects of a Party and its Subsidiaries and Affiliates including, without limitation, Intellectual Property and information relating to acquisition targets and acquisition strategies, pricing for acquisitions, financial information or projections and other information concerning acquisition targets and potential acquisition targets, proposed financing arrangements, customers and vendors, business strategies, plans and prospects, agreements, business records, information relating to intellectual property, marketing and sales strategies, pricing strategies, programs, source codes, object codes, algorithms and the related documentation, software designs (in each case regardless of the medium in which it is maintained or stored), internet strategies, URL designations and any other information which a Party designates that it has received pursuant to a confidentiality obligation to another Person, together with all derivative works, copies, reports, summaries, studies, compilations and other documentation which contain or otherwise reflect or are generated from any of the foregoing.

(c)  “Contract” means any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, employment agreement, contract, undertaking, understanding, covenant, agreement or other instrument, whether oral or written.

(d)  “Conversion Ratio” means the quotient of (X minus ES) divided by TO, where

ES = the number of shares of Novastar Common Stock issuable in the aggregate to the holders of the Exchangeable Securities in accordance with Section 1.2(a) hereof;

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TO = the number of shares of Thorium Power Common Stock outstanding immediately prior to the Closing; and

X = the product of M multiplied by Y (and shall equal, in the aggregate, the total number of shares of Novastar Common Stock issued in exchange for all of the equity securities of Thorium Power other than the Thorium Power Convertible Securities that are not Exchangeable Securities), where

M = 1.22471910112, and

Y = the sum of NO + SS + FS + DS, where

NO = the number of shares of Novastar Common Stock outstanding on the date hereof;

SS = the number of shares of Novastar Common Stock issued to Seth Shaw and Sean Mulhearn between the date hereof and the Closing Date for services rendered by Seth Shaw and Sean Mulhearn to Novastar (it being understood that for purposes of determining SS, any securities issued to Seth Shaw and Sean Mulhearn during such period that are convertible into or exercisable or exchangeable for Novastar Common Stock shall be deemed to have been so converted, exercised or exchanged);

FS = 4,180,000 plus the number of additional shares of Novastar Common Stock issued between the date hereof and the Closing Date in order to raise the aggregate $2,750,000 since January 1, 2006, as described in Section 4.10 (it being understood that for purposes of determining FS, any securities issued in such financing that are convertible into or exercisable or exchangeable for Novastar Common Stock shall be deemed to have been so converted, exercised or exchanged); and

DS = the number of shares of Novastar Common Stock issued to directors and officers of Novastar (other than Seth Grae) between the date hereof and the Closing Date, which number shall not exceed 1,000,000 (it being understood that for purposes of determining DS, any securities issued to such directors and officers that are convertible into or exercisable or exchangeable for Novastar Common Stock shall be deemed to have been so converted, exercised or exchanged).

(e)  “Employee Benefit Plan” means (a) any “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (b) any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA); and (c) any other written or oral plan, agreement, program, policy, practice, contract, understanding, or other arrangement or commitment of any kind providing for, either directly or indirectly, compensation, bonuses, vacation, termination pay, performance awards, fringe benefits, insurance coverage, severance benefits, disability benefits, deferred compensation, stock options, stock purchase, phantom stock, stock appreciation or any type of stock-related awards, early retirement benefits, welfare benefits, one or more severance plans, any other form of incentive compensation or post-retirement compensation or any other employee benefit of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, which currently is or has been sponsored, maintained, contributed to, or required to be contributed to, by a Party, any Subsidiary of a Party, or any ERISA Affiliate, or for which a Party, any Subsidiary of a Party, or any ERISA Affiliate has or has had any obligation or any liability of any nature, contingent or otherwise, or for which there is a reasonable expectation of such obligation or liability, on or before the Closing for the benefit of any present or former employees, retirees, directors or independent contractors (or their beneficiaries, dependents or spouses) of a Party, any Subsidiary of a Party, or any ERISA Affiliate.

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(f)  “Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.

(g)  “Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.

(h)  “Encumbrance” means a claim, lien, mortgage, encumbrance, pledge or other security interest of any kind.

(i)  “Environmental Laws” means any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC ss.ss.9601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 USC ss.ss. 11001 et seq., and the Resource Conservation and Recovery Act, 42 USC ss.ss. 6901 et seq.

(j)  “ERISA Affiliate” means any entity which with respect to a Party or Subsidiary of a Party is or was a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included a Party or any Subsidiary of a Party.

(k)  “Exchangeable Securities” means the Thorium Power Convertible Securities that have an exercise price of $5.00 or less.

(l)  “GAAP” means United States generally accepted accounting principles, consistently applied.

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(m)  “Governmental Authorizations” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

(n)  “Governmental Entity” means any:

(i)  nation, state, county, city, town, village, district, or other political jurisdiction of any nature;

(ii)  federal, state, local, municipal, foreign, or other government;

(iii)  governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(iv)  multi-national organization or body; or

(v)  body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

(o)  “Hazardous Substance” means asbestos, polychlorinated biphenyls, ureaformaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

(p)  “Intellectual Property” means with respect to any Party and its Subsidiaries, collectively (a) trademarks, trade names, service marks, service names, domain names, uniform resource locators (URLs), keywords, designs, logos and assumed names; (b) copyrights and other rights in original works of authorship; (c) patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (d) computer software programs or applications (in both source and object code versions), including any related technical documentation; (e) trade secrets and invention disclosures, that are owned by such Party, its Subsidiaries or any other Person and that have been or are used by such Party or its Subsidiaries in the operation of their respective businesses, or that are used in or necessary for the conduct of the respective businesses of such Party or its Subsidiaries as currently conducted or contemplated to be conducted; and (f) know-how and general intangibles of like nature, together with all goodwill, registrations and applications related to any of the foregoing whether or not protectable as a matter of law.

(q)  “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

(r)  “License” means a license, permit, certification, qualification, or franchise issued by any Governmental Entity.

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(s)  “Material Adverse Effect” means a material adverse effect (financial or otherwise) on the business, assets, liabilities, condition, property, prospects or results of operations of a Party.

(t)  “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

(u)  “Proceeding” means a claim, suit, action, inquiry, investigation or proceeding.

(v)  “Required Consents” means the consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances (each a “Consent”) with respect to any License or Legal Requirement or otherwise as are set forth on Schedule 2.4 hereof with respect to Thorium Power, and Schedule 3.3 with respect to Novastar.

(w)  “SEC” means the United States Securities and Exchange Commission.

(x)  “Subsidiary” means any Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

(y)  “Tax” means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Entity or payable pursuant to any tax-sharing agreement.

(z)  “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

(aa)  “Transaction Documents” means this Agreement and each other agreement, instrument, document, and certificate to be executed and delivered by the Parties pursuant to this Agreement.

1.5  Other Definitions.

The definitions of other terms used in this Agreement may be found as follows:

(a)  “Acquisition Sub” is defined in the introductory paragraph.

(b)  “Agent” or “Agents” is defined at Section 8.

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(c)  “Agreement” is defined in the introductory paragraph.

(d)  “Alternative Proposal” is defined at Section 6.12(b).

(e)  “Alternative Proposal Notice” is defined at Section 6.12(d).

(f)  “Certificates” is defined at Section 1.2(c)(ii).

(g)  “Closing” is defined at Section 1.1(b).

(h)  “Closing Date” is defined at Section 1.1(b).

(i)  “Code” is defined at Section 1.1(a).

(j)  “Consent” is defined at Section 1.4(v).

(k)  “Conversion Ratio” is defined at Section 1.4(d).

(l)  “Costs” is defined at Section 7.1.

(m)  “DGCL” is defined at Section 1.1(a).

(n)  “Dissenting Stockholder” is defined at Section 1.3(a).

(o)  “Effective Time” is defined at Section 1.1(d)(i).

(p)  “ERISA” is defined at Section 1.4(e).

(q)  “Exchange Agent” is defined in Section 1.2(c)(i).

(r)  “Exchange Fund” is defined in Section 1.2(c)(i).

(s)  “Indemnification Period” is defined at Section 7.3.

(t)  “Indemnitee” is defined at Section 7.4(a).

(u)  “Indemnitor” is defined at Section 7.4(a).

(v)  “Indemnity Certificate” is defined at Section 7.4(a).

(w)     “Latest Novastar Balance Sheet” is defined at Section 3.11(a).

(x)     “Latest Thorium Power Balance Sheet” is defined at Section 2.5(a).

(y)  “Merger” is defined in the Recitals.

(z)  “Novastar” is defined in the introductory paragraph.

(aa)    “Novastar Common Stock” is defined at Section 1.2(a).

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(bb)  “Novastar Disclosure Documents” is defined at Section 3.5.

(cc)  “Novastar Financial Statements” is defined at Section 3.11(a).

(dd)  “Novastar Material Contracts” is defined at Section 3.16(a).

(ee)  “Party” or “Parties” is defined in the introductory paragraph.

(ff)  “Registration Statement” is defined at Section 3.8.

(gg)  “Representatives” is defined at Section 6.12(a).

(hh)  “Superior Proposal” is defined at Section 6.12(d).

(ii)  “Surviving Corporation” is defined at Section 1.1(a).

(jj)  “Tax Liability” is defined in Section 2.12(c).

(kk)  “Thorium Power” is defined in the introductory paragraph.

(ll)  “Thorium Power Common Stock” is defined at Section 1.2(a).

(mm)	“Thorium Power Convertible Securities” is defined at Section 1.2(a).

(nn)	“Thorium Power Financial Statements” is defined at Section 2.5(a).

(oo)	“Thorium Power Material Contracts” is defined at Section 2.11(a).

   (pp)  “1933 Act” is defined at Section 3.5.

               (qq)   “1934 Act” is defined at Section 3.5.

2.  REPRESENTATIONS AND WARRANTIES OF THORIUM POWER.

Thorium Power represents and warrants to Novastar and Acquisition Sub that each of the following statements is true and correct as of the date hereof (unless stated as of another date):

2.1  Organization.

Thorium Power is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Thorium Power is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect. Thorium Power has delivered to Novastar true, correct and complete copies of the Certificate of Incorporation and Bylaws and other organizational documents, as currently in effect, of Thorium Power. Thorium Power does not have any direct or indirect Subsidiaries or hold any equity or ownership interest of any kind, whether beneficially or of record, in any Person.

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2.2  Capitalization.

(a)  The authorized capital stock of Thorium Power, the issued and outstanding capital stock of Thorium Power and the record and beneficial ownership of the capital stock of Thorium Power is set forth on Schedule 2.2. The shares of Thorium Power Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as contemplated by this Agreement or set forth on Schedule 2.2, there are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating, now or in the future, Thorium Power to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in Thorium Power or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of Thorium Power to repurchase, redeem or otherwise acquire any capital stock or equity interest of Thorium Power or (iii) voting trusts, proxies or similar agreements to which Thorium Power is a party with respect to the voting of the capital stock of Thorium Power.

(b)  Except as set forth on Schedule 2.2 and except for the equity interest of the Subsidiaries of Thorium Power and temporary investments of cash in marketable securities, Thorium Power does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any Person.

2.3  Authorization; Validity of Agreement.

Thorium Power has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to be executed and delivered by Thorium Power pursuant to this Agreement, and to assume and perform any obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to be executed and delivered by Thorium Power pursuant to this Agreement have been duly authorized, executed and delivered by Thorium Power and are valid and binding obligations of Thorium Power, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors’ rights and general principles of equity.

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2.4  No Violations; Consents And Approvals.

(a)  Except as set forth on Schedule 2.4, the execution, delivery and performance of each of this Agreement and the other Transaction Documents by Thorium Power do not, and the consummation by it of the transactions contemplated hereby and thereby will not: (i) violate any provision of its Certificate of Incorporation, Bylaws or other organizational documents, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Thorium Power Material Contract, after giving effect to any Required Consents, or (iii) violate any Legal Requirement applicable to Thorium Power or any of their respective properties or assets.

(b)  No Consent with, to or of any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any Governmental Entity or Person, is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by Thorium Power or the consummation by Thorium Power of the transactions contemplated hereby and thereby, except the Required Consents set forth on Schedule 2.4 hereof.

2.5  Financial Statements.

(a)  Attached as Schedule 2.5 are the unaudited balance sheets of Thorium Power as of December 31, 2005 (the “Latest Thorium Power Balance Sheet”) and December 31, 2004, together with the related unaudited statements of income for the fiscal years then ended (collectively, the “Thorium Power Financial Statements”).

(b)  The Thorium Power Financial Statements have been prepared by Thorium Power and have been derived from, and agree with, the books and records of Thorium Power and fairly present the financial position of Thorium Power as of the respective dates thereof and the results of operations of Thorium Power for the respective periods set forth therein. The Thorium Power Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved, subject to the absence of notes.

(c)  Thorium Power maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, except for any controls the absence of which would not result in a Material Adverse Effect.

2.6  Operation of Business.

(a)  Since the date of the Latest Thorium Power Balance Sheet, Thorium Power and each Subsidiary of Thorium Power has continued to operate its business in a manner and system of operation employed immediately prior to the date of the Latest Thorium Power Balance Sheet, and Thorium Power has used its commercially reasonable efforts to prevent harm or damage to the reputation of Thorium Power.

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(b)  Except as specifically contemplated by this Agreement or as set forth on Schedule 2.6, since the date of the Latest Thorium Power Balance Sheet, Thorium Power has not (i) incurred any liabilities, except in the ordinary course of business consistent with past practice; (ii) paid any obligation or liability, or discharged or satisfied any Encumbrance other than those securing current liabilities, in each case in the ordinary course of business; (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (iv) sold, transferred or leased any of its assets; (v) suffered any material physical damage, destruction or loss (whether or not covered by insurance) affecting its properties, business or prospects; (vi) entered into any transaction other than in the ordinary course of business; (vii) encountered any labor difficulties or labor union organizing activities; (viii) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this Agreement; (ix) made any acquisition or disposition of any assets or become involved in any other material transaction, including, without any limitation, any merger or consolidation with, purchase of all or part of the assets of, or acquisition of any business of any proprietorship, firm, association, corporation or other business organization or division thereof; (x) increased the compensation payable, or to become payable, to any of its directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors; (xi) made any capital investment in, any loan to or any acquisition of the securities or assets of any other Person; (xii) canceled, compromised, waived or released any material right or claim; (xiii) made any change in employment terms for any of its officers or employees; (xiv) made or pledged to make any charitable contribution or other capital contribution outside the ordinary course of business; (xv) violated any Legal Requirement, if such violation could have resulted in a Material Adverse Effect on Thorium Power, or failed to maintain all governmental licenses and approvals required to operate its business as it is currently being conducted; or (xvi) agreed or committed, whether in writing or otherwise, to do any of the foregoing other than pursuant to the Transaction Documents and the transactions contemplated hereby and thereby. In addition, since the date of the Latest Thorium Power Balance Sheet, Thorium Power has not accelerated, terminated, modified or canceled any material Contract to which it is a party or by which it or its assets are bound.

(c)  Since the date of the Latest Thorium Power Balance Sheet, no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a Material Adverse Effect on Thorium Power.

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2.7  No Undisclosed Liabilities.

(a)  Except as set forth on Schedule 2.7, Thorium Power has no liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Latest Thorium Power Balance Sheet; or (ii) were incurred in the ordinary course of business since the date of the Latest Thorium Power Balance Sheet.

(b)  The accounts payable of Thorium Power are set forth on Schedule 2.7. All such accounts payable are the result of bona fide transactions in the ordinary course of business.

2.8  Litigation; Compliance With Law; Licenses And Permits.

(a)  Except as set forth on Schedule 2.8, there is no Proceeding pending, nor, to Thorium Power’s knowledge, is there any Proceeding threatened, that involves or affects Thorium Power, by or before any Governmental Entity, court, arbitration panel or any other Person.

(b)  Since January 1, 2004, Thorium Power has complied with all applicable Legal Requirements, including but not limited to Legal Requirements relating to Taxes, zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security Taxes. Except as set forth on Schedule 2.8, since January 1, 2005, Thorium Power has not received any written notice of any violation or alleged violation of any Legal Requirement from a Governmental Entity or others.

(c)  Except as set forth on Schedule 2.8, Thorium Power has every License and every Consent by or on behalf of any Person required for it to conduct its business as presently conducted. All such Licenses and Consents are in full force and effect and Thorium Power has not received notice of any pending cancellation or suspension of any thereof nor, to Thorium Power’s knowledge, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

2.9  Employee Benefit Plans; ERISA.

(a)  Schedule 2.9 lists each Employee Benefit Plan that Thorium Power maintains or to which Thorium Power contributes.

(b)  To the knowledge of Thorium Power, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect.

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(c)  All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made to each such Employee Benefit Plan which is an Employee Pension Benefit Plan. All premiums or other payments which are due have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

2.10  Intellectual Property.

(a)  To Thorium Power’s knowledge, Thorium Power owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its business as presently conducted, except where the failure to so own or have the right to use such Intellectual Property would not have a Material Adverse Effect. Except as specified in Schedule 2.10, Thorium Power possesses all right, title and interest in and to each item of owned Intellectual Property, free and clear of any Encumbrance.

(b)  Schedule 2.10 identifies each patent or registration which has been issued to Thorium Power with respect to any of its Intellectual Property and identifies each pending patent application or application for registration which Thorium Power has made with respect to any of its Intellectual Property. Schedule 2.10 also identifies each registered or unregistered trade name, service mark or trademark used by Thorium Power in connection with its business.

(c)  To Thorium Power’s knowledge, Thorium Power has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and except as specified in Schedule 2.10, Thorium Power has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Thorium Power.

2.11  Material Contracts.

(a)  Schedule 2.11 sets forth a true, complete and correct list of every written Contract currently in effect to which Thorium Power is a party that: (i) provides or provided for aggregate future payments by Thorium Power of more than $10,000; (ii) was entered into by Thorium Power with an officer, director, key employee or Affiliate of Thorium Power; (iii) guarantees or indemnifies or otherwise causes or caused Thorium Power to be liable or otherwise responsible for the obligations or liabilities of another or provides or provided solely for a charitable contribution by Thorium Power; (iv) involves or involved an agreement with any bank, finance company or similar organization; (v) restricts or restricted Thorium Power from engaging in any business or activity anywhere in the world; (vi) is or was an employment agreement, consulting agreement, independent sales representative agreement or similar arrangement; (vii) is or was a lease; or (viii) is or was otherwise material to the rights, properties, assets, business or operations of Thorium Power (the foregoing, collectively, “Thorium Power Material Contracts”). Thorium Power has heretofore made available true, complete and correct copies of all Thorium Power Material Contracts to Novastar.

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(b)  Each of the Thorium Power Material Contracts is in full force and effect and there is not now and there has not been claimed or alleged by any Person with respect to any Thorium Power Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of Thorium Power or any Subsidiary of Thorium Power or on the part of any other party thereto. No Consent from or to any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Thorium Power Material Contracts, other than such Consents that have been obtained and are in full force and effect or that have been duly given and, in each case copies of such Consents have been delivered to Novastar and Acquisition Sub.

2.12  Taxes.

(a)  Thorium Power has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Thorium Power have been paid except for those not yet due. Thorium Power is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Thorium Power does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Thorium Power that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)  Thorium Power has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)  Thorium Power is not aware that any authority plans to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability with respect to any Taxes (a “Tax Liability”) of Thorium Power either (A) claimed or raised by any Governmental Entity in writing or (B) as to which Thorium Power has knowledge based upon personal contact with any agent of such Governmental Entity. Schedule 2.12 lists all federal, state, local, and foreign income Tax Returns filed with respect to Thorium Power for the last two years, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Thorium Power has delivered to Novastar correct and complete copies of all federal and state income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Thorium Power for the last two years.

(d)  Thorium Power has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

2.13  Affiliated Party Transactions.

(a)  Except as listed on Schedule 2.13(a) and except for obligations arising under the Transaction Documents, no Affiliate of Thorium Power has, directly or indirectly, any obligation to or cause of action or claim against Thorium Power.

(b)  Except as listed on Schedule 2.13(b) Thorium Power has not made any loan or advance to any stockholder, officer, director or employee of Thorium Power and no officer or director of Thorium Power or any Affiliate of Thorium Power has, either directly or indirectly:

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(i)  an equity interest of five percent (5%) or more in any Person that purchases from or sells or furnishes to Thorium Power any goods or otherwise does business with Thorium Power; or

(ii)  a beneficial interest in any Contract to which Thorium Power is a party or under which Thorium Power is obligated or bound or to which the property of Thorium Power may be subject, other than Contracts between Thorium Power and such Persons in their capacities as employees, officers or directors of Thorium Power; provided, however, that such representation and warranty shall not apply to the ownership, as a passive investment, by any such director, officer or Affiliate of less than one percent (1%) of a class of securities listed for trading on a national securities exchange, automated quotation system or publicly traded in the over-the-counter market.

2.14  Environmental Matters.Thorium Power has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise. Except as set forth in Schedule 2.14, the operation of Thorium Power’s business is in compliance with all applicable Environmental Laws and orders or directives of any Governmental Entity having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances, and no actions are presently required to comply with any such applicable Environmental Laws. Thorium Power has not received any written citation, directive, letter or other communication or notice of any proceeding, claim or lawsuit arising out of or relating to any Environmental Laws, from any Person arising out of the ownership of its properties or the conduct of its operations, and Thorium Power is not aware of any basis therefor. Thorium Power has obtained and is maintaining in full force and effect all Licenses required by all Environmental Laws applicable to the business operations conducted on Thorium Power’s property and is in compliance with all such Licenses.

2.15  No Brokers.Except as specified in Schedule 2.15, neither Thorium Power nor any Affiliate of Thorium Power has employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ fees or other similar fees in connection with the transactions contemplated by this Agreement.

2.16  Assets Utilized in The Business.The assets, properties and rights owned, leased or licensed by Thorium Power and used in connection with its business and all the agreements to which Thorium Power is a party relating to its business, constitute all of the assets, properties, rights and agreements required in connection with the operation and conduct by Thorium Power of its business as presently conducted.

2.17  Insurance.Set forth in Schedule 2.17 is a list of all insurance policies of any kind covering Thorium Power. Novastar and Acquisition Sub have been provided copies of all such policies. Each of these insurance policies (a) are with insurance companies that are financially sound and reputable and are in full force and effect; (b) are sufficient for compliance with all material Legal Requirements and of all applicable Thorium Power Material Contracts; and (c) are valid, outstanding and enforceable policies. Since January 1, 2004, neither Thorium Power nor any Subsidiary of Thorium Power has been denied any insurance coverage which it has requested.

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2.18  Delivery of Documents; Corporate Records.The minute and stock record books of Thorium Power contain true, correct and complete copies of the records of all meetings and consents in lieu of meetings of Thorium Power’s board of directors (and all committees thereof) and the stockholders of Thorium Power since the date of its incorporation or organization.

2.19  Labor And Employment Matters.

(a)  Set forth on Schedule 2.19 is a list of all employees of Thorium Power as of the date hereof and their respective positions and hire dates.

(b)  (i) Thorium Power is not a party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Thorium Power; (ii) none of the employees of Thorium Power are represented by any labor organization and there are no organizational campaigns, demands, petitions or proceedings pending or, to Thorium Power’s knowledge, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of Thorium Power; (iii) there are no union claims to represent the employees of Thorium Power; and (iv) there are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or, to Thorium Power’s knowledge, threatened against or affecting Thorium Power, and there have not been any such actions during the past five (5) years.

(c)  Thorium Power is, and has at all times during at least the last three (3) years been, in compliance with all applicable Legal Requirements respecting immigration, employment and employment practices, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and occupational health and safety, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or any other applicable Legal Requirement. There are no written employment contracts, severance agreements or retention agreements with any employees of Thorium Power and no written personnel policies, rules or procedures applicable to employees of Thorium Power, other than those listed in Schedule 2.19, true and correct copies of which have heretofore been provided to Novastar and Acquisition Sub. Except as set forth in Schedule 2.19, (i) there are no Proceedings related to Thorium Power pending, or, to Thorium Power’s knowledge, threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any Legal Requirement or regulation governing employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with Thorium Power; and (ii) to Thorium Power’s knowledge, no federal, state, local or foreign Governmental Entity responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, occupational health and safety or any other employment laws intends to conduct or is conducting an investigation with respect to or relating to Thorium Power.

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2.20  Restrictive Covenants.Except as set forth on Schedule 2.20, Thorium Power is not subject to any covenant that would restrict Thorium Power from engaging in its business.

2.21  Directors, Officers And Certain Employees.Schedule 2.21 sets forth a complete and correct list of the names and title, for each director and officer of Thorium Power, who received compensation during Thorium Power’s most recently ended fiscal year. Novastar has been provided current annual salary and bonus information for all Thorium Power employees, officers and directors. Thorium Power is not aware of any employee who intends to terminate his or her employment relationship with Thorium Power, as a result of the transactions contemplated hereby or otherwise.

2.22  No Misstatements Or Omissions.No representation or warranty by Thorium Power contained in this Agreement or in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to Novastar or Acquisition Sub or hereafter furnished to Novastar or Acquisition Sub pursuant to this Agreement on the part of Thorium Power, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.  REPRESENTATIONS AND WARRANTIES OF NOVASTAR AND ACQUISITION SUB.Novastar and Acquisition Sub represent and warrant to Thorium Power that, except as set forth in the Novastar Disclosure Documents, each of the following statements is true and correct as of the date hereof (unless stated as of another date):

3.1  Organization.Each of Acquisition Sub, Novastar and any other Subsidiaries of Novastar is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as it is now being conducted. Each of Acquisition Sub, Novastar and any other Subsidiaries of Novastar is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the respective business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect. Novastar has delivered to Thorium Power true, correct and complete copies of the Certificate of Incorporation and Bylaws and other organizational documents, as currently in effect, of Novastar and Acquisition Sub. Other than Novastar’s ownership interest in Acquisition Sub and the Subsidiaries set forth in Exhibit 21 to Novastar’s Form 10-KSB/A filed November 25, 2005, none of Novastar and its Subsidiaries has any direct or indirect Subsidiaries or hold any equity or ownership interest of any kind, whether beneficially or of record, in any Person.

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3.2  Authorization; Validity of Agreement.Each of Acquisition Sub and Novastar has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to be executed and delivered by Acquisition Sub or Novastar, as appropriate, pursuant to this Agreement, and to assume and perform any obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to be executed and delivered by Acquisition Sub or Novastar pursuant to this Agreement have been duly authorized, executed and delivered by Acquisition Sub or Novastar, as appropriate, and are valid and binding obligations of Acquisition Sub or Novastar, as appropriate, enforceable against each such entity in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors’ rights and general principles of equity.

3.3  No Violations; Consents and Approvals.

(a)  The execution, delivery and performance of each of this Agreement and the other Transaction Documents by Acquisition Sub and Novastar do not, and the consummation by each of them of the transactions contemplated hereby and thereby will not: (i) violate any provision of its respective Certificate of Incorporation, Bylaws or other organizational documents, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Novastar Material Contract, after giving effect to any Required Consents, or (iii) violate any Legal Requirement applicable to Acquisition Sub or Novastar or any of their respective properties or assets.

(b)  No Consent with, to or of any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any Governmental Entity or Person, is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by Acquisition Sub or Novastar or the consummation by Acquisition Sub or Novastar of the transactions contemplated hereby and thereby, except the Required Consents set forth on Schedule 3.3 hereof.

3.4  The Shares.The shares of Novastar Common Stock to be issued to Thorium Power’s stockholders pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

3.5  SEC Filings; Disclosure.Novastar has filed with the SEC all forms, statements, reports and documents required to be filed by it since January 1, 2003 under each of the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the respective rules and regulations thereunder (the “Novastar Disclosure Documents”) all of which, as amended, if applicable, complied when filed in all material respects with the applicable requirements of the appropriate Act and the rules and regulations thereunder. As of the filing date of each, the Novastar Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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3.6  Litigation; Compliance With Law; Licenses And Permits.

(a)  Except as set forth in Schedule 3.6, there is no Proceeding pending, nor, to Novastar’s knowledge, is there any Proceeding threatened, that involves or affects either Novastar or any of its Subsidiaries, by or before any Governmental Entity, court, arbitration panel or any other Person.

(b)  Since January 1, 2004, Novastar and each of its Subsidiaries have, and since its formation Acquisition Sub has, complied with all applicable Legal Requirements, including but not limited to Legal Requirements relating to Taxes, zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security Taxes. Except as set forth on Schedule 3.6, since January 1, 2005, neither Novastar nor any of its Subsidiaries has received any written notice of any violation of any Legal Requirement from a Governmental Entity or others.

(c)  Except as set forth on Schedule 3.6, Novastar and each of its Subsidiaries have every License and every Consent by or on behalf of any Person required for them to conduct their respective businesses as presently conducted. All such Licenses and Consents are in full force and effect and neither Novastar nor any of its Subsidiaries has received notice of any pending cancellation or suspension of any thereof nor, to Novastar’s knowledge, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

3.7  No Misstatements Or Omissions.

No representation or warranty by Novastar and Acquisition Sub contained in this Agreement or in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to Thorium Power or hereafter furnished to Thorium Power pursuant to this Agreement on the part of Novastar and Acquisition Sub, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.8  Information Supplied.

The registration statement on Form S-4 or Form SB-2 (or such other form as may be used) to be filed with the SEC by Novastar in connection with the issuance of shares of Novastar Common Stock (including shares of Novastar Common Stock issuable upon exercise or conversion of the Thorium Power Convertible Securities) in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the “Registration Statement”), and any other documents to be filed by Novastar with the SEC or any other Governmental Entity in connection with the Transaction Documents and the transactions contemplated thereby prior to the Closing will (in the case of the Registration Statement and any such other documents filed with the SEC under the 1933 Act or the 1934 Act) comply as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the 1933 Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Novastar with respect to information supplied in writing by or on behalf of Thorium Power expressly for inclusion therein.

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3.9  Acquisition Sub.

Acquisition Sub is a wholly-owned subsidiary of Novastar incorporated on February 9, 2006 that has not engaged in any operations through the Closing Date, except as contemplated by this Agreement.

3.10  Capitalization.

(a)  The authorized capital stock of Novastar and Acquisition Sub, the issued and outstanding capital stock of Novastar and Acquisition Sub and the record and beneficial ownership of the capital stock of Novastar and Acquisition Sub is set forth on Schedule 3.10 or in the Novastar Disclosure Documents. The shares of Novastar Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as contemplated by this Agreement or as set forth on Schedule 3.10, there are no

(i)  options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating, now or in the future, Novastar or any of its Subsidiaries to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in Novastar or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests,

(ii)  contractual obligations of Novastar to repurchase, redeem or otherwise acquire any capital stock or equity interest of Novastar or any of its Subsidiaries or

(iii)  voting trusts, proxies or similar agreements to which Novastar or any of its Subsidiaries is a party with respect to the voting of the capital stock of Novastar or any of its Subsidiaries.

(b)  Except as set forth on Schedule 3.10 and except for the equity interests of the Subsidiaries of Novastar and temporary investments of cash in marketable securities, Novastar does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any Person.

3.11  Financial Statements.

(a)  Attached as Schedule 3.11 are (i) the audited balance sheet of Novastar as of June 30, 2005 and 2004 together with the related audited statement of income (including the related notes and audit reports of independent auditors, if any) for the fiscal year then ended, and (ii) the unaudited balance sheet of Novastar as of September 30, 2005 (the “Latest Novastar Balance Sheet”) together with the related unaudited statement of income (including related notes and review reports of independent auditors, if any) for the three month period ended September 30, 2005 (collectively, the “Novastar Financial Statements”). The balance sheet of Novastar at December 31, 2005 that will be included in the unaudited financial statements of Novastar and included in Novastar’s quarterly report on Form 10-QSB for the quarter ended December 31, 2005 will show total liabilities of Novastar that do not exceed $250,000.

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(b)  The Novastar Financial Statements have been prepared by Novastar and have been derived from, and agree with, the books and records of Novastar and fairly present the financial position of Novastar as of the respective dates thereof and the results of operations of Novastar for the respective periods set forth therein. The Novastar Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved, subject, in the case of the Novastar Financial Statements covering the periods ended September 30, 2005, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, is expected to be material to the business or the operations of Novastar).

(c)  Novastar maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, except for any controls the absence of which would not result in a Material Adverse Effect.

3.12  Operation of Business.

(a)  Since the date of the Latest Novastar Balance Sheet, each of Novastar and its Subsidiaries has continued to operate its business in a manner and system of operation employed immediately prior to the date of the Latest Novastar Balance Sheet, and Novastar has used commercially reasonable efforts to prevent harm or damage to the reputation of Novastar or its Subsidiaries.

(b)  Except as specifically contemplated by this Agreement or as set forth on Schedule 3.12, since the date of the Latest Novastar Balance Sheet, neither Novastar nor any of its Subsidiaries has (i) incurred any liabilities, except in the ordinary course of business consistent with past practice; (ii) paid any obligation or liability, or discharged or satisfied any Encumbrance other than those securing current liabilities, in each case in the ordinary course of business; (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (iv) sold, transferred or leased any of its assets except the sale of inventory in the ordinary course of business; (v) suffered any material physical damage, destruction or loss (whether or not covered by insurance) affecting its properties, business or prospects; (vi) entered into any transaction other than in the ordinary course of business; (vii) encountered any labor difficulties or labor union organizing activities; (viii) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this Agreement; (ix) made any acquisition or disposition of any assets or become involved in any other material transaction, including, without any limitation, any merger or consolidation with, purchase of all or part of the assets of, or acquisition of any business of any proprietorship, firm, association, corporation or other business organization or division thereof; (x) increased the compensation payable, or to become payable, to any of its directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors, other than as Novastar has separately informed Thorium Power; (xi) made any capital investment in, any loan to or any acquisition of the securities or assets of any other Person; (xii) canceled, compromised, waived or released any material right or claim; (xiii) made any change in employment terms for any of its officers or employees; (xiv) made or pledged to make any charitable contribution or other capital contribution outside the ordinary course of business; (xv) violated any Legal Requirement, if such violation could have resulted in a Material Adverse Effect on Novastar or any of its Subsidiaries, or failed to maintain all governmental licenses and approvals required to operate its business as it is currently being conducted; or (xvi) agreed or committed, whether in writing or otherwise, to do any of the foregoing other than pursuant to the Transaction Documents and the transactions contemplated hereby and thereby. In addition, since the date of the Latest Novastar Balance Sheet, neither Novastar nor any of its Subsidiaries has accelerated, terminated, modified or canceled any material Contract to which it is a party or by which it or its assets are bound.

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(c)  Since the date of the Latest Novastar Balance Sheet, no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a Material Adverse Effect on Novastar or any of its Subsidiaries.

3.13  No Undisclosed Liabilities.

(a)  Except as set forth on Schedule 3.13, neither Novastar nor any of its Subsidiaries has any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Latest Novastar Balance Sheet; or (ii) were incurred in the ordinary course of business since the date of the Latest Novastar Balance Sheet.

(b)  The accounts payable of each of Novastar and its Subsidiaries are set forth on Schedule 3.13. All such accounts payable are the result of bona fide transactions in the ordinary course of business.

3.14  Employee Benefit Plans; ERISA.

(a)  Schedule 3.14 lists each Employee Benefit Plan that each of Novastar or its Subsidiaries maintains or to which Novastar or any of its Subsidiaries contributes.

(b)  To the knowledge of Novastar, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect.

(c)  All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made to each such Employee Benefit Plan which is an Employee Pension Benefit Plan. All premiums or other payments which are due have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

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3.15  Intellectual Property.

(a)  To Novastar’s knowledge, each of Novastar and its Subsidiaries owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its business as presently conducted, except where the failure to so own or have the right to use such Intellectual Property would not have a Material Adverse Effect. Except as specified in Schedule 3.15, each of Novastar and its Subsidiaries, as applicable, possesses all right, title and interest in and to each item of owned Intellectual Property, free and clear of any Encumbrance.

(b)  Schedule 3.15 identifies each patent or registration which has been issued to Novastar or any of its Subsidiaries with respect to any of its Intellectual Property and identifies each pending patent application or application for registration which Novastar or any of its Subsidiaries has made with respect to any of its Intellectual Property. Schedule 3.15 also identifies each registered or unregistered trade name, service mark or trademark used by Novastar in connection with its business.

(c)  To Novastar’s knowledge, neither Novastar nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and except as specified in Schedule 3.15, neither Novastar nor any of its Subsidiaries has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Novastar or any of its Subsidiaries.

3.16  Material Contracts.

(a)  Other than those documents filed with the SEC in connection with the Novastar Disclosure Documents, Schedule 3.16 sets forth a true, complete and correct list of every written Contract currently in effect to which Novastar or any of its Subsidiaries is a party that: (i) provides or provided for aggregate future payments by Novastar or any of its Subsidiaries of more than $10,000; (ii) was entered into by Novastar or any of its Subsidiaries with an officer, director, key employee or Affiliate of Novastar or any of its Subsidiaries; (iii) guarantees or indemnifies or otherwise causes or caused Novastar or any of its Subsidiaries to be liable or otherwise responsible for the obligations or liabilities of another or provides or provided solely for a charitable contribution by Novastar or any of its Subsidiaries; (iv) involves or involved an agreement with any bank, finance company or similar organization; (v) restricts or restricted Novastar or any of its Subsidiaries from engaging in any business or activity anywhere in the world; (vi) is or was an employment agreement, consulting agreement, independent sales representative agreement or similar arrangement; (vii) is or was a lease; or (viii) is or was otherwise material to the rights, properties, assets, business or operations of Novastar or any of its Subsidiaries (the foregoing, collectively, “Novastar Material Contracts”). Novastar has heretofore made available true, complete and correct copies of all Novastar Material Contracts to Thorium Power.

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(b)  Each of the Novastar Material Contracts is in full force and effect and there is not now and there has not been claimed or alleged by any Person with respect to any Novastar Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of Novastar or any Subsidiary of Novastar or on the part of any other party thereto. No Consent from or to any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Novastar Material Contracts, other than such Consents that have been obtained and are in full force and effect or that have been duly given and, in each case copies of such Consents have been delivered to Thorium Power.

3.17  Taxes.

(a)  Novastar has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Novastar have been paid, except for those not yet due. Novastar is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Novastar does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Novastar that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)  Novastar has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)  Novastar is not aware that any authority plans to assess any additional Taxes for any period for which Tax Returns have been filed. There is no Tax Liability of Novastar either (A) claimed or raised by any Governmental Entity in writing or (B) as to which Novastar has knowledge based upon personal contact with any agent of such Governmental Entity. Schedule 3.17 lists all federal, state, local, and foreign income Tax Returns filed with respect to Novastar for the last two years, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Novastar has delivered to Novastar correct and complete copies of all federal and state income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Novastar for the last two years.

(d)  Novastar has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

3.18  Affiliated Party Transactions.

(a)  Except as listed on Schedule 3.18(a) and except for obligations arising under the Transaction Documents, no Affiliate of Novastar has, directly or indirectly, any obligation to or cause of action or claim against Novastar or any of its Subsidiaries.

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(b)  Except as listed on Schedule 3.18(b) neither Novastar nor any of its Subsidiaries has made any loan or advance in excess of $1,000 outstanding to any stockholder, officer, director or employee thereof and no officer or director of Novastar or any of its Subsidiaries or any Affiliate of Novastar has, either directly or indirectly:

(i)  an equity interest of five percent (5%) or more in any Person that purchases from or sells or furnishes to Novastar or any of its Subsidiaries any goods or otherwise does business with Novastar or any of its Subsidiaries; or

(ii)  a beneficial interest in any Contract to which Novastar or any of its Subsidiaries is a party or under which Novastar or such Subsidiary is obligated or bound or to which the property of Novastar or such Subsidiary may be subject, other than Contracts between Novastar or such Subsidiary and such Persons in their capacities as employees, officers or directors of Novastar or a Subsidiary of Novastar; provided, however, that such representation and warranty shall not apply to the ownership, as a passive investment, by any such director, officer or Affiliate of less than one percent (1%) of a class of securities listed for trading on a national securities exchange, automated quotation system or publicly traded in the over-the-counter market.

3.19  Environmental Matters.Novastar has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise. Except as set forth in Schedule 3.19, the operation of Novastar’s business is in compliance with all applicable Environmental Laws and orders or directives of any Governmental Entity having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances, and no actions are presently required to comply with any such applicable Environmental Laws. Novastar has not received any written citation, directive, letter or other communication or notice of any proceeding, claim or lawsuit arising out of or relating to any Environmental Laws, from any Person arising out of the ownership of its properties or the conduct of its operations, and Novastar is not aware of any basis therefor. Novastar has obtained and is maintaining in full force and effect all Licenses required by all Environmental Laws applicable to the business operations conducted on Novastar’s property and is in compliance with all such Licenses.

3.20  No Brokers.Except as specified in Schedule 3.20, neither Novastar nor any Affiliate of Novastar has employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ fees or other similar fees in connection with the transactions contemplated by this Agreement.

3.21  Assets Utilized in The Business.The assets, properties and rights owned, leased or licensed by Novastar and its Subsidiaries and used in connection with their respective businesses and all the agreements to which Novastar or any of its Subsidiaries is a party relating to their businesses, constitute all of the assets, properties, rights and agreements required in connection with the operation and conduct by Novastar and its Subsidiaries of their respective businesses as presently conducted.

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3.22  Insurance.Set forth in Schedule 3.22 is a list of all insurance policies of any kind covering Novastar and its Subsidiaries. Thorium Power has been provided copies of all such policies. Each of these insurance policies (a) are with insurance companies that are financially sound and reputable and are in full force and effect; (b) are sufficient for compliance with all material Legal Requirements and of all applicable Novastar Material Contracts; and (c) are valid, outstanding and enforceable policies. Since January 1, 2004, neither Novastar nor any Subsidiary of Novastar has been denied any insurance coverage which it has requested.

3.23  Delivery of Documents; Corporate Records.Novastar has provided to Thorium Power true, correct and complete copies of all documents, instruments, agreements and records referred to in Section 3 of this Agreement as having been so provided and copies of the minute and stock record books of Novastar and Acquisition Sub. The minute and stock record books of each of Novastar and Acquisition Sub contain true, correct and complete copies of the records of all meetings and consents in lieu of meetings of Novastar’s or Acquisition Sub’s, as applicable, board of directors (and all committees thereof) and the stockholders of Novastar and Acquisition Sub since the respective dates of their incorporation or organization.

3.24  Labor And Employment Matters.

(a)  Set forth on Schedule 3.24 is a list of all employees of Novastar and its Subsidiaries as of the date hereof and their respective positions.

(b)  (i) Neither Novastar nor any of its Subsidiaries is party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Novastar or its Subsidiaries; (ii) none of the employees of Novastar or any of its Subsidiaries are represented by any labor organization and there are no organizational campaigns, demands, petitions or proceedings pending or, to Novastar’s knowledge, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of Novastar or its Subsidiaries; (iii) there are no union claims to represent the employees of Novastar or any of its Subsidiaries; and (iv) there are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or, to Novastar’s knowledge, threatened against or affecting Novastar or any of its Subsidiaries, and there have not been any such actions during the past five (5) years.

(c)  Novastar and each of its Subsidiaries is, and has at all times during at least the last three (3) years been, in compliance with all applicable Legal Requirements respecting immigration, employment and employment practices, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and occupational health and safety, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or any other applicable Legal Requirement. There are no written employment contracts, severance agreements or retention agreements with any employees of Novastar or any of its Subsidiaries and no written personnel policies, rules or procedures applicable to employees of Novastar or any of its Subsidiaries, other than those listed in Schedule 3.24, true and correct copies of which have heretofore been provided to Thorium Power. Except as set forth in Schedule 3.24, (i) there are no Proceedings related to Novastar or any of its Subsidiaries pending, or, to Novastar’s knowledge, threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any Legal Requirement or regulation governing employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with Novastar or any of its Subsidiaries; and (ii) to Novastar’s knowledge, no federal, state, local or foreign Governmental Entity responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, occupational health and safety or any other employment laws intends to conduct or is conducting an investigation with respect to or relating to Novastar or any of its Subsidiaries.

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3.25  Restrictive Covenants.Except as set forth on Schedule 3.25, neither Novastar nor any of its Subsidiaries is subject to any covenant that would restrict Novastar or its Subsidiaries from engaging in their respective businesses.

3.26  Directors, Officers And Certain Employees.Schedule 3.26 sets forth a complete and correct list of the names and title, for each director and officer of Novastar and Acquisition Sub, who received compensation during Novastar’s and Acquisition Sub’s, as applicable, most recently ended fiscal year. Thorium Power has been provided current annual salary and bonus information for all Novastar employees, officers and directors. Except as disclosed on Schedule 3.26, Novastar is not aware of any employee who intends to terminate his or her employment relationship with Novastar or Acquisition Sub, as a result of the transactions contemplated hereby or otherwise.

3.27  Continuity of Business Enterprise. It is the present intention of Novastar to cause Thorium Power to continue at least one significant historic business line of Thorium Power, or to use at least a significant portion of Thorium Power’s historic business assets in a business, in each case within the meaning of Treasury Regulations section 1.368-1(d), except that Novastar may transfer Thorium Power’s historic business assets (i) to a corporation that is a member of Novastar’s qualified group, within the meaning of Treasury Regulations section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Novastar’s qualified group have active and substantial management functions as a partner with respect to Thorium Power’s historic business or (B) members of Novastar’s qualified group in the aggregate own an interest in the partnership representing a significant interest in Thorium Power’s historic business, in each case within the meaning of Treasury Regulations section 1.368-1(d)(4)(iii).

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4.  CONDITIONS TO OBLIGATIONS OF THORIUM POWER TO CLOSE.The obligations of Thorium Power to consummate the transactions contemplated hereby and to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Thorium Power:

4.1  Correctness of Representations And Warranties.Each of the representations and warranties of Novastar and Acquisition Sub contained in this Agreement shall have been true and correct on the date hereof (unless stated as of another date) and shall be true and correct on the Closing Date with the same effect as if made on the Closing Date, and Novastar shall have executed and delivered to Thorium Power at Closing a certificate of an officer of Novastar to that effect.

4.2  Performance of Covenants And Agreements.All of the covenants and agreements of Novastar and Acquisition Sub contained in this Agreement and required to be performed by Novastar or Acquisition Sub on or before the Closing Date shall have been performed in all respects, and an officer of Novastar shall have executed and delivered to Thorium Power at Closing a certificate to that effect.

4.3  Effectiveness of Registration Statement.The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect.

4.4  No New Proceedings.Novastar shall not be named as a defendant or respondent in any new Proceeding during the period between the execution of this Agreement and the Closing alleging damages in excess of the amount set forth in Schedule 4.4. No preliminary or permanent injunction or other order by any federal or state court preventing consummation of the transactions contemplated hereby shall have been issued and shall be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

4.5  Board of Directors Approvals.The Board of Directors of Novastar shall have approved:

(a)  this Agreement and the transactions contemplated hereby;

(b)  Amended and Restated Bylaws of Novastar in form and substance reasonably satisfactory to Thorium Power; and

(c)  an amendment to Novastar’s certificate of incorporation to: (i) increase the number of authorized shares of Novastar Common Stock to 500,000,000, (ii) change the name of Novastar to Thorium Power Ltd., and (iii) make such other changes to the Novastar certificate of incorporation as may be mutually agreed upon by Novastar and Thorium Power.

4.6  Stockholder Approval of Charter Amendment.Novastar shall have obtained the written consent of the holders of a majority in interest of the Novastar Common Stock to the amendments to the certificate of incorporation of Novastar described in Section 4.5(c) above and Novastar shall have complied with the requirements of Regulation 14C under the 1934 Act, including requirements relating to the filing of a preliminary information statement and a definitive information statement (or other appropriate document(s)) and the mailing of a definitive information statement (or other appropriate document(s)) to the stockholders of Novastar.

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4.7  Receipt of Releases.Thorium Power shall have received representation letters and releases in form and substance reasonably satisfactory to Thorium Power from such persons as Thorium Power may reasonably request, including Chris Davis.

4.8  Employment Agreements.Seth Grae and Andrey Mushakov shall have entered into employment agreements with Novastar on terms and subject to conditions that are reasonably satisfactory to Thorium Power.

4.9  Dissenting Stockholders.The total number of shares of Thorium Power Common Stock held by Dissenting Stockholders shall not exceed 10% of the outstanding shares of Thorium Power Common Stock at the proposed Effective Time.

4.10  Financing.Since January 1, 2006, Novastar shall have raised at least $2,750,000 (it being understood that $1,312,500 has already been raised) in an equity financing transaction and shall have invested at least $1,200,000 of such funds in Thorium Power for Thorium Power Common Stock at a price per share of $4.00 (exclusive of the $150,000 that has already been invested in Thorium Power, but after giving a credit for any funds invested in Thorium Power by Novastar on or about the date hereof).

4.11  14F-1 Information Statement.Novastar shall have filed an information statement that complies with Rule 14f-1 under the 1934 Act relating to a change of majority of the directors of Novastar and, if requested by Thorium Power, the current directors of Novastar shall have provided Novastar with resignation letters in form satisfactory to Thorium Power and the persons designated by Thorium Power shall comprise the entire board of Novastar.

4.12  Amendment of Novastar Material Contracts.Novastar shall have amended the contracts listed on Schedule 4.12 such that the only remedy for a breach of obligations by Novastar thereunder would be termination of such contracts.

4.13  Absence of Material Adverse Change.There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a Material Adverse Effect on Novastar.

4.14  Due Diligence.Thorium Power shall have completed its business, accounting, and legal due diligence review of Novastar and its business, its assets and liabilities, and the results thereof shall be reasonably satisfactory to Thorium Power.

4.15  Consents And Approvals.Thorium Power shall have received written evidence satisfactory to it that all Required Consents have been obtained or made.

4.16  Delivery of Secretary’s Certificate.Thorium Power shall have received a certificate from each of Novastar and Acquisition Sub, signed by its respective Secretary or Assistant Secretary, certifying that the attached copies of its respective Certificate of Incorporation, bylaws and resolutions of the board of directors approving this Agreement and the transactions contemplated hereby are all true, complete and correct and remain in full force and effect.

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4.17  Exchange Agent.Novastar shall have entered into an agreement with the Exchange Agent in accordance with Section 1.2(c) hereof.

4.18  Exchangeable Securities.The holders of the Exchangeable Securities shall have agreed to exchange the Exchangeable Securities on the basis specified in Section 1.2(a).

4.19  Novastar Tax Returns. To the extent required by applicable law, Novastar shall have filed all Tax Returns required to have been filed by it through the Closing Date.

4.20   Other Closing Documents.Thorium Power shall have received the executed Certificate of Merger and such other agreements and instruments as Thorium Power shall reasonably request, in each case, in form and substance reasonably satisfactory to Thorium Power.

5.  CONDITIONS TO OBLIGATIONS OF NOVASTAR AND ACQUISITION SUB TO CLOSE.The obligations of Novastar and Acquisition Sub to consummate the transactions contemplated hereby and to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Novastar or Acquisition Sub:

5.1  Correctness of Representations And Warranties.Each of the representations and warranties of Thorium Power contained in this Agreement shall have been true and correct on the date hereof (unless stated as of another date) and shall be true and correct on the Closing Date with the same effect as if made on the Closing Date, and Thorium Power shall have executed and delivered to Novastar and Acquisition Sub at Closing a certificate of an officer of Thorium Power to that effect.

5.2  Performance of Covenants And Agreements.All of the covenants and agreements of Thorium Power contained in this Agreement and required to be performed by Thorium Power on or before the Closing Date shall have been performed in all respects, and an officer of Thorium Power shall have executed and delivered to Novastar and Acquisition Sub at Closing a certificate to that effect.

5.3  Board Approval of Merger.The board of directors of Thorium Power shall have approved this Agreement and the transactions contemplated hereby.

5.4  Stockholder Approval of Merger.The stockholders of Thorium Power shall have taken all corporate action required to approve the Merger, and Thorium Power shall have delivered to Novastar and Acquisition Sub at Closing a certificate of Thorium Power’s corporate secretary to that effect.

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5.5  Board of Directors Approvals.The Board of Directors of Novastar shall have approved:

(a)  Amended and Restated Bylaws of Novastar in form and substance reasonably satisfactory to Thorium Power; and

(b)  An amendment to Novastar’s certificate of incorporation to: (i) increase the number of authorized shares of Novastar Common Stock to 500,000,000, (ii) change the name of Novastar to Thorium Power Ltd., and (iii) make such other changes to the Novastar certificate of incorporation as may be mutually agreed upon by Novastar and Thorium Power.

5.6  Stockholder Approval of Charter Amendment.Novastar shall have obtained the written consent of the holders of a majority in interest of the Novastar Common Stock to the amendments to the certificate of incorporation of Novastar described in Section 4.5(c) above and Novastar shall have complied with the requirements of Regulation 14C under the 1934 Act, including requirements relating to the filing of a preliminary information statement and a definitive information statement (or other appropriate document(s)) and the mailing of a definitive information statement (or other appropriate document(s)) to the stockholders of Novastar.

5.7  Receipt of Releases.Novastar shall have received representation letters and releases in form and substance reasonably satisfactory to Novastar from such persons as Novastar may reasonably request.

5.8  Employment Agreements.Seth Grae and Andrey Mushakov shall have entered into employment agreements with Novastar on terms and subject to conditions that are reasonably satisfactory to Novastar.

5.9  Effectiveness of Registration Statement.The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect.

5.10  No New Proceedings.Thorium Power shall not be named as a defendant or respondent in any new Proceeding during the period between the execution of this Agreement and the Closing alleging damages in excess of the amount set forth on Schedule 5.10. No preliminary or permanent injunction or other order by any federal or state court preventing consummation of the transactions contemplated hereby shall have been issued and shall be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

5.11  Dissenting Stockholders.The total number of shares of Thorium Power Common Stock held by Dissenting Stockholders shall not exceed 10% of the outstanding shares of Thorium Power Common Stock at the proposed Effective Time.

5.12  Consents And Approvals.Novastar and Acquisition Sub shall have received written evidence satisfactory to them that all Required Consents have been obtained or made.

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5.13  Absence of Material Adverse Change.There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a Material Adverse Effect on Thorium Power.

5.14  14F-1 Information Statement.Novastar shall have filed an information statement that complies with Rule 14f-1 under the 1934 Act relating to a change of majority of the directors of Novastar and, if requested by Thorium Power, the current directors of Novastar shall have provided Novastar with resignation letters in form satisfactory to Thorium Power and the persons designated by Thorium Power shall comprise the entire board of Novastar.

5.15  Exchangeable Securities.The holders of the Exchangeable Securities shall have agreed to exchange the Exchangeable Securities on the basis specified in Section 1.2(a).

5.16  Delivery of Secretary’s Certificate.Novastar shall have received a certificate from Thorium Power, signed by its Secretary or Assistant Secretary, certifying that the attached copies of its Certificate of Incorporation, bylaws and resolutions of the board of directors approving this Agreement and the transactions contemplated hereby are all true, complete and correct and remain in full force and effect.

5.17  Due Diligence.Novastar shall have completed its business, accounting, and legal due diligence review of Thorium Power and its business, its assets and liabilities, and the results thereof shall be reasonably satisfactory to Novastar and Acquisition Sub.

5.18  Other Closing Documents. Novastar and Acquisition Sub shall have received the executed Certificate of Merger and such other agreements and instruments as Novastar or Acquisition Sub shall reasonably request, in each case, in form and substance reasonably satisfactory to Novastar and Acquisition Sub.

6.  PRE-CLOSING COVENANTS.The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

6.1  General.Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of their respective closing conditions set forth in Section 4 and Section 5).

6.2  Full Access.Each Party shall permit representatives of each other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

6.3  Notice of Developments.Thorium Power will give prompt written notice to Novastar of any material adverse development causing a breach of any of the representations and warranties of Thorium Power herein. Novastar or Acquisition Sub will give prompt written notice to Thorium Power of any material adverse development causing a breach of any of their respective representations and warranties herein. No disclosure by any Party pursuant to this section, however, shall be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

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6.4  Preparation of Registration Statement.Novastar shall prepare and file with the SEC, as soon as reasonably practicable after the date hereof, the Registration Statement. Novastar and Thorium Power shall use their commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing and Thorium Power will cooperate with Novastar in the preparation of such Registration Statement. As soon as practicable following the date hereof, Thorium Power shall deliver to Novastar such audited financial statements as are required by the rules and regulations of the SEC for inclusion in the Registration Statement. Novastar shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to taxation or service of process in any jurisdiction where Novastar is not now so qualified or subject) required to be taken under applicable state blue sky or provincial or federal securities laws in connection with the issuance of Novastar Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Novastar shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Novastar, Thorium Power and Acquisition Sub shall cooperate with each other in the preparation of the Registration Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Novastar or Thorium Power, as the case may be, or any of their respective Representatives and the SEC with respect to the Registration Statement. Novastar shall give Thorium Power and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of Thorium Power, Novastar and Acquisition Sub agrees to use its commercially reasonable efforts, after consultation with the other Parties, to respond promptly to all such comments of and requests by the SEC and to cause the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger.

6.5  Regulatory And Other Approvals.Subject to the terms and conditions of this Agreement, each Party will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all Required Consents, make any other filings with and give any other notices to Governmental Entities or any other public or private third parties required of a Party or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental Entity or other public or private third parties as any other Party or such Governmental Entity or other public or private third parties may reasonably request in connection therewith.

6.6  Periodic Reports.Until the Effective Time, Novastar will, subject to the requirements of applicable laws, furnish to Thorium Power all filings to be made with the SEC and all materials to be mailed to Novastar’s stockholders and will solicit comments with respect thereto from Thorium Power, in each case, at least 48 hours (or as soon thereafter as is practicable) prior to the time of such filings and the time of such mailings.

6.7  Preservation of Business.From the date of this Agreement until the Closing Date, Thorium Power and Novastar (on behalf of itself and the Subsidiaries of Novastar) shall operate only in the ordinary and usual course of business consistent with past practice (provided, however, that Novastar shall not issue any securities to employees, consultants, advisors or others in consideration for services rendered or to be rendered without the prior written consent of Thorium Power), and shall use reasonable commercial efforts to (a) preserve intact its respective business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its respective business, and (c) not permit any action or omission which would cause any of its respective representations or warranties contained herein to become inaccurate or any of its respective covenants to be breached in any material respect. Without limiting the generality of the foregoing, except as contemplated by this Agreement or as set forth in Schedule 6.7, prior to the Closing, neither Novastar nor Thorium Power shall, without the prior written consent of the other:

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(i)  take any action, incur any obligation or enter into or authorize any Contract or transaction other than in the ordinary course of business;

(ii)  sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except in the ordinary course of business;

(iii)  waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value, in any such case in an amount greater than $25,000;

(iv)  make any changes in its accounting systems, policies, principles or practices except as may be required by applicable law or GAAP;

(v)  except in connection with this Agreement, the financing (and any other similar financings) described in Section 4.10 hereof, and pursuant to the terms of outstanding options, warrants or convertible or exchangeable securities, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

(vi)  split, combine, or reclassify any capital stock, declare, set aside or pay any distribution (whether in cash, shares or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities, except consistent in time and amount with past practice;

(vii)  make any borrowings, incur any debt (other than trade payables in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person in an aggregate principal amount exceeding $25,000, or make any unscheduled payment or repayment of principal in respect of any debt;

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(viii)  make any new loans, advances or capital contributions to, or new investments in, any other Person, except in connection with travel and expense reimbursement of employees in the ordinary course of business;

(ix)  enter into, adopt, amend in any material respect or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party, or pay any benefit not required by any existing plan and arrangement or enter into any Contract to do any of the foregoing;

(x)  borrow, acquire, lease or encumber any assets outside the ordinary course of business;

(xi)  authorize or make any capital expenditures that individually, or in the aggregate, exceed $25,000;

(xii)  make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

(xiii)  pay or agree to pay any amount in settlement or compromise of any suits or claims of liability in an amount more than $25,000; or

(xiv)  terminate, or modify, amend or otherwise alter or change in any material respect, any of the terms or provisions of any material Contract (other than as required by the terms thereof), or pay any amount not required by law or by any Contract in an amount more than $25,000.

6.8  Publicity. Prior to issuing any public announcement or statement with respect to the transactions contemplated hereby Thorium Power and Novastar will, subject to their respective legal obligations, consult with each other and will allow each other to review the contents of any such public announcement or statement and any such filing. Subject to the preceding sentence, Thorium Power and Novastar each agree to furnish to the other copies of all other public announcements they may make concerning their respective business and operations promptly after such public announcements are made.

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6.9  Thorium Power Exchangeable Securities.Thorium Power shall use commercially reasonable efforts to cause the holders of the Exchangeable Securities to exchange such securities at the Closing pursuant to Section 1.2(a) hereof.

6.10  Appointment of Seth Grae as CEO and President of Novastar.As soon as practicable following the execution of this Agreement, Novastar shall take such action as may be necessary to appoint Seth Grae as the Chief Executive Officer and President of Novastar.

6.11  Continuity of Business Enterprise. Novastar will cause Thorium Power to continue at least one significant historic business line of Thorium Power, or use at least a significant portion of Thorium Power’s historic business assets in a business, in each case within the meaning of Treasury Regulations section 1.368-1(d), except that Novastar may transfer Thorium Power’s historic business assets (i) to a corporation that is a member of Novastar’s qualified group, within the meaning of Treasury Regulations section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Novastar’s qualified group have active and substantial management functions as a partner with respect to Thorium Power’s historic business or (B) members of Novastar’s qualified group in the aggregate own an interest in the partnership representing a significant interest in Thorium Power’s historic business, in each case within the meaning of Treasury Regulations section 1.368-1(d)(4)(iii). Novastar (or its Subsidiary) will not transfer Thorium Power’s stock to (i) a corporation that is not a member of Novastar’s qualified group or (ii) a partnership.

6.12  No Solicitation.

(a)  Immediately following the execution of this Agreement, the Parties will (and will cause each of their respective employees, officers, directors and agents (“Representatives”) to) terminate any and all existing activities, discussions and negotiations with third parties (other than each other) with respect to any Alternative Proposal.

(b)  No Party will (and each will cause its Representatives not to), directly or indirectly, solicit, initiate or knowingly encourage the submission of any offer or proposal to acquire all or a majority of a Party’s capital stock or all or ten percent (10%) or more of the assets or business of a Party (other than the transactions contemplated by this Agreement), whether by merger, purchase of stock, purchase of assets, tender offer, exchange offer or otherwise (an “Alternative Proposal”); provided, however, that, if a Party shall receive an unsolicited Alternative Proposal, then such Party and its Representatives may enter into discussions or negotiations with respect to such Alternative Proposal with the Person presenting such Alternative Proposal and provide information to such Person if (i) the board of directors of such Party determines in good faith, after receiving the advice of its outside legal counsel, that such action is required in order for the board of directors of such Party to act in a manner consistent with its fiduciary duties under applicable law, (ii) the board of directors of such Party concludes in good faith, in consultation with its financial advisors, that such Alternative Proposal constitutes a Superior Proposal, (iii) such Party receives from such Person an executed confidentiality agreement on terms substantially similar and no less favorable to such Party as the confidentiality provisions contained herein or pursuant to any other confidentiality agreement among the Parties hereto, and (iv) such Party has complied with its obligations under this Section 6.12.

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(c)  A Party shall promptly (and in any event by 5:00 p.m. New York City time, on the next business day) communicate to the other Parties in writing the identity of the Person making an Alternative Proposal or any related inquiries, proposals or offers, and the terms and conditions of such Alternative Proposal, inquiry, proposal or offer that it may receive. The Party receiving the Alternative Proposal will keep the other Parties informed as to the status of any actions, including any discussions, taken with respect to such Alternative Proposal. The Party receiving the Alternative Proposal shall also keep the other Parties informed of the status of any modifications to any Alternative Proposal (each Party agreeing that it (and its Subsidiaries) will not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Party from providing such information to the other Parties).

(d)  A Party’s board of directors (or a committee thereof) shall not approve or recommend an Alternative Proposal, or withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, including the Merger (or publicly propose to do any of the foregoing) except as expressly provided in this Section 6.12. In response to the receipt of an unsolicited written Alternative Proposal, if a Party has complied with this Section 6.12 and the board of directors of the Party (A) determines in good faith that the Alternative Proposal is a Superior Proposal (and continues to constitute a Superior Proposal after taking into account any modifications proposed by the other Parties hereto during any five business day period referred to below), and (B) after receiving the advice of its outside counsel has concluded in good faith that such action is required in order for the board of directors of the Party receiving the Alternative Proposal to act in a manner consistent with its fiduciary duties under applicable law, then, on the sixth business day following the other Party’s receipt of written notice from the Party receiving the Alternative Proposal of the intention of the board of directors of such Party to do so, the board of directors of the Party that received the Alternative Proposal may approve and recommend such Superior Proposal and, in connection with such Superior Proposal, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, the term “Superior Proposal” means an Alternative Proposal which the board of directors of a Party determines in good faith and after consultation with its financial advisor and after receiving the advice of its outside legal counsel to be more favorable to that Party’s stockholders from a financial point of view than the Merger and which is reasonably likely to be financed and otherwise completed without any undue delay. Notwithstanding the foregoing, the board of directors of a Party that received an Alternative Proposal shall not approve or recommend a Superior Proposal or withdraw or modify its approval or recommendation of this Agreement and the Merger in response to a Superior Proposal (X) until five business days after the Party that received the Alternative Proposal provides written notice to the other Parties (an "Alternative Proposal Notice") advising the other Parties that the board of directors of the Party that received the Alternative Proposal or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal and (Y) if during such five business day period, the other Parties propose any alternative transaction (including any modifications to the terms of this Agreement), unless the board of directors of the Party that received the Alternative Proposal or a committee thereof determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to the Party that received the Alternative Proposal and its stockholders from a financial point of view as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Alternative Proposal Notice and a new five business day period under this Section 6.12).

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(e)  Nothing in this Section 6.12 shall permit a Party to terminate this Agreement except as specifically provided in Section 9. For the avoidance of doubt, no Party may enter into any agreement with respect to an Alternative Proposal during the term of this Agreement unless it first complies with the provisions of this Section 6.12 and Section 9.

6.13  Financing. On or before March 31, 2006, Novastar shall use commercially reasonable efforts to raise at least $2,750,000 (it being understood that $1,312,500 has already been raised) in an equity financing transaction and shall invest at least $1,200,000 of such funds in Thorium Power for Thorium Power Common Stock at a price per share of $4.00 (exclusive of the $150,000 that has already been invested in Thorium Power, but after giving a credit for any funds invested in Thorium Power by Novastar on or about the date hereof).

6.14  Amendment of Novastar Material Contracts.

6.15   On or before March 31, 2006, Novastar shall use commercially reasonable efforts to amend the contracts listed on Schedule 4.12 such that the only remedy for a breach of obligations by Novastar thereunder is termination of such contracts.

7.  INDEMNIFICATION.

7.1  Indemnification By Thorium Power. Thorium Power shall indemnify and hold harmless Novastar and Acquisition Sub and their respective officers, directors, employees, attorneys, agents and controlling persons from any liability, damage, loss, penalty, cost or expense, including attorneys fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation (collectively, “Costs”), arising from or attributable to any breach of any representation, warranty or agreement made by Thorium Power herein or in any certificate delivered by Thorium Power in connection with the transactions contemplated herein.

7.2  Indemnification By Novastar. Novastar shall indemnify and hold harmless Thorium Power and its officers, directors, employees, attorneys, agents and controlling persons from Costs arising from or attributable to any breach of any representation, warranty or agreement made by Novastar or Acquisition Sub herein or in any certificate delivered by Novastar or Acquisition Sub in connection with the transactions contemplated herein.

7.3  Limitations Period. The indemnification rights provided in Sections 7.1 and 7.2 apply only with respect to claims asserted by written notice provided to the Party from whom indemnification is sought, no later than the Effective Date (the “Indemnification Period”). This limitations period is not intended to restrict the right of a director, officer, employee, attorney or agent of a Party to seek indemnification from that Party, consistent with the Party’s bylaws or corporate policies.

7.4  Procedures For Resolution And Payment of Claims For Indemnification.

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(a)  If a Person entitled to be indemnified under this Section 7 (the “Indemnitee”) shall incur any Costs or determine that it is likely to incur any Costs, including without limitation claims by third parties, and believes that it is entitled to be indemnified against such Costs by a Party hereunder (the “Indemnitor”), such Indemnitee shall deliver to the Indemnitor a certificate (an “Indemnity Certificate”) signed by the Indemnitee which Indemnitee Certificate shall:

(i)  state that the Indemnitee has paid or properly accrued Costs, or anticipates that it will incur liability for Costs for which such Indemnitee is entitled to indemnification pursuant to this Agreement; and

(ii)  specify in reasonable detail each individual item of Cost included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder.

(b)  In case the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Indemnity Certificate, the Indemnitor shall within 30 days after receipt by the Indemnitor of such Indemnity Certificate deliver to the Indemnitee a written notice to such effect and the Indemnitor and the Indemnitee shall, within the 30-day period beginning on the date of receipt by the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a writing setting forth such agreement.

(c)  Promptly after the assertion by any third party of any claim against any Indemnitee that, in the judgment of such Indemnitee, may result in the incurrence by such Indemnitee of Costs for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor a written notice describing in reasonable detail such claim and such Indemnitor may, at its option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be satisfactory to such Indemnitee, and the payment of expenses), which assumption shall not be deemed an admission of liability for indemnification. Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereto, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized by the Indemnitor, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and the Indemnitor and such Indemnitee shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Indemnitor. No Indemnitor shall be liable to indemnify any Indemnitee for any settlement of any such action or claim effected without the consent of the Indemnitor but if settled with the written consent of the Indemnitor, or if there be a final judgment for the plaintiff in any such action, the Indemnitor shall jointly and severally indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement or judgment. If an Indemnitor assumes the defense of an Indemnitee against a claim asserted hereunder, the Indemnitee shall give the Indemnitor access to its books and records as necessary to conduct such defense and cooperate in such defense.

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7.5  Limitation on Indemnification. Notwithstanding any other provision of this Section 7: (i) no Party will have any indemnification obligations for Costs under Section 7 unless and until the Costs exceed Twenty Five Thousand Dollars ($25,000), and then only to the extent of such excess; and (ii) in no event will the aggregate indemnification to be paid by a Party under Section 7 exceed Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that this Section 7.5 shall not apply to any intentional breach.

7.6  Exclusive Remedy. The Parties acknowledge and agree that the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty in this Agreement or any covenant or agreement to be performed hereunder on or prior to the Closing Date, will be indemnification in accordance with this Section 7. In furtherance of the foregoing, the Parties hereby waive, to the fullest extent permitted by applicable law, any and all other rights, claims and causes of action (including rights of contributions, if any) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any tort or breach of contract claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the other arising under or based upon any law (including any such law under or relating to environmental matters), common law or otherwise.

8.  CONFIDENTIAL INFORMATION.Each Party agrees that it will use the Confidential Information that it receives solely for the purpose of evaluating and implementing the transactions contemplated hereby and for no other purpose. Each Party shall keep the Confidential Information strictly confidential, and shall not disclose any of the Confidential Information to any Person or use any of the Confidential Information for any other purpose; provided that each Party may disclose the Confidential Information to its accountants and attorneys (each an “Agent” and collectively the “Agents”) who need to know such Confidential Information solely for purposes of assisting such Party in evaluating the transactions contemplated hereby and, provided further, that such Confidential Information may be disclosed where required by applicable law or any rules and regulations of an exchange or automated quotation system. As a condition precedent to disclosing any Confidential Information to any such Agent, the Party will inform such Agent of the confidential nature of the Confidential Information and such Agent will agree to be bound to the terms and provisions hereof, as if such Agent was a party hereto.

9.  TERMINATION.

9.1  Ability to Terminate. This Agreement shall terminate at any time prior to the Closing as follows:

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(a)  By the mutual written consent of the Parties.

(b)  By Novastar or Acquisition Sub, (i) upon written notice to Thorium Power that any of the conditions in Section 5 have not been fulfilled or waived on or prior to October 31, 2006, (ii) if there has been a breach by Thorium Power of any representation, warranty or covenant made by it in this Agreement which has prevented the satisfaction of any condition to the obligations of Novastar and/or Acquisition Sub to effect the Closing and such breach has not been cured by Thorium Power or waived by Novastar and Acquisition Sub within 20 business days after all other conditions to Closing have been satisfied or are capable of being satisfied, (iii) if an Alternative Proposal relating to Thorium Power has not been rejected within thirty (30) days after receipt thereof by Thorium Power, or (iv) if Novastar and/or Acquisition Sub has complied with the provisions of Sections 6.12 and 9.3(c) with regard to a Superior Proposal.

(c)  By Thorium Power, (i) upon written notice to Novastar and Acquisition Sub that any of the conditions in Section 4 have not been fulfilled or waived on or prior to October 31, 2006, (ii) if there has been a breach by Novastar or Acquisition Sub of any representation, warranty or covenant made by it in this Agreement which has prevented the satisfaction of any condition to the obligations of Thorium Power to effect the Closing and such breach has not been cured by Novastar and/or Acquisition Sub or waived by Thorium Power within 20 business days after all other conditions to Closing have been satisfied or are capable of being satisfied, (iii) if an Alternative Proposal relating to Novastar and/or Acquisition Sub has not been rejected within thirty (30) days after receipt thereof by Novastar and/or Acquisition Sub, or (iv) if Thorium Power has complied with the provisions of Sections 6.12 and 9.3(b) with regard to a Superior Proposal.

(d)  By any Party if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any Party until such Party has used all commercially reasonable efforts to remove such order, decree, ruling or other action unless such removal is not reasonably likely to be obtained).

9.2  Procedure and Effect of Termination. In the event of termination of this Agreement by any of the Parties pursuant to this Section 9, written notice thereof will forthwith be given by the terminating Party to the other Parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by either Party, whereupon the liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement (including Section 9.3).

9.3  Remedies upon Termination. If this Agreement is terminated as provided herein:

(a)  Except as otherwise provided in this Section 9.3, such termination will be the sole remedy of the Parties with respect to breaches of any representation, warranty or covenant contained in this Agreement and none of the Parties nor any of their trustees, directors, officers, employees or Affiliates, as the case may be, will have any liability or further obligation to the other Parties or any of their trustees, directors, officers, employees or Affiliates, as the case may be, pursuant to this Agreement.

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(b)  Notwithstanding Section 9.3(a), if Novastar or Acquisition Sub terminates this Agreement pursuant to Section 9.1(b)(iii) or if Thorium Power terminates this Agreement pursuant to Section 9.1(c)(iv), then Thorium Power shall pay to Novastar liquidated damages equal to $500,000.

(c)  Notwithstanding Section 9.3(a), if Thorium Power terminates this Agreement pursuant to Section 9.1(c)(iii) or if Novastar or Acquisition Sub terminates this Agreement pursuant to Section 9.1(b)(iv), then Novastar shall pay to Thorium Power liquidated damages equal to $500,000.

9.4  Liquidated Damages. In view of the difficulty of determining the amount of damages which may result from a termination under the circumstances set forth in Sections 9.3(b) and 9.3(c), and the failure of the Parties to consummate the transactions contemplated by this Agreement, the Parties have mutually agreed that the payment set forth in such sections will be made to the respective Parties as liquidated damages, and not as a penalty. In the event of any such termination, the Parties have agreed that the payment set forth in Sections 9.3(b) and 9.3(c) will be the sole and exclusive remedy for monetary damages of the Parties. ACCORDINGLY, THE PARTIES HEREBY ACKNOWLEDGE THAT (i) THE EXTENT OF DAMAGES CAUSED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN, (ii) THE AMOUNT OF THE LIQUIDATED DAMAGES PROVIDED FOR IN SECTION 9.3(b) AND SECTION 9.3(c) IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES, AND (iii) RECEIPT OF SUCH LIQUIDATED DAMAGES BY THE RESPECTIVE PARTIES DOES NOT CONSTITUTE A PENALTY. THE PARTIES HEREBY FOREVER WAIVE AND AGREE TO FOREGO TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ANY AND ALL RIGHTS THEY HAVE OR IN THE FUTURE MAY HAVE TO ASSERT ANY CLAIM DISPUTING OR OTHERWISE OBJECTING TO ANY OR ALL OF THE FOREGOING PROVISIONS OF THIS SECTION 9. Any payment under Section 9.3(b) or Section 9.3(c) will be made by wire transfer of immediately available funds to a bank account in the United States of America designated in writing by the Party entitled to receive such payment not later than ten business days following the date such Party delivers notice of such account designation to the Party responsible to make such payment.

10.  MISCELLANEOUS PROVISIONS.

10.1  Construction; Governing Law.This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

10.2  Notices.All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be in writing, and shall be sent to the applicable Party at the following addresses or facsimile numbers, as applicable:

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If to Novastar:

Novastar Resources Ltd.
c/o Sean Mulhearn
364 West 18th Street, Suite 5G
New York, NY 10001
Attention: Charles Merchant
Fax: (212) 366-4312

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10036-4039
Attention: Jerry P. Peppers, Esq.
Fax: (212) 858-1500

If to Acquisition Sub:

TP Acquisition Corp.
c/o Novastar Resources Ltd.
c/o Sean Mulhearn
364 West 18th Street, Suite 5G
New York, NY 10001
Attention: Charles Merchant
Fax: (212) 366-4312
With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10036-4039
Attention: Jerry P. Peppers, Esq.
Fax: (212) 858-1500

If to Thorium Power:

Thorium Power, Inc.
8300 Greensboro Drive
Suite 800
McLean, VA  22102
Attention: Seth Grae
Fax: (202) 318-2502

With a copy to:

Thelen Reid & Priest LLP
701 Eighth Street, N.W.
Washington, DC 20001
Attention: Louis A. Bevilacqua, Esq.
Fax: (202) 654-1804

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or to such other address or facsimile number as any Party may have furnished to each other Party in writing in accordance herewith. All notices, consents, directions, approvals, instructions, requests and other communications hereunder shall be sent and effective as follows: (i) on the business day delivered, when delivered personally; (ii) five (5) business days after mailing if mailed by registered or certified mail, return receipt requested (postage prepaid); (iii) on the next business day if sent by a nationally recognized overnight express courier service with all costs prepaid and provided evidence of delivery is available; or (iv) on the business day of a facsimile transmission if received on a business day before 5:00 p.m., local time, or on the next business day if received after that time, in each case provided that an automatic machine confirmation indicating the time of receipt is generated.

10.3  Assignment.Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by Novastar or Acquisition Sub without Thorium Power’s prior written consent or by Thorium Power without Novastar’s prior written consent. Nothing contained herein, express or implied, is intended to confer upon any Person other than the Parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so expressly stated herein to the contrary.

10.4  Amendments And Waivers.No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the Party who is entitled to assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. This Agreement and the Exhibits and Schedules hereto may be modified only by a written instrument duly executed by the Parties hereto.

10.5  Attorneys’ Fees.In the event that any action or proceeding is commenced by any Party hereto for the purpose of enforcing any provision of this Agreement, the Parties to such action or proceeding may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and attorneys’ fees as determined by the Person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, the Parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred costs of attorneys or other professionals in investigation or counseling on such claim.

10.6  Binding Nature of Agreement.This Agreement includes each of the Schedules and Exhibits that are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective executors, heirs, legal representatives, successors and permitted assigns.

10.7  Expenses.The costs and expenses and the professional fees and disbursements incurred by Thorium Power in connection herewith shall be borne by Thorium Power. The costs and expenses and the professional fees and disbursements incurred by Novastar and Acquisition Sub in connection herewith shall be borne by Novastar and Acquisition Sub, respectively.

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10.8  Entire Agreement.This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior representations, agreements and understandings relating to the subject matter hereof.

10.9  Severability.Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

10.10  Counterparts; Signatures; Section Headings.This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile signature shall bind the signatory in the same way that an original signature would bind the signatory. The headings of each section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

10.11  Waiver of Jury Trial.EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE RELATED AGREEMENTS, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

10.12  Submission to Jurisdiction. All actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State of New York. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement. Each party hereby waives (i) any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 10.12, and (ii) the right each may have to a trial by jury.

               Each party stipulates that the court in the State of New York shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 10.12 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 10.2. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first written above.

NOVASTAR RESOURCES LTD.

By:	/s/ Charles Merchant
Name: Charles Merchant Title: Chief Operating Officer and Interim Chief Executive Officer

TP ACQUISITION CORP.

By:	/s/ Charles Merchant
Name: Charles Merchant Title: President

THORIUM POWER, INC.

By:	/s/ Seth Grae
Name: Seth Grae Title: President

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AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is entered into as of June ___, 2006 (this “Amendment”) among NOVASTAR RESOURCES LTD., a Nevada corporation (“Novastar”), TP ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Novastar (“Acquisition Sub”), and THORIUM POWER, INC., a Delaware corporation (“Thorium Power”). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Agreement (as defined below).

BACKGROUND

The Parties entered into an Agreement and Plan of Merger on February 14, 2006 (the “Agreement”) relating to the acquisition by Novastar of one hundred percent (100%) of the outstanding common stock of Thorium Power through a reverse merger of Acquisition Sub with and into Thorium Power. The Parties now desire to enter into this Amendment to modify the terms of the Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Section 1.2(a). Section 1.2(a) of the Agreement is deleted in its entirety and in lieu thereof the following new Section 1.2(a) is inserted:

“(a) Purchase Price.

(i) At the Closing, each issued and outstanding share of Thorium Power’s common stock, $0.05 par value per share (the “Thorium Power Common Stock”) other than shares of Thorium Power Common Stock held by Novastar shall be converted into the right to receive 25.454 shares of Novastar’s common stock, $0.001 par value per share (the “Novastar Common Stock”).

(ii) At the Closing, each Exchangeable Security that has an exercise price of $5.00 or $1.00 (constituting the only prices at which Exchangeable Securities are exercisable) shall be converted into the right to receive 22.750 and 11.936 shares of Novastar Common Stock, respectively.

(iii) All shares of Thorium Power Common Stock and all Exchangeable Securities will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Thorium Power Common Stock or certificate or other instrument evidencing any such Exchangeable Securities that are so exchanged shall cease to have any rights with respect thereto, except the right to receive the shares of Novastar Common Stock to be issued in consideration therefor upon the surrender of such certificate or other instrument in accordance with Section 1.2(c), without interest.

(iv) Any securities convertible into or exercisable for shares of Thorium Power Common Stock (the “Thorium Power Convertible Securities”) immediately prior to the Effective Time (other than the Exchangeable Securities) will become, at the Effective Time, securities exercisable for such number of shares of Novastar Common Stock as the holder of such securities would have received had such holder converted such securities into Thorium Power Common Stock immediately prior to the Closing. Appropriate adjustment will be made to any exercise or conversion price of such securities.”

2. Amendments to Section 1.4(d) - Definition of Conversion Ratio. Section 1.4(d) is deleted and in its place “[intentionally omitted]” is inserted.

3. Agreement. In all other respects, the Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

NOVASTAR RESOURCES LTD.

By:	/s/ Seth Grae
Name: Seth Grae Title: President and Chief Executive Officer

TP ACQUISITION CORP.

By:	/s/ Seth Grae
Name: Seth Grae Title: President and Chief Executive Officer

THORIUM POWER, INC.

By:	/s/ Seth Grae
Name: Seth Grae Title: President and Chief Executive Officer

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER is entered into as of August 8, 2006 (this “Amendment”) among NOVASTAR RESOURCES LTD., a Nevada corporation (“Company”), TP ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Company (“Acquisition Sub”), and THORIUM POWER, INC., a Delaware corporation (“Thorium Power”). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Agreement (as defined below).

BACKGROUND

The Parties entered into an Agreement and Plan of Merger on February 14, 2006 (the “Agreement”) relating to the acquisition by Company of one hundred percent (100%) of the outstanding common stock of Thorium Power through a reverse merger of Acquisition Sub with and into Thorium Power. The Agreement was thereafter amended on June 12, 2006. The Parties now desire to enter into this Amendment to further modify the terms of the Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Section 1.2(a). Section 1.2(a) of the Agreement is deleted in its entirety and in lieu thereof the following new Section 1.2(a) is inserted:

“(a) Purchase Price.

(i) At the Closing, each issued and outstanding share of Thorium Power’s common stock, $0.05 par value per share (the “Thorium Power Common Stock”) other than shares of Thorium Power Common Stock held by Company shall be converted into the right to receive 25.628 shares of Company’s common stock, $0.001 par value per share (the “Company Common Stock”).

(ii) At the Closing, each Exchangeable Security that has an exercise price of $5.00 or $1.00 (constituting the only prices at which Exchangeable Securities are exercisable) shall be converted into the right to receive 22.965 and 12.315 shares of Company Common Stock, respectively.

(iii) All shares of Thorium Power Common Stock and all Exchangeable Securities will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Thorium Power Common Stock or certificate or other instrument evidencing any such Exchangeable Securities that are so exchanged shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock to be issued in consideration therefor upon the surrender of such certificate or other instrument in accordance with Section 1.2(c), without interest.

(iv) Any securities convertible into or exercisable for shares of Thorium Power Common Stock (the “Thorium Power Convertible Securities”) immediately prior to the Effective Time (other than the Exchangeable Securities) will become, at the Effective Time, securities exercisable for such number of shares of Company Common Stock as the holder of such securities would have received had such holder converted such securities into Thorium Power Common Stock immediately prior to the Closing. Appropriate adjustment will be made to any exercise or conversion price of such securities.”

2. Agreement. In all other respects, the Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

NOVASTAR RESOURCES LTD.

By:	/s/ Seth Grae
Name: Seth Grae Title: President and Chief Executive Officer

TP ACQUISITION CORP.

By:	/s/ Seth Grae
Name: Seth Grae Title: President and Chief Executive Officer

THORIUM POWER, INC.

By:	/s/ Seth Grae
Name: Seth Grae Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference from Novastar’s Registration Statement on Form 10-SB filed on December 17, 1999).

3.2	By-laws (incorporated by reference from Novastar’s Registration Statement on Form 10-SB filed on December 17, 1999).

5*	Opinion of Gary Henrie, as to the validity under Nevada law of the Securities being registered hereunder

4.1
2005 Compensation Plan for Outside Consultants of Custom Brand Networks, Inc. dated March 1, 2005 (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on March 10, 2005).

4.2
2005 Augmented Compensation Plan for Outside Consultants of Novastar Resources Ltd. dated August 15, 2005 (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on August 19, 2005).

4.3	2006 Stock Plan (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed February 21, 2006)

8*	Tax opinion of Thelen Reid & Priest LLP

10.1
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Walter Doyle (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.2
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Adam Harrison (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.3
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Tim Lelek (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.4
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Bruce Fearn (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.5
Compensation Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Paul G. Carter (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

i

10.6
Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Walter Doyle (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on January 27, 2005).

10.7
Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Sanjeev Pamnani (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on January 27, 2005).

10.8
Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Seth Shaw (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on January 27, 2005).

10.9
Assignment of Specific Mineral Rights dated September 14, 2005 between American Graphite Holdings and Novastar Resources Ltd. (incorporated by reference from Novastar’s Current Report on Form 8-K filed on October 11, 2005).

10.10
Amendment No. 1, dated March 5, 2006, to Assignment of Specific Mineral Rights between American Graphite Holdings and Novastar Resources Ltd. (incorporated by reference from Exhibit 10.10 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.11	Mining Acquisition Agreement dated September 30, 2005 between Walter Doyle and Novastar Resources Ltd. (incorporated by reference from Novastar’s Current Report on Form 8-K filed on October 11, 2005).

10.12
Amendment No. 1, dated March 5, 2006, to Mining Acquisition Agreement between Walter Doyle and Novastar Resources Ltd. (incorporated by reference from Exhibit 10.12 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.13
Agreement and Plan of Merger dated as of February 14, 2006, between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. (incorporated by reference from Novastar’s Current Report on Form 8-K filed on June 13, 2006).

10.14
Amendment No. 1, dated June 9, 2006, to Agreement and Plan of Merger between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.15	Employment Agreement, dated as of February 14, 2006, between Novastar and Seth Grae (incorporated by reference to Exhibit 10.2 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.16	Stock Option Agreement, dated as of February 14, 2006, between Novastar and Seth Grae (incorporated by reference to Exhibit 10.3 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.17
Subscription Agreement, dated as of February 14, 2006, between Novastar and Thorium Power (incorporated by reference to Exhibit 10.4 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.18
Amended and Restated Consulting Agreement, dated February 6, 2006, between Novastar and Alan Gelband (incorporated by reference to Exhibit 10.5 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.19
Form of Subscription Agreement between Novastar and the investors in the private placement closed on February 14, 2006 (incorporated by reference to Exhibit 10.6 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.20
Assignment of Minerals Lease, dated December 31, 2005, between CM Properties and Novastar Resources Ltd. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed January 10, 2006)

10.21
Amendment No. 1 to Assignment of Minerals Lease, dated March 5, 2006 between CM Properties and Novastar Resources Ltd. (incorporated by reference from Exhibit 10.21 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.22
Office Service Renewal Agreement, dated September 21, 2005, between Tysons Business Center, LLC and Thorium Power (incorporated by reference from Exhibit 10.22 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.23
Sublease Agreement, dated May 28, 2004, between Thorium Power and Carmen & Muss, P.L.L.C. (incorporated by reference from Exhibit 10.23 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.24
Office Building Lease, dated August 14, 2001, between Washington Real Estate Investment Trust and Thorium Power (incorporated by reference from Exhibit 10.24 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.25
Teaming Agreement dated February 22, 2006 between The University of Texas System, The University of Texas of the Permian Basin, The University of Texas at Austin, The University of Texas at Arlington, The University of Texas at Dallas, The University of Texas at El Paso, The City of Andrews, Texas, Andrews County, Texas, the Midland Development Corporation, the Odessa Development Corporation, Thorium Power and General Atomics (incorporated by reference from Exhibit 10.25 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.26
Amendment No. 1 to Amended and Restated Consulting Agreement, dated June 12, 2006, among Novastar Resources, Ltd., Alan Gelband and Alan Gelband Company, Inc. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.27
Employment Agreement, dated June 6, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.28
Stock Option Agreement, dated June 6, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.29
Consulting Agreement, dated June 12, 2006, between Novastar Resources, Ltd. and Larry Goldman (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.30
Stock Option Agreement, dated June 12, 2006, between Novastar Resources, Ltd. and Larry Goldman (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.31
Office Service Agreement, dated April 19, 2006, between Tysons Business Center LLC and Novastar Resources Ltd. (incorporated by reference from Exhibit 10.31 of the initial filing of this Registration Statement on Form S-4 filed June 14, 2006).

10.32
Employment Agreement, dated July 27, 2006, between Novastar Resources, Ltd. and Andrey Mushakov (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed August 4, 2006).

10.33
Stock Option Agreement, dated July 27, 2006, between Novastar Resources, Ltd. and Andrey Mushakov (incorporated by reference to Exhibit 10.2 of the current report of Novastar on Form 8-K filed August 4, 2006).

10.34
Employment Agreement, dated July 27, 2006, between Novastar Resources, Ltd. and Thomas Graham, Jr. (incorporated by reference to Exhibit 10.3 of the current report of Novastar on Form 8-K filed August 4, 2006).

10.35
Stock Option Agreement, dated July 27, 2006, between Novastar Resources, Ltd. and Thomas Graham, Jr. (incorporated by reference to Exhibit 10.4 of the current report of Novastar on Form 8-K filed August 4, 2006).

10.36
Amendment No. 2, dated August 8, 2006, to Agreement and Plan of Merger between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed August 9, 2006).

14.1	Code of Ethics (incorporated by reference from Novastar’s Annual Report on Form 10-KSB filed on October 13, 2004).

16.1	Letter from Morgan and Company dated September 14, 2005 regarding change in independent accountant (incorporated by reference from Novastar’s Current Report on Form 8-K filed on October 11, 2005).

23.1*	Consent of Thelen Reid & Priest LLP (included in Exhibit 8)

23.2*	Consent of Gary Henrie, Esq. (included in Exhibit 5)

23.3*	Consent of Telford Sadovnick, P.L.L.C.

23.4*	Consent of Morgan and Company, Chartered Accountants

23.5*	Consent of Child, Van Wagoner & Bradshaw, PLLC

24*	Power of Attorney (included on the signature page to this registration statement)

* filed herewith

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